EXECUTION














                GE CAPITAL MORTGAGE SERVICES, INC.,

                        Seller and Servicer


                                and




               STATE STREET BANK AND TRUST COMPANY,

                              Trustee






                  POOLING AND SERVICING AGREEMENT

                     Dated as of April 1, 1997




           REMIC Multi-Class Pass-Through Certificates,
                           Series 1997-4













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                         TABLE OF CONTENTS


                             ARTICLE I

                            DEFINITIONS

1.01.  Definitions..............................................  1

                            ARTICLE II

                   CONVEYANCE OF MORTGAGE LOANS;
                 ORIGINAL ISSUANCE OF CERTIFICATES

2.01.  Conveyance of Mortgage Loans............................. 40
2.02.  Acceptance by Trustee.................................... 43
2.03.  Representations and Warranties of the Company;
        Mortgage Loan Repurchase................................ 45
2.04.  Execution of Certificates................................ 51
2.05.  Designations under the REMIC Provisions.................. 51

                            ARTICLE III

                   ADMINISTRATION AND SERVICING
                         OF MORTGAGE LOANS

3.01.  Company to Act as Servicer............................... 52
3.02.  Collection of Certain Mortgage Loan Payments;
        Mortgage Loan Payment Record; Certificate Account....... 57
3.03.  Collection of Taxes, Assessments and Other Items......... 61
3.04.  Permitted Debits to the Mortgage Loan Payment Record..... 61
3.05.  Maintenance of the Primary Insurance Policies............ 62
3.06.  Maintenance of Hazard Insurance.......................... 63
3.07.  Assumption and Modification Agreements................... 64
3.08.  Realization Upon Defaulted Mortgage Loans................ 65
3.09.  Trustee to Cooperate; Release of Mortgage Files.......... 68
3.10.  Servicing Compensation; Payment of Certain
        Expenses by the Company................................. 69
3.11.  Reports to the Trustee; Certificate Account
        Statements.............................................. 70
3.12.  Annual Statement as to Compliance........................ 70
3.13.  Annual Independent Public Accountants'
        Servicing Report........................................ 70
3.14.  Access to Certain Documentation and
        Information Regarding the Mortgage Loans................ 71
3.15.  Maintenance of Certain Servicing Policies................ 71
3.16.  Optional Purchase of Defaulted Mortgage Loans............ 71


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Section                                                        Page

                            ARTICLE IV

                      PAYMENTS AND STATEMENTS

4.01.  Distributions............................................ 72
4.02.  Method of Distribution................................... 79
4.03.  Allocation of Losses..................................... 80
4.04.  Monthly Advances; Purchases of Defaulted
        Mortgage Loans.......................................... 82
4.05.  Statements to Certificateholders......................... 83
4.06.  Servicer's Certificate................................... 86
4.07.  Reports of Foreclosures and Abandonments of
        Mortgaged Property...................................... 86
4.08.  Reduction of Servicing Fees by Compensating
        Interest Payments....................................... 86

                             ARTICLE V

                         THE CERTIFICATES

5.01.  The Certificates......................................... 87
5.02.  Registration of Transfer and Exchange
        of Certificates......................................... 89
5.03.  Mutilated, Destroyed, Lost or Stolen Certificates........ 96
5.04.  Persons Deemed Owners.................................... 97
5.05.  Access to List of Certificateholders'
        Names and Addresses..................................... 97
5.06.  Representation of Certain Certificateholders............. 97
5.07.  Determination of COFI.................................... 98
5.08.  Determination of LIBOR................................... 99

                            ARTICLE VI

                            THE COMPANY

6.01.  Liability of the Company.................................100
6.02.  Merger or Consolidation of, or Assumption of the
        Obligations of, the Company.............................100
6.03.  Assignment...............................................101
6.04.  Limitation on Liability of the Company and Others........101
6.05.  The Company Not to Resign................................102

                            ARTICLE VII

                              DEFAULT

7.01.  Events of Default........................................102
7.02.  Trustee to Act; Appointment of Successor.................104
7.03.  Notification to Certificateholders.......................105


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Section                                                        Page

                           ARTICLE VIII

                            THE TRUSTEE

8.01.  Duties of Trustee........................................105
8.02.  Certain Matters Affecting the Trustee....................107
8.03.  Trustee Not Liable for Certificates or
        Mortgage Loans..........................................108
8.04.  Trustee May Own Certificates.............................108
8.05.  The Company to Pay Trustee's Fees and Expenses...........108
8.06.  Eligibility Requirements for Trustee.....................109
8.07.  Resignation or Removal of Trustee........................109
8.08.  Successor Trustee........................................110
8.09.  Merger or Consolidation of Trustee.......................111
8.10.  Appointment of Co-Trustee or Separate Trustee............111
8.11.  Compliance with REMIC Provisions; Tax Returns............113

                            ARTICLE IX

                            TERMINATION

9.01.  Termination upon Repurchase by the Company or
        Liquidation of All Mortgage Loans.......................113
9.02.  Additional Termination Requirements......................115

                             ARTICLE X

                     MISCELLANEOUS PROVISIONS

10.01.  Amendment...............................................115
10.02.  Recordation of Agreement................................117
10.03.  Limitation on Rights of Certificateholders..............117
10.04.  Governing Law...........................................118
10.05.  Notices.................................................118
10.06.  Notices to the Rating Agencies..........................119
10.07.  Severability of Provisions..............................119
10.08.  Certificates Nonassessable and Fully Paid...............119



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                             Exhibits



EXHIBIT A                 Forms of Certificates
EXHIBIT B                 Principal Balance Schedules
EXHIBIT C                 Mortgage Loans
EXHIBIT D                 Form of Servicer's Certificate
EXHIBIT E                 Form of Transfer Certificate as to
                            ERISA Matters for Definitive
                            ERISA-Restricted Certificates
EXHIBIT F                 Form of Residual Certificate
                            Transferee Affidavit
EXHIBIT G                 Form of Residual Certificate
                            Transferor Letter
EXHIBIT H                 Additional Servicer Compensation
EXHIBIT I                 Form of Investment Letter for
                            Definitive Restricted Certificates
EXHIBIT J                 Form of Distribution Date
                            Statement
EXHIBIT K                 Form of Special Servicing and
                            Collateral Fund Agreement
EXHIBIT L                 Form of Lost Note Affidavit and
                            Agreement


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           THIS POOLING AND SERVICING AGREEMENT, dated as of
April 1, 1997, between GE CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey, and STATE STREET BANK AND TRUST COMPANY, a
Massachusetts banking corporation, as Trustee.


                  W I T N E S S E T H T H A T :


           In consideration of the mutual agreements herein contained, GE Capital Mortgage Services, Inc. and State Street
Bank and Trust Company agree as follows:


                             ARTICLE I

                            DEFINITIONS

           Section 1.01.  Definitions.  Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

           Accretion Directed Certificate:  Any Class A6
      Certificate.

           Accretion Directed Component:  None.

           Accretion Termination Date: The earlier to occur of
      (i) the Distribution Date on which the Class Certificate
      Principal Balance of the Class A6 Certificates has been reduced to zero and (ii) the Cross-Over Date.

           Accrual Amount: As to any Class of Accrual
      Certificates and any Accrual Component and each Distribution Date through the related Accretion Termination Date, the sum of (x) any amount of Accrued Certificate Interest allocable to such Class or Component pursuant to
      Section 4.01(a)(i) on such Distribution Date and (y) any amount of Unpaid Class Interest Shortfall allocable to such Class or Component pursuant to Section 4.01(a)(ii) on such Distribution Date, to the extent that such amounts are distributed to any Accretion Directed Certificates pursuant to Section 4.01(e). As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date after the related Accretion Termination Date, zero.

           Accrual Certificates:  Any Class A7 Certificate.

           Accrual Component:  None.



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           Accrued Certificate Interest:  As to any Distribution
      Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components), interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Class Certificate Principal Balance (or, in the case of any Class of Notional Certificates other than the Class S Certificates, on the aggregate Notional Principal Balance) thereof immediately prior (or, in the case of the Class S Certificates, on the aggregate Notional Principal Balance thereof with respect) to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Specified Component, interest accrued during the related Interest Accrual Period at the applicable Component Interest Rate on the Component Principal Balance (or Notional Component Principal Balance) thereof immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Class of Certificates consisting of any Specified Components, the aggregate of Accrued Certificate Interest on such Specified Components thereof for such Distribution Date.

           Accrued Certificate Interest on each Class of Certificates (other than any Class of Principal Only Certificates and Class of Certificates consisting of Specified Components) and any Specified Component shall be reduced by such Class's or Specified Component's share of the amount of any Net Interest Shortfall and Interest Losses for such Distribution Date. Any Net Interest Shortfall and Interest Losses shall be allocated among the Classes of Certificates (other than any Class of Principal Only Certificates and Class of Certificates consisting of Specified Components) and among the Specified Components (other than any Principal Only Component) of any Component Certificate in proportion to the respective amounts of Accrued Certificate Interest that would have resulted absent such shortfall or losses.

           Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

           Allocable Share: (a) As to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Junior Optimal Principal Amount, and as to each Class of Junior Certificates, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of the Junior Certificates.


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           (b)  As to any Distribution Date and amounts
      distributable pursuant to clauses (ii), (iv) and (v) of the definition of Junior Optimal Principal Amount, and as to the Class M Certificates and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of all such Classes. As to any Distribution Date and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%.

           Amortization Payment: As to any REO Mortgage Loan and any month, the payment of principal and accrued interest due in such month in accordance with the terms of the related Mortgage Note as contemplated by Section 3.08(b).

           Amount Held for Future Distribution: As to each Distribution Date, the total of all amounts credited to the Mortgage Loan Payment Record as of the preceding Determination Date on account of (i) Principal Prepayments, Insurance Proceeds and Liquidation Proceeds received subsequent to the preceding Prepayment Period applicable to such receipts, and (ii) monthly payments of principal and interest due subsequent to the preceding Due Date.

           Anniversary Determination Date: The Determination Date occurring in May of each year that the Certificates are outstanding, commencing in May 1998.

           Assumed Monthly Payment Reduction: As of any
      Anniversary Determination Date and as to any Non-Primary Residence Loan remaining in the Mortgage Pool whose original principal balance was 80% or greater of the Original Value thereof, the excess of (i) the Monthly Payment thereof calculated on the assumption that the Mortgage Rate thereon was equal to the weighted average (by principal balance) of the Net Mortgage Rates of all Outstanding Mortgage Loans (the "Weighted Average Rate") as of such Anniversary Determination Date over (ii) the Monthly Payment thereof calculated on the assumption that the Net Mortgage Rate thereon was equal to the Weighted Average Rate less 1.25% per annum.

           Available Funds: As to each Distribution Date, an amount equal to the sum of (i) all amounts credited to the Mortgage Loan Payment Record pursuant to Section 3.02 as of the preceding Determination Date, (ii) any Monthly Advance and any Compensating Interest Payment for such Distribution Date, (iii) the Purchase Price of any Defective Mortgage

                                 3

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      Loans, Defaulted Mortgage Loans, and Modified Mortgage
      Loans deposited in the Certificate Account on the Business Day preceding such Distribution Date (including any amounts deposited in the Certificate Account in connection with any substitution of a Mortgage Loan as specified in Section 2.03(b)), and (iv) the purchase price of any defaulted Mortgage Loan purchased under an agreement entered into pursuant to Section 3.08(e) as of the end of the preceding Prepayment Period less the sum of (x) the Amount Held for Future Distribution, and (y) amounts permitted to be debited from the Mortgage Loan Payment Record pursuant to clauses (i) through (vii) of Section 3.04.

           Bankruptcy Coverage Termination Date: The Distribution
      Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Bankruptcy Loss Amount: As of any Determination Date prior to the first Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $100,000, as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Determination Date as reduced by any Deficient Valuations and Debt Service Reductions for the preceding Distribution Date, and (y) the greater of (i) the Fitch Formula Amount for such Anniversary Determination Date and (ii) the Formula Amount for such Anniversary Determination Date.

           The Bankruptcy Loss Amount may be further reduced by the Company (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Company shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

           BIF: The Bank Insurance Fund of the FDIC, or its successor in interest.


                                 4

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           Book-Entry Certificate:  Any Certificate registered in
      the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, each Class of Certificates, other than the Class B3, Class B4, Class B5, Class R and Class S Certificates, constitutes a Class of Book-Entry Certificates.

           Book-Entry Nominee:  As defined in Section 5.02(b).

           Business Day: Any day other than a Saturday or a Sunday, or a day on which banking institutions in New York City or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

           Buydown Funds: Funds contributed by the Mortgagor or another source in order to reduce the interest payments required from the Mortgagor for a specified period in specified amounts.

           Buydown Mortgage Loan: Any Mortgage Loan as to which the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and the difference between the amount paid by the Mortgagor and the amount specified in the Mortgage Note is paid from the related Buydown Funds.

           Buydown Period: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage
      Loan.

           Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

           Certificate Account: The trust account or accounts created and maintained with the Trustee pursuant to Section
      3.02 and which must be an Eligible Account.

           Certificate Interest Rate: With respect to any Class of Certificates, other than the Class S Certificates, and as of any Distribution Date, the per annum fixed rate specified in Section 5.01(b). With respect to the Class S Certificates and any Distribution Date, the Strip Rate for such Distribution Date.

           Certificate Owner:  With respect to any Book-Entry
      Certificate, the person who is the beneficial owner thereof.


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           Certificate Principal Balance: As to any Certificate
      other than a Notional Certificate, and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate (plus, in the case of any Accrual Certificate, its Percentage Interest of any related Accrual Amount for each previous Distribution Date) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to
      Section 4.01, (ii) any Realized Losses allocated to such Certificate on previous Distribution Dates pursuant to
      Section 4.03(b) and (c), and (iii) in the case of a Subordinate Certificate, such Certificate's Percentage Interest of the Subordinate Certificate Writedown Amount allocated to such Certificate on previous Distribution Dates. The Notional Certificates are issued without Certificate Principal Balances.

           Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
      Section 5.02.

           Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, a Certificate of any Class to the extent that the Company or any affiliate is the Certificate Owner or Holder thereof (except to the extent the Company or any affiliate thereof shall be the Certificate Owner or Holder of all Certificates of such Class), shall be deemed not to be outstanding and the Percentage Interest (or Voting Rights) evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests (or Voting Rights) necessary to effect any such consent has been obtained; provided, however, that in determining whether the Trustee shall be protected in relying on such consent only the Certificates that the Trustee knows to be so held shall be so disregarded.

           Class: All Certificates bearing the same class designation.

           Class B Certificate: Any Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate.

           Class Certificate Principal Balance: As to any Class of Certificates, other than any Class of Notional Certificates, and as of any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class. The Class Certificate Principal Balance of each such Class of Certificates as of the Closing Date is specified in Section 5.01(b).

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           Class Interest Shortfall: As to any Distribution Date
      and any Class of Certificates (other than any Class of Principal Only Certificates) or any Component, any amount by which the amount distributed to Holders of such Class of Certificates or in respect of such Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates or to the Component Principal Balance of any Accrual Component) on such Distribution Date is less than the Accrued Certificate Interest thereon for such Distribution Date.

           Class PO Deferred Amount: As to any Distribution Date on or prior to the Cross-Over Date, the aggregate of the applicable PO Percentage of the principal portion of each Realized Loss, other than any Excess Loss, to be allocated to the Class PO Certificates on such Distribution Date or previously allocated to the Class PO Certificates and not yet paid to the Holders of the Class PO Certificates pursuant to Section 4.01(a)(iv).

           Closing Date:  April 29, 1997.

           Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

           COFI: The monthly weighted average cost of funds for savings institutions the home offices of which are located in Arizona, California, or Nevada that are member institutions of the Eleventh Federal Home Loan Bank
      District, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco in its monthly Information Bulletin.

           COFI Certificates:  None.

           COFI Determination Date: As to each Interest Accrual
      Period for any COFI Certificates, the last Business Day of the calendar month preceding the commencement of such Interest Accrual Period.

           Company: GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey, or its successor in interest or, if any successor servicer is appointed as herein provided, then such successor servicer.

           Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate of the Interest Shortfalls described in clauses (a) and (b) of the definition thereof with respect to such Distribution Date;

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      provided, however, that such amount shall not exceed the
      lesser of (i) an amount equal to the product of (x) the Pool Scheduled Principal Balance with respect to such Distribution Date and (y) one-twelfth of 0.125%, and (ii) the aggregate of the Servicing Fees that the Company would be entitled to retain on such Distribution Date (less any portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any Compensating Interest Payment.

           Component: Any of the components of a Class of Component Certificates having the designations and the initial Component Principal Balances as follows:

                          Initial Component
      Designation         Principal Balance

      Class A8A           $ 30,286,000.00
      Class A8B             25,581,000.00

           Component Certificate:  Any Class A8 Certificate.

           Component Principal Balance: As of any Distribution Date, and with respect to any Component, other than any Notional Component, the initial Component Principal Balance thereof (as set forth, as applicable, in the definition of Component) (plus, in the case of any Accrual Component, any related Accrual Amount for each previous Distribution Date) less the sum of (x) all amounts distributed in reduction thereof on previous Distribution Dates pursuant to Section
      4.01 and (y) the amount of all Realized Losses allocated thereto pursuant to Section 4.03(d).

           Confirmatory Mortgage Note: With respect to any Mortgage Loan, a note or other evidence of indebtedness executed by the Mortgagor confirming its obligation under the note or other evidence of indebtedness previously executed by the Mortgagor upon the origination of the related Mortgage Loan.

           Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 225 Franklin Street, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

           Cross-Over Date: The first Distribution Date on which the aggregate Class Certificate Principal Balance of the Junior Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).


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           Cut-off Date:  April 1, 1997.

           Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (a) the then current Monthly Payment for such Mortgage Loan over (b) the amount of the monthly payment of principal and interest required to be paid by the Mortgagor as established by a court of competent jurisdiction as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.).

           Defaulted Mortgage Loan: With respect to any
      Determination Date, a Mortgage Loan as to which the related
      Mortgagor has failed to make unexcused payment in full of a total of three or more consecutive installments of principal and interest, and as to which such delinquent installments have not been paid, as of the close of business on the last Business Day of the month next preceding the month of such Determination Date.

           Defective Mortgage Loan: Any Mortgage Loan which is required to be purchased by the Company (or which the Company may replace with a substitute Mortgage Loan) pursuant to Section 2.02 or 2.03(a).

           Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (a) the then outstanding indebtedness under such Mortgage Loan over (b) the valuation by a court of competent jurisdiction of the related Mortgaged Property as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property.

           Definitive Certificate:  Any Certificate, other than a
      Book-Entry Certificate, issued in definitive, fully registered form.

           Definitive Restricted Junior Certificate:  Any
      Restricted Junior Certificate that is in the form of a Definitive Certificate.

           Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York, as amended, or any successor provisions thereto.

           Depository Participant: A broker, dealer, bank or other financial institution or other Person for which, from

                                 9

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      time to time, the Depository effects book-entry transfers
      and pledges of securities deposited with such Depository.

           Designated Loan Closing Documents: With respect to any Designated Loan, a Lost Note Affidavit substantially in the form of Exhibit L, and an assignment of the related Mortgage to the Trustee in recordable form (except for the omission therein of recording information concerning such Mortgage).

           Designated Loans:  None.

           Determination Date:  With respect to any Distribution
      Date, the fifth Business Day prior thereto.

           Discount Mortgage Loan:  Any Mortgage Loan with a Net
      Mortgage Rate less than 7.50% per annum.

           Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (including but not limited to state pension organizations); (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing; (iii) an organization (except certain farmers' cooperatives described in Code section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income); and (iv) a rural electric and telephone cooperative described in Code section 1381(a)(2)(C). The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit.

           Distribution Date: The 25th day of each calendar month after the month of initial issuance of the Certificates, or, if such 25th day is not a Business Day, the next succeeding Business Day.

           Distribution Date Statement: The statement referred to in Section 4.05(a).

           Document File:  As defined in Section 2.01.

           Due Date:  The first day of the month of the related
      Distribution Date.


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           Eligible Account: An account that is either (i)
      maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in one of its two highest long-term rating categories [and has been assigned by S&P its highest short-term rating,]
      (ii) an account or accounts the deposits in which are fully insured by either the BIF or the SAIF, (iii) an account or accounts, in a depository institution in which such accounts are insured by the BIF or the SAIF (to the limits established by the FDIC), the uninsured deposits in which accounts are either invested in Permitted Investments or are otherwise secured to the extent required by the Rating Agencies such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder or (v) such account as will not cause either Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by the Rating Agencies.

           ERISA:  The Employee Retirement Income Security Act of
      1974, as amended.

           ERISA-Restricted Certificate:  Any Junior or Class S
      Certificate.

           Event of Default:  An event described in Section 7.01.

           Excess Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction, or portion thereof, (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

           Excess Fraud Loss: Any Fraud Loss, or portion thereof,
      (i) occurring after the Fraud Coverage Termination Date or
      (ii) if on such date, in excess of the then-applicable
      Fraud Loss Amount.

           Excess Loss:  Any Excess Bankruptcy Loss, Excess Fraud
      Loss or Excess Special Hazard Loss.

           Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, (i) occurring after the Special Hazard
      Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

           FDIC: The Federal Deposit Insurance Corporation, or its successor in interest.

           FHLMC: The Federal Home Loan Mortgage Corporation or its successor in interest.

           Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

           Fitch: Fitch Investors Service, L.P. and its successors.

           Fitch Formula Amount: As to each Anniversary
      Determination Date, the greater of (i) $50,000 and (ii) the product of (x) the greatest Assumed Monthly Payment Reduction for any Non-Primary Residence Loan whose original principal balance was 80% or greater of the Original Value thereof, (y) the weighted average remaining term to maturity (expressed in months) of all the Non-Primary Residence Loans remaining in the Mortgage Pool as of such Anniversary Determination Date, and (z) the sum of (A) one plus (B) the number of all remaining Non-Primary Residence Loans divided by the total number of Outstanding Mortgage Loans as of such Anniversary Determination Date.

           FNMA: The Federal National Mortgage Association or its successor in interest.

           Formula Amount: As to each Anniversary Determination Date, the greater of (i) $100,000 and (ii) the product of
      (x) 0.06% and (y) the Scheduled Principal Balance of each Mortgage Loan remaining in the Mortgage Pool whose original principal balance was 75% or greater of the Original Value thereof.

           Fraud Coverage Termination Date: The Distribution Date upon which the related Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Fraud Loss: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

           Fraud Loss Amount: As of any Distribution Date after the Cut-off Date, (x) prior to the first anniversary of the

      Cut-off Date, an amount equal to $10,521,029 minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in accordance with
      Section 4.03 in the absence of the Loss Allocation Limitation since the Cut-off Date, and (y) from the first through the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
      (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

           Group I Excess Amount: As set forth in the definition of Group I Senior Optimal Principal Amount.

           Group I Final Distribution Date: The Distribution Date on which the Group I Senior Certificate Principal Balance is reduced to zero.

           Group I Scheduled Distribution Percentage:  As to any
      Distribution Date prior to May 2002, the Senior Percentage for such Distribution Date. For any Distribution Date occurring on or after May 2002, the Group I Senior
      Percentage for such Distribution Date.

           Group I Senior Certificate: Any Class A1, Class A2,
      Class A3, Class A4, Class A5, Class A6, Class A7, Class A8,
      Class A9, Class A10, Class A11 or Class R Certificate.

           Group I Senior Certificate Principal Balance: As to any Distribution Date, an amount equal to the sum of the Class Certificate Principal Balances of the Group I Senior
      Certificates.

           Group I Senior Optimal Principal Amount:  As to any
      Distribution Date, an amount equal to the sum of:

           (i) the Group I Scheduled Distribution Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, together with the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the lesser of (x) the Group I Scheduled Distribution Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Group I Scheduled Distribution Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause
                (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v) the Group I Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. If on the Group I Final Distribution Date the Group I Senior Optimal Principal Amount exceeds the amount necessary to reduce the Group I Senior Certificate Principal Balance to zero, then the Group I Senior Optimal Principal Amount shall be reduced by an amount equal to such excess (the "Group I Excess Amount") and the Group II Senior Optimal Principal Amount shall be increased by the Group I Excess Amount.

           Group I Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Group I Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Class Certificate Principal Balances of all the Certificates other than the Class PO Certificates immediately prior to such Distribution Date.

           Group I Senior Prepayment Percentage:  As to any
      Distribution Date, the Senior Prepayment Percentage minus the Group II Senior Prepayment Percentage for such
      Distribution Date.

      After the Group I Senior Certificate Principal Balance has been reduced to zero, the Group I Senior Prepayment
      Percentage shall be zero.

           Group II Scheduled Distribution Percentage: As to any Distribution Date, the Senior Percentage minus the Group I Scheduled Distribution Percentage for such Distribution Date; except that, on any Distribution Date after the Group I Final Distribution Date, the Group II Scheduled Distribution Percentage shall equal the Senior Percentage.

           Group II Senior Certificate:  Any Class A12
      Certificate.

           Group II Senior Certificate Principal Balance: As of any Distribution Date, an amount equal to the Class
      Certificate Principal Balance of the Group II Senior
      Certificates.

           Group II Senior Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of:

           (i) the Group II Scheduled Distribution Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Group II Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, together with the Group II Senior Prepayment Percentage of the Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the amount by which (a) the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period exceeds
                                                          -------
                (b) the amount distributable pursuant to clause
                (iii) of the definition of Group I Senior Optimal Principal Amount;

          (iv) the Group II Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v) the Group II Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. On the Group I Final Distribution Date, the Group II Senior Optimal Principal Amount shall be increased by the Group I Excess Amount, if any.

           Group II Senior Percentage:  As to any Distribution
      Date, the Senior Percentage minus the Group I Senior
      Percentage.

           Group II Senior Prepayment Percentage:   For any
      Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, 0.00%.

           For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, an amount as follows:

           (i)  for any Distribution Date subsequent to April
                2002 to and including the Distribution Date in April 2003, 30% of the Group II Senior Percentage for such Distribution Date;

          (ii)  for any Distribution Date subsequent to April
                2003 to and including the Distribution Date in April 2004, 40% of the Group II Senior Percentage for such Distribution Date;

         (iii)  for any Distribution Date subsequent to April
                2004 to and including the Distribution Date in April 2005, 60% of the Group II Senior Percentage for such Distribution Date;

          (iv)  for any Distribution Date subsequent to April
                2005 to and including the Distribution Date in April 2006, 80% of the Group II Senior Percentage for such Distribution Date; and

           (v)  for any Distribution Date thereafter, the Group
                II Senior Percentage for such Distribution Date.

provided that on any Distribution Date following the Group I
Final Distribution Date, the Group II Senior Prepayment
Percentage will equal the Senior Prepayment Percentage for such Distribution Date.

           Initial Certificate Principal Balance: With respect to any Certificate, other than a Notional Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

           Initial LIBOR Rate:  None.

           Insurance Proceeds: Proceeds paid pursuant to the Primary Insurance Policies, if any, and amounts paid by any insurer pursuant to any other insurance policy covering a Mortgage Loan.

           Insured Expenses:  Expenses covered by the Primary
      Insurance Policies, if any, or any other insurance policy or policies applicable to the Mortgage Loans.

           Interest Accrual Period: With respect to any
      Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

           Interest Losses: The interest portion of (i) on or prior to the Cross-Over Date, any Excess Losses and (ii) after the Cross-Over Date, any Realized Losses and Debt
      Service Reductions.

           Interest Shortfall: With respect to any Distribution
      Date and each Mortgage Loan that during the related
      Prepayment Period was the subject of a Voluntary Principal
      Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

                (a) partial principal prepayments: one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment;

                (b) principal prepayments in full (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)) received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) but on or before the last day of the month preceding the month of such Distribution Date: the difference between (i) one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such

           Mortgage Loan immediately prior to such prepayment and
           (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net
           Mortgage Rate) received at the time of such prepayment;

                (c) principal prepayments in full (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)) received by the Company (or of which the Company receives notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the fifteenth day of the month of such Distribution Date: none; and

                (d) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

           Junior Certificate:  Any Class M or Class B
      Certificate.

           Junior Optimal Principal Amount: As to any
      Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate
      Certificate Principal Balance of the Junior Certificates immediately prior to such Distribution Date):

           (i) the Junior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (other than as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Junior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment

                Period, and 100% of any Senior Optimal Principal Amount not distributed to the Senior Certificates on such Distribution Date, together with the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the excess, if any, of (x) the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, over (y) the amount distributable pursuant to clause (iii) of each of the definitions of Group I Senior Optimal Principal Amount and Group II Senior Optimal Principal Amount on such Distribution Date;

          (iv)  the Junior Prepayment Percentage of the
                applicable Non-PO Percentage of the Scheduled
                Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to
                Section 2.02, 2.03(a) or 3.16; and

           (v)  the Junior Prepayment Percentage of the
                applicable Non-PO Percentage of the Substitution
                Amount for any Mortgage Loan substituted during the month of such Distribution Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           Junior Percentage: As to any Distribution Date, the excess of 100% over the Senior Percentage for such Distribution Date.

           Junior Prepayment Percentage: As to any Distribution Date, the excess of 100% over the Senior Prepayment Percentage for such Distribution Date, except that (i) after the aggregate Certificate Principal Balance of the Senior Certificates other than the Class PO Certificates has been reduced to zero, the Junior Prepayment Percentage shall be 100%, and (ii) after the Cross-Over Date, the Junior Prepayment Percentage shall be zero.

           Latest Possible Maturity Date:  May 25, 2029.

           LIBOR: The per annum rate determined, pursuant to
      Section 5.08, on the basis of London interbank offered rate quotations for one-month Eurodollar deposits, as such quotations may appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on the Reuters Monitor Money Rates Service for the purpose of displaying London interbank offered quotations of major banks).

           LIBOR Certificate:  None.

           LIBOR Determination Date: The second London Business
      Day immediately preceding the commencement of each Interest
      Accrual Period for any LIBOR Certificates.

           Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered, including any Mortgage Loan with respect to which the Company determines not to foreclose upon the related Mortgaged Property based on its belief that such Mortgaged Property may be contaminated with or affected by hazardous or toxic wastes, materials or substances.

           Liquidation Expenses: Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Company under any Primary Insurance Policy for reasons other than the Company's failure to comply with Section 3.05, such expenses including, without limitation, legal fees and expenses, and, regardless of when incurred, any unreimbursed amount expended by the Company pursuant to
      Section 3.03 or Section 3.06 respecting the related Mortgage Loan and any related and unreimbursed Property Protection Expenses.

           Liquidation Proceeds: Cash (other than Insurance
      Proceeds) received in connection with the liquidation of any defaulted Mortgage Loan whether through judicial foreclosure or otherwise.

           London Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

           Loss Allocation Limitation:  As defined in Section
      4.03(g).

           Modified Mortgage Loan:  Any Mortgage Loan which the
      Company has modified pursuant to Section 3.01(c).

           Monthly Advance: With respect to any Distribution Date, the aggregate of the advances required to be made by the Company pursuant to Section 4.04(a) (or by the Trustee pursuant to Section 4.04(b)) on such Distribution Date, the amount of any such Monthly Advance being equal to (a) the aggregate of payments of principal and interest (adjusted to the related Net Mortgage Rate) on the Mortgage Loans that were due on the related Due Date, without regard to any arrangements entered into by the Company with the related Mortgagors pursuant to Section 3.02(a)(ii), and delinquent as of the close of business on the Business Day next preceding the related Determination Date, less (b) the amount of any such payments which the Company or the Trustee, as applicable, in its reasonable judgment believes will not be ultimately recoverable by it either out of late payments by the Mortgagor, Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. With respect to any Mortgage Loan, the portion of any such advance or advances made with respect thereto.

           Monthly Payment: The scheduled monthly payment on a Mortgage Loan for any month allocable to principal or interest on such Mortgage Loan.

           Moody's: Moody's Investors Service, Inc. and its successors.

           Mortgage: The mortgage or deed of trust creating a first lien on a fee simple interest in real property securing a Mortgage Note.

           Mortgage File: The mortgage documents listed in
      Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

           Mortgage Loan Payment Record: The record maintained by the Company pursuant to Section 3.02(b).

           Mortgage Loan Schedule: As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit C.

           Mortgage Loans: As of any date of determination, each of the mortgage loans identified on the Mortgage Loan Schedule (as amended pursuant to Section 2.03(b)) delivered and assigned to the Trustee pursuant to Section 2.01 or 2.03(b), and not theretofore released from the Trust Fund by the Trustee.

           Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness (which may consist of a Confirmatory Mortgage Note) evidencing the indebtedness of a Mortgagor under such Mortgage Loan.

           Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

           Mortgage Rate: The per annum rate of interest borne by a Mortgage Loan as set forth in the related Mortgage Note.

           Mortgaged Property:  The property securing the Mortgage
      Note.

           Mortgagor: With respect to any Mortgage Loan, each obligor on the related Mortgage Note.

           Net Interest Shortfall: With respect to any
      Distribution Date, the excess, if any, of the aggregate
      Interest Shortfalls for such Distribution Date over any Compensating Interest Payment for such date.

           Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, the sum of (i) any Liquidation Proceeds therefor less the related Liquidation Expenses, and (ii) any Insurance Proceeds therefor, other than any such Insurance Proceeds applied to the restoration of the related Mortgaged Property.

           Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the applicable Servicing Fee
      Rate.

           Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

           Non-Credit Loss: Any Fraud Loss, Special Hazard Loss or Deficient Valuation.

           Non-Discount Mortgage Loan:  Any Mortgage Loan with a
      Net Mortgage Rate greater than or equal to 7.50% per annum.

           Non-permitted Foreign Holder:  As defined in Section
      5.02(b).

           Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 7.50%. As to any Non-Discount Mortgage Loan, 100%.

           Non-Primary Residence Loan: Any Mortgage Loan secured by a Mortgaged Property that is (on the basis of representations made by the Mortgagors at origination) a second home or investor-owned property.

           Nonrecoverable Advance: All or any portion of any Monthly Advance or Monthly Advances previously made by the Company (or the Trustee) which, in the reasonable judgment of the Company (or, as applicable, the Trustee) will not be ultimately recoverable from related Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. The determination by the Company that it has made a Nonrecoverable Advance or that any advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Company delivered to the Trustee and detailing the reasons for such determination.

           Non-U.S. Person:  As defined in Section 4.02(c).

           Notional Certificate:  Any Class S Certificate.

           Notional Component:  None.

           Notional Component Balance:  None.

           Notional Principal Balance: As to any Distribution Date and the Class S Certificates, the aggregate Scheduled Principal Balance of the Outstanding Non-Discount Mortgage Loans as of the Due Date in the month preceding such Distribution Date. As to any Distribution Date and any Class S Certificate, such Certificate's Percentage Interest of the aggregate Notional Principal Balance of the Class S Certificates for such Distribution Date.

           Officer's Certificate: A certificate signed by the President, a Senior Vice President or a Vice President of the Company and delivered to the Trustee.

           Opinion of Counsel: A written opinion of counsel, who may be counsel for the Company; provided, however, that any Opinion of Counsel with respect to the interpretation or application of the REMIC Provisions or the status of an account as an Eligible Account shall be the opinion of independent counsel satisfactory to the Trustee.

           Original Subordinate Principal Balance: As set forth in the definition of Senior Prepayment Percentage.

           Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Company or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Company.

           Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Section 2.02, 2.03(a), 3.01(c) or 3.16 or replaced pursuant to Section 2.03(b).

           Outstanding Non-Discount Mortgage Loan:  Any
      Outstanding Mortgage Loan that is a Non-Discount Mortgage
      Loan.

           PAC Balance: As to any Distribution Date and any Class of PAC Certificates and any PAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           PAC Certificate:  Any Class A1 Certificate.

           PAC Component:  The Class A8A Component.

           Pay-out Rate: With respect to any Class of Certificates (other than any Class of Principal Only Certificates) and any Distribution Date, the rate at which interest is distributed on such Class on such Distribution Date and which is equal to a fraction (expressed as an annualized percentage) the numerator of which is the Accrued Certificate Interest for such Class and Distribution Date, and the denominator of which is the Class Certificate Principal Balance (or, in the case of the Notional Certificates, the Notional Principal Balance) of such Class immediately prior to such Distribution Date.

           Percentage Interest: With respect to any Certificate, the percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the initial Notional Principal Balance) thereof divided by the aggregate Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the aggregate initial Notional Principal Balance) of all Certificates of the same Class.

           Permitted Investments:  One or more of the following;
      provided, however, that no such Permitted Investment may mature later than the Business Day preceding the

      Distribution Date after such investment except as otherwise provided in Section 3.02(e) hereof, provided, further, that such investments qualify as "cash flow investments" as defined in section 860G(a)(6) of the Code:

                (i) obligations of, or guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category;

              (iii) federal funds, certificates of deposit, time deposits and banker's acceptances, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category;

               (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency;
           and

                (v) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates.

      Notwithstanding the foregoing, Permitted Investments shall not include "stripped securities" and investments which contractually may return less than the purchase price therefor.

           Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           Plan: Any Person which is an employee benefit plan subject to ERISA or a plan subject to section 4975 of the Code.

           PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the excess of 7.50% over the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 7.50%. As to any Non-Discount Mortgage Loan, 0%.

           PO Principal Distribution Amount:  As to any
      Distribution Date, an amount equal to the sum of the applicable PO Percentage of:

           (i) the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) all principal prepayments in part received during the related Prepayment Period, together with the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

         (iii) the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and
                (B) the principal balance of each Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

           (v) the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date; for purposes of this clause (v), the definition of "Substitution Amount" shall be modified to reduce the Scheduled Principal Balance of the Mortgage Loan that is substituted for by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date.

      For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           Pool Scheduled Principal Balance: With respect to any Distribution Date, the aggregate Scheduled Principal Balance of all the Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month next preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date; or, if so specified, such other date).

           Prepayment Assumption: The assumed fixed schedule of prepayments on a pool of new mortgage loans with such schedule given as a monthly sequence of prepayment rates, expressed as annualized percent values. These values start at 0.2% per year in the first month, increase by 0.2% per year in each succeeding month until month 30, ending at 6.0% per year. At such time, the rate remains constant at 6.0% per year for the balance of the remaining term. Multiples of the Prepayment Assumption are calculated from this prepayment rate series.

           Prepayment Assumption Multiple:  250% of the Prepayment
      Assumption.

           Prepayment Distribution Trigger: As of any
      Distribution Date and as to each Class of Class B Certificates, the related Prepayment Distribution Trigger is satisfied if (x) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, on such Distribution Date, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date, equals or exceeds (y) such percentage calculated as of the Closing Date.

           Prepayment Interest Excess: As to any Voluntary Principal Prepayment in full received from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid in respect of interest on such Principal Prepayment. For purposes of determining the amount of Prepayment Interest Excess for any month, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. All Prepayment Interest Excess shall be retained by the Company, as servicer, as additional servicing compensation.

           Prepayment Period: With respect to any Distribution Date and any Voluntary Principal Prepayment in part or other Principal Prepayment other than a Voluntary Principal Prepayment in full, the calendar month preceding the month of such Distribution Date; with respect to any Distribution Date and any Voluntary Principal Prepayment in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Cutoff Date) and ending on the fifteenth day of the month in which such Distribution Date occurs.

           Primary Insurance Policy: The certificate of private mortgage insurance relating to a particular Mortgage Loan, or an electronic screen print setting forth the information contained in such certificate of private mortgage insurance, including, without limitation, information relating to the name of the mortgage insurance carrier, the certificate number, the loan amount, the property address, the effective date of coverage, the amount of coverage and the expiration date of the policy. Each such policy covers defaults by the Mortgagor, which coverage shall equal the portion of the unpaid principal balance of the related Mortgage Loan that exceeds 75% (or such lesser coverage required or permitted by FNMA or FHLMC) of the Original Value of the underlying Mortgaged Property.

           Primary Servicer: Any servicer with which the Company has entered into a servicing agreement, as described in
      Section 3.01(f).

           Principal Balance Schedules: Any principal balance schedules attached hereto, if applicable, as Exhibit B, setting forth the PAC Balances of any PAC Certificates and PAC Components, the TAC Balances of any TAC Certificates and TAC Components, and the Scheduled Balances of any Scheduled Certificates and Scheduled Components.

           Principal Only Certificate:  Any Class PO Certificate.

           Principal Only Component:  None.

           Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (including, for this purpose, any refinancing permitted by Section 3.01, any Purchase Price of a Modified Mortgage Loan purchased pursuant to
      Section 3.01(c) and any REO Proceeds treated as such pursuant to Section 3.08(b)) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest for any month subsequent to the month of prepayment.

           Private Placement Memorandum: The private placement memorandum relating to the Restricted Junior Certificates dated April 21, 1997.

           Prohibited Transaction Exemption:  U.S. Department of
      Labor Prohibited Transaction Exemption 90-36, 55 Fed. Reg.
      25903, June 25, 1990.

           Property Protection Expenses: With respect to any Mortgage Loan, expenses paid or incurred by or for the account of the Company in accordance with the related Mortgage for (a) real estate property taxes and property repair, replacement, protection and preservation expenses and (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgage to the extent the Company is not reimbursed therefor pursuant to the Primary Insurance Policy, if any, or any other insurance policy with respect thereto.

           Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased hereunder from the Trust Fund, an amount equal to 100% of the unpaid principal balance thereof plus interest thereon at the applicable Mortgage Rate from the date to which interest was last paid to the first day of the month in which such purchase price is to be distributed; provided, however, that if the Company is the servicer hereunder, such purchase price shall be net of unreimbursed Monthly Advances with respect to such Mortgage Loan, and the interest component of the Purchase Price may be computed on the basis of the Net Mortgage Rate for such Mortgage Loan; and provided, further, that if such Mortgage Loan is a Modified Mortgage Loan, the interest component of the Purchase Price shall be computed (i) on the basis of the applicable Mortgage Rate before giving effect to the related modification and (ii) from the date to which interest was last paid to the date on which such Modified Mortgage Loan is assigned to the Company pursuant to Section 3.01(c).

           QIB: A "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

           Rating Agency: Any statistical credit rating agency, or its successor, that rated any of the Certificates at the request of the Company at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee. References herein to the two highest long-term rating categories of a Rating Agency shall mean such ratings without any modifiers. As of the date of the initial issuance of the Certificates, the Rating Agencies are Fitch and Moody's; except that for purposes of the Class B2, Class B3 and Class B4 Certificates, Fitch shall be the sole Rating Agency. The Class B5 Certificates are issued without ratings.

           Realized Loss: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of such liquidation less (y) the related Liquidation Proceeds and Insurance Proceeds (as reduced by the related Liquidation Expenses).

           Record Date: The last Business Day of the month immediately preceding the month of the related Distribution
      Date.

           Reference Banks:  As defined in Section 5.08.

           Relief Act:  The Soldiers' and Sailors' Civil Relief
      Act of 1940, as amended.

           Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

           REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

           REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of the Code, and related provisions, and U.S. Office of the Treasury temporary or final regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

           REO Mortgage Loan: Any Mortgage Loan which is not a
      Liquidated Mortgage Loan and as to which the related
      Mortgaged Property is held as part of the Trust Fund.

           REO Proceeds: Proceeds, net of any related expenses of the Company, received in respect of any REO Mortgage Loan
      (including, without limitation, proceeds from the rental of the related Mortgaged Property).

           Reserve Fund:  None.

           Reserve Interest Rate:  As defined in Section 5.08.

           Residual Certificate:  Any Class R Certificate.

           Responsible Officer: When used with respect to the Trustee, any officer or assistant officer assigned to and working in the Corporate Trust Department of the Trustee and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           Restricted Certificate:  Any Restricted Junior
      Certificate or Class S Certificate.

           Restricted Junior Certificate: Any Class B3, Class B4 or Class B5 Certificate.

           S&P: Standard & Poor's Rating Services, a division of
      The McGraw-Hill Companies, Inc., and its successors.

           SAIF:  The Savings Association Insurance Fund of the
      FDIC, or its successor in interest.

           Scheduled Balance: As to any Distribution Date and any
      Class of Scheduled Certificates and any Scheduled
      Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           Scheduled Certificates:  None.

           Scheduled Component:  None.

           Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month next preceding the month of such Distribution Date (or, if so specified, such other date) as specified in the amortization schedule at the time relating to such Mortgage Loan (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments, Deficient Valuations incurred subsequent to the Bankruptcy Coverage Termination Date, adjustments due to the application of the Relief Act and the payment of principal due on such Due Date, irrespective of any delinquency in payment by the related Mortgagor. As to any Mortgage Loan and the Cut-off Date, the "unpaid balance" thereof specified in the initial Mortgage Loan Schedule.

           Senior Certificate:  Any Certificate other than a
      Junior Certificate or a Class S Certificate.

           Senior Certificate Principal Balance: As of any
      Distribution Date, an amount equal to the sum of the Certificate Principal Balances of the Senior Certificates
      (other than any Class PO Certificates).

           Senior Optimal Principal Amount: As to any
      Distribution Date, an amount equal to the sum of the Group
      I Senior Optimal Principal Amount for such date and the Group II Senior Optimal Principal Amount for such date.

           Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Certificate Principal Balances of all the Certificates other than any Class PO Certificates immediately prior to such Distribution Date.

           Senior Prepayment Percentage: For any Distribution
      Date occurring prior to the fifth anniversary of the first
      Distribution Date, 100%. For any Distribution Date occurring on or after the fifth anniversary of the first
      Distribution Date, an amount as follows:

           (i) for any Distribution Date subsequent to April 2002 to and including the Distribution Date in April 2003, the Senior Percentage for such Distribution Date plus 70% of the Junior Percentage for such
                Distribution Date;

          (ii) for any Distribution Date subsequent to April 2003 to and including the Distribution Date in April 2004, the Senior Percentage for such Distribution Date plus 60% of the Junior Percentage for such
                Distribution Date;

         (iii) for any Distribution Date subsequent to April 2004 to and including the Distribution Date in April 2005, the Senior Percentage for such Distribution Date plus 40% of the Junior Percentage for such
                Distribution Date;

          (iv) for any Distribution Date subsequent to April 2005 to and including the Distribution Date in April

                2006, the Senior Percentage for such Distribution
                Date plus 20% of the Junior Percentage for such Distribution Date; and

           (v)  for any Distribution Date thereafter, the Senior
                Percentage for such Distribution Date.

      Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Closing Date, the Senior Prepayment Percentage for such
      Distribution Date will equal 100%.

      In addition, notwithstanding the foregoing, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period as set forth in clauses
      (i) through (iv) above shall be effective on any Distribution Date unless at least one of the following two tests is satisfied:

                Test I: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) as a percentage of the aggregate Class Certificate Principal Balance of the Junior Certificates as of such date, does not exceed 50%, and
           (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the Closing Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including May 2002 and April 2003, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including May 2003 and April 2004, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including May 2004 and April 2005, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including May 2005 and April 2006 and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after May 2006; or

                Test II: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 10% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including May 2002 and April 2003, (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including May 2003 and April 2004, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including May 2004 and April 2005, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including May 2005 and April 2006, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after May 2006.

           Servicer's Certificate: A certificate, completed by and executed on behalf of the Company by a Servicing Officer in accordance with Section 4.06, substantially in the form of Exhibit D hereto or in such other form as the Company and the Trustee shall agree.

           Servicing Fee: As to any Mortgage Loan and
      Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Servicing Fee Rate for such Mortgage Loan.

           Servicing Fee Rate: As to any Mortgage Loan, the per annum rate identified as such for such Mortgage Loan and set forth in the Mortgage Loan Schedule.

           Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Company, as such list may from time to time be amended.

           Single Certificate: A Certificate with an Initial Certificate Principal Balance, or initial Notional Principal Balance, of $1,000 or, in the case of a Class of Certificates issued with an initial Class Certificate Principal Balance or initial Notional Principal Balance of less than $1,000, such lesser amount.

           Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06 and (b) any loss caused by or resulting from:

           (1)  normal wear and tear;

           (2) conversion or other dishonest act on the part of the Trustee, the Company or any of their agents or employees; or

           (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

      or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06.

           Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $3,507,010 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Company and approved by each Rating Agency, which amount shall not be less than $500,000.

           Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing (x) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by (y) the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

           Special Hazard Termination Date: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Specified Component:  None.

           Startup Day:  As defined in Section 2.06(c).

           Strip Rate: With respect to the Class S Certificates and any Distribution Date, a variable rate per annum equal to the excess of (x) the weighted average (by Scheduled Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Non-Discount Mortgage Loans as of the Due Date in the preceding calendar month (or the Cut-off Date, in the case of the first Distribution Date) over (y) 7.50%; provided, however, that such calculation shall not include any Mortgage Loan that was the subject of a Voluntary Principal Prepayment in full received by the Company (or of which the Company received notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the 15th day of such preceding calendar month.

           Subordinate Certificates: As to any date of determination, first, the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; second, the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; third, the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fourth, the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fifth, the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and sixth, the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero.

           Subordinate Certificate Writedown Amount: As to any Distribution Date, first, any amount distributed to the Class PO Certificates on such Distribution Date pursuant to
      Section 4.01(a)(iv) and second, after giving effect to the application of clause first above, the amount by which (i) the sum of the Class Certificate Principal Balances of all the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the related Certificates on such Distribution Date) exceeds
      (ii) the Pool Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient

      Valuations occurring on or prior to the Bankruptcy Coverage
      Termination Date.

           Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(b), the excess of (x) the Scheduled Principal Balance of the Mortgage Loan that is substituted for, over (y) the Scheduled Principal Balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

           TAC Balance: As to any Distribution Date and any Class of TAC Certificates and any TAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           TAC Certificates: Any Class A2, Class A3, Class A4,
      Class A5, Class A6 and Class A7 Certificate.

           TAC Component:  None.

           Trigger Event: Any one or more of the following: (i) if the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or if General Electric Capital Corporation shall not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) if the long-term senior unsecured rating of General Electric Capital Corporation is downgraded or withdrawn by Fitch or Moody's below their two highest rating categories, (iii) if General Electric Capital Corporation is no longer obligated pursuant to the terms of the support agreement, dated as of October 1, 1990, between General Electric Capital Corporation and the Company, to maintain the Company's net worth or liquidity (as such terms are defined therein) at the levels specified therein, or if such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable and (iv) if such support agreement, including any amendment thereto, is amended or modified.

           Trust Fund: The corpus of the trust created by this Agreement evidenced by the Certificates and consisting of:

                (i)  the Mortgage Loans;

               (ii) all payments on or collections in respect of such Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01;

              (iii) the obligation of the Company to deposit in the Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a), and the obligation of the Trustee to deposit in the Certificate Account any amount required pursuant to Section
           4.04(b);

               (iv) the obligation of the Company to purchase or replace any Defective Mortgage Loan pursuant to Section
           2.02 or 2.03;

                (v) the obligation of the Company to purchase any Modified Mortgage Loan pursuant to Section 3.01(c);

               (vi) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage Loan;

              (vii) the proceeds of the Primary Insurance
           Policies, if any, and the hazard insurance policies required by Section 3.06, in each case, in respect of the Mortgage Loans;

             (viii) the Certificate Account established pursuant to Section 3.02(d);

               (ix) the Eligible Account or Accounts, if any, established pursuant to Section 3.02(e); and

                (x) any collateral funds established to secure the obligations of the Holder of the Class B4 and Class B5 Certificates, respectively, under any agreements entered into between such holder and the Company pursuant to Section 3.08(e).

           Trustee: The institution executing this Agreement as Trustee, or its successor in interest, or if any successor trustee is appointed as herein provided, then such successor trustee so appointed.

           Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of the property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to
      Section 3.06.

           Unpaid Class Interest Shortfall: As to any
      Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates) or any Component (other than any Principal Only Component), the amount, if any, by which the aggregate of the Class Interest Shortfalls for such Class or Component for prior Distribution Dates is in excess of the aggregate amounts distributed on prior Distribution Dates to Holders of such Class of Certificates or in respect of such Component (or added to the Class

      Certificate Principal Balance of any Class of Accrual Certificates, or to the Component Principal Balance of any Accrual Component) pursuant to Section 4.01(a)(ii), in the case of the Senior Certificates (other than any Class of Principal Only Certificates), and any Component thereof (other than any Principal Only Component), and the Class S Certificates, Section 4.01(a)(vi), in the case of the Class M Certificates, Section 4.01(a)(ix), in the case of the Class B1 Certificates, Section 4.01(a)(xii), in the case of the Class B2 Certificates, Section 4.01(a)(xv), in the case of the Class B3 Certificates, Section 4.01(a)(xviii), in the case of the Class B4 Certificates, and Section 4.01(a)(xxi), in the case of the Class B5 Certificates.

           Voluntary Principal Prepayment: With respect to any Distribution Date, any prepayment of principal received from the related Mortgagor on a Mortgage Loan (including the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.01(c)).

           Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of Section 10.01. At all times during the term of this Agreement, 99% of all Voting Rights shall be allocated to the Certificates other than the Class S Certificates and 1% of all Voting Rights shall be allocated to the Class S Certificates. Voting Rights allocated to the Class S Certificates shall be allocated among the Certificates of such Class in proportion to their Notional Principal Balances. Voting Rights allocated to the other Classes of Certificates shall be allocated among such Classes (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances (or Certificate Principal Balances), as the case may be.


                            ARTICLE II

                   CONVEYANCE OF MORTGAGE LOANS;
                 ORIGINAL ISSUANCE OF CERTIFICATES

           Section 2.01. Conveyance of Mortgage Loans. The Company, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received by the Company on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date).

           In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the following documents or instruments with respect to each Mortgage Loan
(other than any Designated Loan) so transferred and assigned:

           (i) The Mortgage Note, endorsed without recourse in blank by the Company, including all intervening endorsements showing a complete chain of endorsement from the originator to the Company; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

          (ii)  Any assumption and modification agreement; and

         (iii) An assignment in recordable form (which may be included in a blanket assignment or assignments) of the Mortgage to the Trustee.

With respect to each Designated Loan, the Company does hereby deliver to the Trustee the Designated Loan Closing Documents.

           In instances where a completed assignment of the Mortgage in recordable form cannot be delivered by the Company to the Trustee prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording of the Mortgage, the Company may, in lieu of delivering the completed assignment in recordable form, deliver to the Trustee the assignment in such form, otherwise complete except for recording information.

           With respect to each Designated Loan, within 45 days of the Closing Date the Company shall deliver to the Trustee either (a) the documents referred to in clauses (i) and (ii) of the second preceding paragraph, provided that if the Company cannot locate such documents in the form initially executed by the Mortgagor and the obligor under any assumption and modification agreement, then it shall use reasonable efforts to obtain, and may deliver, new documents executed by such parties evidencing their obligations under the initial documents or (b) an Opinion of Counsel satisfactory to the Trustee from counsel admitted to practice in the jurisdiction in which the related Mortgaged
Property is located to the effect that the absence of the original Mortgage Note or assumption and modification agreement, as the case may be, will not preclude the Company as servicer from initiating or prosecuting to completion any foreclosure proceeding with respect to such Mortgaged Property. If such documents are not so delivered within 45 days of the Closing
Date, the Company will use its best reasonable efforts (and the Trustee will have no obligation to inquire as to such efforts) to substitute another Mortgage Loan for such Designated Loan on the next succeeding Distribution Date pursuant to Section 2.03(b). If the Company is unable to effect such substitution, it shall repurchase such Designated Loan on such Distribution Date pursuant to Section 2.03(a).

           In connection with each Mortgage Loan transferred and assigned to the Trustee, the Company shall deliver to the Trustee the following documents or instruments as promptly as practicable, but in any event within 30 days, after receipt by the Company of all such documents and instruments for all of the outstanding Mortgage Loans:

           (i) the Mortgage with evidence of recording indicated thereon;

          (ii)  a copy of the title insurance policy; and

         (iii) with respect to any Mortgage that has been assigned to the Company, the related recorded intervening assignment or assignments of Mortgage, showing a complete chain of assignment from the originator to the Company.

Pending such delivery, the Company shall retain in its files (a) copies of the documents described in clauses (i) and (iii) of the preceding sentence, without evidence of recording thereon, and
(b) title insurance binders with respect to the Mortgage Loans. The Company shall also retain in its files evidence of any primary mortgage insurance relating to the Mortgage Loans during the period when the related insurance is in force. Pending delivery of the documents referred to in the second preceding sentence, such evidence of primary mortgage insurance shall include a copy of the relevant Primary Insurance Policy. (The copies of the Mortgage, intervening assignments of Mortgage, if any, title insurance binder and the Primary Insurance Policy, if any, described in the second and third preceding sentences are collectively referred to herein as the "Document File" with respect to each Mortgage Loan.) The Company shall advise the Trustee in writing if such delivery to the Trustee shall not have occurred on or before the first anniversary of the Closing Date. The Company shall promptly furnish to the Trustee the documents included in the Document Files (other than any such documents previously delivered to the Trustee as originals or copies) either (a) upon the written request of the Trustee or (b) when the Company or the Trustee obtains actual notice or knowledge of a Trigger Event. The Trustee shall have no obligation to request delivery of the Document Files unless a Responsible Officer of the Trustee has actual notice or knowledge of the occurrence of a Trigger Event.

           In the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of this Agreement, the Company, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.09.

           The Company shall not be required to record the assignments of the Mortgages to the Trustee unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any Trigger Event; provided, however, that such recording shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to reduce or withdraw its then current ratings of the Certificates. The party obtaining actual notice or knowledge of any of such events shall give the other party prompt written notice thereof. For purposes of the foregoing (as well as for purposes of determining whether the Company shall be required to deliver the Document Files to the Trustee following the occurrence of a Trigger Event), the Company shall be deemed to have knowledge of any such downgrading referred to in the definition of Trigger Event if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. As promptly as practicable subsequent to the Company's delivery or receipt of such written notice, as the case may be, the Company shall insert the recording information in the assignments of the Mortgages to the Trustee and shall cause the same to be recorded, at the Company's expense, in the appropriate public office for real property records, except that the Company need not cause to be so completed and recorded any assignment which relates to a Mortgage Loan secured by property in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel reasonably satisfactory to the Trustee and satisfactory to each Rating Agency (as evidenced in writing), recordation of such assignment is not necessary to protect the Trustee against discharge of such Mortgage Loan by the Company or any valid assertion that any Person other than the Trustee has title to or any rights in such Mortgage Loan. In the event that the Company fails or refuses to record the assignment of Mortgages in the circumstances provided above, the Trustee shall record or cause to be recorded such assignment at the expense of the Company. In connection with the recording of any such assignment, the Company shall furnish such documents as may be reasonably necessary to accomplish such recording. Notwithstanding the foregoing, at any time the Company may record, or cause to be recorded, the assignments of Mortgages at the expense of the Company.

           Section 2.02. Acceptance by Trustee. Subject to the examination hereinafter provided, the Trustee acknowledges receipt of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, delivered pursuant to Section 2.01, and declares that the Trustee holds and will hold such documents and each other document delivered to it pursuant to Section 2.01 in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days after (i) the execution and delivery of this Agreement, in the case of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, (ii) delivery to the Trustee after the Closing Date of (x) the Mortgage Notes and the assumption and modification agreements, if any, or (y) an Opinion of Counsel described in the fourth paragraph of Section 2.01, as applicable, with respect to each Designated Loan, and
(iii) delivery of the recorded Mortgages, title insurance policies and recorded intervening assignments of Mortgage, if any, to ascertain that all required documents set forth in
Section 2.01 have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in Exhibit C hereto. In performing such examination, the Trustee may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the Trustee's examination of the Mortgage Files is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in Exhibit C to this Agreement. If in the course of such review the Trustee finds (1) that any document required to be delivered as aforesaid has not been delivered, or (2) any such document has been mutilated, defaced or physically altered without the borrower's authorization or approval, or (3) based upon its examination of such documents, the information with respect to any Mortgage Loan set forth on Exhibit C is not accurate, the Trustee shall promptly so notify the Company in writing, which shall have a period of 60 days after receipt of such notice to correct or cure any such defect. The Company hereby covenants and agrees that, if any such material defect cannot be corrected or cured, the Company will on a Distribution Date which is not later than the first Distribution Date which is more than ten days after the end of such 60-day period repurchase the related Mortgage Loan from the Trustee at the Purchase Price therefor or replace such Mortgage Loan pursuant to Section 2.03(b); provided, however, that if the defect (or breach pursuant to Section 2.03(a)) is one that, had it been discovered before the Startup Day, would have prevented the Mortgage Loan from being a "qualified mortgage" within the meaning of the REMIC Provisions, such defect or breach shall be cured, or the related Mortgage Loan shall be repurchased or replaced, on a Distribution Date which falls within 90 days of the date of discovery of such defect or breach. The Purchase Price for the repurchased Mortgage Loan, or any amount required in respect of a substitution pursuant to Section 2.03(b), shall be deposited by the Company in the Certificate Account pursuant to Section

3.02(d) on the Business Day prior to the applicable Distribution Date and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Company the related Mortgage File and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders.

           Upon receipt by the Trustee of the Mortgage Note with respect to a Designated Loan that is not defective in accordance with the fifth sentence of the preceding paragraph, the related Lost Note Affidavit delivered pursuant to Section 2.01 shall be void and the Trustee shall return it to the Company.

           Section 2.03.  Representations and Warranties of the
Company; Mortgage Loan Repurchase. (a) The Company hereby represents and warrants to the Trustee that:

           (i) The information set forth in Exhibit C hereto was true and correct in all material respects at the date or dates respecting which such information is furnished;

          (ii) As of the date of the initial issuance of the Certificates, each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Company and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

         (iii) Immediately prior to the transfer and assignment herein contemplated, the Company had good title to, and was the sole owner of, each Mortgage Loan and all action had been taken to obtain good record title to each related Mortgage. Each Mortgage Loan has been transferred free and clear of any liens, claims and encumbrances;

          (iv) As of the date of the initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due and none of the Mortgage Loans have been past due 30 or more days more than once during the preceding 12 months;

           (v) As of the date of the initial issuance of the Certificates, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

          (vi) As of the date of the initial issuance of the Certificates, there is no delinquent tax or assessment lien against the property subject to any Mortgage;

         (vii) As of the date of the initial issuance of the Certificates, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

        (viii) As of the date of the initial issuance of the Certificates, the physical property subject to any Mortgage is free of material damage and is in good repair;

          (ix) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

           (x) A lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor, in either case, in a form acceptable to FNMA or FHLMC, was issued on the date of the origination of each Mortgage Loan and each such policy or binder is valid and remains in full force and effect;

          (xi) The original principal amount of each Mortgage Note was not more than 95.00% of the Original Value; as of the Cut-off Date, no more than 27.75% of the Mortgage Loans by Scheduled Principal Balance had original principal amounts of more than 80% of the Original Value and each Mortgage Note having an original principal amount in excess of 80% of the Original Value is covered by a Primary Insurance Policy so long as its then outstanding principal amount exceeds 80% of the greater of (a) the Original Value and (b) the then current value of the related Mortgaged Property as evidenced by an appraisal thereof satisfactory to the Company. Each Primary Insurance Policy is issued by a private mortgage insurer acceptable to FNMA or FHLMC;

         (xii) Each Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than thirty years. The Mortgage Rate of each Mortgage Note of the related Mortgage Loan was not less than 7.125% per annum and not greater than 10.250% per annum. The Mortgage Rate of each Mortgage
      Note is fixed for the life of the related Mortgage Loan;

        (xiii) The improvements on the Mortgaged Properties are insured against loss under a hazard insurance policy with extended coverage and conforming to the requirements of
      Section 3.06 hereof. As of the date of initial issuance of the Certificates, all such insurance policies are in full force and effect;

         (xiv) As of the Cut-off Date, no more than 15.50% of the Mortgage Loans by Scheduled Principal Balance had a
      Scheduled Principal Balance of more than $400,000;

          (xv) As of the Cut-off Date, no more than 1.00% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties located in any one postal zip code area;

         (xvi) As of the Cut-off Date, at least 97.25% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination is the making of a representation by the Mortgagor at origination that he or she intends to occupy the underlying property;

        (xvii) As of the Cut-off Date, at least 93.75% of the Mortgage Loans by Scheduled Principal Balance are secured by one-family detached residences;

       (xviii) As of the Cut-off Date, no more than 3.50% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums and, as of the Cut-off Date, no more than 1.25% of the Mortgage Loans by Scheduled Principal Balance are secured by two- to four-family residential properties. As to each condominium or related Mortgage Loan, (a) the related condominium is in a project that is on the FNMA or FHLMC approved list, (b) the related condominium is in a project that, upon submission of appropriate application, could be so approved by either FNMA or FHLMC, (c) the related Mortgage Loan meets the requirements for purchase by FNMA or FHLMC, (d) the related Mortgage Loan is of the type that could be approved for purchase by FNMA or FHLMC but for the principal balance of the related Mortgage Loan or the pre-sale requirements or (e) the related Mortgage Loan has been approved by a nationally recognized mortgage pool insurance company for coverage under a mortgage pool insurance policy issued by such insurer. As of the Cut-off Date, no more than 0.25% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums located in any one postal zip code area;

         (xix) No Mortgage Loan is secured by a leasehold interest in the related Mortgaged Property, and each Mortgagor holds fee title to the related Mortgaged
      Property;

          (xx) As of the Cut-off Date, no more than 1.25% of the Mortgage Loans by Scheduled Principal Balance constituted Buydown Mortgage Loans. The maximum Buydown Period for any Buydown Mortgage Loan is three years, and the maximum difference between the stated Mortgage Rate of any Buydown Mortgage Loan and the rate paid by the related Mortgagor is three percentage points. Each Buydown Mortgage Loan has been fully funded;

         (xxi)  The original principal balances of the Mortgage
      Loans range from $28,850 to $1,000,000;

        (xxii) As of the Cut-off Date, no more than 2.50% of the Mortgage Loans by Scheduled Principal Balance are secured by second homes, and no more than 0.50% of the Mortgage
      Loans by Scheduled Principal Balance are secured by investor-owned properties;

       (xxiii) All appraisals are on forms acceptable to either
      FNMA or FHLMC, including information regarding three comparable properties;

        (xxiv) No selection procedures, other than those necessary to comply with the representations and warranties set forth herein or the description of the Mortgage Loans made in any disclosure document delivered to prospective investors in the Certificates, have been utilized in selecting the Mortgage Loans from the Company's portfolio which would be adverse to the interests of the Certificateholders;

         (xxv) To the best of the Company's knowledge, at origination no improvement located on or being part of a Mortgaged Property was in violation of any applicable zoning and subdivision laws and ordinances;

        (xxvi) None of the Mortgage Loans is a temporary construction loan. With respect to any Mortgaged Property which constitutes new construction, the related construction has been completed substantially in accordance with the specifications therefor and any incomplete aspect of such construction shall not be material or interfere with the habitability or legal occupancy of the Mortgaged Property. Mortgage Loan amounts sufficient to effect any such completion are in escrow for release upon or in connection with such completion or a performance bond or completion bond is in place to provide funds for this purpose and such completion shall be accomplished within 120 days after weather conditions permit the commencement thereof;

       (xxvii)  As of the Closing Date, each Mortgage Loan is a
      "qualified mortgage" as defined in Section 860G(a)(3) of the Code; and

      (xxviii) As of the Closing Date, the Company possesses the Document File with respect to each Mortgage Loan, and the related Mortgages and intervening assignment or assignments of Mortgages, if any, have been delivered to a title insurance company for recording.

           It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee. Upon discovery by either the Company or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Subject to the following sentence, within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Company shall cure such breach in all material respects or shall repurchase such Mortgage Loan from the Trustee or replace such Mortgage Loan pursuant to Section 2.03(b). Any such repurchase by the Company shall be accomplished in the manner set forth in Section 2.02, subject to the proviso of the third-to-last sentence thereof, and at the Purchase Price. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders and such obligation of the Company to repurchase or replace any such Mortgage Loan shall not be assumed by any Person which may succeed the Company as servicer hereunder, but shall continue as an obligation of the Company. Notwithstanding the preceding sentence, if a breach of the representation and warranty of the Company contained in
Section 2.03(a)(ix) occurs as a result of a violation of the federal Truth in Lending Act, 15 U.S.C. ss. 1601 et seq., as amended ("TILA") or any state truth-in lending or similar statute, and the Trustee or the Trust Fund is named as a defendant in a TILA suit or a suit under any such statutes in respect of such violation and liability in respect thereof is imposed upon the Trustee or the Trust Fund as assignees of the related Mortgage Loan pursuant to Section 1641 of TILA, or any analogous provision of any such statute, the Company shall indemnify the Trustee and the Trust Fund from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) to which the Trustee and the Trust Fund, or either of them, become subject pursuant to TILA or any such statute, insofar as such losses, damages, claims or expenses (including reasonable attorneys' fees) result from such violation. The Company's obligations under the preceding sentence shall not impair or derogate from the Company's obligations to the Trustee under
Section 8.05.

           (b) If the Company is required to repurchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a), the Company may, at its option, within the applicable time period specified in such respective Sections, remove such Defective Mortgage Loan from the terms of this Agreement and substitute one or more other mortgage loans for such Defective Mortgage Loan, in lieu of repurchasing such Defective Mortgage Loan, provided that no such substitution shall occur more than two years after the Closing Date. Any substitute Mortgage Loan shall (a) have a Scheduled Principal Balance (together with that of any other Mortgage Loan substituted for the same Defective Mortgage Loan) as of the first Distribution Date following the month of substitution not in excess of the Scheduled Principal Balance of the Defective Mortgage Loan as of such date (the amount of any difference, plus one month's interest thereon at the respective Net Mortgage Rate, to be deposited by the Company in the Certificate Account pursuant to Section 2.02), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Defective Mortgage Loan, (c) have the same Net Mortgage Rate as the Defective Mortgage Loan, (d) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the Defective Mortgage Loan, (e) be, in the reasonable determination of the Company, of the same type, quality and character as the Defective Mortgage Loan as if the defect or breach had not occurred, (f) have a ratio of its current principal amount to its Original Value not greater than that of the removed Mortgage Loan and (g) be, in the reasonable determination of the Company, in compliance with the representations and warranties contained in Section 2.03(a) as of the date of substitution.

           The Company shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Defective Mortgage Loan and the substitution of a substitute Mortgage Loan therefor. Upon such

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



amendment the Company shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 2.03(a) as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 2.03(a). Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 2.03(b) (other than the two-year period specified in the first sentence of the preceding paragraph of this Section 2.03(b)), such time shall be measured from the date of the applicable substitution.

           Section 2.04. Execution of Certificates. The Trustee has caused to be executed, countersigned and delivered to or upon the order of the Company, in exchange for the Mortgage Loans, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund.

           Section 2.05. Designations under the REMIC Provisions.
(a) The Company hereby designates the Classes of Certificates identified in Section 5.01(b), other than the Residual Certificates, as "regular interests," and the Class R Certificate as the single class of "residual interests," in the REMIC established hereunder for purposes of the REMIC Provisions.

           (b) The Closing Date will be the "Startup Day" for the
REMIC established hereunder for purposes of the REMIC Provisions.

           (c) The "tax matters person" with respect to the REMIC established hereunder for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a Class R Certificate, or (ii) in any other case, the beneficial owner of the Class R Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class R Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to the REMIC established hereunder for purposes of the REMIC Provisions.

           (d) The "latest possible maturity date" of the regular interests in the REMIC established hereunder is the Latest
Possible Maturity Date for purposes of section 860G(a)(1) of the Code.

           (e) In no event shall the assets described in clause
(x) of the definition of the term Trust Fund constitute a part of the REMIC established hereunder.


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




                            ARTICLE III

                   ADMINISTRATION AND SERVICING
                         OF MORTGAGE LOANS

           Section 3.01. Company to Act as Servicer. (a) It is intended that the REMIC established hereunder shall constitute, and that the affairs of the REMIC shall be conducted so as to qualify the Trust Fund (other than any collateral fund established under the agreement referred to in Section 3.08(e)), as a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Company covenants and agrees that it shall act as agent (and the Company is hereby appointed to act as agent) on behalf of the Trust Fund and the Holders of the Residual Certificates and that in such capacity it shall:

           (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to the REMIC established hereunder, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

          (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Company shall act as the representative of the REMIC established hereunder for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code;

         (iii) make or cause to be made an election, on behalf of the REMIC established hereunder, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with Section 2.05 hereof on the federal tax return of the Trust Fund for its first taxable year (and, if necessary, under applicable state law);

          (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption Multiple;

           (v) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

          (vi) use its best reasonable efforts to conduct the affairs of the REMIC established hereunder at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions;

         (vii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC or that would subject the Trust Fund to tax, except for taxes for which the Company is required to indemnify the REMIC pursuant to Section 3.01(c);

        (viii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of section 860D(a)(2) of the Code other than the interests represented by the Classes of Certificates identified in
      Section 5.01(b);

          (ix) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of section 860F of the Code, unless (1) the Company shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Trust Fund to tax, or (c) cause the REMIC established hereunder to fail to qualify as a REMIC or (2) such "prohibited transactions" arise from the modification, holding or purchase of a Modified Mortgage Loan pursuant to Section 3.01(c);

           (x) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC, except such as may arise from the modification, holding or purchase of a Modified Mortgage Loan pursuant to Section 3.01(c);

          (xi) pay the amount of any federal or state tax, including prohibited transaction taxes, taxes on certain contributions to the REMIC after the Startup Day, and taxes on net income from foreclosure property, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

         (xii) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

        (xiii) maintain such records relating to the REMIC established hereunder, including but not limited to the income, expenses, individual Mortgage Loans (including Mortgaged Property), other assets and liabilities thereof, and the fair market value and adjusted basis of the property of each determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

           The Company shall be entitled to be reimbursed pursuant to Section 3.04 for any federal income taxes paid by it pursuant to clause (xi) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, misfeasance or negligence of the Company in the performance of its obligations hereunder. The Company shall not be entitled to be reimbursed for any taxes paid pursuant to the indemnification provisions of Section 3.01(c) (except as provided therein). With respect to any reimbursement of prohibited transaction taxes, the Company shall inform the Trustee of the circumstances under which such taxes were incurred.

           (b) The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more Primary Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, or file, as appropriate, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all continuation statements, termination statements, instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the properties subject to the Mortgages. Without limitation of the foregoing, if the Company in its individual capacity agrees to refinance any Mortgage Loan upon the request of the related Mortgagor, the Company, as servicer hereunder, may execute an instrument of assignment in customary form to the Company in its individual capacity. In connection with any such refinancing, the Trustee shall, upon certification of a Servicing Officer to the effect that an amount equal to the principal balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Net Mortgage Rate to the date of such certification has been credited to the Mortgage Loan Payment Record, release the related Mortgage File to the Company whereupon the Company may cancel the related Mortgage Note. Upon request by the Company after the execution and delivery of this Agreement, the Trustee shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties hereunder. Except as otherwise provided herein, the Company shall maintain servicing standards substantially equivalent to those required for approval by FNMA or FHLMC. The Company shall not agree to any modification of the material terms of any Mortgage Loan except as provided in Section 3.01(c), the second sentence of Section 3.02(a) and in Section 3.07. The Company shall not release any portion of any Mortgaged Property from the lien of the related Mortgage unless the related Mortgage Loan would be a "qualified mortgage" within the meaning of the REMIC Provisions following such release.

           (c) The Company may agree to a modification of any Mortgage Loan (the "Relevant Mortgage Loan") upon the request of the related Mortgagor, provided that (i) the modification is in lieu of a refinancing and the Mortgage Rate on the Relevant Mortgage Loan, as modified, is approximately a prevailing market rate for newly-originated mortgage loans having similar terms,
(ii) the aggregate of the adjusted bases of all Modified Mortgage Loans (including the Relevant Mortgage Loan) plus the aggregate adjusted bases of any assets that are not qualified mortgages or Permitted Investments under Code Section 860GA that are assets of the REMIC established hereunder at all times on any day is less than one percent of the aggregate of the adjusted bases of all assets of the REMIC (including such Modified Mortgage Loans) on such day, and (iii) the Company purchases the Relevant Mortgage Loan from the Trust Fund as described below. Effective immediately after such modification, and, in any event, on the same Business Day on which the modification occurs, all right, title and interest of the Trustee in and to the Modified Mortgage Loan shall automatically be deemed transferred and assigned to the Company and all benefits and burdens of ownership thereof, including without limitation the right to accrued interest thereon from and including the date of modification and the risk of default thereon, shall pass to the Company. To confirm such transfer and assignment, the Company, as servicer hereunder, as soon as practicable shall execute an instrument of assignment of the Modified Mortgage Loan without recourse in customary form to the Company in its individual capacity. The Company shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that (i) an amount equal to the Purchase Price of such Modified Mortgage Loan has been credited to the Mortgage Loan Payment Record on the date of the transfer and assignment of such Modified Mortgage Loan to the Company and (ii) all requirements of the first paragraph of this subsection (c) have been satisfied with respect to such Modified Mortgage Loan.

           The Company shall deposit the Purchase Price for any Modified Mortgage Loan in the Certificate Account pursuant to
Section 3.02(d) on the Business Day prior to the Distribution Date on which such funds are considered Available Funds, provided, however, that if the Company is required to deposit funds in one or more Eligible Accounts on a daily basis pursuant to Section 3.02(e), the Purchase Price for any Modified Mortgage Loan shall be deposited therein within one Business Day after the purchase of such Modified Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary more fully to vest in the Company any Modified Mortgage Loan previously transferred and assigned pursuant hereto.

           The Company covenants and agrees to indemnify the Trust Fund against any and all liability for any "prohibited transaction" taxes and any related interest, additions and penalties imposed on the REMIC established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this subsection (c), any holding of a Modified Mortgage Loan by the REMIC or any purchase of a Modified Mortgage Loan by the Company (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Company shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest and penalties, together with interest thereon, is refunded to the Trust Fund or the Company.

           (d) The relationship of the Company (and of any successor to the Company as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

           (e) All costs incurred by the Company in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit, and such costs shall be recoverable by the Company to the extent permitted by
Section 3.04. The Company shall collect such amounts from the Mortgagor and shall credit the Mortgage Loan Payment Record accordingly.

           (f) If the Company enters into a servicing agreement with any servicer (a "Primary Servicer") pursuant to which such Primary Servicer shall directly service certain Mortgage Loans and the Company shall perform master servicing with respect thereto, the Company shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans in accordance with the provisions of Article III hereof and such obligations shall not be diminished by virtue of any such servicing agreement or arrangement and the Company shall be obligated to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. Any amounts received by a Primary Servicer in respect of a Mortgage Loan shall be deemed to have been received by the Company whether or not actually received by it. Any servicing agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Primary Servicer in its capacity as such shall be deemed to be between the Company and the Primary Servicer alone, and the Trustee and the Certificateholders shall have no claims, obligations, duties or liabilities with respect thereto. Notwithstanding the foregoing, in the event the Company has been removed as the servicer hereunder pursuant to Section
6.04 or Section 7.01, the Trustee or any successor servicer appointed pursuant to Section 7.02 shall succeed to all of the Company's rights and interests (but not to any obligations or liabilities of the Company arising prior to the date of succession) under any servicing agreement with any Primary Servicer in respect of the Mortgage Loans, subject to the limitation on the Trustee's responsibilities under Section 7.02.

           (g) In no event shall any collateral fund established under the agreement referred to in Section 3.08(e) constitute an asset of any REMIC established hereunder.

           Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Record; Certificate Account. (a) The Company shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans in its servicing portfolio. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) if a default on the Mortgage Loan has occurred or is reasonably foreseeable, arrange at any time prior to foreclosure with a Mortgagor a schedule for the payment of due and unpaid principal and interest for a period extending not longer than 125 days after the date that such schedule is arranged. Any arrangement of the sort described in clause (ii) above shall not affect the amount or timing of the Company's obligation to make Monthly Advances with respect to any Mortgage Loan which Monthly Advances shall be made pursuant to the original amortization schedule applicable to such Mortgage Loan.

           (b) The Company shall establish and maintain a Mortgage Loan Payment Record in which the following payments on and collections in respect of each Mortgage Loan shall as promptly as practicable be credited by the Company for the account of the Holders of the Certificates:

           (i) All payments on account of principal, including Principal Prepayments (other than (A) payments of principal due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date,
      (B) in the case of a substitute Mortgage Loan, payments of principal due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and all Principal Prepayments received before the first day of the month of substitution, and (C) in the case of a replaced Mortgage Loan, payments of principal due and payable on such Mortgage Loan after the Determination Date in the month of substitution, and all Principal Prepayments received in the month of substitution);

          (ii) All payments (other than (A) those due and payable on or before the Cut-off Date, (B) in the case of a substitute Mortgage Loan, those due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and (C) in the case of a replaced Mortgage Loan, those due and payable on such Mortgage Loan after the Determination Date in the month of substitution) on account of interest at the applicable Net Mortgage Rate on the Mortgage Loan received from the related Mortgagor, including any Buydown Funds applied with respect to interest at the applicable Net Mortgage Rate on any Buydown Mortgage Loan;

         (iii) All Liquidation Proceeds received by the Company with respect to such Mortgage Loan and the Purchase Price for any Mortgage Loan purchased by the Company pursuant to

      Sections 2.02, 2.03, 3.01(c) and 3.16 (including any amounts received in respect of a substitution of a Mortgage
      Loan);

          (iv) All Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Company pursuant to the last sentence of Section 3.06) received by the Company for the benefit of the Trust Fund, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released, or to be released, to the related Mortgagor in accordance with the normal servicing procedures of the Company; and

           (v)  All REO Proceeds.

The foregoing requirements respecting credits to the Mortgage Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Company need not enter in the Mortgage Loan Payment Record collections, Liquidation Proceeds or Insurance Proceeds in respect of Mortgage Loans which have been previously released from the terms of this Agreement, amounts representing fees or late charge penalties payable by Mortgagors, or amounts received by the Company for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

           (c) Subject to subsection (e) below, until the Business Day prior to each Distribution Date on which amounts are required to be deposited in the Certificate Account pursuant to subsection (d) of this Section 3.02, the Company may retain and commingle such amounts with its own funds and shall be entitled to retain for its own account any gain or investment income thereon, and any such investment income shall not be subject to any claim of the Trustee or Certificateholders. To the extent that the Company realizes any net loss on any such investments, the Company shall deposit in the Certificate Account an amount equal to such net loss at the time the Company is required to deposit amounts in the Certificate Account pursuant to subsection
(d) of this section 3.02. Any such deposit shall not increase the Company's obligation under said subsection (d).

           (d) The Trustee shall establish and maintain with the Trustee in its corporate trust department a single separate trust account designated in the name of the Trustee for the benefit of the Holders of the Certificates issued hereunder (the "Certificate Account") into which the Company shall deposit, not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, an amount in next day funds equal to the Available Funds for such Distribution Date. If the Trustee does not receive such deposit by 2:00 p.m. on such Business Day, it shall give the Company written notice thereof.

           (e) If the Company or a Responsible Officer of the Trustee obtains actual notice of or knowledge of the occurrence of any Trigger Event, the Company shall promptly establish, and thereafter maintain, one or more Eligible Accounts in the name of the Trustee and bearing a designation indicating that amounts therein are held for the benefit of the Trustee and the Certificateholders, into which the Company and any Primary Servicer shall deposit within two Business Days after receipt, all amounts otherwise required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b); provided, however, that such action shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates. All amounts so deposited shall be held in trust for the benefit of Certificateholders. Amounts so deposited may be invested at the written instruction of the Company in Permitted Investments in the name of the Trustee maturing no later than the Business Day preceding the Distribution Date following the date of such investment; provided, however, that any such Permitted Investment which is an obligation of State Street Bank and Trust Company, in its individual capacity and not in its capacity as Trustee, may mature on such Distribution Date; and, provided further, that no such Permitted Investment shall be sold before the maturity thereof if the sale thereof would result in the realization of gain prior to maturity unless the Company has obtained an Opinion of Counsel that such sale or disposition will not cause the Trust Fund to be subject to the tax on prohibited transactions under section 860F of the Code, or otherwise subject the Trust Fund to tax or cause the REMIC established hereunder to fail to qualify as a REMIC. The Trustee shall maintain physical possession of all Permitted Investments, other than Permitted Investments maintained in book-entry form. The Company, as servicer, shall be entitled to retain for its own account any gain or other income from Permitted Investments, and neither the Trustee nor Cer-tificateholders shall have any right or claim with respect to such income. The Company shall deposit an amount equal to any loss realized on any Permitted Investment as soon as any such loss is realized. If the provisions in this subsection (e) become operable, references in this Agreement to the Mortgage Loan Payment Record and credits and debits to such Record shall be deemed to refer to Eligible Accounts and deposits to and withdrawals from such Eligible Accounts. Any action which may be necessary to establish the terms of an account pursuant to this Section 3.02(e) may be taken by an amendment or supplement to this Agreement or pursuant to a written order of the Company, which amendment, supplement or order shall not require the consent of Certificateholders, provided that the Company has delivered to the Trustee a letter from each Rating Agency to the effect that such amendment, supplement or order will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates.

           Section 3.03. Collection of Taxes, Assessments and Other Items. The Company shall establish and maintain with one or more depository institutions one or more accounts into which it shall deposit all collections of taxes, assessments, private mortgage or hazard insurance premiums or comparable items for the account of the Mortgagors. As servicer, the Company shall effect the timely payment of all such items for the account of Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, assessments, private mortgage or standard hazard insurance premiums or comparable items, to reimburse the Company out of related collections for any payments made regarding taxes and assessments or for any payments made pursuant to Section 3.05 regarding premiums on Primary Insurance Policies and Section 3.06 regarding premiums on standard hazard insurance policies, to refund to any Mortgagors any sums determined to be overages, or to pay interest owed to Mortgagors to the extent required by law.

           Section 3.04. Permitted Debits to the Mortgage Loan
Payment Record. The Company (or any successor servicer pursuant to Section 7.02) may, from time to time, make debits to the Mortgage Loan Payment Record for the following purposes:

           (i) To reimburse the Company or the applicable Primary Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the related Liquidation Proceeds credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b)(iii); provided that the Company or the applicable Primary Servicer shall not be entitled to reimbursement for Liquidation Expenses incurred after the initiation of foreclosure proceedings in respect of any Defaulted Mortgage Loan that is repurchased pursuant to Section 3.16;

          (ii) To reimburse the Company or the applicable Primary Servicer for Insured Expenses and amounts expended by it pursuant to Section 3.08 in good faith in connection with the restoration of property damaged by an Uninsured Cause, in an amount not to exceed the amount of the related Insurance Proceeds and Liquidation Proceeds (net of any debits pursuant to clause (i) above) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b) (iii) and (iv);

         (iii) To reimburse the Company to the extent permitted by Sections 3.01(a) and 6.04;


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



          (iv) To pay to the Company amounts received in respect of any Defective Mortgage Loan, Defaulted Mortgage Loan, or Modified Mortgage Loan purchased by the Company to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the Purchase Price therefor, net of any unreimbursed Monthly Advances made by the Company;

           (v) To reimburse the Company (or the Trustee, as applicable) for Monthly Advances theretofore made in respect of any Mortgage Loan to the extent of late payments, REO Proceeds, Insurance Proceeds and Liquidation
      Proceeds in
      respect of such Mortgage Loan;

          (vi) To reimburse the Company from any Mortgagor payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Company, for unpaid Servicing Fees with respect to such Mortgage Loan, subject to Section 3.08(d);

         (vii) To reimburse the Company (or the Trustee, as applicable) for any Nonrecoverable Advance (which right of reimbursement of the Trustee pursuant to this clause shall be prior to such right of the Company);

        (viii) To make deposits into the Certificate Account pursuant to Section 3.02(d); and

          (ix) to deduct any amount credited to the Mortgage Loan Payment Record in error.

           The Company shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for debits to the Mortgage Loan Payment Record pursuant to clauses (i), (ii), (iv), (v) and (vi) of this Section 3.04; provided, however, that it is understood and agreed that the records of such accounting need not be retained by the Company for a period longer than the five most recent fiscal years.

           Section 3.05. Maintenance of the Primary Insurance Policies. (a) The Company shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Company, would have been covered thereunder. To the extent coverage is available, the Company shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Note is 80% or less of the greater of (i) the related Original Value and (ii) the then current value of the property underlying the related Mortgage

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



Note as evidenced by an appraisal thereof satisfactory to the Company; provided that no such Primary Insurance Policy need be kept in effect if doing so would violate applicable law. The Company shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Mortgage Loan that is in effect at the Closing Date and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having ratings equal to or better than the ratings then assigned to the Certificates by such Rating Agency. The Company agrees to effect the timely payment of the premium on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Company from related Insurance Proceeds and Liquidation Proceeds pursuant to
Section 3.04.

           (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under each Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a related defaulted Mortgage Loan. To the extent provided in Section 3.02(b), any amounts collected by the Company under any Primary Insurance Policy in respect of the Mortgage Loans (including, without limitation, a Mortgage Loan purchased by a related insurer) shall be credited to the Mortgage Loan Payment Record.

           Section 3.06. Maintenance of Hazard Insurance. The Company shall cause to be maintained for each Mortgage Loan hazard insurance with a standard mortgagee clause and with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. The Company shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Company of related Liquidation Expenses to be incurred in connection therewith. To the extent provided in Section 3.02(b)(iv), amounts collected by the Company under any such policies in respect of the Mortgage Loans shall be credited to the Mortgage Loan Payment Record. Such costs shall be recoverable by the Company pursuant to Sections
3.03 and 3.04. In cases in which property securing any Mortgage Loan is located in a federally designated flood area,

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



the hazard insurance to be maintained for such Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of FNMA. The Company shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.06, and there shall have been a loss which would have been covered by such policy, credit to the Mortgage Loan Payment Record the amount not otherwise payable under the blanket policy because of such deductible clause.

           Section 3.07. Assumption and Modification Agreements.
(a) In any case in which property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall exercise its right to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, unless in the reasonable discretion of the Company, such exercise would adversely affect or jeopardize coverage under the related Primary Insurance Policy, if any; provided, however, that if the Company is prevented, as provided in Section 3.07(b), from enforcing any such clause, the Company is authorized to make or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon. In connection with any such assumption and modification agreement, the Company shall apply its then current underwriting standards to such Person. The Company shall not make or enter into any such assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation of the continued effectiveness of any applicable Primary Insurance Policy and hazard insurance policy. The Company shall notify the Trustee that any assumption and modification agreement has been completed by forwarding to the Trustee the original copy thereof, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Rate, mortgage term and any other material term of such Mortgage Loan shall not be changed. Any fee collected by the Company for

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



entering into any such agreement will be retained by the Company as additional servicing compensation.

           (b) Notwithstanding Section 3.07(a) or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of the property subject to a Mortgage without the assumption thereof, by operation of law or any assumption or transfer which the Company reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

           Section 3.08. Realization Upon Defaulted Mortgage Loans. (a) The Company shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. In connection with such foreclosure or other conversion the Company shall, consistent with Section 3.05, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding the foregoing, the Company shall not be entitled to recover legal expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings are terminated prior to completion, other than sums received from the Mortgagor for such expenses.

           Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. The Company may, but shall not be obligated to, make such determination on the basis of a Phase I environmental assessment with respect to the related Mortgaged Property. Neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that such contamination or effect exists, the Company does not foreclose upon or otherwise convert the ownership of a Mortgaged Property. In addition, neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that no such contamination or effect exists, the Company forecloses upon a Mortgaged Property and the Trustee or

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



its nominee on behalf of the Trust Fund takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

           (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an Outstanding Mortgage Loan until such time as the Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan, it shall be assumed that the related Mortgage Note and its amortization schedule in effect on and after such acquisition of title (after giving effect to any previous Principal Prepayments and Deficient Valuations incurred subsequent to the related Bankruptcy Coverage Termination Date and before any adjustment thereto by reason of any bankruptcy (other than as aforesaid) or any similar proceeding or any moratorium or similar waiver or grace period) remain in effect (notwithstanding that the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. REO Proceeds received in any month shall be applied to the payment of the installments of principal due and interest accrued on the related REO Mortgage Loan in accordance with the terms of such Mortgage Note. REO Proceeds received in any month in excess of the Amortization Payment for such month due on an REO Mortgage Loan shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

           (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to two years after its acquisition by the Trust Fund unless (a) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such two-year period (and specifying the period beyond such two-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code, or cause the REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (b) the Trustee (at the Company's expense) or the Company shall have applied for, not later than 61 days prior to the expiration of such two-year period, an extension of such two-

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



year period in the manner contemplated by section 856(e)(3) of the Code, in which case the two-year period shall be extended by the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code, (ii) subject the Trust Fund to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or
(iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust Fund of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

           (d) Any collection of Insurance Proceeds or
Liquidation Proceeds will be applied in the following order of priority: first, to reimburse the Company for any related unreimbursed Liquidation Expenses and to reimburse the Company or the Trustee, as applicable, for any related unreimbursed Monthly Advances; second, to accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate from the date to which interest was last paid or advanced to the Due Date prior to the Distribution Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated between the Servicing Fee and interest at the Net Mortgage Rate in proportion to the amount of such accrued interest which would have been allocated to each such category in the absence of any shortfall.

           (e) Notwithstanding anything to the contrary contained herein, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B5 Certificates (provided that such form may be revised to delete the option on the part of such Person to purchase a defaulted Mortgage Loan as set forth in Section 2.02(f) thereof). Prior to entering into any such agreement with any Person, the Company shall obtain a certification from such Person to the effect that (i) such Person is not an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee and (ii) such Person will not purchase any Certificates if such purchase would cause such Person to hold more than a ten percent interest in the Mortgage Pool. It is understood that the right of the Company to be reimbursed for Monthly Advances and Nonrecoverable Advances under this Agreement shall not be affected in any way by the provisions

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



of any such agreement. The Trustee hereby agrees to perform such obligations as may be expressly required of it pursuant to the provisions of such agreement and to promptly notify each party to such agreement if a Responsible Officer of the Trustee (with direct responsibility for administration of this Agreement) becomes aware of any discussions, plans or events that might lead to the Trustee's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of any Person with which the Company has entered into such agreement, provided that the contents of any such notification shall be kept confidential by the parties to such agreement. The Company agrees to promptly notify the Trustee upon entering into any such agreement. In addition, the Company shall provide the Trustee with such information as may be necessary for the Trustee to perform its obligations thereunder, including written instructions, clearly identifying the source, amount and application of funds to be deposited or withdrawn from the Collateral Fund (as defined in such agreement). The Trustee shall provide the Company with such information concerning credits and debits to the Collateral Fund on account of income, gains and losses realized from Collateral Fund Permitted Investments (as defined in such agreement), and costs associated with the purchase and sale thereof, as the Company may request in order to prepare the instructions described in the preceding sentence.

           In addition, subject to the provisions of the preceding paragraph, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B4 Certificates, provided that (i) such Person is also the Holder of 100% of the Class B5 Certificates, (ii) such Person shall have no rights under such agreement until the date on which the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero, and (iii) any rights of such Person under such Agreement shall terminate in the event that such Person transfers, directly or indirectly, the Class B4 Certificates to any other Person.

           Section 3.09. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, the Company will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02 have been so credited) of a Servicing Officer and shall request delivery to it of the Mortgage File. If a Buydown Mortgage Loan is the subject of a Principal Prepayment in full during the related Buydown Period, the related Buydown Funds will be applied or returned to the Person entitled thereto in accordance with the terms of such Buydown Mortgage Loan. Upon receipt of such certification and request in form satisfactory to the Trustee, the Trustee shall

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



promptly, but in any event within five Business Days, release the related Mortgage File to the Company; provided, that the Trustee shall not be responsible for any delay in the release of a Mortgage File resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Upon any such payment in full, the Company is authorized to execute, pursuant to the authorization contained in
Section 3.01, an instrument of satisfaction regarding such Mortgage, which instrument of satisfaction shall be recorded by the Company if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time credited to the Mortgage Loan Payment Record. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan (including, without limitation, collection under any Primary Insurance Policy), the Trustee shall, upon request of the Company and delivery to the Trustee of a receipt signed by a Servicing Officer, release the related Mortgage File to the Company and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such receipt shall obligate the Company to return the Mortgage File to the Trustee when the need therefor by the Company no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Company.

     Section 3.10. Servicing Compensation; Payment of Certain Expenses by the Company. (a) As compensation for its activities and obligations hereunder, the Company shall be entitled to withhold and pay to itself out of each payment received by it on account of interest on each Mortgage Loan (including the portion of any Buydown Funds applied to the related Buydown Mortgage Loan for the applicable period) an amount equal to the Servicing Fee.
The aggregate of the Servicing Fees payable to the Company on any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date.
Additional servicing compensation in the form of Prepayment
Interest Excess, assumption fees, modification fees, late payment charges, interest income or gain with respect to amounts deposited in the Certificate Account and invested by the Company or otherwise shall be retained by the Company, subject to Section 3.10(b), if applicable. The Company shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement
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therefor except as provided in Sections 3.01, 3.03, 3.04 and
3.08.

           (b) The Company may, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment or any other matter or thing, the granting of which is in the Company's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by other sections of this Agreement, require (to the extent permitted by applicable law) that such Mortgagor pay to it a reasonable or customary fee in accordance with the schedule set forth as Exhibit H (which may be amended from time to time by provision of a revised schedule of such fees to the Trustee, whereupon such revised schedule shall be deemed to be Exhibit H hereunder) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. Such fees shall be additional servicing compensation to the Company.

           Section 3.11. Reports to the Trustee; Certificate Account Statements. Not later than 15 days after each Distribution Date, the Company shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Mortgage Loan Payment Record as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of credits to the Mortgage Loan Payment Record for each category of credit specified in Section 3.02 and each category of debit specified in
Section 3.04.

           Section 3.12. Annual Statement as to Compliance. The Company will deliver to the Trustee, on or before March 31 of each year, beginning with March 31, 1998, an Officer's Certificate stating that (a) a review of the activities of the Company during the preceding calendar year and of its performance under this Agreement has been made under such Officer's supervision and (b) to the best of such Officer's knowledge, based on such review, the Company has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Officer and the nature and status thereof.

           Section 3.13. Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year, beginning with March 31, 1998, the Company at its expense shall cause a firm of independent public accountants (who may also render other services to the Company) to furnish a report to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans under pooling and servicing agreements (including this Agreement) substantially similar to this Agreement (which agreements shall be described in

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



a schedule to such statement), and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report. For purposes of such report, such firm may conclusively presume that any pooling and servicing agreement which governs certificates offered under a common registration statement under the Securities Act of 1933 with the Certificates is similar to this Agreement, unless such other pooling and servicing agreement expressly states otherwise. In rendering such report, such firm may rely, as to matters relating to direct servicing of Mortgage Loans by any Primary Servicer, upon comparable reports of independent public accountants with respect to such Primary Servicer.

           Section 3.14. Access to Certain Documentation and Information Regarding the Mortgage Loans. To the extent permitted by applicable law, the Company shall provide to the Trustee, Certificateholders which are regulated insurance entities and the applicable insurance regulatory agencies thereof, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision or of such insurance regulatory agencies, as the case may be, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Company. Nothing in this Section 3.14 shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Company to provide access as provided in this
Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

           Section 3.15. Maintenance of Certain Servicing Policies. The Company shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by such association.

           Section 3.16. Optional Purchase of Defaulted Mortgage Loans. The Company shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Purchase Price therefor. Any such purchase shall be accomplished as provided in Section 4.04(a) hereof.

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                            ARTICLE IV

                      PAYMENTS AND STATEMENTS

           Section 4.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw the Available Funds from the Certificate Account and shall make distributions to Holders of the Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available
Funds:

           (i) to each Class of Senior Certificates (other than any Class of Principal Only Certificates) and the Class S Certificates, the Accrued Certificate Interest thereon for such Distribution Date; provided, however, that Accrued Certificate Interest on the Class A7 Certificates for such Distribution Date shall be applied in the manner provided in Section 4.01(e); and provided further, that any shortfall in available amounts shall be allocated among such Classes (and, in the case of any Class of Certificates consisting of Specified Components, among such Components) in proportion to the amount of Accrued Certificate Interest that would otherwise be distributable thereon, or added to the Certificate Principal Balance thereof;

          (ii) to each Class of Senior Certificates (other than any Class of Principal Only Certificates) and the Class S Certificates, any related Unpaid Class Interest Shortfall for such Distribution Date; provided, however, that any Unpaid Class Interest Shortfall for the Class A7 Certificates for such Distribution Date shall be applied in the manner provided in Section 4.01(e); and provided further, that any shortfall in available amounts shall be allocated among such Classes (and, in the case of any Class of Certificates consisting of Specified Components, among such Components) in proportion to the Unpaid Class Interest Shortfall for each such Class (or Specified Component) on such Distribution Date;

         (iii) to the Classes of Senior Certificates, in reduction of the Class Certificate Principal Balances thereof, concurrently as follows:

                (A) to the Group I Senior Certificates, the Group
           I Senior Optimal Principal Amount for such
           Distribution Date, in the following order of priority:

                     (1)  to the Class R Certificate, until the
                Class Certificate Principal Balance thereof has been reduced to zero;


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                     (2) to the Class A8 Certificates (in respect
                of the Class A8A Component), up to the amount necessary to reduce the Component Principal Balance of such Component to its PAC Balance for such Distribution Date, until the Component Principal Balance of the Class A8A Component has been reduced by $24,900,000, pursuant to this
                Section 4.01(a)(iii)(A)(2);

                     (3) concurrently, to the Class A1
                Certificates and Class A8 Certificates (in the latter case, in respect of the Class A8A Component), in proportion to the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component, up to the amount necessary to reduce the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component to their respective PAC Balances for such Distribution Date;

                     (4) concurrently, to the Class A2 and Class
                A4 Certificates, 75.2936164525% and
                24.7063835475%, respectively, of the remaining Group I Senior Optimal Principal Amount, up to the amount necessary to reduce the Class Certificate Principal Balance of each such Class to its TAC Balance for such Distribution Date;

                     (5) concurrently, to the Class A3 and Class
                A4 Certificates, 75.2936164525% and
                24.7063835475%, respectively, of the remaining Group I Senior Optimal Principal Amount, up to the amount necessary to reduce the Class Certificate Principal Balance of each such Class to its TAC Balance for such Distribution Date;

                     (6) concurrently, to the Class A4 and Class
                A5 Certificates, 24.7063835475% and
                75.2936164525%, respectively, of the remaining Group I Senior Optimal Principal Amount, up to the amount necessary to reduce the Class Certificate Principal Balance of each such Class to its TAC Balance for such Distribution Date;

                     (7) concurrently, to the Class A5, Class A6
                and Class A7 Certificates, as follows:

                          (a) to the Class A5 Certificates,
                     44.6154845414% of the remaining Group I
                     Senior Optimal Principal Amount, up to the amount necessary to reduce the Class

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                     Certificate Principal Balance thereof to its
                     TAC Balance for such Distribution Date; and

                          (b) sequentially, to the Class A6 and
                     Class A7 Certificates, in that order,
                     55.3845154586% of the remaining Group I
                     Senior Optimal Principal Amount, up to the amount necessary to reduce the Class Certificate Principal Balance of each such Class to its TAC Balance for such Distribution Date, such that no amounts pursuant to this clause shall be distributed to the Class A7 Certificates unless the Class Certificate Principal Balance of the Class A6 Certificates has been reduced to its TAC Balance for such Distribution Date;

                     (8) to the Class A8 Certificates (in respect
                of the Class A8B Component), until the Component
                Principal Balance thereof has been reduced to zero;

                     (9) concurrently, to the Class A2 and Class
                A4 Certificates, 75.2936164525% and
                24.7063835475%, respectively, of the remaining Group I Senior Optimal Principal Amount, without regard to their respective TAC Balances, until the Class Certificate Principal Balance of the Class A2 Certificates has been reduced to zero;

                     (10) concurrently, to the Class A3 and Class
                A4 Certificates, 75.2936164525% and
                24.7063835475%, respectively, of the remaining Group I Senior Optimal Principal Amount, without regard to their respective TAC Balances, until the Class Certificate Principal Balance of the Class A3 Certificates has been reduced to zero;

                     (11) concurrently, to the Class A4 and Class
                A5 Certificates, 24.7063835475% and
                75.2936164525%, respectively, of the remaining Group I Senior Optimal Principal Amount, without regard to their respective TAC Balances, until the Class Certificate Principal Balance of the Class A4 Certificates has been reduced to zero;

                     (12) concurrently, to the Class A5, Class A6
                and Class A7 Certificates, as follows:

                          (a)  to the Class A5 Certificates,
                     44.6154845414% of the remaining Group I
                     Senior Optimal Principal Amount, without

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



                     regard to its TAC Balance, until the Class
                     Certificate Principal Balance thereof has been reduced to zero; and

                          (b) sequentially, to the Class A6 and
                     Class A7 Certificates, in that order,
                     55.3845154586% of the remaining Group I
                     Senior Optimal Principal Amount, without regard to their respective TAC Balances, until the Class Certificate Principal Balance of each such Class has been reduced to zero, such that no amounts pursuant to this clause shall be distributed to the Class A7 Certificates unless the Class Certificate Principal Balance of the Class A6 Certificates has been reduced to zero;

                     (13) to the Class A8 Certificates (in
                respect of the Class A8A Component), without regard to their PAC Balance, until the Component Principal Balance of the Class A8A Component has been reduced by $24,900,000, pursuant to this
                Section 4.01(a)(iii)(A)(13) and Section
                4.01(a)(iii)(A)(2);

                     (14) concurrently, to the Class A1
                Certificates and Class A8 Certificates (in the latter case, in respect of the Class A8A Component), in proportion to the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component, without regard to their respective PAC Balances, until the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component have each been reduced to zero;

                     (15) sequentially, to the Class A9, Class
                A10 and Class A11 Certificates, in that order, until the Class Certificate Principal Balance of each such Class has been reduced to zero, such that no amounts pursuant to this clause shall be distributed to any such Class unless the Class Certificate Principal Balance of each such Class having a lower numbered Class designation has been reduced to zero;

                     (B) to the Group II Senior Certificates, the
                Group II Senior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and


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



                     (C) to the Class PO Certificates, the PO
                Principal Distribution Amount for such
                Distribution Date, until the Class Certificate
                Principal Balance thereof has been reduced to zero;

          (iv) to the Class PO Certificates, any Class PO Deferred Amount for such Distribution Date, up to an amount not to exceed the Junior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balance of such Class has been reduced to zero; provided, that any such amounts distributed to the Class PO Certificates pursuant to this clause (iv) shall not reduce the Class Certificate Principal Balance thereof;

           (v)  to the Class M Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (vi)  to the Class M Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (vii) to the Class M Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

        (viii)  to the Class B1 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

          (ix)  to the Class B1 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

           (x) to the Class B1 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xi)  to the Class B2 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

         (xii)  to the Class B2 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

        (xiii) to the Class B2 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

         (xiv)  to the Class B3 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;


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



          (xv)  to the Class B3 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (xvi) to the Class B3 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

        (xvii)  to the Class B4 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

       (xviii)  to the Class B4 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

         (xix) to the Class B4 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xx)  to the Class B5 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

         (xxi)  to the Class B5 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date; and

        (xxii) to the Class B5 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's
      Allocable Share of the Junior Optimal Principal Amount on such Distribution Date.

Notwithstanding the foregoing, amounts otherwise distributable pursuant to clauses (vii), (x), (xiii), (xvi), (xix) and (xxii) on any Distribution Date shall be reduced, in inverse order of priority, by any amount distributed pursuant to clause (iv) on such date, such that such amount distributed pursuant to clause
(iv) on such date shall be applied first to reduce the amount distributable pursuant to clause (xxii), and then, to the extent of any excess, applied second, to reduce the amount distributable pursuant to clause (xix), third, to reduce the amount distributable pursuant to clause (xvi), fourth, to reduce the amount distributable pursuant to clause (xiii), fifth, to reduce the amount distributable pursuant to clause (x) and sixth, to reduce the amount distributable pursuant to clause (vii).

If, on any Distribution Date, after distributions have been made pursuant to clauses (i) and (ii) above, the remaining Available Funds are insufficient to make the full amount of distributions required to be made pursuant to clause (iii) above, (1) the amount distributable to the Class PO Certificates pursuant to clause (iii)(C) shall be equal to the product of (x) the remaining Available Funds and (y) the fraction, expressed as a percentage, the numerator of which is the PO Principal

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



Distribution Amount for such Distribution Date and the denominator of which is the sum of such PO Principal Distribution Amount and the Senior Optimal Principal Amount for such Distribution Date; (2) the amount distributable to the Senior Certificates other than the Class PO Certificates pursuant to clauses (iii)(A) and (B) shall be equal to the product of (x) the remaining Available Funds and (y) the fraction, expressed as a percentage, the numerator of which is the Senior Optimal Principal Amount for such Distribution Date and the denominator of which is the sum of the Senior Optimal Principal Amount and the PO Principal Distribution Amount for such Distribution Date; and (3) the amounts distributable to the Group I Senior Certificates pursuant to clause (iii)(A) and to the Group II Senior Certificates pursuant to clause (iii)(B), respectively, shall be equal to the product of (x) the amount determined pursuant to clause (2) above and (y) a fraction, expressed as a percentage, the numerator of which is the Group I Senior Optimal Principal Amount, in the case of the Group I Senior Certificates, or the Group II Senior Optimal Principal Amount, in the case of the Group II Senior Certificates, and the denominator of which is the Senior Optimal Principal Amount for such Distribution Date.

           (b) On each Distribution Date, the Trustee shall distribute to the holder of the Class R Certificate any remaining Available Funds for such Distribution Date after application of all amounts described in clause (a) of this Section 4.01. Any distributions pursuant to this clause (b) shall not reduce the Class Certificate Principal Balance of the Class R Certificate.

           (c) If on any Distribution Date the Class Certificate Principal Balances of the Junior Certificates have each been reduced to zero, the amount distributable to the Senior Certificates other than the Class PO Certificates pursuant to Sections 4.01(a)(iii)(A) and (B) for such Distribution Date and each succeeding Distribution Date shall be allocated among such Classes of Senior Certificates, pro rata, on the basis of their respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Sections 4.01(a)(iii)(A) and (B).

           (d) If on any Distribution Date (i) the Class Certificate Principal Balance of the Class M Certificates or any Class of Class B Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable pursuant to clauses (ii), (iv) and (v) of the Junior Optimal Principal Amount remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to clauses (iv) through (xxii) of Section 4.01(a) have been distributed, such amounts shall be distributed on such Distribution Date to the remaining Classes of Junior Certificates in order of priority,

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



such that no such distribution shall be made to any Class of Junior Certificates while a prior such Class is outstanding.

           (e) On each Distribution Date through the Accretion Termination Date, amounts allocable to the Class A7 Certificates pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall not be distributable to the Class A7 Certificates pursuant to such clauses but shall instead be (i) added to the Class Certificate Principal Balance thereof to the extent of the Accrual Amount for such Distribution Date, and (ii) distributed to the following Classes of Certificates, before any distributions are made pursuant to Section 4.01(a)(iii), in the following order of priority:

           first, to the Class A6 Certificates, in reduction of the Class Certificate Principal Balance thereof, without regard to their TAC Balance, until the Class Certificate Principal Balance thereof has been reduced to zero; and

           second, to the Class A7 Certificates, as Accrued
      Certificate Interest thereon.

On each Distribution Date occurring after the Accretion
Termination Date, amounts allocable to the Class A7 Certificates pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall be distributable on such Distribution Date pursuant to such clauses to Holders of the Class A7 Certificates as Accrued
Certificate Interest.

           Section 4.02. Method of Distribution. (a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution) by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

           (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each

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



Financial Intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Company shall have any responsibility therefor except as otherwise provided by applicable law.

           (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a "Non-U.S. Person" is an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

           Section 4.03. Allocation of Losses. (a) On or prior to each Determination Date, the Company shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

           (b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess
Loss) shall be allocated as follows:

           (i) the applicable PO Percentage of the principal portion of any such Realized Loss shall be allocated to the Class PO Certificates until the Class Certificate Principal
      Balance thereof has been reduced to zero; and

          (ii) the applicable Non-PO Percentage of the principal portion of any such Realized Loss shall be allocated in the following order of priority:

                first, to the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;


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



                second, to the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                third, to the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                fourth, to the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                fifth, to the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                sixth, to the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

                seventh, to the Classes of Senior Certificates other than the Class PO Certificates, pro rata, in accordance with their Class Certificate Principal Balances; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

           (c) With respect to any Distribution Date, the principal portion of any Excess Loss (other than Excess Bankruptcy Losses attributable to Debt Service Reductions) shall be allocated as follows: (1) the PO Percentage of any such loss shall be allocated to the Class PO Certificates, and (2) the Non-PO Percentage of any such loss shall be allocated to each Class of Certificates other than the Class PO Certificates, pro rata, based on the respective Class Certificate Principal Balances thereof; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).


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



           (d) Any Realized Losses allocated to a Class of Certificates pursuant to Section 4.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. In addition, any Realized Losses allocated to any Class of Component Certificates on a Distribution Date shall be allocated in reduction of the Component Principal Balances of the related Components (other than any Notional Component) in proportion to their respective Component Principal Balances immediately prior to such Distribution Date. Any allocation of Realized Losses pursuant to this paragraph (d) shall be accomplished by reducing the Certificate Principal Balance (or, in the case of any Component, the Component Principal Balance) of the related Certificates (or Components) on the related Distribution Date in accordance with
Section 4.03(e).

           (e) Realized Losses allocated in accordance with this
Section 4.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of any Class PO Deferred Amount for such date.

           (f) On each Distribution Date, the Company shall determine the Subordinate Certificate Writedown Amount, if any. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

           (g) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

           Section 4.04. Monthly Advances; Purchases of Defaulted Mortgage Loans. (a) The Company shall be required to make Monthly Advances in the manner and to the extent provided herein. Prior to the close of business on each Determination Date, the Company shall determine (i) the amount of the Monthly Advance

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which it is required to make on the related Distribution Date and
(ii) whether it has elected to purchase any Defaulted Mortgage Loan or Loans on such Distribution Date. If the Company so elects to purchase any Defaulted Mortgage Loans (or is required to purchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a) or purchase any Modified Mortgage Loan pursuant to Section 3.01(c)), no Monthly Advance shall be required with respect thereto for the month in which such purchase occurs (or, in the case of a purchase of a Modified Mortgage Loan, in the month in which the Purchase Price thereof is required to be deposited in the Certificate Account). The Company shall include information as to each of such determinations in the Servicer's Certificate furnished by it to the Trustee in accordance with Section 4.06 and shall be obligated to deposit in the Certificate Account pursuant to Section 3.02(d) on or before 11:00 a.m. New York time on the Business Day next preceding the following Distribution
Date the respective amounts applicable to such determinations appearing in such Servicer's Certificate. Upon receipt by the Trustee of written notification signed by a Servicing Officer of any such deposit relating to the purchase by the Company of such a Mortgage Loan, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto.

           (b) In the event that the Company deposits or expects to deposit less than the Available Funds required to be deposited by it pursuant to Section 3.02(d), the Company shall so notify the Trustee no later than 9:00 a.m. on the Business Day preceding the related Distribution Date, and the amount so deposited, if any, shall be deemed to have been deposited first pursuant to clause (i) of the definition of Available Funds, second pursuant to clause (iii) of the definition of Available Funds, and third pursuant to clause (ii) of the definition of Available Funds. Such notice shall specify each Mortgage Loan delinquent as of the preceding Determination Date. In such event, the Trustee shall make any Monthly Advance required to be made hereunder, in the manner and to the extent required; provided, the Trustee shall not be so obligated if prohibited by applicable law.

           (c) In the event that the Company is succeeded hereunder as servicer, the obligation to make Monthly Advances in the manner and to the extent required by Section 4.04(a) shall be assumed by the successor servicer (subject to Section 7.02).

           Section 4.05. Statements to Certificateholders. (a) Each month, at least two Business Days prior to each Distribution Date, the Company shall deliver to the Trustee for mailing to each Certificateholder, and the Trustee shall mail to each Certificateholder on such Distribution Date, a statement (each, a

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



"Distribution Date Statement") substantially in the form of Exhibit J hereto, setting forth:

           (i) The amount of such distribution to the Certificateholders of each Class (and in respect of any Component), other than any Notional Certificates (and any Notional Component), allocable to principal, separately identifying the aggregate amount of any Principal Prepay-ments included therein (including, for this purpose, the Scheduled Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to
      Section 2.02, 2.03(b) or 3.16, respectively, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to
      Section 2.02 or 2.03(a), the proceeds of which purchases or substitutions are being distributed on such Distribution
      Date);

          (ii) The amount of such distribution to the Certificateholders of each Class (other than any Class of Principal Only Certificates) allocable to interest, including any Accrual Amount added to the Class Certificate
      Principal Balance of any Class of Accrual Certificates;

         (iii) The amount of servicing compensation paid to the Company during the month preceding the month of distribution in respect of the Mortgage Loans and such other customary information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) The Pool Scheduled Principal Balance and the aggregate number of the Mortgage Loans on the preceding Due
      Date after giving effect to all distributions allocable to principal made on such Distribution Date;

           (v) The Class Certificate Principal Balance (or Notional Principal Balance) of each Class and the Certificate Principal Balance (or Notional Principal Balance) of a Single Certificate of each Class after giving effect to (i) all distributions allocable to principal (or reductions in the Notional Principal Balance, in the case of the Notional Certificates, or the addition of any Accrual Amount, in the case of any Class of Accrual Certificates) made on such Distribution Date and (ii) the allocation of any Realized Losses and any Subordinate Certificate Writedown Amount for such Distribution Date;

          (vi)  The Pay-out Rate applicable to each Class of
      Certificates;

         (vii) The book value and unpaid principal balance of any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or

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



      otherwise, of any REO Mortgage Loan, and the number of the related Mortgage Loans;

        (viii) The aggregate Scheduled Principal Balances and number of Mortgage Loans which, as of the close of business on the last day of the month preceding the related Distribution Date, were (a) delinquent as to a total of (x) 30-59 days, (y) 60-89 days and (z) 90 days or more, and (b) in foreclosure;

          (ix) The Scheduled Principal Balance of any Mortgage
      Loan replaced pursuant to Section 2.03(b), and of any Modified Mortgage Loan purchased pursuant to Section
      3.01(c);

           (x) The Certificate Interest Rates of any LIBOR Certificates, any COFI Certificates and the Class S Certificates applicable to the Interest Accrual Period relating to such Distribution Date and such Class;

          (xi)  The Senior Percentage, Group I Senior Percentage,
      Group II Senior Percentage, Group I Scheduled Distribution
      Percentage, Group II Scheduled Distribution Percentage and
      Junior Percentage for such Distribution Date; and

         (xii) The Senior Prepayment Percentage, Group I Senior
      Prepayment Percentage, Group II Senior Prepayment
      Percentage and Junior Prepayment Percentage for such
      Distribution Date.

           In the case of information furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate.

           In connection with any proposed transfer of a Certificate that is purported to be made in reliance on Rule 144A under the Securities Act, the Company shall be responsible for furnishing such information as may be required thereunder to a proposed transferee. In furtherance of the Company's obligations hereunder, the Company hereby instructs the Trustee, at the Company's expense and on its behalf, and the Trustee agrees, to promptly make available to the proposed transferee, upon request of the holder, (i) all statements furnished to Certificateholders pursuant to this Section 4.05(a) on previous Distribution Dates,
(ii) all certificates furnished to the Trustee pursuant to
Section 4.06 in prior months, (iii) Officer's Certificates furnished to the Trustee pursuant to Section 3.12 for the two years preceding such request, (iv) reports of independent accountants furnished to the Trustee pursuant to Section 3.13 for the two years preceding such request, (v) a copy of the Private Placement Memorandum relating to such Certificate, together with any amendments or supplements thereto issued by the Company (which copy shall be furnished to the Trustee by the Company),

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



and (vi) the Company's Current Report on Form 8-K, dated the Closing Date, relating to the Mortgage Loans; provided, however, that the Trustee shall in no event be required to make available such statements or certificates pursuant to clauses (i) and (ii) above relating to Distribution Dates occurring more than twenty-four months preceding the month in which such request was received; provided, further, however, that notwithstanding the Trustee's agreement as aforesaid to provide such materials to a proposed transferee, the Trustee does not assume, and shall not thereby be deemed to have assumed, any responsibility for compliance by the Company with Rule 144A (subject to the Trustee's agreement set forth in the second sentence of this paragraph) and shall be entitled to include a notice with such statements or certificates to the effect that such materials have not been prepared or assembled by the Trustee and that the Trustee assumes no responsibility for the adequacy, sufficiency or contents thereof. In connection with any such proposed transfer, the Company shall make available to the proposed holder, at the request of the related transferor, such additional information, if any, as may be required to be delivered pursuant to Rule 144A(d)(4).

           (b) On or prior to January 20th of each year, commencing in 1998, the Company shall furnish to the Trustee for mailing to each Person who at any time during the calendar year was a Certificateholder a statement containing information required to be provided pursuant to the Code.

           Section 4.06. Servicer's Certificate. Each month, not later than the second Business Day next preceding each Distribution Date, the Company shall deliver to the Trustee a completed Servicer's Certificate.

           Section 4.07. Reports of Foreclosures and Abandonments of Mortgaged Property. The Trustee (or the Company on behalf of the Trustee) shall, in each year beginning after 1997, make the reports of foreclosures and abandonments of any Mortgaged Property as required by section 6050J of the Code. In order to facilitate this reporting process, the Company, on or before January 15th of each year, shall provide to the Trustee reports relating to each instance occurring during the previous calendar year in which the Company (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Company shall be in form and substance sufficient to meet the reporting requirements imposed by section 6050J of the Code.

           Section 4.08.  Reduction of Servicing Fees by
Compensating Interest Payments. The aggregate amount of the Servicing Fees subject to retention by the Company as servicer in

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respect of any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date.


                             ARTICLE V

                         THE CERTIFICATES

           Section 5.01. The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibit A hereto, as applicable, and shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, and countersigned and delivered by the Trustee to or upon the order of the Company as provided in Article II.

           (b) The Certificates shall be issued in an aggregate Initial Certificate Principal Balance of $350,700,977.85. Such aggregate original principal balance shall be divided among the Classes having the designations, Class Certificate Principal Balances, Certificate Interest Rates and minimum denominations as follows:



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                   Initial
                    Class
                  Certificate    Certificate
                   Principal      Interest             Minimum
Designation         Balance         Rate            Denominations
-----------         -------         ----            -------------

Class A1        $21,540,000.00      7.50%              $25,000
Class A2         35,773,000.00      7.50                25,000
Class A3         22,546,000.00      7.50                25,000
Class A4         29,577,000.00      7.50                25,000
Class A5         45,556,000.00      7.50                25,000
Class A6          7,054,000.00      7.50                25,000
Class A7         10,000,000.00      7.50                25,000
Class A8         55,867,000.00      7.50                25,000
Class A9         19,614,000.00      7.50                25,000
Class A10        34,511,000.00      7.50                25,000
Class A11        20,612,000.00      7.50                25,000
Class A12        32,552,000.00      7.50                25,000
Class PO            593,751.00      0.00                43,800
Class M           4,384,000.00      7.50               100,000
Class B1          3,507,000.00      7.50               100,000
Class B2          3,507,000.00      7.50               100,000
Class B3          1,754,000.00      7.50               250,000
Class B4            526,000.00      7.50               250,000
Class B5          1,227,126.85      7.50               250,000
Class S                (1)           (1)            12,500,000
Class R                 100.00      7.50                   100

           (c) The Certificates shall be issuable in registered form only. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof. The Non-Book-Entry Certificates other than the Residual Certificate shall each be issued in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 (or $1,000,000 in the case of the Class S Certificates) in excess thereof (and, if necessary, in the amount of the remaining Class Certificate Principal


--------------------------
(1)   The Class S Certificates are issued with an initial
      Notional Principal Balance of $321,161,751.06 and shall bear interest at the Strip Rate.



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Balance or Notional Principal Balance, as applicable, of each
Class, in the case of one Certificate of such Class). The Residual Certificates shall be issued as a single certificate evidencing the entire Class Certificate Principal Balance of such Class and having a Percentage Interest of 100%. If necessary, one Certificate of each Class of Book-Entry Certificates and the Class S Certificates may evidence an additional amount equal to the remainder of the Class Certificate Principal Balance (or Notional Principal Balance) of such Class.

           (d) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the forms set forth in Exhibit A hereto, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date; all Certificates issued thereafter shall be dated the date of their countersignature.

           (e) The Strip Rate for each Interest Accrual Period shall be determined by the Company and included in the Servicer's
Certificate for the related Distribution Date.

           Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, New York a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

           Subject to Sections 5.02(b) and 5.02(c), upon surrender for registration of transfer of any Certificate at the Corporate
Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees,

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one or more new Certificates of the same Class in authorized denominations of a like Percentage Interest.

           At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

           No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

           All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee and a certificate of destruction shall be delivered by the Trustee to the Company.

           (b) No legal or beneficial interest in all or any portion of the Residual Certificates may be transferred directly or indirectly to (i) a Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee, or middleman), (ii) an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), or (iii) an individual, corporation, partnership or other person unless such transferee (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate and deliver, a Residual Certificate in connection with any transfer

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thereof unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit F hereto, signed by the transferee, to the effect that the transferee is not such a Disqualified Organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Residual Certificates to Disqualified Organizations, Book-Entry Nominees or Non-permitted Foreign Holders, and an agreement by the Transferee that it will not transfer a Residual Certificate without providing to the Trustee an affidavit substantially in the form attached as Exhibit F hereto and a letter substantially in the form attached as Exhibit G hereto. Such affidavit shall also contain the statement of the transferee that (i) it does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Residual Certificates and (ii) it understands that it may incur tax liabilities in excess of cash flows generated by a Residual Certificate and that it intends to pay taxes associated with holding a Residual Certificate as they become due.

           The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Residual Certificates, shall be accompanied by a written statement in the form attached as Exhibit G hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has (i) no actual knowledge that the transferee is a Disqualified Organization, Book-Entry Nominee or Non-permitted Foreign Holder, (ii) no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate, and (iii) conducted a reasonable investigation and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due. The Residual Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

           Upon notice to the Company that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as

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



completely as if such transfer had never occurred, provided that the Company may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate and return such recovery to the transferor, and (ii) the Company agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of section 860E(e) of the Code as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Company, the cost to the Company of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Company shall in no event be excused from furnishing such information.

           The restrictions on transfers of the Residual Certificates set forth in the preceding three paragraphs shall cease to apply to transfers (and the applicable portions of the legend to the Residual Certificates may be deleted) after delivery to the Trustee of an Opinion of Counsel to the effect that the elimination of such restrictions will not cause the REMIC established hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

           No transfer of a Restricted Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, in each case as evidenced by an Officer's Certificate, or is exempt from the registration requirements of the Act and any applicable state securities laws. In the event of such registration, any restrictive legends set forth in the form of the relevant Restricted Certificate in Exhibit A hereto with respect to the Act and state securities law restrictions shall be removed by the Trustee upon request of the Holder thereof and automatically upon exchange or registration of transfer thereof. As a condition to any transfer that is to be made in reliance upon an exemption from the Act and such laws of a (i) Class S Certificate or (ii) Restricted Junior Certificate to any person other than a QIB (as certified by the proposed transferee in the form of assignment attached to the related Certificate), either (x) the Trustee shall require the transferee to execute an investment letter in the form substantially as set forth in Exhibit I hereto or in such other form as may be acceptable to the Trustee, certifying as to the facts surrounding such transfer, or (y) in lieu of such investment letter, the Trustee may accept a written Opinion of Counsel (in form and substance acceptable to the Trustee) that such proposed transfer may be made pursuant to an exemption from the Act. As an additional condition to any transfer of a Restricted Certificate, either (i) the transferor and the

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transferee shall complete the form of assignment attached to the
Certificate proposed to be transferred, or (ii) the Trustee shall have received the above-referenced Opinion of Counsel. The holder of any Restricted Certificate desiring to effect the transfer thereof to a person other than a QIB shall, and hereby agrees to, comply with any applicable conditions set forth in the preceding two sentences and indemnify the Trustee and the Company against any liability that may result if the transfer thereof is not so exempt or is not made in accordance with such federal and state laws. Such agreement to so indemnify the Trustee and the Company shall survive the termination of this Agreement. Notwithstanding the foregoing, no Opinion of Counsel or investment letter shall be required upon the original issuance of (i) the Restricted Junior Certificates to the Initial Purchaser (as defined in the Private Placement Memorandum) or its nominee and (ii) the Class S Certificates to the Company or upon any subsequent transfer of any Class S Certificate by the Company, provided that if any Restricted Junior Certificates are, at the request of the Initial Purchaser, registered in the name of its nominee, the Initial Purchaser shall be deemed to acknowledge and agree with the Company and the Trustee that no transfer of a beneficial interest in such Certificates will be made without registering such Certificates in the name of the transferee, which shall be a Person other than such nominee. Any opinion or letter required pursuant to this paragraph shall not be at the expense of the Trust Fund or the Trustee.

           (c) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate (substantially in the form of Exhibit E or such other form as is acceptable to the Company and the Trustee) from such transferee to the effect that such transferee (i) is not a Plan or a Person that is using the assets of a Plan to acquire such ERISA-Restricted Certificate or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995) (the "Exemptions") apply to the transferee's acquisition and holding of any ERISA-Restricted Certificate or (B) an opinion of counsel satisfactory to the Trustee and the Company to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a

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



Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Company. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

          (ii) No transfer of a Residual Certificate shall be made to any Person unless the Trustee has received a certification (substantially in the form of paragraph 4 of Exhibit F) from such transferee to the effect that, among other things, such transferee is not a Plan or a Person that is using the assets of a Plan to acquire any such Certificate. The preparation and delivery of such certificate shall not be an expense of the Trust Fund, the Trustee or the Company.

           (d) Subject to Section 8.01(i) hereof, the Trustee may conclusively rely upon any certificate, affidavit or opinion delivered pursuant to Section 5.02(b) or (c). Any certificate or affidavit required to be delivered by a transferee under this
Section 5.02 may be executed and delivered in the name of such transferee by its attorney-in-fact duly authorized in writing in form and substance satisfactory to the Trustee.

           (e) Except as to any additional Certificate of any Class of Book-Entry Certificates held in physical certificated form pursuant to Section 5.02(g) or any Restricted Junior Certificate of any Class of Book-Entry Certificates that is transferred to an entity other than a QIB, the Book-Entry Certificates shall, subject to Section 5.02(f), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as authorized representatives of the Certificate Owners of the Certificates issued in book-entry form for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be

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deemed to be inconsistent if they are made with respect to
different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.

           All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Except as provided herein, the Trustee shall have no duty to monitor or restrict the transfer of Certificates or interests therein, and shall have no liability for any transfer, including any transfer made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions set forth herein, except in the event of the failure of the Trustee to perform its duties and fulfill its obligations under this Agreement.

           (f) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Voting Rights allocated to the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of

Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

           (g) On or prior to the Closing Date, there shall be delivered to the Depository one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall represent 100% of the initial Class Certificate Principal Balance thereof, except for such amount that does not constitute an acceptable denomination to the Depository. An additional Certificate of each Class of Book-Entry Certificates may be issued evidencing such remainder and, if so issued, will be held in physical certificated form by the Holders thereof. Each Certificate issued in book-entry form shall bear the following legend:

           "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

           Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Company, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the

Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

           Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Company, the Trustee, the Certificate Registrar and any agent of the Company, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Company, the Trustee, the Certificate Registrar nor any agent of the Company, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

           Section 5.05. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish or cause to be furnished to the Company, within 15 days after receipt by the Certificate Registrar of request therefor from the Company in writing, a list, in such form as the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

           Section 5.06. Representation of Certain
Certificateholders. The fiduciary of any Plan which becomes a Holder of a Certificate, by virtue of its acceptance of such Certificate, will be deemed to have represented and warranted to the Trustee and the Company that such Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

           Section 5.07. Determination of COFI. (a) If the outstanding Certificates include any COFI Certificates, then on each COFI Determination Date the Trustee shall determine the value of COFI on the basis of the most recently available Information Bulletin referred to in the definition of "COFI". The establishment of COFI by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the COFI Certificates for each Interest Accrual Period shall (in the absence of manifest error) be final and binding. During each Interest Accrual Period, the Certificate Interest Rate for the COFI Certificates for the current and immediately preceding Interest Accrual Period shall be made available by the Trustee to Certificate Owners and Certificateholders at the following telephone number: (617) 664-5500.

           (b) The failure by the Federal Home Loan Bank of San Francisco to publish COFI for a period of 65 calendar days will constitute an "Alternative Rate Event" for purposes hereof. Upon the occurrence of an Alternative Rate Event, the Company will calculate the Certificate Interest Rates for the COFI Certificates for the subsequent Interest Accrual Periods by using, in place of COFI, (i) the replacement index, if any, published or designated by the Federal Home Loan Bank of San Francisco or (ii) if no replacement index is so published or designated, an alternative index to be selected by the Company that has performed, or that the Company expects to perform, in a manner substantially similar to COFI. At the time an alternative index is first selected by the Company, the Company shall determine the average number of basis points, if any, by which the alternative index differed from COFI for such period as the Company, in its sole discretion, reasonably determines to reflect fairly the long-term difference between COFI and the alternative index, and shall adjust the alternative index by such average. The Company shall select a particular index as an alternative only if it receives an Opinion of Counsel to the effect that the selection of such index will not cause any REMIC established hereunder to fail to qualify as a REMIC for federal income tax purposes. In the absence of manifest error, the selection of any alternative index as provided by this Section 5.07(b) shall be final and binding for each subsequent Interest Accrual Period. Upon the occurrence of an Alternative Rate Event, the Trustee shall have no responsibility for the determination of any alternative index or the calculation of the Certificate Interest Rates for the COFI Certificates.

           (c) If at any time after the occurrence of an Alternative Rate Event the Federal Home Loan Bank of San
Francisco resumes publication of COFI, the Certificate Interest

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Rates for the COFI Certificates for each Interest Accrual Period commencing thereafter will be calculated by reference to COFI.

           Section 5.08. Determination of LIBOR. (a) If the outstanding Certificates include any LIBOR Certificates, then on each LIBOR Determination Date the Trustee shall determine LIBOR on the basis of the offered LIBOR quotations of the Reference Banks as of 11:00 a.m. London time on such LIBOR Determination Date as follows:

           (i) If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%);

          (ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be either
      (A) the rate per annum which the Trustee determines to be the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks; and

         (iii) If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

           (b) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Certificate Interest Rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Trustee may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated "LIBO" on the Reuters Monitor Money Rates Service.


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           (c) Within five Business Days of the Trustee's
calculation of the Certificate Interest Rates of the LIBOR Certificates, the Trustee shall furnish to the Company by telecopy (or by such other means as the Trustee and the Company may agree from time to time) such Certificate Interest Rates.

           (d) The Trustee shall provide to Certificateholders who inquire of it by telephone the Certificate Interest Rates of the LIBOR Certificates for the current and immediately preceding
Interest Accrual Period.

           (e) As used herein, "Reference Banks" shall mean no more than four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the "Reuters Screen LIBO Page" (as described in the definition of LIBOR hereof) on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date. The Reference Banks initially shall be: Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Reuters Screen LIBO Page or in any other way fail to meet the qualifications of a Reference Bank, the Trustee, after consultation with the Company, shall use its best efforts to designate alternate Reference Banks.


                            ARTICLE VI

                            THE COMPANY

           Section 6.01. Liability of the Company. The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

           Section 6.02. Merger or Consolidation of, or
Assumption of the Obligations of, the Company. Any corporation into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any corporation succeeding to the business of the Company, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by General Electric Company, or any limited partnership, the sole general partner of which is either the Company or a corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which executes an agreement of assumption to perform every obligation of the Company hereunder, shall be the successor of the Company hereunder, without the execution or filing of any

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paper or any further act on the part of any of the parties
hereto, anything herein to the contrary notwithstanding.

           Section 6.03. Assignment. The Company may assign its rights and delegate its duties and obligations as servicer under this Agreement; provided, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company as servicer hereunder from and after the date of such agreement and (ii) each Rating Agency's rating of any Classes of Certificates in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, the Company will be released from its obligations as servicer hereunder except for liabilities and obligations as servicer incurred prior to such assignment or delegation.

           Section 6.04. Limitation on Liability of the Company and Others. Neither the Company nor any of the directors or officers or employees or agents of the Company shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Company pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Company or by reason of reckless disregard of obligations and duties of the Company hereunder. The Company and any director or officer or employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company and any director or officer or employee or agent of the Company shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion

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may involve it in any expense or liability; provided, however, that the Company may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Company shall be entitled to be reimbursed therefor from amounts credited to the Mortgage Loan Payment Record as provided by Section 3.04.

           Section 6.05. The Company Not to Resign. Subject to the provisions of Sections 6.02 and 6.03, the Company shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Company in accordance with Section 7.02.


                            ARTICLE VII

                              DEFAULT

           Section 7.01.  Events of Default.  If any one of the
following events ("Events of Default") shall occur and be continuing:

           (i) Any failure by the Company to make any payment to the Trustee of funds pursuant to Section 3.02(d) out of which distributions to Certificateholders of any Class are required to be made under the terms of the Certificates and this Agreement which failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

          (ii) Failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Company set forth in the Certificates or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the

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      Trustee, or to the Company and the Trustee by the Holders
      of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

         (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company, or for the winding up or liquidation of the Company's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) The consent by the Company to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to substantially all of its property; or the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Company, either the Trustee, or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 51%, by notice then given in writing to the Company (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Company as servicer under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Company agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Company hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that

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shall at the time be held by the Company and that have been or should have been credited by it to the Mortgage Loan Payment Record, or that have been deposited by the Company in the Certificate Account or are thereafter received by the Company with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as servicer, may become, payable to the Company under this Agreement, the Company shall be entitled to receive out of any delinquent payment on account of interest on a Mortgage Loan, due during the period prior to the notice pursuant to this Section 7.01 which terminates the obligation and rights of the Company hereunder and received after such notice, that portion of such payment which it would have been entitled to retain pursuant to Section 3.04(vi) if such notice had not been given.

           Section 7.02. Trustee to Act; Appointment of
Successor. (a) On and after the time the Company receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Company in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall succeed to all the rights of and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Company in its capacity as servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the Company pursuant to Sections 2.02 and 2.03(a) and, if the Trustee is prohibited by law or regulation from making Monthly Advances, the responsibility to make Monthly Advances pursuant to Section 4.04, shall not be the responsibilities, duties or obligations of the Trustee; and provided further, that any failure of the Trustee to perform such duties and responsibilities that is caused by the Company's failure to cooperate with the Trustee as required by
Section 7.01 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall, except as provided in Section 7.01, be entitled to such compensation as the Company would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution approved to service mortgage loans for either FNMA or FHLMC, having a net worth of not less than $10,000,000, as the successor to the Company hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Company hereunder. Pending appointment of a successor to the Company pursuant to this Article VII, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree;

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provided, however, that no such compensation shall be in excess of that permitted the Company hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

           (b) Any successor, including the Trustee, to the Company as servicer pursuant to this Article VII shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Company is so required pursuant to Section 3.15.

           Section 7.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Company pursuant to this Article VII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                           ARTICLE VIII

                            THE TRUSTEE

           Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

           No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

           (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the

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      performance of such duties and obligations as are
      specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible
      Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

         (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iv) The Trustee shall not be charged with knowledge of
      (A) any failure by the Company to comply with the obligations of the Company referred to in clauses (i) and
      (ii) of Section 7.01, (B) the rating downgrade referred to in the definition of "Trigger Event" or (C) any failure by the Company to comply with the obligations of the Company to record the assignments of Mortgages referred to in
      Section 2.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failures, occurrence or downgrade or the Trustee receives written notice of such failures, occurrence or downgrade from the Company or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%.

           Subject to any obligation of the Trustee to make Monthly Advances as provided herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company under this

Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Company in accordance with the terms of this Agreement.

           Section 8.02.  Certain Matters Affecting the Trustee.
Except as otherwise provided in Section 8.01:

           (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

         (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to

                                107

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      do by Holders of Certificates of each Class affected
      thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand. Nothing in this clause (v) shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

           Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Company.

           Section 8.04. Trustee May Own Certificates. The
Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

           Section 8.05. The Company to Pay Trustee's Fees and Expenses. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for

                                108

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all reasonable expenses, disbursements and advances (including any Monthly Advances of the Trustee not previously reimbursed thereto pursuant to Section 3.04) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Company covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. From time to time, the Trustee may request that the Company debit the Mortgage Loan Payment Record pursuant to Section 3.04 to reimburse the Trustee for any Monthly Advances and Nonrecoverable Advances.

           Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation having its principal office either in the State of New York or in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing business under the laws of such State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an affiliate of the Company. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

           Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.


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           If the conditions in any of the following clauses (i),
(ii) or (iii) shall occur at any time, the Company may remove the
Trustee: (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company; (ii) the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (iii) the replacement of the Trustee with a successor Trustee will enable the Company to avoid (and should, based on the information included in the notice referred to below, result in the avoidance
of) a downgrading of the ratings assigned to the Certificates by the Rating Agencies (whether or not other actions could avoid such downgrading) and no Event of Default, as provided by Section
7.01 hereof, shall have occurred or be continuing; provided, however, that no action shall be taken pursuant to this clause
(iii) unless reasonable notice shall have been provided to the Trustee, which notice shall set forth the basis for any rating downgrade as contemplated by the Rating Agencies and shall also indicate the manner in which such proposed action is intended to avoid such downgrade. If it removes the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

           Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in
Section 8.08.

           Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

           No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

           Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Company shall mail notice of the succession of such Trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

           Section 8.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

           Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Fund, or separate trustee or separate trustees of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

           (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Company hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

         (iii) The Company and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Company.

           Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

           Section 8.11. Compliance with REMIC Provisions; Tax Returns. The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent the Trust Fund from failing to qualify as a REMIC and to prevent the imposition of a tax on the Trust Fund or the REMIC established hereunder. The Trustee, upon request, will furnish the Company with all such information within its possession as may be reasonably required in connection with the preparation of all tax returns of the Trust Fund and any Reserve Fund, and shall, upon request, execute such returns.


                            ARTICLE IX

                            TERMINATION

           Section 9.01. Termination upon Repurchase by the Company or Liquidation of All Mortgage Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Company and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Trustee to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article IX following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all REO Mortgage Loans remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loans described in the following clause) plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate (less any amounts constituting previously unreimbursed Monthly Advances) to the first day of the month in which such purchase price is to be distributed to Certificateholders and (y) the appraised value of any REO Mortgage Loan (less the good faith estimate of the Company of Liquidation Expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Company and the Trustee, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. The right of the Company to repurchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the aggregate of the Scheduled Principal Balance of the Outstanding Mortgage Loans, at the time of any such repurchase, aggregating less than 10 percent of the aggregate of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

           Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the exercise by the Company of its right of repurchase, the Company shall deposit in the Certificate Account not later than 11:00 a.m. on the Business Day prior to the final Distribution Date in next-day funds an amount equal to the price described above. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders an amount equal to the price calculated as above provided, any such repurchase being in lieu of the distribution otherwise required to be made on the Distribution Date upon which the repurchase is effected. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release to the Company the Mortgage Files for the repurchased Mortgage Loans.

           On the final Distribution Date, the Trustee shall distribute amounts on deposit in the Certificate Account in accordance with the applicable priorities provided by Section
4.01. Distributions on each Certificate shall be made on the final Distribution Date in the manner specified in Section 4.02 but only upon presentation and surrender of the Certificates.

           In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

           Section 9.02. Additional Termination Requirements. (a) In the event the Company exercises its purchase option as provided in Section 9.01, the Trust Fund and the REMIC established hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC as defined in section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

           (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under
      Section 9.01, the Company shall prepare and the Trustee shall execute and adopt a plan of complete liquidation for such REMIC within the meaning of section 860F(a)(4)(A)(i) of the Code, which shall be evidenced by such notice; and

          (ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Company for cash in accordance with Section 9.01.

           (b) By their acceptance of the Residual Certificates, the Holders thereof hereby authorize the Trustee to adopt such a plan of complete liquidation which authorization shall be binding on all successor Holders of the Residual Certificates.

           (c) On the final federal income tax return for the REMIC established hereunder, the Trustee will attach a statement specifying the date of the adoption of the plan of liquidation.


                             ARTICLE X

                     MISCELLANEOUS PROVISIONS

           Section 10.01. Amendment. This Agreement may be amended from time to time by the Company and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee and the Company may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has obtained an opinion of independent counsel (which opinion also shall be addressed to the Company) to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

           This Agreement may also be amended from time to time by the Company and the Trustee with the consent of Holders of Certificates evidencing (i) not less than 66% of the Voting Rights of all the Certificates or (ii) Percentage Interests aggregating not less than 66% of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respects the interests of the Holders of any Class of Certificates in any manner other than as described in (a), without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of such Class, or (c) reduce the aforesaid percentages of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

           Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the Trust Fund to tax or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

           Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

           It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

           Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

           For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

           Section 10.03. Limitation on Rights of
Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

           No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

           No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

           Section 10.04. Governing Law. THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER
SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (a) in the case of the Company, to GE Capital Mortgage Services, Inc., 3 Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel, (b) in the case of the Trustee, to State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110, (c) in the case of Fitch, to Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004, Attention: Structured Finance Surveillance, and (d) in the case of Moody's, to Moody's Investors Service, Inc., 99 Church Street, New York 10007, Attention: Mortgage-Backed Securities, or, as to each such Person, at such other address as shall be designated by such Person in a written notice to each other named Person. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

           Section 10.06. Notices to the Rating Agencies. The Company shall deliver written notice of the following events to each Rating Agency promptly following the occurrence thereof: material amendment to this Agreement; any Event of Default; any Trigger Event; change in or termination of the Trustee; removal of the Company or any successor servicer as servicer; repurchase or replacement of any Defective Mortgage Loan pursuant to Section 2.03; and final payment to Certificateholders. In addition, the Company shall deliver copies of the following documents to each Rating Agency at the time such documents are required to be delivered pursuant to this Agreement: monthly statements to Certificateholders pursuant to Section 4.05, annual report of independent accountants pursuant to Section 3.13 and annual servicer compliance report pursuant to Section 3.12. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Agreement.

           Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

           Section 10.08. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee are and shall be deemed fully paid.

                           *     *     *

           IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


                                   GE CAPITAL MORTGAGE
                                   SERVICES, INC.


                                   By:_________________________
                                      Name:
                                      Title:
[SEAL]


Attest:


By:_________________________
   Name:
   Title:
                                   STATE STREET BANK AND
                                   TRUST COMPANY,
                                   as Trustee


                                   By:_________________________
                                      Name:
                                      Title:
[SEAL]


Attest:


By:_________________________
   Name:
   Title:

State of New Jersey  )
                     ) ss.:
County of Camden     )


           On the       day of April, 1997 before me, a notary
public in and for the State of New Jersey, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he/she resides at ______________________________________________________________;
that he/she is a(n) _________________________ of GE Capital
Mortgage Services, Inc., a corporation formed under the laws of the State of New Jersey, one of the parties that executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.




                                   ___________________________
                                          Notary Public



[Notarial Seal]

The Commonwealth of Massachusetts   )
                                    ) ss.:
County of Suffolk                   )


           On the day of April, 1997 before me, a notary public in and for the Commonwealth of Massachusetts, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he/she resides at ______________________________________________________________;
that he/she is a(n) __________________________________ of State
Street Bank and Trust Company, one of the parties that executed the foregoing instrument; that he/she knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Bank; and that he/she signed his/her name thereto by order of the Board of Directors of said Bank.



                                   ___________________________
                                          Notary Public



[Notarial Seal]

                             EXHIBIT A

                       FORMS OF CERTIFICATES

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A1 Certificate
                                    Principal Balance:
Class A1                              $21,540,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T5T4
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-4, issued in twenty-one Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section
III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee
(x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee



(SEAL)
                          By:_____________________________
                          Name:
                          Title:



Countersigned:


By________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:_____________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_______________________________________________________________

_______________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


_______________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________
_______________________________________________________________
_______________________________________________________________

Dated:_________________




______________________________________
Signature by or on behalf of assignor




______________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A2 Certificate
                                    Principal Balance:
Class A2                              $35,773,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T5U1
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A3 Certificate
                                    Principal Balance:
Class A3                              $22,546,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T5V9
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A4 Certificate
                                    Principal Balance:
Class A4                              $29,577,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T5W7
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A5 Certificate
                                    Principal Balance:
Class A5                              $45,556,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T5X5
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A6 Certificate
                                    Principal Balance:
Class A6                              $7,054,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T5Y3
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A6 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A7 Certificate
                                    Principal Balance:
Class A7                              $10,000,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T5Z0
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A7 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A8 Certificate
                                    Principal Balance:
Class A8                              $55,867,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T6A4
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A8 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A9 Certificate
                                    Principal Balance:
Class A9                              $19,614,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T6B2
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A9 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A10 Certificate
                                    Principal Balance:
Class A10                             $34,511,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T6C0
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A10 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A11 Certificate
                                    Principal Balance:
Class A11                             $20,612,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T6D8
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A11 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class A12 Certificate
                                    Principal Balance:
Class A12                             $32,552,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum:  7.50%              Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T6E6
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A12 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class M Certificate
                                    Principal Balance:
Class M                               $4,384,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T6G1
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class M Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-4, issued in twenty-one Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:_______________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_______________________________________________________________

_______________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


_______________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________
_______________________________________________________________
_______________________________________________________________

Dated:______________________




_______________________________________
Signature by or on behalf of assignor




___________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B1 Certificate
                                    Principal Balance:
Class B1                              $3,507,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T6H9
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class B2 Certificate
                                    Principal Balance:
Class B2                              $3,507,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T6J5
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B3 Certificate
                                    Principal Balance:
Class B3                              $1,754,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T5Q0
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-4, issued in twenty-one Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:____________________________
                          Name:
                          Title:



Countersigned:


By________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________

________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________
________________________________________________________________
________________________________________________________________

Dated:____________________________




______________________________________
Signature by or on behalf of assignor




__________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated____________________           ______________________________
                                                       (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the

Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated____________________           ______________________________
                                                       (Signature)


TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated____________________           ______________________________
                                                       (Signature)

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B4 Certificate
                                    Principal Balance:
Class B4                              $526,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T5R8
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN.

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER
RESTRICTIONS AS SET FORTH HEREIN.


     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                              Initial Class B5 Certificate
                                    Principal Balance:
Class B5                              $1,227,126.85

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T5S6
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class R Certificate
                                    Principal Balance:
Class R                               $100.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.50%               Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP:  36157T6K2
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-4, issued in twenty-one Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:_____________________________
                          Name:
                          Title:



Countersigned:


By_________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:_________________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________

________________________________________________________________
            (Please print or typewrite name and address
               including postal zip code of assignee)


________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________
________________________________________________________________
________________________________________________________________

Dated:________________________




________________________________________
Signature by or on behalf of assignor




_____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4

          evidencing a beneficial ownership interest in a
          trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                 GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class PO Certificate
                                       Principal Balance:
Class PO                                  $593,751.00

Certificate Interest                Initial Certificate Principal
  Rate per annum:                      Balance of this Certificate:
non-interest bearing                      $

Cut-off Date:
April 1, 1997

First Distribution Date:            CUSIP: 36157T6F3
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class PO Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-4, issued in twenty-one Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the
"Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or
Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:______________________________
                          Name:
                          Title:



Countersigned:


By________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:______________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_________________________________________________________________

_________________________________________________________________
            (Please print or typewrite name and address
              including postal zip code of assignee)


_________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

Dated:_______________________




_________________________________________
Signature by or on behalf of assignor




______________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON THE CLASS S NOTIONAL PRINCIPAL BALANCE, WHICH, AS OF ANY DISTRIBUTION DATE, IS EQUAL TO THE POOL SCHEDULED PRINCIPAL BALANCE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). CONSEQUENTLY, THE NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.]1

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.]2

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).


--------
1 To be included in Class S Certificate issued to the Company.

2 To be included only in Class S Certificate issued upon resale by the Company, unless such Certificate has been registered under the Act.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.



     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1997-4


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                              Initial Class S Notional
                                    Principal Balance:
Class S                               $321,161,751.06

Certificate Interest                Initial Notional Principal
  Rate per annum: variable          Balance of this Certificate:
                                      $
Cut-off Date:
April 1, 1997

First Distribution Date:
May 27, 1997

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Notional Principal Balance of this Certificate by the aggregate initial Notional Principal Balance of all Class S Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 1997, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1997-4, issued in twenty-one Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any

Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class S Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class S Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such

Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees. The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled

Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                               STATE STREET BANK AND TRUST
                               COMPANY, not in its individual
                               capacity but solely as Trustee


(SEAL)                         By:______________________________
                                  Name:
                                  Title:


Countersigned:


By________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee

Dated:______________

                             ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security or other identifying number of assignee

___________________________________________________________________

___________________________________________________________________
  (Please print or typewrite name and address including postal zip code of assignee)


___________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

___________________________________________________________________
___________________________________________________________________
___________________________________________________________________


Dated:______________________


_______________________________________
Signature by or on behalf of assignor


_______________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           [In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated___________________       __________________________________
                                                     (Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated___________________       __________________________________
                                                   (Signature)

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated___________________       __________________________________
                                                   (Signature)]3

--------
3 To be included only in Class S Certificate issued upon resale by the Company, unless such Certificate has been registered under the Act.

                             EXHIBIT B

                    PRINCIPAL BALANCE SCHEDULES


                                    PAC BALANCES
                          --------------------------------
                                              CLASS A8A
DISTRIBUTION DATE            CLASS A1       PAC COMPONENT
-----------------------   --------------    --------------
Initial Balance........   $21,540,000.00    $30,286,000.00
May 1997...............    21,540,000.00     30,286,000.00
June 1997..............    21,540,000.00     30,286,000.00
July 1997..............    21,540,000.00     30,286,000.00
August 1997............    21,540,000.00     30,286,000.00
September 1997.........    21,540,000.00     30,286,000.00
October 1997...........    21,540,000.00     30,286,000.00
November 1997..........    21,540,000.00     30,286,000.00
December 1997..........    21,540,000.00     30,286,000.00
January 1998...........    21,540,000.00     30,286,000.00
February 1998..........    21,540,000.00     30,286,000.00
March 1998.............    21,540,000.00     30,286,000.00
April 1998.............    21,540,000.00     30,286,000.00
May 1998...............    21,540,000.00     30,286,000.00
June 1998..............    21,540,000.00     30,286,000.00
July 1998..............    21,540,000.00     30,286,000.00
August 1998............    21,540,000.00     30,286,000.00
September 1998.........    21,540,000.00     30,286,000.00
October 1998...........    21,540,000.00     30,286,000.00
November 1998..........    21,540,000.00     30,286,000.00
December 1998..........    21,540,000.00     30,286,000.00
January 1999...........    21,540,000.00     30,286,000.00
February 1999..........    21,540,000.00     30,286,000.00
March 1999.............    21,540,000.00     30,286,000.00
April 1999.............    21,540,000.00     28,589,358.05
May 1999...............    21,540,000.00     26,842,244.36
June 1999..............    21,540,000.00     25,046,239.60
July 1999..............    21,540,000.00     23,202,141.32
August 1999............    21,540,000.00     21,310,770.61
September 1999.........    21,540,000.00     19,428,872.06
October 1999...........    21,540,000.00     17,556,397.33
November 1999..........    21,540,000.00     15,693,298.30
December 1999..........    21,540,000.00     13,839,527.13
January 2000...........    21,540,000.00     11,995,036.22

                                    PAC BALANCES
                          --------------------------------
                                              CLASS A8A
DISTRIBUTION DATE            CLASS A1       PAC COMPONENT
-----------------------   --------------    --------------
February 2000..........    21,540,000.00     10,159,778.20
March 2000.............    21,540,000.00      8,333,705.99
April 2000.............    21,540,000.00      6,516,772.73
May 2000...............    20,998,365.56      5,250,566.25
June 2000..............    19,559,383.06      4,890,753.81
July 2000..............    18,127,600.18      4,532,741.62
August 2000............    16,702,980.22      4,176,520.50
September 2000.........    15,285,486.69      3,822,081.30
October 2000...........    13,875,083.27      3,469,414.97
November 2000..........    12,471,733.84      3,118,512.46
December 2000..........    11,075,402.48      2,769,364.80
January 2001...........     9,686,053.43      2,421,963.04
February 2001..........     8,303,651.16      2,076,298.29
March 2001.............     6,928,160.30      1,732,361.72
April 2001.............     5,559,545.67      1,390,144.52
May 2001...............     4,197,772.29      1,049,637.95
June 2001..............     2,842,805.34        710,833.31
July 2001..............     1,494,610.21        373,721.94
August 2001............       153,152.46         38,295.23
September 2001.........             0.00              0.00

                        TAC BALANCES TABLE




                                           TAC BALANCES
                        --------------------------------------------------
DISTRIBUTION DATE          CLASS A2          CLASS A3          CLASS A4
----------------------  --------------    --------------    --------------
Initial Balance.......  $35,773,000.00    $22,546,000.00    $29,577,000.00
May 1997..............   34,933,239.77     22,546,000.00     29,301,446.25
June 1997.............   33,868,779.53     22,546,000.00     28,952,160.82
July 1997.............   32,580,104.36     22,546,000.00     28,529,302.89
August 1997...........   31,068,193.63     22,546,000.00     28,033,193.82
September 1997........   29,334,601.79     22,546,000.00     27,464,343.67
October 1997..........   27,381,461.70     22,546,000.00     26,823,452.31
November 1997.........   25,211,485.50     22,546,000.00     26,111,409.68
December 1997.........   22,827,963.18     22,546,000.00     25,329,295.35
January 1998..........   20,234,758.63     22,546,000.00     24,478,377.18
February 1998.........   17,436,303.18     22,546,000.00     23,560,109.25
March 1998............   14,437,586.71     22,546,000.00     22,576,128.89
April 1998............   11,244,146.16     22,546,000.00     21,528,252.98
May 1998..............    7,862,051.54     22,546,000.00     20,418,473.29
June 1998.............    4,297,889.51     22,546,000.00     19,248,951.11
July 1998.............      558,744.37     22,546,000.00     18,022,011.05
August 1998...........            0.00     19,198,176.82     16,740,134.04
September 1998........                     15,132,200.21     15,405,949.52
October 1998..........                     10,915,254.69     14,022,226.99
November 1998.........                      6,556,179.10     12,591,866.77
December 1998.........                      2,064,180.84     11,117,890.13
January 1999..........                              0.00      9,603,428.76
February 1999.........                                        8,051,713.72
March 1999............                                        6,466,063.77
April 1999............                                        5,269,052.20
May 1999..............                                        4,057,427.44
June 1999.............                                        2,834,306.78
July 1999.............                                        1,603,038.14
August 1999...........                                          366,987.42
September 1999........                                                0.00
October 1999..........
November 1999.........
December 1999.........
January 2000..........
February 2000.........
March 2000............
April 2000............



                                           TAC BALANCES
                        --------------------------------------------------
DISTRIBUTION DATE          CLASS A5          CLASS A6          CLASS A7
----------------------  --------------    --------------    --------------
Initial Balance.......  $45,556,000.00    $ 7,054,000.00    $10,000,000.00
May 1997..............   45,556,000.00      6,991,500.00     10,062,500.00
June 1997.............   45,556,000.00      6,928,609.38     10,125,390.62
July 1997.............   45,556,000.00      6,865,325.68     10,188,674.32
August 1997...........   45,556,000.00      6,801,646.47     10,252,353.53
September 1997........   45,556,000.00      6,737,569.26     10,316,430.74
October 1997..........   45,556,000.00      6,673,091.57     10,380,908.43
November 1997.........   45,556,000.00      6,608,210.89     10,445,789.11
December 1997.........   45,556,000.00      6,542,924.71     10,511,075.29
January 1998..........   45,556,000.00      6,477,230.49     10,576,769.51
February 1998.........   45,556,000.00      6,411,125.68     10,642,874.32
March 1998............   45,556,000.00      6,344,607.71     10,709,392.29
April 1998............   45,556,000.00      6,277,674.01     10,776,325.99
May 1998..............   45,556,000.00      6,210,321.97     10,843,678.03
June 1998.............   45,556,000.00      6,142,548.99     10,911,451.01
July 1998.............   45,556,000.00      6,074,352.42     10,979,647.58
August 1998...........   45,556,000.00      6,005,729.62     11,048,270.38
September 1998........   45,556,000.00      5,936,677.93     11,117,322.07
October 1998..........   45,556,000.00      5,867,194.67     11,186,805.33
November 1998.........   45,556,000.00      5,797,277.13     11,256,722.87
December 1998.........   45,556,000.00      5,726,922.62     11,327,077.38
January 1999..........   43,004,803.88      5,656,128.38     11,397,871.62
February 1999.........   38,275,894.97      5,584,891.68     11,469,108.32
March 1999............   33,443,568.18      5,513,209.76     11,540,790.24
April 1999............   29,795,631.22      5,441,079.82     11,612,920.18
May 1999..............   26,103,159.99      5,368,499.07     11,685,500.93
June 1999.............   22,375,654.60      5,295,464.69     11,758,535.31
July 1999.............   18,623,317.95      5,221,973.84     11,832,026.16
August 1999...........   14,856,407.72      5,148,023.68     11,905,976.32
September 1999........   12,256,557.25      3,234,586.38     11,980,388.67
October 1999..........   10,197,615.39        603,791.47     12,055,266.10
November 1999.........    8,221,252.67              0.00     10,205,651.70
December 1999.........    6,324,909.82                        7,851,580.43
January 2000..........    4,506,103.97                        5,593,761.61
February 2000.........    2,762,426.41                        3,429,205.12
March 2000............    1,091,540.38                        1,355,010.17
April 2000............            0.00                                0.00

                             EXHIBIT C

                          MORTGAGE LOANS


           [Each Mortgage Loan shall be identified by loan number, address of the Mortgaged Property and name of the Mortgagor. The following details shall be set forth as to each Mortgage Loan: (i) the principal balance at the time of its origination, (ii) the Scheduled Principal Balance as of the Cut-off Date, (iii) the interest rate borne by the Mortgage Note,
(iv) the scheduled monthly level payment of principal and interest, (v) the loan-to-value ratio, (vi) the maturity date of the Mortgage Note and (vii) the Servicing Fee Rate for such Mortgage Loan.]

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:            1
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0001767011     MORTGAGORS: WILLIAMS             THOMAS
                               WILLIAMS             KAREN
    REGION CODE    ADDRESS   : LOT 21 CHANDLEE DRIVE
        04         CITY      :    EAST BRADFORD
                   STATE/ZIP : PA  19382
    MORTGAGE AMOUNT :   236,932.56  OPTION TO CONVERT :
    UNPAID BALANCE :    220,207.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,070.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.62500  MATURITY DATE     :   12/01/17
    CURRENT INT RATE:      9.62500  PRODUCT CODE      :   002
    LTV :                 72.90232
    ---------------------------------------------------------------
0   0002701910     MORTGAGORS: LAMBERT              THOMAS
                               LAMBERT              LINDA
    REGION CODE    ADDRESS   : 32 KNOB HILL ROAD
        01         CITY      :    HACKETTSTOWN
                   STATE/ZIP : NJ  07840
    MORTGAGE AMOUNT :   190,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    174,580.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,694.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :     10.25000  MATURITY DATE     :   02/01/18
    CURRENT INT RATE:     10.25000  PRODUCT CODE      :   002
    LTV :                 88.37200
    ---------------------------------------------------------------
0   0007501638     MORTGAGORS: NEMITZ               TIMOTHY
                               NEMITZ               JOY
    REGION CODE    ADDRESS   : 11925 KEATING DRIVE
        01         CITY      :    TAMPA
                   STATE/ZIP : FL  33626
    MORTGAGE AMOUNT :   286,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,161.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,179.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99000
    ---------------------------------------------------------------
0   0007501935     MORTGAGORS: DE LEON              NATHANIEL
                               DE LEON              MARILYN
    REGION CODE    ADDRESS   : 340 BLAUVELT ROAD
        00         CITY      :    BLAUVELT
                   STATE/ZIP : NY  10913
    MORTGAGE AMOUNT :   179,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    179,281.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,380.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 87.56097
    ---------------------------------------------------------------
0   0007506918     MORTGAGORS: LOWE                 JOHN
                               LOWE                 GARA
    REGION CODE    ADDRESS   : 9004 CATHERINE
        00         CITY      :    PLEASANT VALLEY
                   STATE/ZIP : MO  64068
    MORTGAGE AMOUNT :    76,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     76,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       588.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     969,632.56
                               P & I AMT:      7,912.39
                               UPB AMT:     936,730.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:            2
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007507775     MORTGAGORS: CULLINAN             DENISE

    REGION CODE    ADDRESS   : 177 FEDERAL STREET UNIT 9
        00         CITY      :    FAIRFIELD
                   STATE/ZIP : CT  06432
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0007507858     MORTGAGORS: SOUTHARD             TOMMY
                               SOUTHARD             MELISSA
    REGION CODE    ADDRESS   : 87 OLD SHELBYVILLE ROAD
        00         CITY      :    MCMINNVILLE
                   STATE/ZIP : TN  37110
    MORTGAGE AMOUNT :    43,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     43,219.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       377.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/16
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0007508724     MORTGAGORS: SUTTON               GALE
                               SUTTON               NANCY
    REGION CODE    ADDRESS   : 529 HERON DRIVE
        00         CITY      :    KIMBERLY
                   STATE/ZIP : AL  35091
    MORTGAGE AMOUNT :    46,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     45,778.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       399.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/17
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 69.69697
    ---------------------------------------------------------------
0   0007514078     MORTGAGORS: HANNA                MICHAEL
                               HANNA                CHRISTINA
    REGION CODE    ADDRESS   : 6 FREEMOOR DRIVE
        00         CITY      :    POQUOSON
                   STATE/ZIP : VA  23662
    MORTGAGE AMOUNT :   134,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    134,423.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,001.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 69.17948
    ---------------------------------------------------------------
0   0007517428     MORTGAGORS: MURPHY               STEPHANIE

    REGION CODE    ADDRESS   : 22512 RAVEN WAY
        00         CITY      :    GRAND TERRACE
                   STATE/ZIP : CA  92324
    MORTGAGE AMOUNT :    94,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     94,433.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       677.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     586,900.00
                               P & I AMT:      4,352.24
                               UPB AMT:     585,854.61

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:            3
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007518426     MORTGAGORS: PETERSEN             DAVID
                               PETERSEN             CHERYL
    REGION CODE    ADDRESS   : 2554 N.E. 49TH AVENUE
        00         CITY      :    PORTLAND
                   STATE/ZIP : OR  97213
    MORTGAGE AMOUNT :   122,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    122,055.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       835.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.37356
    ---------------------------------------------------------------
0   0007519648     MORTGAGORS: MORENO               RAFAELA

    REGION CODE    ADDRESS   : 15045 POPLAR AVENUE
        00         CITY      :    LA PUENTE
                   STATE/ZIP : CA  91745
    MORTGAGE AMOUNT :   155,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    154,898.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,150.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.60900
    ---------------------------------------------------------------
0   0007520026     MORTGAGORS: KLIMASEWSKI          DAVID
                               KLIMASEWSKI          BARBARA
    REGION CODE    ADDRESS   : 31974 MT HERMON ROAD
        00         CITY      :    SALISBURY
                   STATE/ZIP : MD  21804
    MORTGAGE AMOUNT :    79,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :     79,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       593.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 88.87653
    ---------------------------------------------------------------
0   0007520778     MORTGAGORS: BRUSCHI              FRANK
                               BRUSCHI              RITA
    REGION CODE    ADDRESS   : 23 CATHLEEN DRIVE
        00         CITY      :    NORTHAMPTON TWP.
                   STATE/ZIP : PA  18954
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 65.78900
    ---------------------------------------------------------------
0   0007522709     MORTGAGORS: MCCRACKEN            DONALD
                               MCCRACKEN            PAMELA
    REGION CODE    ADDRESS   : 1540 ARAPAHOE STREET
        00         CITY      :    SOUTH LAKE TAHOE
                   STATE/ZIP : CA  96150
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.97200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     877,350.00
                               P & I AMT:      6,324.94
                               UPB AMT:     876,854.20

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:            4
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007523608     MORTGAGORS: MCREYNOLDS           LYDIA

    REGION CODE    ADDRESS   : 1506 MAIN STREET SW
        00         CITY      :    ROANOKE
                   STATE/ZIP : VA  24015
    MORTGAGE AMOUNT :    50,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :     50,099.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       368.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0007523889     MORTGAGORS: LANE                 RITA

    REGION CODE    ADDRESS   : 14625 HIDDEN WOOD ROAD
        00         CITY      :    JAMUL
                   STATE/ZIP : CA  91935
    MORTGAGE AMOUNT :   289,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.22078
    ---------------------------------------------------------------
0   0007524457     MORTGAGORS: LEON-CLELAND         KATHLEEN
                               CLELAND              MICHAEL
    REGION CODE    ADDRESS   : 9218 LAGRIMA DE ORO N.E.
        00         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87111
    MORTGAGE AMOUNT :    98,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     98,533.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       723.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.51613
    ---------------------------------------------------------------
0   0007524853     MORTGAGORS: WALKOWIAK            GENE
                               WALKOWIAK            JUDITH
    REGION CODE    ADDRESS   : 10223 RUE CHAMONIX
        00         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   225,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,636.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 47.01041
    ---------------------------------------------------------------
0   0007525439     MORTGAGORS: TAYLOR               GREGORY
                               TAYLOR               DEBORAH
    REGION CODE    ADDRESS   : 48 SOMER AVENUE
        00         CITY      :    MAPLEWOOD
                   STATE/ZIP : NJ  07040
    MORTGAGE AMOUNT :   141,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    141,204.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,025.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.03140
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     805,500.00
                               P & I AMT:      5,853.40
                               UPB AMT:     805,088.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:            5
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007526197     MORTGAGORS: MICCO                ALAN
                               MICCO                JOYCE
    REGION CODE    ADDRESS   : 1368 NOTRE DAME DRIVE
        00         CITY      :    LEMONT
                   STATE/ZIP : IL  60439
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.03081
    ---------------------------------------------------------------
0   0007526452     MORTGAGORS: WIEBLER              JOHN
                               WIEBLER              KAREN
    REGION CODE    ADDRESS   : 8737 SLEEPY HOLLOW LANE
        00         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   311,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,735.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,261.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98718
    ---------------------------------------------------------------
0   0007527591     MORTGAGORS: ULISNEY              DAVID
                               ULISNEY              KAREN
    REGION CODE    ADDRESS   : 19304 MOONRIDGE DRIVE
        00         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20876
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,848.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,595.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 86.61417
    ---------------------------------------------------------------
0   0007527617     MORTGAGORS: MOORE                J.
                               MOORE                GLENDA
    REGION CODE    ADDRESS   : 210 RED HILL ROAD
        00         CITY      :    ORANGE
                   STATE/ZIP : VA  22960
    MORTGAGE AMOUNT :   259,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,883.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.69325
    ---------------------------------------------------------------
0   0007527633     MORTGAGORS: GAISER               GREGORY
                               GAISER               MARY
    REGION CODE    ADDRESS   : 77 WOODRUFF AVENUE
        00         CITY      :    SCARSDALE
                   STATE/ZIP : NY  10583
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,834.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.57142
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,306,750.00
                               P & I AMT:      9,403.77
                               UPB AMT:   1,306,218.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:            6
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007529761     MORTGAGORS: ERGER                STEVEN
                               ERGER                LINDA
    REGION CODE    ADDRESS   : 4100 ELKHORN DRIVE NE
        00         CITY      :    CEDAR RAPIDS
                   STATE/ZIP : IA  52411
    MORTGAGE AMOUNT :   188,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    188,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,330.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0007531403     MORTGAGORS: GOOD                 DARYL
                               GOOD                 MARY
    REGION CODE    ADDRESS   : 636 LORETTA DRIVE
        00         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,597.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 64.36360
    ---------------------------------------------------------------
0   0007531460     MORTGAGORS: KELLY                RICHARD
                               KELLY                MARLENE
    REGION CODE    ADDRESS   : 908 WILLIAM MEADE COURT
        00         CITY      :    DAVIDSONVILLE
                   STATE/ZIP : MD  21035
    MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,312.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,902.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 61.74418
    ---------------------------------------------------------------
0   0007531478     MORTGAGORS: HILDEBRANDT          STANLEY
                               HILDEBRANDT          ISABEL
    REGION CODE    ADDRESS   : 809 MORADA PLACE
        00         CITY      :    ALTADENA
                   STATE/ZIP : CA  91001
    MORTGAGE AMOUNT :   160,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    159,779.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,160.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.39449
    ---------------------------------------------------------------
0   0007532153     MORTGAGORS: FAIRBROTHER          MARCUS
                               FAIRBROTHER          MARGARET
    REGION CODE    ADDRESS   : 4410 HIGHLAND AVENUE
        00         CITY      :    BETHESDA
                   STATE/ZIP : MD  20814
    MORTGAGE AMOUNT :   234,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,775.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.98600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,202,450.00
                               P & I AMT:      8,633.20
                               UPB AMT:   1,201,867.28

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:            7
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007532815     MORTGAGORS: COBB                 RICHARD

    REGION CODE    ADDRESS   : 41 EAST CONCORD STREET #3
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02118
    MORTGAGE AMOUNT :   116,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    115,851.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       871.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0007533276     MORTGAGORS: SCHWED               KENNETH
                               SCHWED               SUSAN
    REGION CODE    ADDRESS   : 105 BRECKNOCK DRIVE
        01         CITY      :    EXTON
                   STATE/ZIP : PA  19341
    MORTGAGE AMOUNT :   147,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    146,791.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,053.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 82.12200
    ---------------------------------------------------------------
0   0007534910     MORTGAGORS: MORK                 JAMES
                               MORK                 TONI
    REGION CODE    ADDRESS   : 116 AZTEC AVENUE
        01         CITY      :    LOS ALAMOS
                   STATE/ZIP : NM  87544
    MORTGAGE AMOUNT :   164,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    164,490.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,252.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.98500
    ---------------------------------------------------------------
0   0007535586     MORTGAGORS: THOMPSON             GARY
                               THOMPSON             JOAN
    REGION CODE    ADDRESS   : RT 2 BOX 837
        01         CITY      :    GRANGEVILLE
                   STATE/ZIP : ID  83530
    MORTGAGE AMOUNT :   185,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    184,715.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,341.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 62.47800
    ---------------------------------------------------------------
0   0007535784     MORTGAGORS: KING                 PHILLIP
                               KING                 BETTY
    REGION CODE    ADDRESS   : 3581 RHODES AVE
        00         CITY      :    MEMPHIS
                   STATE/ZIP : TN  38111
    MORTGAGE AMOUNT :    58,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     57,881.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       420.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 85.29411
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     670,800.00
                               P & I AMT:      4,939.13
                               UPB AMT:     669,731.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:            8
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007535883     MORTGAGORS: HUGHES               LEE
                               HUGHES               DEBORAH
    REGION CODE    ADDRESS   : 2 SHIRLEY ROAD
        00         CITY      :    TOWNSEND
                   STATE/ZIP : MA  01469
    MORTGAGE AMOUNT :   121,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    121,417.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       892.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0007538234     MORTGAGORS: GOLLEHER             CARL
                               GOLLEHER             LEOTA
    REGION CODE    ADDRESS   : 13355 REBECCA LANE
        01         CITY      :    MAYER
                   STATE/ZIP : AZ  86333
    MORTGAGE AMOUNT :    54,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     53,927.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       396.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0007538333     MORTGAGORS: JACKSON              SHARON

    REGION CODE    ADDRESS   : 3451-53 NORTH 57TH ST.
        01         CITY      :    MILWAUKEE
                   STATE/ZIP : WI  53216
    MORTGAGE AMOUNT :    82,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     81,889.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       601.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 88.64800
    ---------------------------------------------------------------
0   0007538952     MORTGAGORS: MUTTY                PAUL
                               MUTTY                KAY
    REGION CODE    ADDRESS   : 26120 HARBOUR POINTE DRIVE
        01         CITY      :    HARRISON TWP
                   STATE/ZIP : MI  48045
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,524.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,999.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0007539596     MORTGAGORS: SMITH                SHANON
                               SMITH                EILEEN
    REGION CODE    ADDRESS   : 29 UTICA LANE
        00         CITY      :    SOUTH DARTMOUTH
                   STATE/ZIP : MA  02748
    MORTGAGE AMOUNT :    96,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     96,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       712.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     613,600.00
                               P & I AMT:      4,602.16
                               UPB AMT:     612,758.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:            9
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007540305     MORTGAGORS: KUNKES               JOHN

    REGION CODE    ADDRESS   : 2135 WICKLOW ROAD
        00         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60564
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 88.21292
    ---------------------------------------------------------------
0   0007540370     MORTGAGORS: MILLER               DENNIS

    REGION CODE    ADDRESS   : 1716 ELEVENTH AVENUE
        01         CITY      :    GREEN BAY
                   STATE/ZIP : WI  54304
    MORTGAGE AMOUNT :    55,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :     55,780.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       424.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 74.96600
    ---------------------------------------------------------------
0   0007540446     MORTGAGORS: KEICHLINE            JOSEPH

    REGION CODE    ADDRESS   : 1661 NABAL ROAD
        00         CITY      :    LA HABRA HEIGHT
                   STATE/ZIP : CA  90631
    MORTGAGE AMOUNT :   267,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,984.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.55357
    ---------------------------------------------------------------
0   0007541915     MORTGAGORS: PIZZUTO              LAWRENCE
                               PIZZUTO              DONNA
    REGION CODE    ADDRESS   : 5231 ORANGE AVENUE
        00         CITY      :    SEFFNER
                   STATE/ZIP : FL  33584
    MORTGAGE AMOUNT :    52,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     52,164.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       378.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0007542467     MORTGAGORS: MORAN                MICHAEL
                               MORAN                NANCY
    REGION CODE    ADDRESS   : 141 COVE RD
        00         CITY      :    HUNTINGTON
                   STATE/ZIP : NY  11743
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,017.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.79693
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     892,350.00
                               P & I AMT:      6,527.51
                               UPB AMT:     892,244.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           10
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007542954     MORTGAGORS: WALKER               KELLY

    REGION CODE    ADDRESS   : 310 EAST HIGHLAND
        01         CITY      :    RAVENNA
                   STATE/ZIP : OH  44266
    MORTGAGE AMOUNT :    65,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     65,453.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       486.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.92700
    ---------------------------------------------------------------
0   0007543762     MORTGAGORS: PIKE                 THOMAS
                               PIKE                 JOANNE
    REGION CODE    ADDRESS   : 15 FOXGLOVE DRIVE
        00         CITY      :    WARREN
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   476,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    476,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,534.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0007543770     MORTGAGORS: TETTEMER             RICHARD
                               TETTEMER             DEBORAH
    REGION CODE    ADDRESS   : 212 ROCKTOWN-LAMBERTVILLE ROAD
        00         CITY      :    LAMBERTVILLE
                   STATE/ZIP : NJ  08530
    MORTGAGE AMOUNT :   128,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    128,867.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       968.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 69.70270
    ---------------------------------------------------------------
0   0007544257     MORTGAGORS: SMITH                JOSEPH

    REGION CODE    ADDRESS   : 18413 ROCKLAND AVENUE
        01         CITY      :    CLEVELAND
                   STATE/ZIP : OH  44135
    MORTGAGE AMOUNT :    54,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :     54,073.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       387.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0007544646     MORTGAGORS: WHITNER              MICHAEL
                               GILBERT-WHITNER      RUTH
    REGION CODE    ADDRESS   : 82 LEAVITT STREET
        00         CITY      :    HINGHAM
                   STATE/ZIP : MA  02043
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 65.47619
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     999,600.00
                               P & I AMT:      7,419.20
                               UPB AMT:     999,394.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           11
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007545148     MORTGAGORS: DENZLER              EDWARD
                               DENZLER              JACQUELINE
    REGION CODE    ADDRESS   : 416 EWAN ROAD
        00         CITY      :    MULLICA HILL
                   STATE/ZIP : NJ  08062
    MORTGAGE AMOUNT :   310,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,305.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0007545197     MORTGAGORS: GOSS                 JOHN
                               GOSS                 TINA
    REGION CODE    ADDRESS   : 57 SAWGRASS COURT
        00         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89118
    MORTGAGE AMOUNT :   270,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,008.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 56.94700
    ---------------------------------------------------------------
0   0007547706     MORTGAGORS: SHORE                THOMAS
                               SHORE                RACENE
    REGION CODE    ADDRESS   : 6611 GLADEWATER DRIVE
        01         CITY      :    PFAFFTOWN
                   STATE/ZIP : NC  27040
    MORTGAGE AMOUNT :   102,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    102,387.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       752.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0007548076     MORTGAGORS: JONES                WILLIAM
                               ROOZEN               KELLI
    REGION CODE    ADDRESS   : 2719 SOUTH 43RD STREET
        01         CITY      :    MILWAUKEE
                   STATE/ZIP : WI  53219
    MORTGAGE AMOUNT :   123,405.00  OPTION TO CONVERT :
    UNPAID BALANCE :    123,166.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       905.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0007549546     MORTGAGORS: HARWELL              JENNIFER

    REGION CODE    ADDRESS   : 1180 ALLEN LOOP DRIVE
        01         CITY      :    SANTA ROSA BEACH
                   STATE/ZIP : FL  32459
    MORTGAGE AMOUNT :    75,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     74,896.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       543.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.18100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     882,005.00
                               P & I AMT:      6,516.06
                               UPB AMT:     881,450.42

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           12
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0007549637     MORTGAGORS: SCHNEIDER            DAVIS
                               SCHNEIDER            CHRISTINA
    REGION CODE    ADDRESS   : 81 CHERRY DRIVE NW
        01         CITY      :    N CANTON
                   STATE/ZIP : OH  44720
    MORTGAGE AMOUNT :    69,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     68,952.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       500.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0007550080     MORTGAGORS: DEAN                 TAMI

    REGION CODE    ADDRESS   : 1610 KESWICK PLACE DRIVE
        00         CITY      :    LAWRENCEVILLE
                   STATE/ZIP : GA  30245
    MORTGAGE AMOUNT :   137,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    136,908.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,005.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.97400
    ---------------------------------------------------------------
0   0007550429     MORTGAGORS: TATE                 BUCK
                               TATE                 LAURA
    REGION CODE    ADDRESS   : 253 GLENBRIAR CIRCLE
        00         CITY      :    DAYTONA BEACH
                   STATE/ZIP : FL  32114
    MORTGAGE AMOUNT :   120,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    120,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       859.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.21933
    ---------------------------------------------------------------
0   0007558364     MORTGAGORS: EBERHART             ALLAN
                               FAIRCHILD            LISA
    REGION CODE    ADDRESS   : 13476 BREGMAN ROAD
        00         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20904
    MORTGAGE AMOUNT :   271,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,964.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.55072
    ---------------------------------------------------------------
0   0007558984     MORTGAGORS: TREHER               ELIZABETH

    REGION CODE    ADDRESS   : 813 EL PUEBLO
        00         CITY      :    ALAMEDA GRANT
                   STATE/ZIP : NM  87114
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,624.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     821,000.00
                               P & I AMT:      5,954.36
                               UPB AMT:     820,860.58

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           13
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030469019     MORTGAGORS: MONTALVO             RAYMOND
                               MONTALVO             JERI
    REGION CODE    ADDRESS   : 1321 CHELSEA AVENUE
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  92404
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,680.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,576.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/26
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030473573     MORTGAGORS: ROSEN                ROBERT
                               ROSEN                MARY
    REGION CODE    ADDRESS   : 5870 OAK HOLLOW LANE
        01         CITY      :    OVIEDO
                   STATE/ZIP : FL  32765
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,434.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 58.06400
    ---------------------------------------------------------------
0   0030505333     MORTGAGORS: SPERLING             PHILLIP
                               SPERLING             SHAROL
    REGION CODE    ADDRESS   : 28085 N. PENNINSULA
        01         CITY      :    ARROWHEAD
                   STATE/ZIP : CA  92352
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.92200
    ---------------------------------------------------------------
0   0030509053     MORTGAGORS: HENNESSEY            JOHN
                               HENNESSEY            CHRISTINE
    REGION CODE    ADDRESS   : 12230 CHATEAU COURT
        01         CITY      :    FISHERS
                   STATE/ZIP : IN  46038
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,731.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,935.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 76.92300
    ---------------------------------------------------------------
0   0030520407     MORTGAGORS: LIGHT                CYRIL
                               LIGHT                ORLY
    REGION CODE    ADDRESS   : 3196 BREMERTON PLACE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 70.73600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,724,000.00
                               P & I AMT:     12,512.35
                               UPB AMT:   1,719,183.42

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           14
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030529515     MORTGAGORS: BECTON               CHARLES
                               BECTON               DORIS
    REGION CODE    ADDRESS   : 200 CHADWICK DRIVE
        01         CITY      :    WEST MONROE
                   STATE/ZIP : LA  71291
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,834.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030534721     MORTGAGORS: GIBSON               JOHN

    REGION CODE    ADDRESS   : 829 KELAIRE COURT
        01         CITY      :    DESTIN
                   STATE/ZIP : FL  32541
    MORTGAGE AMOUNT :   275,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,337.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,142.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 87.87800
    ---------------------------------------------------------------
0   0030549745     MORTGAGORS: JACKSON              RAYMOND
                               JACKSON              LYNN
    REGION CODE    ADDRESS   : 5907 EAST HIDDEN SPRINGS ROAD
        01         CITY      :    CAVE CREEK
                   STATE/ZIP : AZ  85331
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,856.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,633.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030553663     MORTGAGORS: DICKENS              HARRY
                               DICKENS              OLEETA
    REGION CODE    ADDRESS   : 9525 HEMPLE COVE BLVD
        01         CITY      :    WINDEMERE
                   STATE/ZIP : FL  34786
    MORTGAGE AMOUNT :   231,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,066.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,818.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 79.97300
    ---------------------------------------------------------------
0   0030554547     MORTGAGORS: YU                   ANTONIO
                               YU                   MALOURDES
    REGION CODE    ADDRESS   : 5452 WEST MOHAWK LANE
        01         CITY      :    GLENDALE
                   STATE/ZIP : AZ  85308
    MORTGAGE AMOUNT :   219,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,966.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,613.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.97700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,186,600.00
                               P & I AMT:      8,948.89
                               UPB AMT:   1,184,061.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           15
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030554711     MORTGAGORS: MATTSON              KENNETH
                               MATTSON              ROBIN
    REGION CODE    ADDRESS   : 322 WINCHESTER STREET
        01         CITY      :    WARRENTON
                   STATE/ZIP : VA  22186
    MORTGAGE AMOUNT :   231,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,158.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   05/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030554992     MORTGAGORS: WISHNER              KATHLEEN
                               WISHNER              WILLIAM
    REGION CODE    ADDRESS   : 5870 SUNSET LANE
        01         CITY      :    INDIANAPOLIS
                   STATE/ZIP : IN  46208
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,605.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,900.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 87.33600
    ---------------------------------------------------------------
0   0030566590     MORTGAGORS: ROTHENBERGER         SCOTT
                               ROTHENBERGER         VICKI
    REGION CODE    ADDRESS   : 10 HALL AVENUE
        01         CITY      :    SALEM
                   STATE/ZIP : NH  03079
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,322.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,955.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030587711     MORTGAGORS: MC GUCKIN            MICHAEL
                               PERRY                DEBRA
    REGION CODE    ADDRESS   : 33 WOODRUFF LANE
        01         CITY      :    BRIDGEHAMPTON
                   STATE/ZIP : NY  11932
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,845.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,960.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030590277     MORTGAGORS: PAYNE                STANLEY
                               PAYNE                MARY ANN
    REGION CODE    ADDRESS   : ROUTE 1 BOX 80M
        01         CITY      :    MCDADE
                   STATE/ZIP : TX  78650
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,827.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 82.71100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,510,800.00
                               P & I AMT:     11,326.52
                               UPB AMT:   1,506,759.42

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           16
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030591366     MORTGAGORS: MASON                THOMAS
                               MASON                MARY
    REGION CODE    ADDRESS   : 9535 TURNSTONE DRIVE
        01         CITY      :    CLARENCE
                   STATE/ZIP : NY  14031
    MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    431,339.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,207.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030617005     MORTGAGORS: LAKATA               THOMAS
                               LAKATA               REBECCA
    REGION CODE    ADDRESS   : 2217 OAKWOOD COURT
        01         CITY      :    FOGLESVILLE
                   STATE/ZIP : PA  18051
    MORTGAGE AMOUNT :   240,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,974.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,915.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 94.99000
    ---------------------------------------------------------------
0   0030625669     MORTGAGORS: HEGG                 LOWELL
                               HEGG                 PEGGY
    REGION CODE    ADDRESS   : 2751 W 116TH CT.
        01         CITY      :    WESTMINISTER
                   STATE/ZIP : CO  80234
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,121.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,824.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.00900
    ---------------------------------------------------------------
0   0030632558     MORTGAGORS: CASSIDY              ROBERT
                               CASSIDY              VALERIE
    REGION CODE    ADDRESS   : 59 RIDGEFIELD DRIVE
        01         CITY      :    SHOREHAM
                   STATE/ZIP : NY  11786
    MORTGAGE AMOUNT :   191,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    191,380.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,455.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 93.41900
    ---------------------------------------------------------------
0   0030632665     MORTGAGORS: LEFLER               RHONDA
                               RAFT                 SCOTT
    REGION CODE    ADDRESS   : 1235 HARBOR BOULEVARD
        01         CITY      :    TRENTON
                   STATE/ZIP : MI  48183
    MORTGAGE AMOUNT :    69,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     69,250.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       536.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.96598
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,174,100.00
                               P & I AMT:      8,939.93
                               UPB AMT:   1,170,068.07

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           17
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030639884     MORTGAGORS: BAKER                HOYT
                               BAKER                CONNIE
    REGION CODE    ADDRESS   : 16020 ASTON COURT
        01         CITY      :    CHESTERFIELD
                   STATE/ZIP : MO  63005
    MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,617.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,833.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 62.76300
    ---------------------------------------------------------------
0   0030640114     MORTGAGORS: HELLER               PEGGY
                               WYDEN                ANNE
    REGION CODE    ADDRESS   : 1145 MAJORS POND ROAD
        01         CITY      :    ORIENT
                   STATE/ZIP : NY  11957
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 36.40700
    ---------------------------------------------------------------
0   0030647408     MORTGAGORS: PINTER               MARK
                               PINTER               JULIANNA
    REGION CODE    ADDRESS   : 5101 MARBLE FALLS LN
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   371,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,761.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,886.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 72.76400
    ---------------------------------------------------------------
0   0030647739     MORTGAGORS: MCEVOY               STEVEN
                               MCEVOY               ANNE
    REGION CODE    ADDRESS   : 5333 CENTRAL AVE
        01         CITY      :    OCEAN CITY
                   STATE/ZIP : NJ  08226
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,293.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,768.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030665939     MORTGAGORS: MARSHALL             BRUCE
                               WADE                 EUGENE
    REGION CODE    ADDRESS   : MOUNTAINVIEW ROAD
        01         CITY      :    CHESTER
                   STATE/ZIP : NY  10918
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,064.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,531.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 87.34100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,409,600.00
                               P & I AMT:     10,671.22
                               UPB AMT:   1,405,737.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           18
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030669766     MORTGAGORS: HARMS                MARK
                               HARMS                LINDSAY
    REGION CODE    ADDRESS   : 1900 LAMINGTON ROAD
        01         CITY      :    BEDMINISTER
                   STATE/ZIP : NJ  07921
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    650,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,769.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 68.42100
    ---------------------------------------------------------------
0   0030672174     MORTGAGORS: GRAY                 HARLIN
                               GRAY                 ANNE
    REGION CODE    ADDRESS   : 10008 VILLAGE GREEN DRIVE
        01         CITY      :    WOODSTOCK
                   STATE/ZIP : MD  21163
    MORTGAGE AMOUNT :   236,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.88900
    ---------------------------------------------------------------
0   0030672539     MORTGAGORS: SENN                 JOCELYN

    REGION CODE    ADDRESS   : 2 SAN RAMON WAY
        01         CITY      :    RICHMOND
                   STATE/ZIP : VA  23231
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,248.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 76.92300
    ---------------------------------------------------------------
0   0030677801     MORTGAGORS: RISING               CHRISTOPHER
                               RISING               PATRICIA
    REGION CODE    ADDRESS   : 66 YALE PLACE
        01         CITY      :    ROCKVILLE CENTRE
                   STATE/ZIP : NY  11570
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,668.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,676.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030678023     MORTGAGORS: HARRIS               LESLIE
                               HARRIS               PAMELA
    REGION CODE    ADDRESS   : 429-435 GREENWICH ST UNIT 3A
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10013
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,394.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,301.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,820,750.00
                               P & I AMT:     13,427.99
                               UPB AMT:   1,818,061.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           19
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030680987     MORTGAGORS: BATTISTINI           GIOVANNI
                               BATTISTINI           LAURA
    REGION CODE    ADDRESS   : 9100 HIDDEN GLEN DRIVE
        01         CITY      :    MENTOR
                   STATE/ZIP : OH  44060
    MORTGAGE AMOUNT :   125,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    124,952.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       929.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 69.98300
    ---------------------------------------------------------------
0   0030683726     MORTGAGORS: DLUGOSZ              JOHN
                               DLUGOSZ              HELEN
    REGION CODE    ADDRESS   : 3212 WOODMOOR DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   214,809.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,362.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,557.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.99900
    ---------------------------------------------------------------
0   0030687024     MORTGAGORS: HOOKS                PERRY
                               HOOKS                DANA
    REGION CODE    ADDRESS   : 18672 POTOMAC STATION DRIVE
        01         CITY      :    LEESBURG
                   STATE/ZIP : VA  20176
    MORTGAGE AMOUNT :   225,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,413.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.99200
    ---------------------------------------------------------------
0   0030688246     MORTGAGORS: LEE                  SAU

    REGION CODE    ADDRESS   : 7 WARWICK AVENUE
        01         CITY      :    SCARSDALE
                   STATE/ZIP : NY  10583
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,598.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 78.94700
    ---------------------------------------------------------------
0   0030692123     MORTGAGORS: CARSTENS             JEFFREY
                               CARSTENS             LORI
    REGION CODE    ADDRESS   : 6940 N CAMINO DE FOSFORO
        01         CITY      :    TUCSON
                   STATE/ZIP : AZ  85718
    MORTGAGE AMOUNT :   229,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,885.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 76.45000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,019,909.00
                               P & I AMT:      7,654.33
                               UPB AMT:   1,018,212.42

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           20
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030692446     MORTGAGORS: WIGHTMAN             RICHARD
                               WIGHTMAN             REGINA
    REGION CODE    ADDRESS   : 31 FERGUSON STREET
        01         CITY      :    POQUOSON
                   STATE/ZIP : VA  23662
    MORTGAGE AMOUNT :   239,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,684.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,739.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030692966     MORTGAGORS: AMMONS               DAVID
                               AMMONS               URSULA
    REGION CODE    ADDRESS   : 37 VIA BANDADA
        01         CITY      :    RANCHO SANTA MARGARITA
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   237,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,694.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,766.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98157
    ---------------------------------------------------------------
0   0030695142     MORTGAGORS: SANDOVAL             LEROY
                               SANDOVAL             JEANINE
    REGION CODE    ADDRESS   : 1211 ELLISON STREET
        01         CITY      :    FALLS CHURCH
                   STATE/ZIP : VA  22046
    MORTGAGE AMOUNT :   263,385.76  OPTION TO CONVERT :
    UNPAID BALANCE :    262,480.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,891.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.81386
    ---------------------------------------------------------------
0   0030696488     MORTGAGORS: HEBERT               PRESTON
                               HEBERT               SHEILA
    REGION CODE    ADDRESS   : 3210 MCLEAN ROAD
        01         CITY      :    PEARLAND
                   STATE/ZIP : TX  77584
    MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,538.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,767.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030698005     MORTGAGORS: JARVIS               BETH
                               JARVIS               MICHAEL
    REGION CODE    ADDRESS   : 2401 FAIR AVENUE
        01         CITY      :    COLUMBUS
                   STATE/ZIP : OH  43209
    MORTGAGE AMOUNT :   277,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,318.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,060.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,262,335.76
                               P & I AMT:      9,224.22
                               UPB AMT:   1,259,717.53

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           21
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030698492     MORTGAGORS: NAPOLITANO           PHILLIP
                               NAPOLITANO           EVELYN
    REGION CODE    ADDRESS   : 200 INTERNATIONAL DR # 508
        01         CITY      :    CAPE CANAVERAL
                   STATE/ZIP : FL  33920
    MORTGAGE AMOUNT :    28,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :     28,798.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       224.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 74.93500
    ---------------------------------------------------------------
0   0030700371     MORTGAGORS: LINTON               MARK
                               LINTON               MARIANNE
    REGION CODE    ADDRESS   : 31 MILLHAVEN ROAD
        01         CITY      :    GLEN MILLS
                   STATE/ZIP : PA  19342
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,841.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,014.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.94700
    ---------------------------------------------------------------
0   0030701528     MORTGAGORS: LONG                 PAUL

    REGION CODE    ADDRESS   : 29 HARROGATE DRIVE
        01         CITY      :    HILTON HEAD ISLAND
                   STATE/ZIP : SC  29928
    MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,735.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,791.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
0   0030703524     MORTGAGORS: BASSIOUNI            DAVID
                               BASSIOUNI            MARY
    REGION CODE    ADDRESS   : 630 FIRST AVENUE UNIT 35C
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10016
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,325.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,629.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 77.77700
    ---------------------------------------------------------------
0   0030704373     MORTGAGORS: GAVIGAN              PATRICK
                               GAVIGAN              JULIE
    REGION CODE    ADDRESS   : 271 CRESCENT KNOLL DR.
        01         CITY      :    LIBERTYVILLE
                   STATE/ZIP : IL  60048
    MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,256.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,788.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,269,600.00
                               P & I AMT:      9,448.47
                               UPB AMT:   1,267,956.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           22
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030704886     MORTGAGORS: HOLLINGSWORTH        JOE
                               HOLLINGSWORTH        CATHY
    REGION CODE    ADDRESS   : 2609 WOODBRIDGE TRAIL
        01         CITY      :    MANSFIELD
                   STATE/ZIP : TX  76063
    MORTGAGE AMOUNT :   250,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,895.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,792.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.44400
    ---------------------------------------------------------------
0   0030707988     MORTGAGORS: GRIFFIN              GLENN
                               GRIFFIN              KATHERINE
    REGION CODE    ADDRESS   : 2346 APPLERIDGE
        01         CITY      :    WALL TWSP
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,648.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,915.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.98700
    ---------------------------------------------------------------
0   0030709752     MORTGAGORS: NASH                 WILLIAM
                               NASH                 JENNIFER
    REGION CODE    ADDRESS   : 3660 WAGON WHEEL WAY
        01         CITY      :    PARK CITY
                   STATE/ZIP : UT  84098
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,688.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,576.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 59.45900
    ---------------------------------------------------------------
0   0030711444     MORTGAGORS: YOXSIMER             STEVEN
                               YOXSIMER             SHARON
    REGION CODE    ADDRESS   : 475 EAGLE RIDGE DRIVE
        01         CITY      :    ASHVILLE
                   STATE/ZIP : NC  28803
    MORTGAGE AMOUNT :   236,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,541.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,736.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.72700
    ---------------------------------------------------------------
0   0030711972     MORTGAGORS: REMBERT              CHARLES
                               REMBERT              ANISSA
    REGION CODE    ADDRESS   : 20480 MCGEES FERRY WAY
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   246,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,321.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,744.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.58700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,214,450.00
                               P & I AMT:      8,765.61
                               UPB AMT:   1,213,095.37

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           23
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030712434     MORTGAGORS: SMITH                DANIEL
                               SMITH                DONNA
    REGION CODE    ADDRESS   : 840 HARBOR VIEW TERRACE
        01         CITY      :    ANNAPOLIS
                   STATE/ZIP : MD  21401
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,266.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,914.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030712467     MORTGAGORS: EWING                KENNETH
                               ERVIN                ANGELA
    REGION CODE    ADDRESS   : 2024 OLD WILLOW WAY
        01         CITY      :    CROFTON
                   STATE/ZIP : MD  21114
    MORTGAGE AMOUNT :   265,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,399.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98700
    ---------------------------------------------------------------
0   0030714422     MORTGAGORS: LUXORO               PAUL
                               LUXORO               KIM
    REGION CODE    ADDRESS   : 132 FINE BOULEVARD
        01         CITY      :    STATEN ISLAND
                   STATE/ZIP : NY  10314
    MORTGAGE AMOUNT :   211,274.10  OPTION TO CONVERT :
    UNPAID BALANCE :    210,833.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,686.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/25
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 76.82600
    ---------------------------------------------------------------
0   0030715700     MORTGAGORS: MICHELSON            DAVID
                               AHN                  YEONMI
    REGION CODE    ADDRESS   : 1264 CLAY SPRINGS DRIVE
        01         CITY      :    CARMEL
                   STATE/ZIP : IN  46032
    MORTGAGE AMOUNT :   275,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,381.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.97100
    ---------------------------------------------------------------
0   0030715833     MORTGAGORS: KESSLER              JAMES

    REGION CODE    ADDRESS   : 5528 OAKFIELD LANE
        01         CITY      :    CLARENCE
                   STATE/ZIP : NY  14221
    MORTGAGE AMOUNT :   233,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,615.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,690.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 91.41800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,249,374.10
                               P & I AMT:      9,356.03
                               UPB AMT:   1,246,496.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           24
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030717755     MORTGAGORS: GUTIERREZ            FRANK

    REGION CODE    ADDRESS   : 19299 S.W. 92 ROAD
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33157
    MORTGAGE AMOUNT :   117,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    116,713.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       899.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 86.66600
    ---------------------------------------------------------------
0   0030717888     MORTGAGORS: BALL                 KAREN

    REGION CODE    ADDRESS   : 4308 MISSION COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22310
    MORTGAGE AMOUNT :   320,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,551.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,349.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.11700
    ---------------------------------------------------------------
0   0030717979     MORTGAGORS: LARSON               MARK
                               LARSON               MARY
    REGION CODE    ADDRESS   : 2315 PROSPECT AVENUE
        01         CITY      :    EVANSTON
                   STATE/ZIP : IL  60201
    MORTGAGE AMOUNT :   277,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,034.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030718951     MORTGAGORS: ALLEN                BRUCE
                               ALLEN                DONNA
    REGION CODE    ADDRESS   : 201 MATZIG  COVE
        01         CITY      :    BUDA
                   STATE/ZIP : TX  78610
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,517.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,349.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.77700
    ---------------------------------------------------------------
0   0030718977     MORTGAGORS: STRAUB               RICHARD
                               STRAUB               ELIZABETH
    REGION CODE    ADDRESS   : 779 FOX HILL ROAD
        01         CITY      :    CHATHAN
                   STATE/ZIP : MA  02633
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,528.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,568.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 58.33300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,396,400.00
                               P & I AMT:     10,201.21
                               UPB AMT:   1,394,511.20

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           25
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030720874     MORTGAGORS: BUCK                 WITHER
                               BUCK                 PATRICIA
    REGION CODE    ADDRESS   : 2209 PARKSIDE DRIVE
        01         CITY      :    MITCHELLVILLE
                   STATE/ZIP : MD  20721
    MORTGAGE AMOUNT :   372,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,671.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030721526     MORTGAGORS: HASSID               TSADIK

    REGION CODE    ADDRESS   : 3750 NOTTINGHAN STREET
        01         CITY      :    WEST UNIVERSITY
                   STATE/ZIP : TX  77005
    MORTGAGE AMOUNT :   291,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,344.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,088.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.99600
    ---------------------------------------------------------------
0   0030722029     MORTGAGORS: NORDEN TRUST         SUSAN

    REGION CODE    ADDRESS   : 907 11TH STREET
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80302
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,480.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030723373     MORTGAGORS: ZEPF                 THOMAS
                               ZEPF                 NANCY
    REGION CODE    ADDRESS   : 7530 WINDING OAKS DRIVE
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80919
    MORTGAGE AMOUNT :   265,999.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,446.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,928.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ---------------------------------------------------------------
0   0030724785     MORTGAGORS: MAIMONE              ROBERT
                               MAIMONE              DEBRA
    REGION CODE    ADDRESS   : 787 WOODROW ROAD
        01         CITY      :    STATEN ISLAND
                   STATE/ZIP : NY  10312
    MORTGAGE AMOUNT :   494,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    493,676.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,667.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.04000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,748,449.00
                               P & I AMT:     12,539.68
                               UPB AMT:   1,746,847.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           26
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030724868     MORTGAGORS: CANTANZARO           BETTY

    REGION CODE    ADDRESS   : 254 SOUTHERN AVENUE
        01         CITY      :    AMBLER
                   STATE/ZIP : PA  19002
    MORTGAGE AMOUNT :    57,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     56,960.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       413.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 65.51724
    ---------------------------------------------------------------
0   0030727416     MORTGAGORS: MORRISON             CLIFFORD
                               CASTILLO             MIGUEL
    REGION CODE    ADDRESS   : 1343 BARROWS ROAD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94610
    MORTGAGE AMOUNT :   319,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,655.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,288.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030727564     MORTGAGORS: SALATA               GERALD
                               SALATA               CHERYL
    REGION CODE    ADDRESS   : 1828 N NANTUCKET
        01         CITY      :    LORAIN
                   STATE/ZIP : OH  44053
    MORTGAGE AMOUNT :    86,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     86,110.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       729.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/17
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030728026     MORTGAGORS: HARTMAN              BRET
                               HARTMAN              TAMMY
    REGION CODE    ADDRESS   : 4910 SKYLINE DRIVE
        01         CITY      :    ALTALOMA
                   STATE/ZIP : CA  91701
    MORTGAGE AMOUNT :   345,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,216.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,568.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.88400
    ---------------------------------------------------------------
0   0030728042     MORTGAGORS: LABATE               GREG
                               LABATE               SOPHIA
    REGION CODE    ADDRESS   : 25 SYCAMORE CANYON DRIVE
        01         CITY      :    DOVE CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   314,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,915.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,279.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99094
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,123,150.00
                               P & I AMT:      8,279.22
                               UPB AMT:   1,120,858.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           27
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030728414     MORTGAGORS: RYAN                 KEVIN
                               RYAN                 LYNNE
    REGION CODE    ADDRESS   : 8321 ARGENT CIRCLE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22030
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,671.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.75700
    ---------------------------------------------------------------
0   0030730337     MORTGAGORS: TAFOYA               ROBERT
                               TAFOYA               DONNA
    REGION CODE    ADDRESS   : 3515 W. CAMERON DRIVE
        01         CITY      :    TOLTEC
                   STATE/ZIP : AZ  85231
    MORTGAGE AMOUNT :    46,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     46,323.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       395.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/17
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 71.38400
    ---------------------------------------------------------------
0   0030730915     MORTGAGORS: BURNS                EMMETT
                               BURNS                JEAN
    REGION CODE    ADDRESS   : 4108 PIMA COTTON DRIVE
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28220
    MORTGAGE AMOUNT :   284,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,259.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,087.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.99300
    ---------------------------------------------------------------
0   0030731368     MORTGAGORS: WHITE                PAUL
                               WHITE                PATRICIA
    REGION CODE    ADDRESS   : 8019 MORNINGSIDE DRIVE
        01         CITY      :    ERIE
                   STATE/ZIP : CO  80516
    MORTGAGE AMOUNT :   221,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,043.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,584.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030731467     MORTGAGORS: QUARTARARO           PAUL
                               CHIULLI              CAROL
    REGION CODE    ADDRESS   : 30 WESTCOTT ROAD
        01         CITY      :    STAMFORD
                   STATE/ZIP : CT  06902
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,668.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.09500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,048,050.00
                               P & I AMT:      7,728.56
                               UPB AMT:   1,046,967.26

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           28
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030731624     MORTGAGORS: PACHECO              ALVIN
                               PACHECO              NANCY
    REGION CODE    ADDRESS   : 4826 RAMCREEK TRAIL
        01         CITY      :    RENO
                   STATE/ZIP : NV  89509
    MORTGAGE AMOUNT :   240,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,480.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.98400
    ---------------------------------------------------------------
0   0030731806     MORTGAGORS: GOLDTHWAITE          STEVEN

    REGION CODE    ADDRESS   : 487 SPLIT ROCK ROAD
        01         CITY      :    ROCKAWAY
                   STATE/ZIP : NJ  07866
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.81100
    ---------------------------------------------------------------
0   0030731889     MORTGAGORS: MURTHY               D.

    REGION CODE    ADDRESS   : 255 HIGH STREET
        01         CITY      :    WINCHESTER
                   STATE/ZIP : MA  01890
    MORTGAGE AMOUNT :   322,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,272.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,310.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030732218     MORTGAGORS: BARNARD              ROBERT
                               BARNARD              PATRICIA
    REGION CODE    ADDRESS   : 3732 WESTBROOKE CIRCLE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30319
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,247.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,912.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 71.20000
    ---------------------------------------------------------------
0   0030732648     MORTGAGORS: BYRNES               KEVIN
                               BYRNES               GINA
    REGION CODE    ADDRESS   : 12850 MACKENZIE DRIVE
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   220,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,551.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,619.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,355,850.00
                               P & I AMT:      9,804.70
                               UPB AMT:   1,354,552.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           29
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030732663     MORTGAGORS: ROBERGE              TIMOTHY
                               ROBERGE              AMY
    REGION CODE    ADDRESS   : 5 FRANKLIN AVENUE
        01         CITY      :    ANDOVER
                   STATE/ZIP : MA  01810
    MORTGAGE AMOUNT :   126,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    126,084.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       908.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030732937     MORTGAGORS: BONDI                LEO
                               BONDI                CHRISTINA
    REGION CODE    ADDRESS   : 3413 SE HART CIRCLE
        01         CITY      :    PORT ST.  LUCIE
                   STATE/ZIP : FL  34984
    MORTGAGE AMOUNT :    80,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     79,902.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       615.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 78.43100
    ---------------------------------------------------------------
0   0030732978     MORTGAGORS: ROSE                 THEODORE
                               LACEY                MELINDA
    REGION CODE    ADDRESS   : 85 DAKOTA DRIVE
        01         CITY      :    HOPEWELL JUNCTION
                   STATE/ZIP : NY  12533
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.06500
    ---------------------------------------------------------------
0   0030733398     MORTGAGORS: SEIPP                NYLE
                               HINKLEY-SEIPP        CYNTHIA
    REGION CODE    ADDRESS   : 1011 YOUNG AVENUE
        01         CITY      :    BEL AIR
                   STATE/ZIP : MD  21014
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,857.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.37900
    ---------------------------------------------------------------
0   0030734107     MORTGAGORS: MAHON                MAUREEN

    REGION CODE    ADDRESS   : 71 EDGEMONT ROAD
        01         CITY      :    UPPER MONTCLAIR
                   STATE/ZIP : NJ  07043
    MORTGAGE AMOUNT :   175,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    175,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,284.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.31400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     865,750.00
                               P & I AMT:      6,420.60
                               UPB AMT:     864,844.69

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           30
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030734149     MORTGAGORS: FRANCHINI            LANCE

    REGION CODE    ADDRESS   : 309 SAPPHIRE DRIVE
        01         CITY      :    JACKSON
                   STATE/ZIP : NJ  08527
    MORTGAGE AMOUNT :    91,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     91,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       659.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.47000
    ---------------------------------------------------------------
0   0030735658     MORTGAGORS: SEITZ                CRAIG
                               SELTZ                KANDICE
    REGION CODE    ADDRESS   : 111 CHERRY VALLEY AVE UNIT 309
        01         CITY      :    GARDEN CITY
                   STATE/ZIP : NY  11530
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,625.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,280.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 68.96500
    ---------------------------------------------------------------
0   0030737274     MORTGAGORS: BIRKELAND            CHRISTIAN
                               BIRKELAND            JILL
    REGION CODE    ADDRESS   : 2911 28TH AVENUE WEST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98199
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,547.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,378.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030737977     MORTGAGORS: GOMEZ                ANTOINE
                               GOMEZ                JEAN
    REGION CODE    ADDRESS   : 10644 EAST ACACIA DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   232,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,170.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,665.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.97600
    ---------------------------------------------------------------
0   0030738033     MORTGAGORS: MILLER               MONTE
                               MILLER               MIRIAM
    REGION CODE    ADDRESS   : 32 BAYSIDE TERRACE
        01         CITY      :    GREAT NECK
                   STATE/ZIP : NY  11023
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,563.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,769.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 68.06200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,601,500.00
                               P & I AMT:     11,753.38
                               UPB AMT:   1,599,907.45

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           31
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030738124     MORTGAGORS: DEA                  DAVID
                               CHEW                 DORIS
    REGION CODE    ADDRESS   : 4105 20TH AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  56796
    MORTGAGE AMOUNT :   329,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,795.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,500.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 69.26315
    ---------------------------------------------------------------
0   0030739478     MORTGAGORS: FREIWALD             DAVID
                               FREIWALD             JOYCE
    REGION CODE    ADDRESS   : 1708 SOPLO ROAD SE
        01         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87123
    MORTGAGE AMOUNT :   324,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,084.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,437.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.72900
    ---------------------------------------------------------------
0   0030739734     MORTGAGORS: OLSON                JASON
                               OLSON                DAWN
    REGION CODE    ADDRESS   : 736 SCHOOL LANE
        01         CITY      :    FOLCROFT
                   STATE/ZIP : PA  19032
    MORTGAGE AMOUNT :    85,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     85,441.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       619.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030741771     MORTGAGORS: MORAN                ROBERT
                               WILSON               JENNIFER
    REGION CODE    ADDRESS   : 676 MOUNT VIEW ROAD
        01         CITY      :    BERWYN
                   STATE/ZIP : PA  19312
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,803.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.33900
    ---------------------------------------------------------------
0   0030741821     MORTGAGORS: EIS                  JAMES
                               EIS                  STEPHANIE
    REGION CODE    ADDRESS   : 200 E. MAPLE AVENUE
        01         CITY      :    EL SEGUNDO
                   STATE/ZIP : CA  90245
    MORTGAGE AMOUNT :   276,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,068.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,004.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,315,450.00
                               P & I AMT:      9,790.39
                               UPB AMT:   1,314,193.38

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           32
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030742134     MORTGAGORS: DEVINE               SANDRA
                               DEVINE               ROBERT
    REGION CODE    ADDRESS   : 3856 N RIXEY STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    365,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,520.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.49400
    ---------------------------------------------------------------
0   0030742175     MORTGAGORS: GUERRA               JOAQUIM
                               GUERRA               MARIA
    REGION CODE    ADDRESS   : 8 MATTBEN DRIVE
        01         CITY      :    WARREN
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,550.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,736.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 57.14200
    ---------------------------------------------------------------
0   0030742241     MORTGAGORS: BATEMAN              OSGOOD
                               BRAHMAN              SUMANA
    REGION CODE    ADDRESS   : 3105 34TH STREET, NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20008
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,825.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,907.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030742498     MORTGAGORS: ALTMAN               ROBERT
                               ALTMAN               DIANA
    REGION CODE    ADDRESS   : 110 HIGHPOINT ROAD
        01         CITY      :    SCARSDALE
                   STATE/ZIP : NY  10583
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,534.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/17
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 43.90200
    ---------------------------------------------------------------
0   0030742621     MORTGAGORS: PISANO               MICHAEL
                               PISANO               KIM
    REGION CODE    ADDRESS   : 26 WINDY KNOLL DRIVE
        01         CITY      :    ROYERSFORD
                   STATE/ZIP : PA  19468
    MORTGAGE AMOUNT :   231,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,698.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,721.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,486,850.00
                               P & I AMT:     11,123.94
                               UPB AMT:   1,485,609.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           33
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030742860     MORTGAGORS: FEINBERG             SANDER
                               FEINBERG             ANITA
    REGION CODE    ADDRESS   : 287 CARRIAGE HOUSE DRIVE
        01         CITY      :    JERICHO
                   STATE/ZIP : NY  11753
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,752.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,610.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030743173     MORTGAGORS: GINGOLD              CAROL
                               GINGOLD              ALAN
    REGION CODE    ADDRESS   : 17 CERRETTA LANE
        01         CITY      :    SCARSDALE
                   STATE/ZIP : NY  10583
    MORTGAGE AMOUNT :   251,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,022.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,799.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.50000
    ---------------------------------------------------------------
0   0030743371     MORTGAGORS: JONES                ROBERT
                               JONES                MARY
    REGION CODE    ADDRESS   : 2034 LINDA LANE
        01         CITY      :    BENSALEM
                   STATE/ZIP : PA  19020
    MORTGAGE AMOUNT :   125,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    125,813.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       912.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.29078
    ---------------------------------------------------------------
0   0030743389     MORTGAGORS: CASEY                STEVEN
                               CASEY                CASSIDI
    REGION CODE    ADDRESS   : 2800 BROOKSHIRE DRIVE
        01         CITY      :    SOUTHLAKE
                   STATE/ZIP : TX  76092
    MORTGAGE AMOUNT :   353,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,974.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,653.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030743652     MORTGAGORS: GODSHALL             BRAD
                               GODSHALL             PATTY
    REGION CODE    ADDRESS   : 10404 CORINTHIAN AVENUE
        01         CITY      :    STONE HARBOR
                   STATE/ZIP : NJ  08247
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,925.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,362,300.00
                               P & I AMT:      9,901.42
                               UPB AMT:   1,361,563.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           34
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030743702     MORTGAGORS: GRUENDLE             DONNA

    REGION CODE    ADDRESS   : 3006 LAUREL WAY
        01         CITY      :    EMMETT
                   STATE/ZIP : ID  83617
    MORTGAGE AMOUNT :    62,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     62,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       454.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 65.26300
    ---------------------------------------------------------------
0   0030744296     MORTGAGORS: TREVOR               MARTY
                               TREVOR               STACEY
    REGION CODE    ADDRESS   : 19 EUCLID AVENUE
        01         CITY      :    MAPLEWOOD
                   STATE/ZIP : NJ  07040
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,804.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,298.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030744304     MORTGAGORS: EHRLICH              ALEXANDER
                               EHRLICH              MARYILYN
    REGION CODE    ADDRESS   : 96 EDWARD STREET
        01         CITY      :    DEMAREST
                   STATE/ZIP : NJ  07627
    MORTGAGE AMOUNT :   617,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    616,596.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,581.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 57.12900
    ---------------------------------------------------------------
0   0030745806     MORTGAGORS: GERTZ                SUSAN
                               HARTLEY              PATRICK
    REGION CODE    ADDRESS   : 229 36TH AVENUE EAST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98112
    MORTGAGE AMOUNT :   471,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    470,691.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,497.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 68.26000
    ---------------------------------------------------------------
0   0030746036     MORTGAGORS: BERGER               RICHARD
                               BERGER               NANCY
    REGION CODE    ADDRESS   : 115 BRIARHILL DRIVE
        01         CITY      :    AMHERST
                   STATE/ZIP : NY  14221
    MORTGAGE AMOUNT :   236,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,039.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,632.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,692,400.00
                               P & I AMT:     12,464.95
                               UPB AMT:   1,691,132.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           35
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030746044     MORTGAGORS: ZEMEL                DAVID
                               ZEMEL                AVITAL
    REGION CODE    ADDRESS   : 19104 OLD BALTIMORE ROAD
        01         CITY      :    BROOKEVILLE
                   STATE/ZIP : MD  20833
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,817.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,921.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.63501
    ---------------------------------------------------------------
0   0030746705     MORTGAGORS: HAMILTON             JOHN
                               HAMILTON             SUSAN
    REGION CODE    ADDRESS   : 4643 SANTORINI DRIVE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   331,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,233.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,461.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99800
    ---------------------------------------------------------------
0   0030747265     MORTGAGORS: NOBLE                DAVID
                               NOBLE                LAUREN
    REGION CODE    ADDRESS   : 129 FEATHERBED LANE
        01         CITY      :    RARITAN
                   STATE/ZIP : NJ  08822
    MORTGAGE AMOUNT :   267,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,246.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,103.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 94.15400
    ---------------------------------------------------------------
0   0030747281     MORTGAGORS: RODRIGUEZ            CAMILO
                               RODRIGUEZ            MELBA
    REGION CODE    ADDRESS   : 3830 GLASGOW ROAD
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30062
    MORTGAGE AMOUNT :   263,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,436.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,003.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99000
    ---------------------------------------------------------------
0   0030747364     MORTGAGORS: CULLIGAN             STEVEN
                               CULLIGAN             LUANN
    REGION CODE    ADDRESS   : 3058 EAST COBLE CANYON LANE
        01         CITY      :    SANDY
                   STATE/ZIP : UT  84093
    MORTGAGE AMOUNT :   399,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,151.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,035.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 84.99600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,526,850.00
                               P & I AMT:     11,525.38
                               UPB AMT:   1,525,884.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           36
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030747604     MORTGAGORS: KOZAK                PAUL
                               KOZAK                KAREN
    REGION CODE    ADDRESS   : 5902 EAST CALLE DEL SUD
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85018
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,771.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030747638     MORTGAGORS: MADRAZO              GLENN
                               MADRAZO              ANA
    REGION CODE    ADDRESS   : 1412 ETHEL STREET
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91203
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,669.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030747646     MORTGAGORS: MORGAN               SUSAN
                               BEEBE                F.
    REGION CODE    ADDRESS   : 206 WEST 33RD STREET
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78705
    MORTGAGE AMOUNT :   231,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,594.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,700.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030747844     MORTGAGORS: DONOGHUE-BLAKE       LINDA
                               BLAKE                MAXIMO
    REGION CODE    ADDRESS   : 12-A CONTINENTAL ROAD
        01         CITY      :    WARWICK
                   STATE/ZIP : NY  10990
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,690.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,624.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 63.18700
    ---------------------------------------------------------------
0   0030747984     MORTGAGORS: HAYNES               KENNETH
                               HAYNES               DIANE
    REGION CODE    ADDRESS   : 31560 FORWARD ROAD
        01         CITY      :    MANTON
                   STATE/ZIP : CA  96059
    MORTGAGE AMOUNT :    72,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :     72,654.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       540.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,088,500.00
                               P & I AMT:      7,889.52
                               UPB AMT:   1,087,380.26

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           37
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030748008     MORTGAGORS: SINGH                NAND

    REGION CODE    ADDRESS   : 3 WITHERS WAY
        01         CITY      :    HOCKESSIN
                   STATE/ZIP : DE  19707
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,823.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,004.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 71.63700
    ---------------------------------------------------------------
0   0030748214     MORTGAGORS: RIDGELY              PAUL
                               RIDGELY              VANESSA
    REGION CODE    ADDRESS   : 3097 WHISPERING DRIVE
        01         CITY      :    PRINCE FREDERICK
                   STATE/ZIP : MD  20678
    MORTGAGE AMOUNT :   236,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,758.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98500
    ---------------------------------------------------------------
0   0030748305     MORTGAGORS: ANGELUCCI            MARIO

    REGION CODE    ADDRESS   : 14201 1/2 DICKENS STREET (SHERMAN O
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91423
    MORTGAGE AMOUNT :   150,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    149,902.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,114.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030748503     MORTGAGORS: RAMIREZ              RODOLFO
                               RAMIREZ              GRETCHEN
    REGION CODE    ADDRESS   : 6425 78TH STREET
        01         CITY      :    CABIN JOHN
                   STATE/ZIP : MD  20818
    MORTGAGE AMOUNT :   252,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,989.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,894.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 61.50000
    ---------------------------------------------------------------
0   0030748529     MORTGAGORS: WARD                 SUSAN

    REGION CODE    ADDRESS   : 93 YELLOW SPRINGS ROAD
        01         CITY      :    MALVERN
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   237,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,063.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/17
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 50.06300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,146,850.00
                               P & I AMT:      8,835.46
                               UPB AMT:   1,146,315.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           38
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030748602     MORTGAGORS: LOPEZ                ANTHONY
                               SERRANO-LOPEZ        DEBRA
    REGION CODE    ADDRESS   : 386 DOUGLAS ROAD
        01         CITY      :    ROSELLE
                   STATE/ZIP : NJ  07203
    MORTGAGE AMOUNT :   107,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    107,279.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       797.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030748669     MORTGAGORS: ESKEW                JOSEPHINE

    REGION CODE    ADDRESS   : 401 CORINNE STREET
        01         CITY      :    PINEVILLE
                   STATE/ZIP : LA  71360
    MORTGAGE AMOUNT :    32,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     32,378.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       237.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030748727     MORTGAGORS: MAAS                 GARY
                               MAAS                 PATRICIA
    REGION CODE    ADDRESS   : 2401 W PIKEVIEW COURT
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80120
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,746.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.46500
    ---------------------------------------------------------------
0   0030748859     MORTGAGORS: MOHAJER              FRED
                               MOHAJER              FERI
    REGION CODE    ADDRESS   : 17 LYON
        01         CITY      :    NEWPORT COAST AREA
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,796.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,070.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.63800
    ---------------------------------------------------------------
0   0030749006     MORTGAGORS: MAHR                 THOMAS
                               MAHR                 JILL
    REGION CODE    ADDRESS   : 17530 SHAHARA ROAD
        01         CITY      :    MONUMENT
                   STATE/ZIP : CO  80132
    MORTGAGE AMOUNT :   299,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,221.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     966,000.00
                               P & I AMT:      7,073.52
                               UPB AMT:     965,704.07

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           39
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030749063     MORTGAGORS: SMITH                STANLEY

    REGION CODE    ADDRESS   : 1104A THE SEACREST
        01         CITY      :    HILTON HEAD ISLAND
                   STATE/ZIP : SC  29928
    MORTGAGE AMOUNT :   220,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,538.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,717.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 79.80600
    ---------------------------------------------------------------
0   0030749204     MORTGAGORS: PRICE                CALVIN
                               PRICE                ELAINE
    REGION CODE    ADDRESS   : 7 BANBURY LANE
        01         CITY      :    WEST HARTFORD
                   STATE/ZIP : CT  06107
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,824.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,143.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 74.21000
    ---------------------------------------------------------------
0   0030749220     MORTGAGORS: CHITNIS              GIRISH
                               CHITNIS              POORNIMA
    REGION CODE    ADDRESS   : 1811 MASTERS WAY
        01         CITY      :    CHADDS FORD
                   STATE/ZIP : PA  19317
    MORTGAGE AMOUNT :   344,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,580.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,590.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030749329     MORTGAGORS: COLEMAN              ROBERT
                               COLEMAN              CAROL
    REGION CODE    ADDRESS   : 3750 KELSON COURT
        01         CITY      :    AUBURN
                   STATE/ZIP : CA  95602
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,686.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 69.01400
    ---------------------------------------------------------------
0   0030749550     MORTGAGORS: MCARDLE              KATHERINE

    REGION CODE    ADDRESS   : 1301, 1303, 1301 1/2 ODGEN DR
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90019
    MORTGAGE AMOUNT :   315,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,495.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,373.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,408,500.00
                               P & I AMT:     10,664.98
                               UPB AMT:   1,407,125.42

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           40
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030749733     MORTGAGORS: MESSING              EDWARD
                               MESSING              SUSAN
    REGION CODE    ADDRESS   : 65 KNOLLWOOD DRIVE
        01         CITY      :    ROCHESTER
                   STATE/ZIP : NY  14534
    MORTGAGE AMOUNT :   326,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,481.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 61.02800
    ---------------------------------------------------------------
0   0030749857     MORTGAGORS: PADDEU               DENIS
                               PADDEU               SUSAN
    REGION CODE    ADDRESS   : 12027 BRIDLE POST PLACE
        01         CITY      :    MANASSAS
                   STATE/ZIP : VA  20112
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,798.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030750145     MORTGAGORS: LEONARDO             ALPHONSE
                               LEONARDO             MELODEE
    REGION CODE    ADDRESS   : 22 STONE POST ROAD
        01         CITY      :    LYME
                   STATE/ZIP : CT  06371
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,627.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 45.45400
    ---------------------------------------------------------------
0   0030750285     MORTGAGORS: CALVERT              JEFFREY
                               KONDRACKI            LYNNE
    REGION CODE    ADDRESS   : 445 MAIN ST
        01         CITY      :    ACTON
                   STATE/ZIP : MA  01720
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,406.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 77.27200
    ---------------------------------------------------------------
0   0030750392     MORTGAGORS: SOLOMON              DAVID
                               SOLOMON              JUANITA
    REGION CODE    ADDRESS   : 2014 SPEAR STREET
        01         CITY      :    SHELBURNE
                   STATE/ZIP : VT  05482
    MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,273.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,572.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,548,000.00
                               P & I AMT:     11,250.70
                               UPB AMT:   1,547,199.95

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           41
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030750566     MORTGAGORS: SMOTRICH             GARY
                               SMOTRICH             SUSAN
    REGION CODE    ADDRESS   : 4 GRACE HILL COURT
        01         CITY      :    HOPEWELL
                   STATE/ZIP : NJ  08560
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,746.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,477.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 55.84300
    ---------------------------------------------------------------
0   0030750590     MORTGAGORS: TANDESKE             DUANE
                               TANDESKE             MARGARET
    REGION CODE    ADDRESS   : 1603 HALIFAX WAY
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,840.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.99800
    ---------------------------------------------------------------
0   0030750848     MORTGAGORS: HOBBS                ROGER
                               HOBBS                NANCY
    REGION CODE    ADDRESS   : 542 PICCADILLY PLACE
        01         CITY      :    WINDSOR
                   STATE/ZIP : CA  95492
    MORTGAGE AMOUNT :   243,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,490.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,784.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99900
    ---------------------------------------------------------------
0   0030750954     MORTGAGORS: DEYONG               BRUCE
                               DEYONG               PAULA
    REGION CODE    ADDRESS   : 403 COUNTRY WOOD
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78216
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,690.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,752.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030751044     MORTGAGORS: WARREN               JOHN
                               WARREN               TONI
    REGION CODE    ADDRESS   : 10631 MARY LANE
        01         CITY      :    MANVEL
                   STATE/ZIP : TX  77578
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    149,787.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,074.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.36500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,223,150.00
                               P & I AMT:      8,900.05
                               UPB AMT:   1,221,555.68

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           42
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030751143     MORTGAGORS: FELLOWS              CHRISTOPHER
                               FELLOWS              ALISON
    REGION CODE    ADDRESS   : 731 RIVER COURT
        01         CITY      :    WINCHENDON
                   STATE/ZIP : MA  01475
    MORTGAGE AMOUNT :   112,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    112,220.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       804.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.98300
    ---------------------------------------------------------------
0   0030751655     MORTGAGORS: YOUNG                RONALD
                               YOUNG                NANCY
    REGION CODE    ADDRESS   : 45 HOMESTEAD ROAD
        01         CITY      :    GREENWICH
                   STATE/ZIP : CT  06831
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,742.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,267.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 74.56100
    ---------------------------------------------------------------
0   0030751804     MORTGAGORS: LANDMAN              SCOTT

    REGION CODE    ADDRESS   : 774 DURHAM ROAD
        01         CITY      :    EAST MEADOW
                   STATE/ZIP : NY  11554
    MORTGAGE AMOUNT :   193,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    193,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,473.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030751960     MORTGAGORS: SINACORI             STEPHEN
                               SINACORI             LINDA
    REGION CODE    ADDRESS   : 19 PONDVIEW LANE
        01         CITY      :    OSSINING
                   STATE/ZIP : NY  10562
    MORTGAGE AMOUNT :   252,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,996.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,939.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 76.93900
    ---------------------------------------------------------------
0   0030752075     MORTGAGORS: SYLVA                DAVID
                               SYLVA                MOJGAN
    REGION CODE    ADDRESS   : 3020 ZACK DRIVE
        01         CITY      :    MOUNT AIRY
                   STATE/ZIP : MD  21771
    MORTGAGE AMOUNT :   426,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    425,454.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,200.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.77500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,409,350.00
                               P & I AMT:     10,685.42
                               UPB AMT:   1,408,214.58

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           43
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030752943     MORTGAGORS: KERR                 JIM
                               KERR                 SHERRY
    REGION CODE    ADDRESS   : 495 SMITH ROAD
        01         CITY      :    WATSONVILLE
                   STATE/ZIP : CA  95076
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,082.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,943.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030752984     MORTGAGORS: SHAW                 AMY
                               SHAW                 JACK
    REGION CODE    ADDRESS   : 15435 MEHERRIN COURT
        01         CITY      :    CENTREVILLE
                   STATE/ZIP : VA  20120
    MORTGAGE AMOUNT :   229,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,436.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030753305     MORTGAGORS: WEISENSEEL           JOHN
                               WEISENSEEL           TINA
    REGION CODE    ADDRESS   : 1620 CRESPO DRIVE
        01         CITY      :    LA JOLLA
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   370,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,138.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,653.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030753354     MORTGAGORS: DEBENEDITTIS         JOSEPH
                               DEBENEDITTIS         LINDA
    REGION CODE    ADDRESS   : 29643 PAINT BRUSH DRIVE
        01         CITY      :    EVERGREEN
                   STATE/ZIP : CO  80439
    MORTGAGE AMOUNT :   240,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,158.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,869.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 93.86700
    ---------------------------------------------------------------
0   0030753487     MORTGAGORS: HARRIS               CLINTON
                               HARRIS               THERESA
    REGION CODE    ADDRESS   : 29562 VIA VALVERDE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   260,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,733.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,960.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.99600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,368,800.00
                               P & I AMT:     10,067.89
                               UPB AMT:   1,366,548.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           44
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030753545     MORTGAGORS: OROS                 RICHARD
                               OROS                 SHARON
    REGION CODE    ADDRESS   : 310 VANDERVEER ROAD
        01         CITY      :    BRIDGEWATER
                   STATE/ZIP : NJ  08807
    MORTGAGE AMOUNT :   160,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    159,897.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,202.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 64.00000
    ---------------------------------------------------------------
0   0030753552     MORTGAGORS: GOTTESMAN            GARY
                               GOTTESMAN            ELYSE
    REGION CODE    ADDRESS   : 6 COLT CIRCLE
        01         CITY      :    PRINCETON
                   STATE/ZIP : NJ  08550
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,731.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,722.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.18900
    ---------------------------------------------------------------
0   0030753578     MORTGAGORS: GUTIERREZ            GREGORY
                               GUTIERREZ            LISA
    REGION CODE    ADDRESS   : 2715 EAST LARKWOOD STREET
        01         CITY      :    WEST COVINA
                   STATE/ZIP : CA  91791
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,827.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.85000
    ---------------------------------------------------------------
0   0030753735     MORTGAGORS: JENNINGS             JEFFERY
                               JENNINGS             CHERYL
    REGION CODE    ADDRESS   : 3536 MARSH CREEK WAY
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95758
    MORTGAGE AMOUNT :   253,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,807.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,020.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 94.81900
    ---------------------------------------------------------------
0   0030753776     MORTGAGORS: POWERS               LONNIE
                               ISRAEL               NANCY
    REGION CODE    ADDRESS   : 130 COTTON STREET
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02158
    MORTGAGE AMOUNT :   324,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,326.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,375,750.00
                               P & I AMT:     10,157.63
                               UPB AMT:   1,375,064.95

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           45
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030753883     MORTGAGORS: VUCHIC               BORIS
                               MATHEW               SANDRA
    REGION CODE    ADDRESS   : 10 BEACH AVENUE
        01         CITY      :    MADISON
                   STATE/ZIP : NJ  07940
    MORTGAGE AMOUNT :   226,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,859.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,717.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030753990     MORTGAGORS: MURRAY               LUANN
                               MURRAY               STEVEN
    REGION CODE    ADDRESS   : 8129 PASEO TAXCO
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   258,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,167.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,850.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99100
    ---------------------------------------------------------------
0   0030754519     MORTGAGORS: ROSEBERRY            JOSEPH
                               ROSEBERRY            MICHELLE
    REGION CODE    ADDRESS   : 207 PONTOLBA DRIVE
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : LA  70503
    MORTGAGE AMOUNT :    72,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     72,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       515.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 64.28500
    ---------------------------------------------------------------
0   0030754576     MORTGAGORS: MORGAN               MARK
                               BATEMA               KEITH
    REGION CODE    ADDRESS   : 14 CRESTVIEW
        01         CITY      :    LAS FLORES
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   275,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,023.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.98400
    ---------------------------------------------------------------
0   0030754675     MORTGAGORS: GRAVELINE            ROBERT
                               GRAVELINE            JOY
    REGION CODE    ADDRESS   : 3008 EVERGREEN CIRCLE
        01         CITY      :    AMES
                   STATE/ZIP : IA  50014
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,854.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,076,100.00
                               P & I AMT:      7,962.38
                               UPB AMT:   1,075,777.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           46
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030754741     MORTGAGORS: ANTONVICH            MARK
                               ANTONVICH            DIANE
    REGION CODE    ADDRESS   : 980 WEST SILVER SPRING PLACE
        01         CITY      :    TUSCON
                   STATE/ZIP : AZ  85737
    MORTGAGE AMOUNT :   294,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,107.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,185.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.95400
    ---------------------------------------------------------------
0   0030754865     MORTGAGORS: ANZALONE             MICHAEL
                               ANZALONE             KELLY
    REGION CODE    ADDRESS   : 5840 SLATE HILL PLACE
        01         CITY      :    FREDERICK
                   STATE/ZIP : MD  21701
    MORTGAGE AMOUNT :   259,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,743.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,014.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 94.99000
    ---------------------------------------------------------------
0   0030756837     MORTGAGORS: HAAS                 JOHN

    REGION CODE    ADDRESS   : 3719 N DELAWARE STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,852.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,614.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030756951     MORTGAGORS: RYBICKI              BERTEN
                               RYBICKI              SUSAN
    REGION CODE    ADDRESS   : 9826 E DESERT TRAIL
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    524,647.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,852.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.41300
    ---------------------------------------------------------------
0   0030757041     MORTGAGORS: BURCHFIELD           GARY
                               BURCHFIELD           JOYCE
    REGION CODE    ADDRESS   : 1644 BAHIA VISTA WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   412,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    411,701.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,916.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,710,350.00
                               P & I AMT:     12,582.72
                               UPB AMT:   1,709,052.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           47
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030757058     MORTGAGORS: LAM                  ANDREW
                               LAM                  MILLIE
    REGION CODE    ADDRESS   : 56 BAYPARK CIRCLE
        01         CITY      :    SO SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   367,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,634.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.99100
    ---------------------------------------------------------------
0   0030757207     MORTGAGORS: LOUT                 RANDALL
                               LOUT                 CLARA
    REGION CODE    ADDRESS   : 1702 EAST JEANINE DRIVE
        01         CITY      :    TEMPE
                   STATE/ZIP : AZ  85284
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,320.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030757249     MORTGAGORS: WEYAND               JAMES
                               WEYAND               CYNTHIA
    REGION CODE    ADDRESS   : 326 LYNWOOD DRIVE
        01         CITY      :    SEVERNA PARK
                   STATE/ZIP : MD  21146
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,841.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,604.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030757389     MORTGAGORS: GLASS                CHARLES
                               GLASS                SYDNEY
    REGION CODE    ADDRESS   : 9900 SAN BERNADINO N.E.
        01         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87122
    MORTGAGE AMOUNT :   301,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 66.88800
    ---------------------------------------------------------------
0   0030757488     MORTGAGORS: VERDUGO              GEORGE
                               VERDUGO              SANDRA
    REGION CODE    ADDRESS   : 289 FAWN DRIVE
        01         CITY      :    SEDONA
                   STATE/ZIP : AZ  86336
    MORTGAGE AMOUNT :   353,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,068.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,623.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 74.37800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,520,550.00
                               P & I AMT:     11,083.24
                               UPB AMT:   1,519,981.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           48
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030757967     MORTGAGORS: RAYMOND              CRAIG
                               RAYMOND              NANCY
    REGION CODE    ADDRESS   : LOT #2 FIVE GAITS FARM
        01         CITY      :    SIMSBURY
                   STATE/ZIP : CT  06070
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,700.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,044.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.43900
    ---------------------------------------------------------------
0   0030758379     MORTGAGORS: BENNETT              RICHARD
                               BENNETT              SUSAN
    REGION CODE    ADDRESS   : 7411 S CRESCENT COURT
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80120
    MORTGAGE AMOUNT :   225,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,644.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ---------------------------------------------------------------
0   0030758403     MORTGAGORS: CLARK                JAMES
                               GARDNER-CARMODY      AMY
    REGION CODE    ADDRESS   : 10324 APPLE  PARK COURT
        01         CITY      :    DAYTON
                   STATE/ZIP : OH  45458
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,791.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,113.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.68300
    ---------------------------------------------------------------
0   0030758577     MORTGAGORS: MEYERS               DANIEL
                               MEYERS               DONNA
    REGION CODE    ADDRESS   : 25662 ASHBY WAY
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,575.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,960.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 86.89600
    ---------------------------------------------------------------
0   0030759096     MORTGAGORS: QUINN                CATHERINE

    REGION CODE    ADDRESS   : 12400 VIRNAMWOOD COURT
        01         CITY      :    BURNSVILLE
                   STATE/ZIP : MN  55337
    MORTGAGE AMOUNT :    88,255.00  OPTION TO CONVERT :
    UNPAID BALANCE :     88,139.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       655.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,286,055.00
                               P & I AMT:      9,410.71
                               UPB AMT:   1,284,851.04

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           49
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030759187     MORTGAGORS: SORENSEN             ANDREW
                               SORENSEN             KAREN
    REGION CODE    ADDRESS   : 800 EAST HEARTSTRONE STREET
        01         CITY      :    SUPERIOR
                   STATE/ZIP : CO  80027
    MORTGAGE AMOUNT :   275,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,310.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,997.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030759203     MORTGAGORS: HENSLEY              WELDON
                               HENSLEY              LYNNE
    REGION CODE    ADDRESS   : 14004 BINGHAM DRIVE
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27614
    MORTGAGE AMOUNT :   260,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,954.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ---------------------------------------------------------------
0   0030759211     MORTGAGORS: BRESTEN              PAUL
                               BRESTEN              THERESA
    REGION CODE    ADDRESS   : 25 ZACHARY LANE
        01         CITY      :    READING
                   STATE/ZIP : MA  01867
    MORTGAGE AMOUNT :   399,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,745.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,997.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 76.00000
    ---------------------------------------------------------------
0   0030759286     MORTGAGORS: WARD                 GEORGE
                               WARD                 COLLEEN
    REGION CODE    ADDRESS   : 2808 POINTE COVE ROAD
        01         CITY      :    BLOOMINGTON
                   STATE/ZIP : IN  47401
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,807.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,268.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 77.04000
    ---------------------------------------------------------------
0   0030759617     MORTGAGORS: VALLE                ISMAEL
                               BRITO                DOLORES
    REGION CODE    ADDRESS   : 19 WEST 9TH STREET
        01         CITY      :    BAYONNE
                   STATE/ZIP : NJ  07002
    MORTGAGE AMOUNT :   137,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    137,664.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,047.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,374,450.00
                               P & I AMT:     10,265.76
                               UPB AMT:   1,373,727.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           50
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030759682     MORTGAGORS: CARMEN               ELDON

    REGION CODE    ADDRESS   : 162 BLAIR VALLEY
        01         CITY      :    MARRIETTA
                   STATE/ZIP : GA  30060
    MORTGAGE AMOUNT :   361,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,357.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,653.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030759765     MORTGAGORS: GAETA                ANTHONY
                               WALSH                KATHLEEN
    REGION CODE    ADDRESS   : 11 ADAMS COURT
        01         CITY      :    ROCKVILLE CENTRE
                   STATE/ZIP : NY  11570
    MORTGAGE AMOUNT :   255,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,399.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,987.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030759898     MORTGAGORS: CROWE                JOHN

    REGION CODE    ADDRESS   : 2501 VALASQUEZ DRIVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78703
    MORTGAGE AMOUNT :   349,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,915.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,561.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 46.45400
    ---------------------------------------------------------------
0   0030759906     MORTGAGORS: MAYES                LESTER

    REGION CODE    ADDRESS   : 7392 E VIA ESTRELLA AVENUE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85258
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,800.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,179.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.81100
    ---------------------------------------------------------------
0   0030760151     MORTGAGORS: CHANDONNET           CLAUDE
                               CHANDONNET           LAURA
    REGION CODE    ADDRESS   : 5127 BALTIMORE AVENUE
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20816
    MORTGAGE AMOUNT :   237,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,702.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,500,900.00
                               P & I AMT:     11,084.37
                               UPB AMT:   1,500,072.94

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           51
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030760177     MORTGAGORS: KENT                 RONALD
                               MALONEY              THERESE
    REGION CODE    ADDRESS   : 2112 EAST OCEAN FRONT
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92661
    MORTGAGE AMOUNT :   300,001.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,597.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 23.07700
    ---------------------------------------------------------------
0   0030760417     MORTGAGORS: POMERANTZ            DANIEL
                               BITTERMAN            JACALYN
    REGION CODE    ADDRESS   : 34 BON AIR AVENUE
        01         CITY      :    NEW ROCHELLE
                   STATE/ZIP : NY  10804
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,804.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.41176
    ---------------------------------------------------------------
0   0030760458     MORTGAGORS: RUPRECHT             RONALD
                               RUPRECHT             ANNA
    REGION CODE    ADDRESS   : 521 FORTRESS CIRCLE
        01         CITY      :    LEESBURG
                   STATE/ZIP : VA  20175
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,552.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,180.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.60700
    ---------------------------------------------------------------
0   0030760490     MORTGAGORS: CONNELL              DIANE

    REGION CODE    ADDRESS   : 66 PARSLER PLACE
        01         CITY      :    WOODBRIDGE
                   STATE/ZIP : NJ  07095
    MORTGAGE AMOUNT :    94,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     94,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       700.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030760557     MORTGAGORS: JOHNSON              LONNIE
                               JOHNSON              SYLVIA
    REGION CODE    ADDRESS   : 9525 NW SHADYWOOD LANE
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97229
    MORTGAGE AMOUNT :   234,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,450.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,762.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.98800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,207,001.00
                               P & I AMT:      8,755.76
                               UPB AMT:   1,205,804.79

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           52
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030760565     MORTGAGORS: BASTIDA              ALFONSO
                               BASTIDA              MAGDA
    REGION CODE    ADDRESS   : 2325 LEGGETT LANE
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92833
    MORTGAGE AMOUNT :   268,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,873.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,062.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030761092     MORTGAGORS: WANGERIN             ROBERT
                               WANGERIN             SHEILA
    REGION CODE    ADDRESS   : 37429 S. JADE CREST DRIVE
        01         CITY      :    TUCSON
                   STATE/ZIP : AZ  85739
    MORTGAGE AMOUNT :   233,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,693.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,715.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.98600
    ---------------------------------------------------------------
0   0030761282     MORTGAGORS: ANDERSON             LARRY
                               ANDERSON             KATHRYN
    REGION CODE    ADDRESS   : 8595 EAST SHARON DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   465,175.00  OPTION TO CONVERT :
    UNPAID BALANCE :    464,893.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,576.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 71.56500
    ---------------------------------------------------------------
0   0030761399     MORTGAGORS: FEISS                CHRISTOPHER
                               HUBBARD              HADLEY
    REGION CODE    ADDRESS   : 7704 RIDER HILL ROAD
        01         CITY      :    TOWSON
                   STATE/ZIP : MD  21204
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,743.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,607.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030761498     MORTGAGORS: YANG                 KEBING
                               YAO                  MENG
    REGION CODE    ADDRESS   : 10834 HILLBROOKE LANE
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   325,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,386.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.90100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,656,425.00
                               P & I AMT:     12,348.89
                               UPB AMT:   1,655,403.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           53
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030761571     MORTGAGORS: CRAIGO               DAVID
                               CRIAGO               KRISTINE
    REGION CODE    ADDRESS   : 665 N FRONTAGE RD WEST 31D
        01         CITY      :    VAIL
                   STATE/ZIP : CO  81657
    MORTGAGE AMOUNT :   236,625.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,898.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030761613     MORTGAGORS: COX                  WILLIAM
                               COX                  DORA
    REGION CODE    ADDRESS   : 6455 ARLINGTON BLVD
        01         CITY      :    FALLS CHURCH
                   STATE/ZIP : VA  22042
    MORTGAGE AMOUNT :   294,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,012.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 62.59500
    ---------------------------------------------------------------
0   0030761621     MORTGAGORS: SARTAIN              ERNEST
                               MACE                 KAREN
    REGION CODE    ADDRESS   : 544 ALLENDALE ROAD
        01         CITY      :    KERY BISCAYNE
                   STATE/ZIP : FL  33149
    MORTGAGE AMOUNT :   273,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,381.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,008.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030761654     MORTGAGORS: PORTER               WILLIAM
                               PORTER               MARYL
    REGION CODE    ADDRESS   : 404 WESTLAKE COURT
        01         CITY      :    COPPELL
                   STATE/ZIP : TX  75019
    MORTGAGE AMOUNT :   247,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,783.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ---------------------------------------------------------------
0   0030761738     MORTGAGORS: DIAZ                 HENRY
                               DIAZ                 INEZ
    REGION CODE    ADDRESS   : 5897 PARK CREST
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,597.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,728.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,285,275.00
                               P & I AMT:      9,585.91
                               UPB AMT:   1,283,673.17

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           54
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030761746     MORTGAGORS: WAINWRIGHT           SARAH
                               JANOWITZ             JOEL
    REGION CODE    ADDRESS   : 49 GRENVILLE ROAD
        01         CITY      :    WATERTOWN
                   STATE/ZIP : MA  02172
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,839.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,893.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 77.53800
    ---------------------------------------------------------------
0   0030761803     MORTGAGORS: COOLEY               RICHARD
                               COOLEY               DEBRENEE
    REGION CODE    ADDRESS   : 21000 GIST ROAD
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   497,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    497,066.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,649.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.47700
    ---------------------------------------------------------------
0   0030761951     MORTGAGORS: WEEKES               DOUGLAS

    REGION CODE    ADDRESS   : 10 AMES ROAD
        01         CITY      :    MORRIS TWP
                   STATE/ZIP : NJ  07960
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,321.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030762116     MORTGAGORS: HILL                 RICHARD
                               HILL                 PAMELA
    REGION CODE    ADDRESS   : 120 RIVERCREST DRIVE
        01         CITY      :    GREENVILLE
                   STATE/ZIP : NC  27858
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,285.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/16
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.32300
    ---------------------------------------------------------------
0   0030762314     MORTGAGORS: PARADA               J

    REGION CODE    ADDRESS   : 3010 HEMBREE GROVE DRIVE
        01         CITY      :    ROSWELL
                   STATE/ZIP : GA  30076
    MORTGAGE AMOUNT :   224,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,945.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,624.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,547,500.00
                               P & I AMT:     11,580.11
                               UPB AMT:   1,545,136.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           55
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030762405     MORTGAGORS: HAYEK                KIMBERLY

    REGION CODE    ADDRESS   : 2562 SOUT HAMPTON CIRCLE
        01         CITY      :    DELRAY BEACH
                   STATE/ZIP : FL  33445
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,843.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,915.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 72.00000
    ---------------------------------------------------------------
0   0030762496     MORTGAGORS: ROGERS               WILLIAM
                               ROGERS               BECKY
    REGION CODE    ADDRESS   : 1268 BRANCH MILL ROAD
        01         CITY      :    ARROYO GRANDE
                   STATE/ZIP : CA  93420
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,923.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030762744     MORTGAGORS: WILSON               DAVID
                               LIRA                 VALERIE
    REGION CODE    ADDRESS   : 3742 SEINE COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95127
    MORTGAGE AMOUNT :   229,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,706.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,720.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.96200
    ---------------------------------------------------------------
0   0030763106     MORTGAGORS: BLACKBURN            GARY

    REGION CODE    ADDRESS   : 10903 JADESTONE DRIVE
        01         CITY      :    BAKERSFIELD
                   STATE/ZIP : CA  93311
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,793.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030763361     MORTGAGORS: NAGAHAMA             GUY
                               SCAMPERLE            ELIZABETH
    REGION CODE    ADDRESS   : 40 JOY STREET UNIT # 14
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02114
    MORTGAGE AMOUNT :   326,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,422.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,299,250.00
                               P & I AMT:      9,775.23
                               UPB AMT:   1,298,800.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           56
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030763601     MORTGAGORS: LATIMER              TYRONE

    REGION CODE    ADDRESS   : 31 GLEASON ROAD
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.93600
    ---------------------------------------------------------------
0   0030763734     MORTGAGORS: LACAYO               MAURICIO

    REGION CODE    ADDRESS   : 1905 EAST SAINT ANDREWS DRIVE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33015
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,713.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,951.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030763759     MORTGAGORS: FUJARA               HAROLD
                               FUJARA               KRYSTYNA
    REGION CODE    ADDRESS   : 7112 W. PETERSON
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60631
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,556.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,793.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 72.61500
    ---------------------------------------------------------------
0   0030763767     MORTGAGORS: RAJARATNAM           SANJAY
                               RAJARATNAM           JOSEPHINE
    REGION CODE    ADDRESS   : 41 WISTERIA COURT
        01         CITY      :    PISCATAWAY
                   STATE/ZIP : NJ  08854
    MORTGAGE AMOUNT :   283,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,232.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,204.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 94.98600
    ---------------------------------------------------------------
0   0030763957     MORTGAGORS: BRICKETT             STEPHEN
                               BRICKETT             VINNY
    REGION CODE    ADDRESS   : 2 VERA ROAD
        01         CITY      :    MIDDLETOWN
                   STATE/ZIP : MA  01949
    MORTGAGE AMOUNT :   250,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,627.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,818.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,318,200.00
                               P & I AMT:      9,916.77
                               UPB AMT:   1,317,130.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           57
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030764013     MORTGAGORS: BURNS                DENNIS
                               BURNS                MARTHA
    REGION CODE    ADDRESS   : 41 PARK LANE
        01         CITY      :    ESSEX FELLS
                   STATE/ZIP : NJ  07021
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,070.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.98800
    ---------------------------------------------------------------
0   0030764021     MORTGAGORS: YOUNG                FARON
                               YOUNG                SANDRA
    REGION CODE    ADDRESS   : 454 WAITSBORO DRIVE
        01         CITY      :    SOMERSET
                   STATE/ZIP : KY  42501
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,832.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,975.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.14200
    ---------------------------------------------------------------
0   0030764062     MORTGAGORS: VO                   LINH
                               NGUYEN               DANIEL
    REGION CODE    ADDRESS   : 5802 HOLGER COURT
        01         CITY      :    LAUREL
                   STATE/ZIP : MD  20707
    MORTGAGE AMOUNT :   234,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,649.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,764.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.99300
    ---------------------------------------------------------------
0   0030764096     MORTGAGORS: FLINN                TIMOTHY
                               HAND                 ERIN
    REGION CODE    ADDRESS   : 1716 DURRETT COVE
        01         CITY      :    DUNWOODY
                   STATE/ZIP : GA  30338
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,328.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,949.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030764146     MORTGAGORS: SPELLMAN             JOHN
                               SPELLMAN             ROBIN
    REGION CODE    ADDRESS   : 4008 WATER WILLOW LANE
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : AL  35242
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,798.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,349,400.00
                               P & I AMT:      9,961.35
                               UPB AMT:   1,348,608.80

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           58
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030764252     MORTGAGORS: DEVITO               CONCETTA

    REGION CODE    ADDRESS   : 206-45 WEST SHEARWATER CT
        01         CITY      :    JERSEY CITY
                   STATE/ZIP : NJ  07305
    MORTGAGE AMOUNT :   111,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    111,101.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       865.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
0   0030764427     MORTGAGORS: WELLS                JAN
                               WELLS                TIMOTH
    REGION CODE    ADDRESS   : 19420 S MUIRFIELD CIRCLE
        01         CITY      :    BATON ROUGE
                   STATE/ZIP : LA  70810
    MORTGAGE AMOUNT :   628,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    627,589.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,662.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030764443     MORTGAGORS: VILLAMIL             ALFONSO
                               VILLAMIL             ELENA
    REGION CODE    ADDRESS   : 6149 TARAFAYA DRIVE
        01         CITY      :    CORPUS CHRISTI
                   STATE/ZIP : TX  78414
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,844.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,759.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98900
    ---------------------------------------------------------------
0   0030764542     MORTGAGORS: REYNOLDS             TIMOTHY
                               REYNOLDS             DEBORAH
    REGION CODE    ADDRESS   : 60 SCARBOROUGH PARK
        01         CITY      :    PENFIELD
                   STATE/ZIP : NY  14625
    MORTGAGE AMOUNT :   257,586.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,586.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,912.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.99900
    ---------------------------------------------------------------
0   0030764724     MORTGAGORS: ALEXANDER            PAUL
                               ALEXANDER            DENISE
    REGION CODE    ADDRESS   : 8704 VICTORY LANE
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,822.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.96786
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,485,886.00
                               P & I AMT:     11,006.22
                               UPB AMT:   1,484,943.75

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           59
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030764823     MORTGAGORS: BYKOFSKY             SUSAN
                               BYKOFSKY             MARSHALL
    REGION CODE    ADDRESS   : 5620 SHERRIER PLACE NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20016
    MORTGAGE AMOUNT :   424,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    423,715.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,111.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030764856     MORTGAGORS: AYOUB                DANIEL
                               AYOUB                JENNIFER
    REGION CODE    ADDRESS   : 2938 SMITH FARM WAY
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  22070
    MORTGAGE AMOUNT :   268,580.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,380.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,877.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030764864     MORTGAGORS: SWEENEY              MARK
                               SWEENEY              JULIA
    REGION CODE    ADDRESS   : 4521 GOLF VISTA DRIVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78730
    MORTGAGE AMOUNT :   326,455.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,241.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,423.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ---------------------------------------------------------------
0   0030764880     MORTGAGORS: FRASER               DENISE
                               FRASER               WILLIAM
    REGION CODE    ADDRESS   : 4705 EAGLE FEATHER DRIVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78735
    MORTGAGE AMOUNT :   255,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,536.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,920.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.99200
    ---------------------------------------------------------------
0   0030764930     MORTGAGORS: BERNSTEIN            BRUCE
                               AUFRICHTS-BERNS      SHERYL
    REGION CODE    ADDRESS   : 136 NORTH MAIN STREET
        01         CITY      :    YARDLEY
                   STATE/ZIP : PA  19067
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,829.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,247.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 70.48700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,563,735.00
                               P & I AMT:     11,581.84
                               UPB AMT:   1,562,703.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           60
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030765119     MORTGAGORS: PENICNAK             ADRIAN
                               PENICNAK             FERN
    REGION CODE    ADDRESS   : 151 LOOKOUT ROAD
        01         CITY      :    MOUNTAIN LAKE
                   STATE/ZIP : NJ  07046
    MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    519,668.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,906.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 71.72400
    ---------------------------------------------------------------
0   0030765176     MORTGAGORS: MYERS                BETH
                               MYERS                MARC
    REGION CODE    ADDRESS   : 33 NICKERSON ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02167
    MORTGAGE AMOUNT :   409,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,076.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030765457     MORTGAGORS: MC GRATH             KEVIN
                               MC GRATH             ROBIN
    REGION CODE    ADDRESS   : 3940 GANN ROAD
        01         CITY      :    SYMRNA
                   STATE/ZIP : GA  30082
    MORTGAGE AMOUNT :   224,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,503.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,668.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98900
    ---------------------------------------------------------------
0   0030765739     MORTGAGORS: ROEN                 DUANE
                               ROEN                 MAUREEN
    REGION CODE    ADDRESS   : 2021 E CARMEN STREET
        01         CITY      :    TEMPE
                   STATE/ZIP : AZ  85283
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,858.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,732.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030765754     MORTGAGORS: GOODWIN              BILLY
                               GOODWIN              GAIL
    REGION CODE    ADDRESS   : 1490 WINDSOR COURT
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   222,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,561.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.96800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,604,850.00
                               P & I AMT:     12,076.71
                               UPB AMT:   1,604,091.31

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           61
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030765796     MORTGAGORS: PETERSON             KENNETH
                               PETERSON             CAROLINE
    REGION CODE    ADDRESS   : 905 7TH AVENUE SOUTH
        01         CITY      :    EDMONDS
                   STATE/ZIP : WA  98020
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,127.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.73100
    ---------------------------------------------------------------
0   0030765929     MORTGAGORS: DUHON                MARCUS
                               DUHON                PAULA
    REGION CODE    ADDRESS   : 16113 CRANLEIGH DRIVE
        01         CITY      :    HUNTERSVILLE
                   STATE/ZIP : NC  28078
    MORTGAGE AMOUNT :   227,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,047.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,667.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.98600
    ---------------------------------------------------------------
0   0030766091     MORTGAGORS: MAGRUDER             WALTER

    REGION CODE    ADDRESS   : 10641 MACARTHUR BOULEVARD
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   489,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    489,256.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,637.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 69.99500
    ---------------------------------------------------------------
0   0030766125     MORTGAGORS: DONAHUE              NEAL
                               DONAHUE              KRISTEN
    REGION CODE    ADDRESS   : 325 COLOMBUS AVENUE UNIT #6
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02116
    MORTGAGE AMOUNT :   152,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    151,898.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,115.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030766547     MORTGAGORS: VILLAREALE           CHRISTOPHER
                               VILLAREALE           SUZANNE
    REGION CODE    ADDRESS   : 2010 LORO COURT
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89117
    MORTGAGE AMOUNT :   463,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    463,204.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,482.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,622,600.00
                               P & I AMT:     12,030.00
                               UPB AMT:   1,621,406.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           62
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030766695     MORTGAGORS: O'CONNELL            MARK
                               HAGEN                CONNIE
    REGION CODE    ADDRESS   : 3639 HEATHERSTONE
        01         CITY      :    WINDSOR
                   STATE/ZIP : WI  53590
    MORTGAGE AMOUNT :   227,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,139.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,628.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.98400
    ---------------------------------------------------------------
0   0030766703     MORTGAGORS: TONER                WILLIAM
                               TONER                CAROL
    REGION CODE    ADDRESS   : 14733 EAST MOUNTAIN MAJESTY
        01         CITY      :    FOUNTAIN HILLS
                   STATE/ZIP : AZ  85268
    MORTGAGE AMOUNT :   280,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,084.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98873
    ---------------------------------------------------------------
0   0030767032     MORTGAGORS: FULOP                ALBERT
                               FULOP                ESTHER
    REGION CODE    ADDRESS   : 16 JULIANA PLACE UNIT 123
        01         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11211
    MORTGAGE AMOUNT :   221,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,115.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,701.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030767040     MORTGAGORS: HOLDER               PATRICK
                               HOLDER               LEE
    REGION CODE    ADDRESS   : 304 YORKSHIRE DRIVE
        01         CITY      :    WILLIAMSBURG
                   STATE/ZIP : VA  23185
    MORTGAGE AMOUNT :   287,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,157.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030767131     MORTGAGORS: HAYLEY               DAVID
                               HAYLEY               KELLY
    REGION CODE    ADDRESS   : 3902 EMERALD FALLS DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77059
    MORTGAGE AMOUNT :   282,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,210.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,298,950.00
                               P & I AMT:      9,644.38
                               UPB AMT:   1,298,466.04

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           63
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030767149     MORTGAGORS: MANNING              MEREDITH
                               YOUEL                JEFFREY
    REGION CODE    ADDRESS   : 4885 ALGONQUIN COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,806.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,371.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030767164     MORTGAGORS: CHACON               JEREMIAS
                               CHACON               ABIGAIL
    REGION CODE    ADDRESS   : 12500 STRATFORD GARDEN DRIVE
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20904
    MORTGAGE AMOUNT :   270,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,349.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,891.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.99700
    ---------------------------------------------------------------
0   0030767172     MORTGAGORS: NASUTION             SJAMSIR
                               NASUTION             TINE
    REGION CODE    ADDRESS   : 121 APPLE BLOSSOM WAY
        01         CITY      :    GAITHERSBURG
                   STATE/ZIP : MD  20878
    MORTGAGE AMOUNT :   261,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,220.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,895.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.98500
    ---------------------------------------------------------------
0   0030767180     MORTGAGORS: DILBECK              ERIC
                               DILBECK              SUSAN
    REGION CODE    ADDRESS   : 9508 OAK STREAM COURT
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,834.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,613.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030767206     MORTGAGORS: LYON                 JOHN
                               LYON                 BETTY
    REGION CODE    ADDRESS   : 1420 STABLE LANE
        01         CITY      :    CHARLOTTESVILLE
                   STATE/ZIP : VA  22901
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    650,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,171.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 59.09000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,721,950.00
                               P & I AMT:     12,943.97
                               UPB AMT:   1,721,210.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           64
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030767271     MORTGAGORS: WALSH                JOSEPH
                               WALSH                LORENA
    REGION CODE    ADDRESS   : 1763 WOODLAND AVE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,339.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030767412     MORTGAGORS: WOODBURY             THOMAS

    REGION CODE    ADDRESS   : 12917 CHEROKEE ROAD
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91739
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,848.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,846.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 86.78500
    ---------------------------------------------------------------
0   0030767479     MORTGAGORS: TURMAN               JOHN

    REGION CODE    ADDRESS   : 2045 MONROE AVENUE
        01         CITY      :    BELMONT
                   STATE/ZIP : CA  94002
    MORTGAGE AMOUNT :   296,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,046.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,148.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030767693     MORTGAGORS: BETSINGER            DANIEL
                               BETSINGER            DARILYN
    REGION CODE    ADDRESS   : 1835 ROOSES LANE
        01         CITY      :    INDIANAPOLIS
                   STATE/ZIP : IN  46217
    MORTGAGE AMOUNT :   235,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,645.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030768030     MORTGAGORS: SCHWARTZ             DAVID
                               PRICE-SCHWARTZ       JANE
    REGION CODE    ADDRESS   : 99 PINE RIDGE ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02168
    MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    416,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,088.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,429,550.00
                               P & I AMT:     10,584.63
                               UPB AMT:   1,428,880.80

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           65
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030768089     MORTGAGORS: GARCIA               FRANCISCO

    REGION CODE    ADDRESS   : 2770 BRISTOL DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95127
    MORTGAGE AMOUNT :   124,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    123,922.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       953.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 73.80900
    ---------------------------------------------------------------
0   0030768154     MORTGAGORS: CASEY                KATHLEEN
                               FEASTER              TOD
    REGION CODE    ADDRESS   : 1801 NORTH HERRIN AVENUE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   340,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,171.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,497.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.43300
    ---------------------------------------------------------------
0   0030768162     MORTGAGORS: CHOWDHURY            JASPAL
                               CHOWDHURY            RASHMI
    REGION CODE    ADDRESS   : 4517 MAUREEN CIRCLE
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,824.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,006.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 88.29431
    ---------------------------------------------------------------
0   0030768204     MORTGAGORS: SHEETZ               PATRICIA
                               SHEETZ               ROBERT
    REGION CODE    ADDRESS   : 5509 TANBARK ROAD
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75229
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,825.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,907.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030768279     MORTGAGORS: DUCKETT              GREGORY

    REGION CODE    ADDRESS   : 5719 HIGHLAND AVENUE
        01         CITY      :    LANHAM
                   STATE/ZIP : MD  20706
    MORTGAGE AMOUNT :   220,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,359.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,656.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,208,900.00
                               P & I AMT:      9,022.14
                               UPB AMT:   1,208,103.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           66
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030768352     MORTGAGORS: WOLF                 VALYA

    REGION CODE    ADDRESS   : 10890 SW 38TH DRIVE
        01         CITY      :    DAVIE
                   STATE/ZIP : FL  33328
    MORTGAGE AMOUNT :   312,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,944.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,345.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ---------------------------------------------------------------
0   0030768428     MORTGAGORS: RODGERS              GARY
                               RODGERS              TAMMY
    REGION CODE    ADDRESS   : 22 MILE DRIVE
        01         CITY      :    CHESTER
                   STATE/ZIP : NJ  07930
    MORTGAGE AMOUNT :   261,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,737.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,990.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030768493     MORTGAGORS: LAMB                 ROBERT
                               LAMB                 CONNIE
    REGION CODE    ADDRESS   : 890 GALLANT FOX LANE
        01         CITY      :    DAVIDSONVILLE
                   STATE/ZIP : MD  21035
    MORTGAGE AMOUNT :   242,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,337.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,779.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.61500
    ---------------------------------------------------------------
0   0030768618     MORTGAGORS: MONELL               MICHAEL
                               MONELL               ROBIN
    REGION CODE    ADDRESS   : 1870 STACEY WAY
        01         CITY      :    UPLAND
                   STATE/ZIP : CA  91784
    MORTGAGE AMOUNT :   236,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,087.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.82889
    ---------------------------------------------------------------
0   0030768642     MORTGAGORS: NGUYEN               KHAI
                               PHAM                 LINH
    REGION CODE    ADDRESS   : 499 SUISSE DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95123
    MORTGAGE AMOUNT :   252,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,621.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,305,650.00
                               P & I AMT:      9,639.54
                               UPB AMT:   1,304,728.02

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           67
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030768667     MORTGAGORS: DEVERA               MALOUGE
                               KINGSLEY             GARY
    REGION CODE    ADDRESS   : 222 CUESTA DRIVE
        01         CITY      :    SO. SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,845.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 86.79200
    ---------------------------------------------------------------
0   0030768691     MORTGAGORS: ROWSELL              JOHN
                               ROWSELL              KRISTI
    REGION CODE    ADDRESS   : 600 SUMMERDALE
        01         CITY      :    GLEN ELLYN
                   STATE/ZIP : IL  60137
    MORTGAGE AMOUNT :   334,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,450.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.82000
    ---------------------------------------------------------------
0   0030768717     MORTGAGORS: TURNER               P

    REGION CODE    ADDRESS   : 30452 WINCHESTER ROAD
        01         CITY      :    CASTAIC
                   STATE/ZIP : CA  91384
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,760.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,435.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030768857     MORTGAGORS: SHANKS               ROBERT
                               SHANKS               JO ELLEN
    REGION CODE    ADDRESS   : 10 FOX OAK COURT
        01         CITY      :    SACREMENTO
                   STATE/ZIP : CA  95831
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,756.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,257.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   08/01/25
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030768980     MORTGAGORS: BETESH               STEPHEN
                               BETESH               LISA
    REGION CODE    ADDRESS   : 8 BRIDLE DRIVE
        01         CITY      :    WEST LONG BRANCH
                   STATE/ZIP : NJ  07764
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,065.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,470,500.00
                               P & I AMT:     10,896.54
                               UPB AMT:   1,465,861.82

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           68
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030769020     MORTGAGORS: PITTS                MAUREEN

    REGION CODE    ADDRESS   : 77 NARRAGANSETT ROAD
        01         CITY      :    QUINCY
                   STATE/ZIP : MA  02169
    MORTGAGE AMOUNT :   131,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    131,168.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       997.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 74.15200
    ---------------------------------------------------------------
0   0030769038     MORTGAGORS: MARSH                DOUGLAS
                               BROWN                GLORIA
    REGION CODE    ADDRESS   : 1328 NORTHEAST 40TH STREET
        01         CITY      :    RENTON
                   STATE/ZIP : WA  98056
    MORTGAGE AMOUNT :   239,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,732.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.93300
    ---------------------------------------------------------------
0   0030769095     MORTGAGORS: BRUNKOW              KEVIN
                               BRUNKOW              VIOLA
    REGION CODE    ADDRESS   : 7536 CROOKED OAK COURT
        01         CITY      :    PARKER
                   STATE/ZIP : CO  80134
    MORTGAGE AMOUNT :   319,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,396.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,401.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 88.77700
    ---------------------------------------------------------------
0   0030769103     MORTGAGORS: HERRING              JACKIE
                               MC DONOUGH           JAMES
    REGION CODE    ADDRESS   : 6855 SHADY LAKE LANE
        01         CITY      :    LOOMIS
                   STATE/ZIP : CA  95650
    MORTGAGE AMOUNT :   299,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,044.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,169.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030769277     MORTGAGORS: ELEFSON              DONALD
                               ELEFSON              MARTINE
    REGION CODE    ADDRESS   : 88 RUSSELL ROAD
        01         CITY      :    PRINCETON
                   STATE/ZIP : NJ  08540
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,604.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,357,100.00
                               P & I AMT:      9,906.02
                               UPB AMT:   1,356,608.69

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           69
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030769285     MORTGAGORS: HALL OLSZEWSKI       ELIZABETH
                               OLSZEWSKI            SCOTT
    REGION CODE    ADDRESS   : 6 ALHAMBRA ROAD
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   204,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    204,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,461.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030769293     MORTGAGORS: COHEN                LAWRENCE
                               FABINY               ANNE
    REGION CODE    ADDRESS   : 175 WINTHROP ROAD UNIT#3
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.68400
    ---------------------------------------------------------------
0   0030769327     MORTGAGORS: TOSINI               JOSEPH

    REGION CODE    ADDRESS   : 115 BRIARCLIFF ROAD
        01         CITY      :    SHOREHAM
                   STATE/ZIP : NY  11786
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,863.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ---------------------------------------------------------------
0   0030769400     MORTGAGORS: TATOSIAN             SARKIS
                               TATOSIAN             MAUREEN
    REGION CODE    ADDRESS   : 700 LINDEN AVENUE
        01         CITY      :    WILMETTE
                   STATE/ZIP : IL  60091
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,900.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.20700
    ---------------------------------------------------------------
0   0030769434     MORTGAGORS: BISHOP               PARVIN
                               BISHOP               BONNIE
    REGION CODE    ADDRESS   : 5096 OLD MOUNTAIN TRAIL
        01         CITY      :    POWDER SPRINGS
                   STATE/ZIP : GA  30073
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,389,000.00
                               P & I AMT:     10,197.97
                               UPB AMT:   1,388,863.65

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           70
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030769467     MORTGAGORS: GENTILE              THOMAS
                               BEISE                ELIZABETH
    REGION CODE    ADDRESS   : 9604 GLENCREST LANE
        01         CITY      :    KENSINGTON
                   STATE/ZIP : MD  20895
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,820.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030769517     MORTGAGORS: STEURY               LESLIE

    REGION CODE    ADDRESS   : 1616 ALAMEDA AVENUE
        01         CITY      :    LAKEWOOD
                   STATE/ZIP : OH  44107
    MORTGAGE AMOUNT :    68,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     68,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       516.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.08000
    ---------------------------------------------------------------
0   0030769558     MORTGAGORS: LINDER               MARLIN
                               LINDER               CLARINE
    REGION CODE    ADDRESS   : 0579 NEILSON GULCH RD.
        01         CITY      :    EAGLE
                   STATE/ZIP : CO  81631
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,830.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,849.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030769715     MORTGAGORS: CAREY                PAUL
                               MESSER-CAREY         CYNTHIA
    REGION CODE    ADDRESS   : 2008 INLAND COVE
        01         CITY      :    VIRGINIA BEACH
                   STATE/ZIP : VA  23454
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,841.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,731.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030769806     MORTGAGORS: EARL                 KENNETH
                               SEGOOL-EARL          KIM
    REGION CODE    ADDRESS   : 7997 JENNET STREET
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91701
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,840.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,036,800.00
                               P & I AMT:      7,535.14
                               UPB AMT:   1,036,133.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           71
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030769814     MORTGAGORS: FABRIZIO             VINCENT
                               HOWARD-FABRIZIO      MARIE
    REGION CODE    ADDRESS   : 6411 LAKEVIEW DRIVE
        01         CITY      :    FALLS CHURCH
                   STATE/ZIP : VA  22041
    MORTGAGE AMOUNT :   261,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,405.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,829.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030769954     MORTGAGORS: MORRIS               JUDY

    REGION CODE    ADDRESS   : 3 WINTERBERRY COURT
        01         CITY      :    BOLINGBROOK
                   STATE/ZIP : IL  60440
    MORTGAGE AMOUNT :   223,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,318.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,737.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 89.98400
    ---------------------------------------------------------------
0   0030770127     MORTGAGORS: LONGE                CHRISTOPHER
                               LONGE                FRANCES
    REGION CODE    ADDRESS   : 24084 WESTMONT DRIVE
        01         CITY      :    NOVI
                   STATE/ZIP : MI  48374
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,215.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,138.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.83782
    ---------------------------------------------------------------
0   0030770507     MORTGAGORS: LAMBERT              ADRIAN
                               LAMBERT              MADELEINE
    REGION CODE    ADDRESS   : 3801 YORKSHIRE DRIVE
        01         CITY      :    LAKE CHARLES
                   STATE/ZIP : LA  70605
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,821.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.92300
    ---------------------------------------------------------------
0   0030770549     MORTGAGORS: SCHURIG              JOSEPH
                               SCHULHAFER           KAREN
    REGION CODE    ADDRESS   : 17 WYCHVIEW DRIVE
        01         CITY      :    WESTFIELD
                   STATE/ZIP : NJ  07090
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 77.01100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,281,050.00
                               P & I AMT:      9,280.53
                               UPB AMT:   1,279,761.17

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           72
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030770580     MORTGAGORS: MANAVI               MAHDAD
                               MANAVI               FARANAK
    REGION CODE    ADDRESS   : 6075 CROSSVIEW CIRCLE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   454,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    454,117.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,453.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030770598     MORTGAGORS: SCIRICA              JOSEPH
                               SCIRICA              MARIE
    REGION CODE    ADDRESS   : 27 JAY RD
        01         CITY      :    CHATHAM
                   STATE/ZIP : NJ  07928
    MORTGAGE AMOUNT :   343,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,578.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030770671     MORTGAGORS: MILAZZO              ALAN
                               MILAZZO              LEDA
    REGION CODE    ADDRESS   : 11 CHIPMUNK LANE
        01         CITY      :    NORWALK
                   STATE/ZIP : CT  06850
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,775.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.99600
    ---------------------------------------------------------------
0   0030771042     MORTGAGORS: HARLAN               DOUGLAS
                               POWELL               CHRISTOPHER
    REGION CODE    ADDRESS   : 7934 LARKSPUR LANE
        01         CITY      :    RUSSELL
                   STATE/ZIP : OH  44022
    MORTGAGE AMOUNT :   185,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    185,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,373.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 77.08300
    ---------------------------------------------------------------
0   0030771091     MORTGAGORS: SHARP                PHILIP
                               SHARP                BETH
    REGION CODE    ADDRESS   : 11033 SW 37TH
        01         CITY      :    MANOR DAVIE
                   STATE/ZIP : FL  33328
    MORTGAGE AMOUNT :   282,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,125.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.97200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,507,500.00
                               P & I AMT:     11,306.78
                               UPB AMT:   1,507,217.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           73
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030771174     MORTGAGORS: BANGERT              BRUCE
                               BANGERT              SUZANNE
    REGION CODE    ADDRESS   : 5606 SOUTH HELENA COURT
        01         CITY      :    AURORA
                   STATE/ZIP : CO  80015
    MORTGAGE AMOUNT :   247,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,446.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,881.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 89.06400
    ---------------------------------------------------------------
0   0030771182     MORTGAGORS: JACKSON              CHRISTOPHER
                               JACKSON              ADRIANNE
    REGION CODE    ADDRESS   : 4110 DANIEL GREEN TRAIL
        01         CITY      :    SMYRNA
                   STATE/ZIP : GA  30080
    MORTGAGE AMOUNT :   216,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,615.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.23900
    ---------------------------------------------------------------
0   0030771216     MORTGAGORS: ROBIBERO             ERIC
                               ROBIBERO             JETTE
    REGION CODE    ADDRESS   : 3 ALCOTT ROAD
        01         CITY      :    MAHWAH
                   STATE/ZIP : NJ  07430
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 78.12500
    ---------------------------------------------------------------
0   0030771349     MORTGAGORS: PATTERSON            RANDE
                               PATTERSON            SHARON
    REGION CODE    ADDRESS   : 2807 CORTE ESMERALDA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.84100
    ---------------------------------------------------------------
0   0030771398     MORTGAGORS: O'BRIEN              TERENCE
                               WAITE-O'BRIEN        NANCY
    REGION CODE    ADDRESS   : 463 VEREDA NORTE
        01         CITY      :    PALM SPRINGS
                   STATE/ZIP : CA  92262
    MORTGAGE AMOUNT :   498,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,473.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,703.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,463,150.00
                               P & I AMT:     10,967.95
                               UPB AMT:   1,462,535.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           74
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030771406     MORTGAGORS: ROACH                TIMOTHY
                               ROACH                PRISCILLA
    REGION CODE    ADDRESS   : 11 EDWARD CORRIGAN RD.
        01         CITY      :    NORTH ATTLEBORO
                   STATE/ZIP : MA  02760
    MORTGAGE AMOUNT :   114,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    113,927.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       856.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030771471     MORTGAGORS: DEMOREST             LAWRIE
                               KYSER                L.
    REGION CODE    ADDRESS   : 1263 BEECH VALLEY ROAD
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30306
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,779.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,320.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.94100
    ---------------------------------------------------------------
0   0030771497     MORTGAGORS: FLICKINGER           BRADLEY
                               FLICKINGER           MARGARET
    REGION CODE    ADDRESS   : 1707 VALLEY AVENUE
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,810.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,789.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030771539     MORTGAGORS: STERN                ARON
                               STERN                BARBARA
    REGION CODE    ADDRESS   : 3482 CORTE CLARITA
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   314,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,666.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,283.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ---------------------------------------------------------------
0   0030771570     MORTGAGORS: GLASS                TIMOTHY
                               GLASS                CONSTANCE
    REGION CODE    ADDRESS   : 380 SHADES COURT
        01         CITY      :    CARMEL
                   STATE/ZIP : IN  46032
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,847.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,869.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 89.45400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,250,900.00
                               P & I AMT:      9,119.69
                               UPB AMT:   1,250,030.61

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           75
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030771695     MORTGAGORS: LEECH                DAVID
                               LEECH                ERNESTINE
    REGION CODE    ADDRESS   : 23 SAND OAKS ROAD
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,785.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,095.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.96900
    ---------------------------------------------------------------
0   0030771844     MORTGAGORS: HELTON               G
                               HELTON               STACY
    REGION CODE    ADDRESS   : 2707 JEWELSTONE CT.
        01         CITY      :    FT. COLLINS
                   STATE/ZIP : CO  80525
    MORTGAGE AMOUNT :   236,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,441.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,736.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 69.58800
    ---------------------------------------------------------------
0   0030771877     MORTGAGORS: NGUYEN               KHANH
                               ANGLE-NGUYEN         LORI
    REGION CODE    ADDRESS   : 50 DESERT WILLOW WAY
        01         CITY      :    RENO
                   STATE/ZIP : NV  89511
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,838.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.88200
    ---------------------------------------------------------------
0   0030771968     MORTGAGORS: MEDINA               CLAUDIO
                               MEDINA               GINA
    REGION CODE    ADDRESS   : 13512 GREENSTONE DRIVE
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91739
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,825.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,982.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.89800
    ---------------------------------------------------------------
0   0030772065     MORTGAGORS: GOLD                 NEAL

    REGION CODE    ADDRESS   : 17 GLOUCESTER STREET, UNIT#9
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02215
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    450,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,301.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 49.34200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,489,600.00
                               P & I AMT:     10,876.62
                               UPB AMT:   1,488,891.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           76
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030772123     MORTGAGORS: HAHN                 YOUNG
                               HAHN                 MIKYONG
    REGION CODE    ADDRESS   : 16 LE PARC COURT
        01         CITY      :    WEST WINDSOR TWP.
                   STATE/ZIP : NJ  08619
    MORTGAGE AMOUNT :   277,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,536.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,338.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/17
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 85.23000
    ---------------------------------------------------------------
0   0030772131     MORTGAGORS: MARKIN               LOUIS
                               MARKIN               SHAWN
    REGION CODE    ADDRESS   : 36 OLDE PRESTWICK WAY
        01         CITY      :    PENFIELD
                   STATE/ZIP : NY  14526
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,838.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.68800
    ---------------------------------------------------------------
0   0030772222     MORTGAGORS: DOCKERY              TIMOTHY
                               DOCKERY              SUSAN
    REGION CODE    ADDRESS   : 1140 W FARWELL UNIT 1W
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60626
    MORTGAGE AMOUNT :   135,375.00  OPTION TO CONVERT :
    UNPAID BALANCE :    135,286.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,005.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030772297     MORTGAGORS: KOERNER              ANTHONY
                               GRIER HARDING        VICTORIA
    REGION CODE    ADDRESS   : 1555 SCENIC DRIVE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91103
    MORTGAGE AMOUNT :   516,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    516,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,652.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030772347     MORTGAGORS: BEALE                JOHN
                               BEALE                BRENDA
    REGION CODE    ADDRESS   : 1449 BURWELL RD.
        01         CITY      :    HARVEST
                   STATE/ZIP : AL  35749
    MORTGAGE AMOUNT :   249,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,686.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,855.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,418,225.00
                               P & I AMT:     10,612.09
                               UPB AMT:   1,417,348.94

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           77
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030772578     MORTGAGORS: PIRRAGLIA            KAREN

    REGION CODE    ADDRESS   : 60 INDIAN HILL ROAD
        01         CITY      :    WILTON
                   STATE/ZIP : CT  06897
    MORTGAGE AMOUNT :   271,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,635.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,089.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030772586     MORTGAGORS: CHISHOLM             BRIAN

    REGION CODE    ADDRESS   : 9 EMORY ROAD UNIT 151
        01         CITY      :    BEDFORD
                   STATE/ZIP : MA  01730
    MORTGAGE AMOUNT :   242,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030772719     MORTGAGORS: LOEB                 DANIEL
                               PILTCH               DEBORAH
    REGION CODE    ADDRESS   : 140 BILLINGS STREET
        01         CITY      :    SHARON
                   STATE/ZIP : MA  02067
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,808.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030772792     MORTGAGORS: MIZUMOTO             GENE
                               MIZUMOTO             DARLENE
    REGION CODE    ADDRESS   : 2226 N SAN MIGUEL DRIVE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   370,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,145.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,685.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ---------------------------------------------------------------
0   0030772834     MORTGAGORS: KOUTCHOUK            FRANCOIS
                               PERLMUTTER           ATHENA
    REGION CODE    ADDRESS   : 6161 E CASTRO VALLEY BLVD
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,808.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.78700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,470,000.00
                               P & I AMT:     10,923.40
                               UPB AMT:   1,469,197.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           78
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030772842     MORTGAGORS: MOORE                STEVEN

    REGION CODE    ADDRESS   : 6264 W ROSE GARDEN  LANE
        01         CITY      :    GLENDALE
                   STATE/ZIP : AZ  85308
    MORTGAGE AMOUNT :   229,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,349.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,704.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030772867     MORTGAGORS: SULLIVAN             ROBERT
                               SULLIVAN             CHRISTINE
    REGION CODE    ADDRESS   : 3060 NORTH RIDGECREST #110
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85207
    MORTGAGE AMOUNT :   215,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,801.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,565.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.97800
    ---------------------------------------------------------------
0   0030773071     MORTGAGORS: SWINEHART            JAMES
                               SWINEHART            KATHLEEN
    REGION CODE    ADDRESS   : 612 NORTH MAYO STREET
        01         CITY      :    CRYSTAL BEACH
                   STATE/ZIP : FL  34681
    MORTGAGE AMOUNT :   270,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,577.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,034.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030773097     MORTGAGORS: HARRIS               JAMES
                               HARRIS               JOSETTE
    REGION CODE    ADDRESS   : 659 GLENCOVE STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80220
    MORTGAGE AMOUNT :   346,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,573.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,574.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030773329     MORTGAGORS: MICHELS              STEVE
                               MICHELS              ANN
    REGION CODE    ADDRESS   : 9408 BELMONT LANE
        01         CITY      :    WAXHAM
                   STATE/ZIP : NC  28173
    MORTGAGE AMOUNT :   243,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,673.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,725.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,306,850.00
                               P & I AMT:      9,604.83
                               UPB AMT:   1,305,975.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           79
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030773501     MORTGAGORS: HENRY                JOHN
                               HENRY                EILEEN
    REGION CODE    ADDRESS   : 5936 JOSHUA TRAIL
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93012
    MORTGAGE AMOUNT :   214,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,063.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,609.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030773584     MORTGAGORS: RODRIGUEZ            RAUL
                               GOODMAN-RODRIGUEZ    NANCY
    REGION CODE    ADDRESS   : 25740 BARNETT LANE
        01         CITY      :    STEVENSON RANCH
                   STATE/ZIP : CA  91381
    MORTGAGE AMOUNT :   227,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,085.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,608.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.99000
    ---------------------------------------------------------------
0   0030773717     MORTGAGORS: HUGHES               BARRY
                               HUGHES               DEBORAH
    REGION CODE    ADDRESS   : 2112 MANCHESTER PLACE NW
        01         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87107
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,662.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030773766     MORTGAGORS: HOANG                HIEP
                               HOANG                MARIA
    REGION CODE    ADDRESS   : 14 FLINTSTONE
        01         CITY      :    LUGUNA HILLS
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,096.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,618.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030773782     MORTGAGORS: ZUBOWSKY             PAUL
                               ZUBOWSKY             BARBARA
    REGION CODE    ADDRESS   : 1120 EAST OCRACOKE COURT
        01         CITY      :    COROLLA
                   STATE/ZIP : NC  27927
    MORTGAGE AMOUNT :   224,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,953.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,663.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,112,800.00
                               P & I AMT:      8,222.71
                               UPB AMT:   1,111,861.58

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           80
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030773808     MORTGAGORS: MARKS                JONATHAN

    REGION CODE    ADDRESS   : 10905 CANYON ROAD
        01         CITY      :    FORESTVILLE
                   STATE/ZIP : CA  95436
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,807.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,030.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030773816     MORTGAGORS: HIRAGA               RONALD
                               NISHIKAWA            GAYLE
    REGION CODE    ADDRESS   : 813 EVELYN AVENUE
        01         CITY      :    ALBANY
                   STATE/ZIP : CA  94706
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,325.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030773832     MORTGAGORS: CAPLAN               STANLEY
                               CAPLAN               LINDA
    REGION CODE    ADDRESS   : 5227 HOLLY STREET
        01         CITY      :    BELLAIRE
                   STATE/ZIP : TX  77401
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,814.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,025.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030773923     MORTGAGORS: CHUCHMAN             RICHARD
                               CHUCHMAN             LUCILLE
    REGION CODE    ADDRESS   : 8565 WILLOW WISP CT
        01         CITY      :    LAUREL
                   STATE/ZIP : MD  20723
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,692.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,576.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.16200
    ---------------------------------------------------------------
0   0030774020     MORTGAGORS: JORDAN               WALTER
                               JORDAN               BARBARA
    REGION CODE    ADDRESS   : 16 FOREST DR
        01         CITY      :    MORRIS TOWNSHIP
                   STATE/ZIP : NJ  07960
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,734.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,898.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 71.88353
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,418,500.00
                               P & I AMT:     10,303.00
                               UPB AMT:   1,417,375.32

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           81
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030774053     MORTGAGORS: HENRY                ANTHONY
                               HENRY                KAY
    REGION CODE    ADDRESS   : 3094 STEEPLEGATE DRIVE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : TN  38138
    MORTGAGE AMOUNT :   314,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,688.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,310.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.99700
    ---------------------------------------------------------------
0   0030774095     MORTGAGORS: VON BURGER           JEFFREY
                               VON BURGER           CARMEN
    REGION CODE    ADDRESS   : 5671 WIDGEON WAY
        01         CITY      :    FRISCO
                   STATE/ZIP : TX  75034
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,822.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,173.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.98700
    ---------------------------------------------------------------
0   0030774137     MORTGAGORS: TOMASUOLO            VINCENT
                               TOMASUOLO            ROBIN
    REGION CODE    ADDRESS   : 1351 TAMARACK ROAD
        01         CITY      :    WALL TOWNSHIP
                   STATE/ZIP : NJ  08736
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,799.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,272.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 77.46800
    ---------------------------------------------------------------
0   0030774145     MORTGAGORS: OSGOODBY             GEORGE
                               OSGOODBY             LAURA
    REGION CODE    ADDRESS   : 2377 APPLE RIDGE CIRCLE
        01         CITY      :    WALL TOWNSHIP
                   STATE/ZIP : NJ  08736
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,836.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 73.52900
    ---------------------------------------------------------------
0   0030774152     MORTGAGORS: PATEL                HEMANT
                               PATEL                SUDHA
    REGION CODE    ADDRESS   : 5931 25TH AVENUE WEST
        01         CITY      :    EVERETT
                   STATE/ZIP : WA  98203
    MORTGAGE AMOUNT :   276,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,273.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,076.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,433,350.00
                               P & I AMT:     10,689.59
                               UPB AMT:   1,432,420.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           82
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030774434     MORTGAGORS: DRAEKER              SCOTT
                               DRAEKER              KATHRYN
    REGION CODE    ADDRESS   : 12691 BONITA HEIGHTS
        01         CITY      :    SANTA ANA AREA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,581.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030774491     MORTGAGORS: GERWIG               KATHERINE
                               GOLDMAN              MARK
    REGION CODE    ADDRESS   : 245 PURDUE AVENUE
        01         CITY      :    KENSINGTON
                   STATE/ZIP : CA  94708
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,822.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,870.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.01400
    ---------------------------------------------------------------
0   0030774517     MORTGAGORS: MARTIN               ANDRE
                               SY                   NORBERT
    REGION CODE    ADDRESS   : 72 TEMPLAR PLACE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94618
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,812.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030774525     MORTGAGORS: ARNOLD               JERROL
                               ARNOLD               REBECCA
    REGION CODE    ADDRESS   : 16022 27TH DRIVE SE
        01         CITY      :    MILL CREEK
                   STATE/ZIP : WA  98012
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,840.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,739.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.45800
    ---------------------------------------------------------------
0   0030774749     MORTGAGORS: SANCHEZ              HENRY
                               PYERS                TRACIE
    REGION CODE    ADDRESS   : 1147 GLENVIEW DRIVE
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,801.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,088.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,287,750.00
                               P & I AMT:      9,317.48
                               UPB AMT:   1,286,859.58

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           83
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030774756     MORTGAGORS: BURTON               GREGORY
                               BURTON               KAREN
    REGION CODE    ADDRESS   : 13 HARBOR VIEW DRIVE
        01         CITY      :    SUGARLAND
                   STATE/ZIP : TX  77479
    MORTGAGE AMOUNT :   295,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,582.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,259.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/22
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ---------------------------------------------------------------
0   0030774764     MORTGAGORS: DAROW                SUSAN

    REGION CODE    ADDRESS   : 734 CLINTON PLACE
        01         CITY      :    EVANSTON
                   STATE/ZIP : IL  60201
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 74.84600
    ---------------------------------------------------------------
0   0030774780     MORTGAGORS: CULLEN               LAURA
                               CULLEN               MICHAEL
    REGION CODE    ADDRESS   : 22 HAWTHORNE DRIVE
        01         CITY      :    SUCCASUNNA
                   STATE/ZIP : NJ  07876
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,703.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,614.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.57800
    ---------------------------------------------------------------
0   0030774822     MORTGAGORS: CASTRILLON           PATRICK
                               CASTRILLON           DIANNE
    REGION CODE    ADDRESS   : 4414 WORDSWORTH LANE
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28211
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,509.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 91.08900
    ---------------------------------------------------------------
0   0030774871     MORTGAGORS: TUNHEIM              BODI
                               ROSE                 LISA
    REGION CODE    ADDRESS   : 131 BAYONA DRIVE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   264,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,613.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,897.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,315,700.00
                               P & I AMT:      9,683.08
                               UPB AMT:   1,314,409.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           84
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030774939     MORTGAGORS: REESE                WILLIE
                               REESE                E.
    REGION CODE    ADDRESS   : 9440 TEXHOMA AVENUE
        01         CITY      :    NORTHRIDGE AREA
                   STATE/ZIP : CA  91325
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,849.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030775183     MORTGAGORS: BICKERT              MICHAEL
                               BICKERT              JUDITH
    REGION CODE    ADDRESS   : 6955 WEST EVANS DRIVE
        01         CITY      :    PEORIA
                   STATE/ZIP : AZ  85381
    MORTGAGE AMOUNT :   224,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,704.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030775357     MORTGAGORS: KAPLAN               PAUL
                               KAPLAN               KATHRYN
    REGION CODE    ADDRESS   : 1412 BEUTEL DR
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77055
    MORTGAGE AMOUNT :   275,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,215.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,020.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ---------------------------------------------------------------
0   0030775373     MORTGAGORS: SHEVLIN              JEFFREY
                               SHEVLIN              CECILIA
    REGION CODE    ADDRESS   : 3520 DUTCH WAY
        01         CITY      :    CARMICHAEL
                   STATE/ZIP : CA  95608
    MORTGAGE AMOUNT :   251,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,326.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,823.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 66.88800
    ---------------------------------------------------------------
0   0030775472     MORTGAGORS: BAKER                JOHN
                               BAKER                JANICE
    REGION CODE    ADDRESS   : 8300 CROWN COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22308
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,839.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,633.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,203,100.00
                               P & I AMT:      8,825.48
                               UPB AMT:   1,202,430.91

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           85
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030775613     MORTGAGORS: OFFERMAN             THOMAS
                               OFFERMAN             JANE
    REGION CODE    ADDRESS   : 2762 BERKELEY AVENUE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   227,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,351.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,689.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.82400
    ---------------------------------------------------------------
0   0030775720     MORTGAGORS: YANG                 YONGHE
                               HAO                  XIAO
    REGION CODE    ADDRESS   : 104 APPLE BLOSSOM WAY
        01         CITY      :    GAITHERSBURG
                   STATE/ZIP : MD  20878
    MORTGAGE AMOUNT :   243,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,743.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ---------------------------------------------------------------
0   0030775894     MORTGAGORS: KLIEN SAMANEZ        MONICA
                               BENNETT              PHILIP
    REGION CODE    ADDRESS   : 2 GURNEY STREET
        01         CITY      :    CAMBRIDGE
                   STATE/ZIP : MA  02138
    MORTGAGE AMOUNT :   319,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,396.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 76.86700
    ---------------------------------------------------------------
0   0030775944     MORTGAGORS: MARTINEZ             JAMES
                               BALESTRIERI-MAR      BERNADETTE
    REGION CODE    ADDRESS   : 940 PASEO LA CRESTA
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91910
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,030.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.99600
    ---------------------------------------------------------------
0   0030775993     MORTGAGORS: SHEFFIELD            ROBERT
                               SHEFFIELD            LISA
    REGION CODE    ADDRESS   : 105 NORTH STONE COVE
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30201
    MORTGAGE AMOUNT :   283,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,550.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,105.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.99100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,310,850.00
                               P & I AMT:      9,697.58
                               UPB AMT:   1,310,231.90

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           86
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030776009     MORTGAGORS: BOERSMA              GORDON
                               BOERSMA              LAVONNE
    REGION CODE    ADDRESS   : 9088 GOLDEN FIELDS LANE
        01         CITY      :    LOVELAND
                   STATE/ZIP : CO  80538
    MORTGAGE AMOUNT :   346,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,761.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,508.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 66.53800
    ---------------------------------------------------------------
0   0030776058     MORTGAGORS: WENZ                 VICTOR
                               WENZ                 CYNTHIA
    REGION CODE    ADDRESS   : 11452 POLLARD STREET
        01         CITY      :    GARDEN GROVE
                   STATE/ZIP : CA  92641
    MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,343.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,065.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030776074     MORTGAGORS: VASQUEZ              DEXTER
                               VASQUEZ              LORETO
    REGION CODE    ADDRESS   : 95-1002 OLILIKO STREET
        01         CITY      :    MILILANI
                   STATE/ZIP : HI  96789
    MORTGAGE AMOUNT :   415,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,093.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,937.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.04762
    ---------------------------------------------------------------
0   0030776082     MORTGAGORS: BRANDLI              STEPHEN
                               BRANDLI              BOBBIE
    REGION CODE    ADDRESS   : 1495 8TH STREET SOUTHWEST
        01         CITY      :    BANDON
                   STATE/ZIP : OR  97411
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,436.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,280.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030776322     MORTGAGORS: CESAR                KEVIN
                               MCCORMICK            MARY
    REGION CODE    ADDRESS   : 300 CUPERTINO WAY
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94403
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,582,500.00
                               P & I AMT:     11,669.80
                               UPB AMT:   1,580,634.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           87
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030776470     MORTGAGORS: GARVY                LAWRENCE
                               GARVY                CATHLEEN
    REGION CODE    ADDRESS   : 10413 NORTH 118TH PLACE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,808.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 53.57100
    ---------------------------------------------------------------
0   0030776504     MORTGAGORS: HOTT                 JEFFREY
                               ASPY                 SANDRA
    REGION CODE    ADDRESS   : 3481 SOUTH 300TH STREET
        01         CITY      :    NEW PALESTINE
                   STATE/ZIP : IN  46163
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,820.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,275.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030776538     MORTGAGORS: BALAN                MARK
                               BALAN                KAMALA
    REGION CODE    ADDRESS   : 404 SOUTH MOHER DRIVE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,812.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030776595     MORTGAGORS: BECKER               GREGORY
                               MARCHESSAULT         THERESE
    REGION CODE    ADDRESS   : 3133 CASCO CIRCLE
        01         CITY      :    ORONO
                   STATE/ZIP : MN  55391
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,864.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 71.42800
    ---------------------------------------------------------------
0   0030776637     MORTGAGORS: WEINSTEIN            JOSEPH
                               WEINSTEIN            KATHRYN
    REGION CODE    ADDRESS   : 14425 3RD AVE NORTHWEST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98177
    MORTGAGE AMOUNT :   466,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    466,186.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,423.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.88000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,729,500.00
                               P & I AMT:     12,789.00
                               UPB AMT:   1,728,629.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           88
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030776645     MORTGAGORS: VENEY                GILBERT
                               VENEY                MICHELLE
    REGION CODE    ADDRESS   : 625 DISKIN PLACE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22310
    MORTGAGE AMOUNT :   252,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,951.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,960.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 94.98800
    ---------------------------------------------------------------
0   0030776686     MORTGAGORS: MASON                DEXTER
                               MASON                JUDY
    REGION CODE    ADDRESS   : 25464 FARM NECK COURT
        01         CITY      :    SOUTH RIDING
                   STATE/ZIP : VA  20152
    MORTGAGE AMOUNT :   232,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,435.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,666.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ---------------------------------------------------------------
0   0030776793     MORTGAGORS: HARRISON             MARVIN
                               HARRISON             CHRISTINE
    REGION CODE    ADDRESS   : 10508 E. ACACIA DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   254,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,224.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.99800
    ---------------------------------------------------------------
0   0030776983     MORTGAGORS: BARON                KEVIN
                               BARON                KIMBERLY
    REGION CODE    ADDRESS   : 1820 CRYSTAL VIEW CIRCLE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91320
    MORTGAGE AMOUNT :   353,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,565.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ---------------------------------------------------------------
0   0030777007     MORTGAGORS: LORGE                ROBERT
                               LORGE                RENEE
    REGION CODE    ADDRESS   : 9764 LIPARI CIRCLE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   227,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,652.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 67.44200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,320,950.00
                               P & I AMT:      9,690.59
                               UPB AMT:   1,320,361.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           89
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030777023     MORTGAGORS: CRONIN               ROBERT
                               SMALL                CARLA
    REGION CODE    ADDRESS   : 3 HELEN ROAD
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02192
    MORTGAGE AMOUNT :   375,920.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,920.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,725.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030777049     MORTGAGORS: MICHEL               JOHN
                               MICHEL               BEVERLY
    REGION CODE    ADDRESS   : 211 WOODBROOK LANE
        01         CITY      :    BALTIMORE
                   STATE/ZIP : MD  21212
    MORTGAGE AMOUNT :   610,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    609,569.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,370.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 62.56400
    ---------------------------------------------------------------
0   0030777080     MORTGAGORS: EPP                  HELMUT
                               EPP                  SUSANNA
    REGION CODE    ADDRESS   : 808 ASHLAND
        01         CITY      :    WILMETTE
                   STATE/ZIP : IL  60091
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,568.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 58.33300
    ---------------------------------------------------------------
0   0030777106     MORTGAGORS: MORELLO              RON
                               MORELLO              TINA
    REGION CODE    ADDRESS   : 3 TIMBERLAND
        01         CITY      :    ALISO VIEJO
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   261,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,415.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,874.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030777189     MORTGAGORS: STEIN                JERRY
                               STEIN                LISA
    REGION CODE    ADDRESS   : 4160 FALLS RIDGE DRIVE
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30202
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,552.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,949,520.00
                               P & I AMT:     14,090.38
                               UPB AMT:   1,948,904.82

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           90
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030777296     MORTGAGORS: STANFORD             CHARLES
                               STANFORD             JACQUELINE
    REGION CODE    ADDRESS   : 435 WAHACKME ROAD
        01         CITY      :    NEW CANAAN
                   STATE/ZIP : CT  06840
    MORTGAGE AMOUNT :   570,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    570,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,034.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030777304     MORTGAGORS: TAYLOR               MORRIS
                               TAYLOR               PATRICIA
    REGION CODE    ADDRESS   : 120 STAFFORD ROAD
        01         CITY      :    COLONIA
                   STATE/ZIP : NJ  07067
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,781.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,768.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030777346     MORTGAGORS: ZERWIC               MARK
                               ZERWIC               JULIE
    REGION CODE    ADDRESS   : 3508 LAWSON ROAD
        01         CITY      :    GLENVIEW
                   STATE/ZIP : IL  60025
    MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,973.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 84.99200
    ---------------------------------------------------------------
0   0030777361     MORTGAGORS: FERBER               DAVID
                               FERBER               JOANNE
    REGION CODE    ADDRESS   : 22444 POPLAR COURT
        01         CITY      :    MURITTA
                   STATE/ZIP : CA  94562
    MORTGAGE AMOUNT :   426,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    426,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,163.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030777510     MORTGAGORS: LEES                 VINCENT
                               LEES                 MARCELLA
    REGION CODE    ADDRESS   : 2125 BERENNANS ROADS
        01         CITY      :    NEW CASTLE
                   STATE/ZIP : CA  95658
    MORTGAGE AMOUNT :   280,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,066.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,080.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,905,250.00
                               P & I AMT:     14,020.23
                               UPB AMT:   1,904,848.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           91
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030777536     MORTGAGORS: ROSALES              SUZANNE
                               POTTER               MARK
    REGION CODE    ADDRESS   : 138 ALTA VISTA WAY
        01         CITY      :    DALY CITY
                   STATE/ZIP : CA  94014
    MORTGAGE AMOUNT :   246,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,111.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.99036
    ---------------------------------------------------------------
0   0030777551     MORTGAGORS: HARDY                STEPHEN
                               HARDY                NANCY
    REGION CODE    ADDRESS   : 20 IRONSIDE STREET NO. 4
        01         CITY      :    MARINA DELRAY AREA (CITY
                   STATE/ZIP : CA  90292
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,802.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 61.63000
    ---------------------------------------------------------------
0   0030777619     MORTGAGORS: BENSON               PHILLIP
                               ELLISON              BRENDA
    REGION CODE    ADDRESS   : 8213 SCOTCH BEND WAY
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,808.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,868.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030777627     MORTGAGORS: OSHER                FRED
                               OSHER                CATHERINE
    REGION CODE    ADDRESS   : 15221 MANOR LAKE DRIVE
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20853
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,825.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,907.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030777676     MORTGAGORS: SPECTOR              DAVID
                               SPECTOR              CHRISTY
    REGION CODE    ADDRESS   : 8940 SHERBROOK COURT
        01         CITY      :    OWINGS
                   STATE/ZIP : MD  20736
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,844.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,576.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,300,500.00
                               P & I AMT:      9,533.28
                               UPB AMT:   1,298,393.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           92
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030777767     MORTGAGORS: CHESS                MARK
                               CHESS                JAYNE
    REGION CODE    ADDRESS   : 19 AUTUMNWOOD LANE
        01         CITY      :    MT LAUREL
                   STATE/ZIP : NJ  08054
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,822.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.22744
    ---------------------------------------------------------------
0   0030777809     MORTGAGORS: WORLEY               JAMES

    REGION CODE    ADDRESS   : 1030 CITRINE COVE
        01         CITY      :    OAK POINT
                   STATE/ZIP : TX  75068
    MORTGAGE AMOUNT :   248,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,782.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030777841     MORTGAGORS: CONTRERAS            PABLO
                               CONTRERAS            JOSEPHINE
    REGION CODE    ADDRESS   : 5320 57TH STREET
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95820
    MORTGAGE AMOUNT :    67,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     67,413.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       507.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030777874     MORTGAGORS: CHAUDHARY            AJAI
                               CHAUDHARY            ARCHANA
    REGION CODE    ADDRESS   : 1 GLADIOLA CIRCLE
        01         CITY      :    NEWTOWN
                   STATE/ZIP : PA  18940
    MORTGAGE AMOUNT :   226,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,639.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,624.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030778039     MORTGAGORS: KIPFER               BARBARA
                               MAGOULAS             PAUL
    REGION CODE    ADDRESS   : 29 BROOKS LANE
        01         CITY      :    IVORYTON
                   STATE/ZIP : CT  06442
    MORTGAGE AMOUNT :   253,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,927.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,041,750.00
                               P & I AMT:      7,576.39
                               UPB AMT:   1,041,326.20

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           93
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030778070     MORTGAGORS: LAZAR                SAM
                               LAZAR                CATHERINE
    REGION CODE    ADDRESS   : 12410 NW 19TH PLACE
        01         CITY      :    CORAL SPRINGS
                   STATE/ZIP : FL  33071
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 68.58700
    ---------------------------------------------------------------
0   0030778237     MORTGAGORS: SALCHUNAS            RICHARD
                               SALCHUNAS            BETTY
    REGION CODE    ADDRESS   : 1630 SOUTH RIDLEY AVE
        01         CITY      :    HACIENDA HEIGHTS
                   STATE/ZIP : CA  91745
    MORTGAGE AMOUNT :   228,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,618.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,799.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030778302     MORTGAGORS: SINGH                BALVINDER
                               KAUR                 GUNPREET
    REGION CODE    ADDRESS   : 7922 EAST SANTA CRUZ AVENUE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92869
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,830.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030778328     MORTGAGORS: JONES                ROBERT
                               JONES                ADRIENE
    REGION CODE    ADDRESS   : 4643 E COCHISE DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85028
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,815.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,943.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030778336     MORTGAGORS: ALLRED               JEFFREY

    REGION CODE    ADDRESS   : 100 INMAN CIRCLE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30309
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,724.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,900.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,386,750.00
                               P & I AMT:     10,218.69
                               UPB AMT:   1,385,989.28

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           94
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030778344     MORTGAGORS: SCHMIDT              TIMOTHY
                               SCHMIDT              BONNIE
    REGION CODE    ADDRESS   : 6165 ELK CREEK ROAD
        01         CITY      :    MIDDLETOWN
                   STATE/ZIP : OH  45042
    MORTGAGE AMOUNT :   104,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    104,113.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       774.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030778385     MORTGAGORS: ELLIS                JAMES
                               ELLIS                DANA
    REGION CODE    ADDRESS   : 16039 65TH PLACE
        01         CITY      :    ARVADA
                   STATE/ZIP : CO  80007
    MORTGAGE AMOUNT :   229,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,846.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,680.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.21000
    ---------------------------------------------------------------
0   0030778419     MORTGAGORS: HEBERT               KAREN
                               HEBERT               KAREN
    REGION CODE    ADDRESS   : 18 MELROSE COURT
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   476,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    476,480.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,498.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99932
    ---------------------------------------------------------------
0   0030778526     MORTGAGORS: GILMORE              WILLIAM
                               GILMORE              SALLY
    REGION CODE    ADDRESS   : 15555 HALIFAX WAY
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.93100
    ---------------------------------------------------------------
0   0030778625     MORTGAGORS: COINCO               MYRNA
                               COINCO               ELMA
    REGION CODE    ADDRESS   : 10251 HADLEY AVENUE
        01         CITY      :    NORTHDRIDGE
                   STATE/ZIP : CA  91325
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,830.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,594.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,283,050.00
                               P & I AMT:      9,323.61
                               UPB AMT:   1,282,270.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           95
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030778724     MORTGAGORS: YOSHIKAMI            MICHAEL
                               YOSHIKAMI            CECILIA
    REGION CODE    ADDRESS   : 3722 NEWTON WAY
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   469,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    469,634.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,448.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ---------------------------------------------------------------
0   0030778740     MORTGAGORS: DAVIS                ROBERT
                               DAVIS                LYN
    REGION CODE    ADDRESS   : 6003 WORCHESTER COVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78746
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,164.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.72970
    ---------------------------------------------------------------
0   0030778757     MORTGAGORS: BIALEK               ALAN
                               WOODS-BIALEK         GAYLE
    REGION CODE    ADDRESS   : 6119 S. MOLINE WAY
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : CO  80111
    MORTGAGE AMOUNT :   235,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,445.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,749.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 71.39300
    ---------------------------------------------------------------
0   0030778765     MORTGAGORS: WITTPENN             GREGORY
                               WITTPENN             BONNIE
    REGION CODE    ADDRESS   : 29040 DAPPER DAN
        01         CITY      :    FAIR OAKS
                   STATE/ZIP : TX  78015
    MORTGAGE AMOUNT :   353,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,590.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.86400
    ---------------------------------------------------------------
0   0030778773     MORTGAGORS: FONG                 WHALLEN
                               FONG                 SUSAN
    REGION CODE    ADDRESS   : 409 NATALIE LANE
        01         CITY      :    DANVILLE, CALIFORNIA
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,803.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 62.76800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,653,550.00
                               P & I AMT:     12,179.94
                               UPB AMT:   1,652,884.32

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           96
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030778815     MORTGAGORS: CARNEY               EDWARD
                               CARNEY               INGRID
    REGION CODE    ADDRESS   : 109 ROYAL GLEN DRIVE
        01         CITY      :    CARY
                   STATE/ZIP : NC  27511
    MORTGAGE AMOUNT :   492,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    491,678.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,653.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030778880     MORTGAGORS: PHILLIPS             SANDRA

    REGION CODE    ADDRESS   : 15 WESTELM GARDEN
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78230
    MORTGAGE AMOUNT :   245,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,735.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 71.27500
    ---------------------------------------------------------------
0   0030778914     MORTGAGORS: MCKENNEY             TODD
                               MCKENNEY             PATRICIA
    REGION CODE    ADDRESS   : 795 GOODHUE STREET
        01         CITY      :    BEAUMONT
                   STATE/ZIP : TX  77706
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,256.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.73200
    ---------------------------------------------------------------
0   0030779094     MORTGAGORS: WORTHINGTON          RALPH

    REGION CODE    ADDRESS   : 28 SHINNECOCK ROAD
        01         CITY      :    QUOGUE
                   STATE/ZIP : NY  11959
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,538.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 60.60600
    ---------------------------------------------------------------
0   0030779144     MORTGAGORS: HIRSCH               MARK
                               HIRSCH               TALI
    REGION CODE    ADDRESS   : 1565 BREAKWATER TERRACE
        01         CITY      :    HOLLYWOOD
                   STATE/ZIP : FL  33019
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,821.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 61.92000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,812,900.00
                               P & I AMT:     13,138.27
                               UPB AMT:   1,812,234.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           97
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030779185     MORTGAGORS: SHEEHAN              LAURIE
                               SHEEHAN              KERRI
    REGION CODE    ADDRESS   : 6 CRESCENT DRIVE
        01         CITY      :    HOLBROOK
                   STATE/ZIP : MA  02343
    MORTGAGE AMOUNT :   119,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    118,920.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       873.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ---------------------------------------------------------------
0   0030779268     MORTGAGORS: SMITH                DOUGLAS
                               SMITH                SHARON
    REGION CODE    ADDRESS   : 3121 QUAIL RIDGE WAY
        01         CITY      :    HUNTINGTOWN
                   STATE/ZIP : MD  20639
    MORTGAGE AMOUNT :   266,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,761.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,912.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.21300
    ---------------------------------------------------------------
0   0030779300     MORTGAGORS: BARTOLET             DAVID
                               BARTOLET             MARIA
    REGION CODE    ADDRESS   : 1900 EL MONTE DRIVE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 86.88500
    ---------------------------------------------------------------
0   0030779318     MORTGAGORS: AMOYE                D
                               RIEGER               KAREN
    REGION CODE    ADDRESS   : 173 MONTCLAIR AVENUE
        01         CITY      :    MONTCLAIR
                   STATE/ZIP : NJ  07042
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,781.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ---------------------------------------------------------------
0   0030779326     MORTGAGORS: SAUNDERS             CARIN

    REGION CODE    ADDRESS   : 2719 PINE STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94115
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,825.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,907.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 83.87000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,150,950.00
                               P & I AMT:      8,419.91
                               UPB AMT:   1,150,507.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           98
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030779334     MORTGAGORS: SERBIN               RICHARD
                               SERBIN               KATHE
    REGION CODE    ADDRESS   : 12 HIGHVIEW ROAD
        01         CITY      :    MILLBURN
                   STATE/ZIP : NJ  07078
    MORTGAGE AMOUNT :   532,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    532,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,189.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030779359     MORTGAGORS: PARAGIAN             REBECCA
                               PARAGIAN             JOHN
    REGION CODE    ADDRESS   : 8 PLEASANT VALLEY ROAD
        01         CITY      :    DENVILLE
                   STATE/ZIP : NJ  07834
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,803.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.26000
    ---------------------------------------------------------------
0   0030779367     MORTGAGORS: SCHROEDER            SCOTT
                               SCHROEDER            DELANA
    REGION CODE    ADDRESS   : 305 BRIGGS COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95139
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,828.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,677.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.23800
    ---------------------------------------------------------------
0   0030779458     MORTGAGORS: CARTER               JAY
                               CARTER               VERGIE
    REGION CODE    ADDRESS   : 8660 EAST SUTTON DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,771.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,407.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 53.54800
    ---------------------------------------------------------------
0   0030779474     MORTGAGORS: DIANGSON             DAVID
                               DIANGSON             KATHRYN
    REGION CODE    ADDRESS   : 5271 ROOSTER DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95136
    MORTGAGE AMOUNT :   301,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,302.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,238.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,703,000.00
                               P & I AMT:     12,740.02
                               UPB AMT:   1,702,206.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:           99
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030779482     MORTGAGORS: GREGG                JAMES
                               GREGG                JANET
    REGION CODE    ADDRESS   : 3356 AVENIDA SIERRA
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92027
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,798.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 71.77000
    ---------------------------------------------------------------
0   0030779557     MORTGAGORS: AZAMI                MOHAMMAD
                               AZAMI                SHAZIA
    REGION CODE    ADDRESS   : 6747 WELLINGTON DRIVE
        01         CITY      :    NAPLES
                   STATE/ZIP : FL  34109
    MORTGAGE AMOUNT :   315,280.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,280.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,313.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030779656     MORTGAGORS: HASSELHOFF           DAVID
                               BACH-HASSELHOFF      PAMELA
    REGION CODE    ADDRESS   : 5180 LOUISE AVENUE
        01         CITY      :    ENCINO
                   STATE/ZIP : CA  91316
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,000,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,250.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   015
    LTV :                 50.12500
    ---------------------------------------------------------------
0   0030779680     MORTGAGORS: AVAR                 ERIC
                               AVAR                 SUSAN
    REGION CODE    ADDRESS   : 57701 POPLAR LOOP
        01         CITY      :    SUNRIVER
                   STATE/ZIP : OR  97707
    MORTGAGE AMOUNT :   229,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,666.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.98000
    ---------------------------------------------------------------
0   0030779888     MORTGAGORS: MC DERMOTT           MICHAEL
                               MC DERMOTT           CLARISSA
    REGION CODE    ADDRESS   : 21 WINDEMERE DRIVE
        01         CITY      :    ANDOVER
                   STATE/ZIP : MA  01810
    MORTGAGE AMOUNT :   351,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,485.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,196,380.00
                               P & I AMT:     15,918.12
                               UPB AMT:   2,196,178.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          100
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030779920     MORTGAGORS: RAEDELS              J
                               RAEDELS              SANDRA
    REGION CODE    ADDRESS   : 6407 MUSTER COURT
        01         CITY      :    CENTREVILLE
                   STATE/ZIP : VA  20121
    MORTGAGE AMOUNT :   301,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,426.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,109.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.99507
    ---------------------------------------------------------------
0   0030779953     MORTGAGORS: ARAGONA              CEDRIC
                               ARAGONA              ROYENA
    REGION CODE    ADDRESS   : 1112 SUMMIT COURT
        01         CITY      :    LANSDALE
                   STATE/ZIP : PA  19446
    MORTGAGE AMOUNT :   129,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    129,115.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       959.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030780100     MORTGAGORS: BOS                  ROBERT
                               BOS                  JULIE
    REGION CODE    ADDRESS   : 2121 INVERNESS COURT
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,760.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,523.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.09900
    ---------------------------------------------------------------
0   0030780118     MORTGAGORS: TACKETT              R
                               CAREY                JULIE
    REGION CODE    ADDRESS   : 3500 NORRIS PLACE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22305
    MORTGAGE AMOUNT :   223,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,850.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,636.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.59300
    ---------------------------------------------------------------
0   0030780175     MORTGAGORS: LLOYD                BRIAN
                               LLOYD                CORINNE
    REGION CODE    ADDRESS   : 2327 SOUTH 2200 EAST
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84109
    MORTGAGE AMOUNT :   294,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,266.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,296,650.00
                               P & I AMT:      9,494.80
                               UPB AMT:   1,295,952.48

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          101
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030780191     MORTGAGORS: ULICNY               BRIAN
                               ULICNY               SARAH
    REGION CODE    ADDRESS   : 185 HIGHLAND AVENUE
        01         CITY      :    WINCHESTER
                   STATE/ZIP : MA  01890
    MORTGAGE AMOUNT :   277,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,964.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030780217     MORTGAGORS: NUNAMAKER            MARK
                               NUNAMAKER            MONIQUE
    REGION CODE    ADDRESS   : 5292 SIERRA ROJA ROAD
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   259,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,976.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,901.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.98200
    ---------------------------------------------------------------
0   0030780241     MORTGAGORS: COWAN                CREGG
                               COWAN                JEANETTE
    REGION CODE    ADDRESS   : 769 RUSTIC LANE
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94040
    MORTGAGE AMOUNT :   337,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,762.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,414.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 61.83400
    ---------------------------------------------------------------
0   0030780480     MORTGAGORS: KOENIG               ROBERT
                               KOENIG               JOI
    REGION CODE    ADDRESS   : 23 SOUTH MOUNTAIN ROAD
        01         CITY      :    MILLBURN
                   STATE/ZIP : NJ  07041
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,824.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030780688     MORTGAGORS: SEMRAD               SIDNEY
                               SEMRAD               ANGELA
    REGION CODE    ADDRESS   : 3512 E GRANDVIEW STREET
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85213
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,697.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,190.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,549,750.00
                               P & I AMT:     11,121.16
                               UPB AMT:   1,548,860.31

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          102
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030780696     MORTGAGORS: LARDIZABAL           NORMA
                               WELLS                FREDDIE
    REGION CODE    ADDRESS   : 145 TURNBERRY WAY
        01         CITY      :    VALLEJO
                   STATE/ZIP : CA  94591
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,829.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,168.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.52300
    ---------------------------------------------------------------
0   0030780761     MORTGAGORS: TONG                 ALFRED
                               TONG                 RACHEL
    REGION CODE    ADDRESS   : 21361 BOWSPRIT LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   242,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,237.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,778.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030780795     MORTGAGORS: CLOUD                ROBERT
                               CLOUD                SUSAN
    REGION CODE    ADDRESS   : 9360 OAKBRUSH WAY
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80124
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,832.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 69.44400
    ---------------------------------------------------------------
0   0030780837     MORTGAGORS: MC MAHON             RICHARD
                               MC MAHON             JULIANNE
    REGION CODE    ADDRESS   : 22 GLENHURST COURT
        01         CITY      :    NORTH POTOMAC
                   STATE/ZIP : MD  20878
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,141.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 48.30508
    ---------------------------------------------------------------
0   0030780860     MORTGAGORS: WEDDLE               CHRISTOPHER
                               WEDDLE               DEBRA
    REGION CODE    ADDRESS   : 1424 E PASEO CASTANOS
        01         CITY      :    SAN DIMAS
                   STATE/ZIP : CA  91773
    MORTGAGE AMOUNT :   234,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,938.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,697.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.03300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,293,500.00
                               P & I AMT:      9,619.90
                               UPB AMT:   1,292,837.66

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          103
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030780910     MORTGAGORS: TRUJILLO             LINDA

    REGION CODE    ADDRESS   : 321 SOUTH GOSHEN STREET
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84104
    MORTGAGE AMOUNT :    64,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     64,209.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       467.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030780977     MORTGAGORS: SKLOFF               MICHAEL
                               KAUFFMAN             MARTA
    REGION CODE    ADDRESS   : 335 SOUTH RIMPAU BLVD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90020
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,000,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,512.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   015
    LTV :                 68.25900
    ---------------------------------------------------------------
0   0030781025     MORTGAGORS: WILSON               DAVID
                               WILSON               APRIL
    REGION CODE    ADDRESS   : 2909 SANDYGATE
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : IL  62702
    MORTGAGE AMOUNT :    55,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     54,931.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       418.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 73.82500
    ---------------------------------------------------------------
0   0030781090     MORTGAGORS: STURGES              KEN
                               BOBBY                JOE
    REGION CODE    ADDRESS   : 1732 DEER CREEK COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   152,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    151,824.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,195.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030781132     MORTGAGORS: MENDELSOHN           MICHAEL
                               BOLICK               DORIAN
    REGION CODE    ADDRESS   : 440 PROVIDENCE COURT UNIT # 101
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,332.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,904.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,528,000.00
                               P & I AMT:     11,498.67
                               UPB AMT:   1,527,297.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          104
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030781140     MORTGAGORS: HAYDEN               GREG

    REGION CODE    ADDRESS   : 2748 WESTSHIRE DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90068
    MORTGAGE AMOUNT :   229,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,842.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,660.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 71.56200
    ---------------------------------------------------------------
0   0030781165     MORTGAGORS: HABERMAN             JESS
                               HABERMAN             JUDITH
    REGION CODE    ADDRESS   : 10 WEBER ROAD
        01         CITY      :    WEST ORANGE
                   STATE/ZIP : NJ  07052
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,595.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030781207     MORTGAGORS: PLANT                BRUCE
                               SUROWIEC             JOYCE
    REGION CODE    ADDRESS   : 1 HUMMINGBIRD LANE
        01         CITY      :    HENDERSON
                   STATE/ZIP : NV  89014
    MORTGAGE AMOUNT :   229,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,346.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,683.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030781280     MORTGAGORS: PIKE                 DAVID
                               PIKE                 TAMARA
    REGION CODE    ADDRESS   : 28 VIA MESA
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95139
    MORTGAGE AMOUNT :   220,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,248.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,598.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030781298     MORTGAGORS: SHEPHERD             N
                               SHEPHERD             HEIDI
    REGION CODE    ADDRESS   : 42 CREHONE DRIVE
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02611
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,849.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,150,900.00
                               P & I AMT:      8,386.71
                               UPB AMT:   1,150,436.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          105
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030781470     MORTGAGORS: CHAN                 DAVID
                               CHAN                 SANDY
    REGION CODE    ADDRESS   : 553 PASEO REFUGIO
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   313,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,789.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,296.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 76.34100
    ---------------------------------------------------------------
0   0030781496     MORTGAGORS: ELLES                KAREN

    REGION CODE    ADDRESS   : 1638 HAWK VIEW DRIVE
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   227,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,650.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 87.52785
    ---------------------------------------------------------------
0   0030781520     MORTGAGORS: REYNOLDS             JOHN
                               REYNOLDS             KAREN
    REGION CODE    ADDRESS   : 4620 EAST ASHFORD AVENUE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   237,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,785.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030781538     MORTGAGORS: LIZZA                ELI
                               CRICCO LIZZA         ROBERTA
    REGION CODE    ADDRESS   : 20 WOODSHIRE TERRACE
        01         CITY      :    MONTVILLE
                   STATE/ZIP : NJ  07045
    MORTGAGE AMOUNT :   430,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    429,406.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,117.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.02600
    ---------------------------------------------------------------
0   0030781546     MORTGAGORS: MEISSNER             LINDA

    REGION CODE    ADDRESS   : 3611 KINGSTON STREET
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   233,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 78.42281
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,442,100.00
                               P & I AMT:     10,687.87
                               UPB AMT:   1,441,147.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          106
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030781587     MORTGAGORS: MCCONNELL            MICHAEL
                               MCCONNELL            MARY CATHERINE
    REGION CODE    ADDRESS   : 1408 WESTOVER ROAD
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78703
    MORTGAGE AMOUNT :   311,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,229.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030781603     MORTGAGORS: PORTADA              JOSEPH
                               PORTADA              BETTY
    REGION CODE    ADDRESS   : 15 1/2 S CHELMSFORD ROAD
        01         CITY      :    WESTFIELD
                   STATE/ZIP : MA  01886
    MORTGAGE AMOUNT :   239,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.63200
    ---------------------------------------------------------------
0   0030781629     MORTGAGORS: PAIGE                BRIAN
                               PAIGE                JEANINE
    REGION CODE    ADDRESS   : 1906 LASATA DRIVE
        01         CITY      :    FRANKLIN
                   STATE/ZIP : TN  37064
    MORTGAGE AMOUNT :   226,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,631.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,585.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030781645     MORTGAGORS: WASSERMAN            RENA

    REGION CODE    ADDRESS   : 1971 MILAN AVENUE
        01         CITY      :    SOUTH PASADENA
                   STATE/ZIP : CA  91030
    MORTGAGE AMOUNT :   318,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,781.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,305.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.13000
    ---------------------------------------------------------------
0   0030781660     MORTGAGORS: D'ESPOSITO           MICHAEL
                               D'ESPOSITO           GRACE
    REGION CODE    ADDRESS   : 56 PETRA DRIVE
        01         CITY      :    MARLBORO
                   STATE/ZIP : NJ  07726
    MORTGAGE AMOUNT :   258,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,643.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.86100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,353,850.00
                               P & I AMT:      9,823.56
                               UPB AMT:   1,353,306.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          107
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030781686     MORTGAGORS: ABLE                 THOMAS
                               KENNEDY              GABRIELE
    REGION CODE    ADDRESS   : 213 KIRKWALL LANE
        01         CITY      :    KNOXVILLE
                   STATE/ZIP : TN  37919
    MORTGAGE AMOUNT :   252,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,831.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ---------------------------------------------------------------
0   0030781710     MORTGAGORS: MANTIN               CHRISTOPHER
                               MANTIN               SANDRA
    REGION CODE    ADDRESS   : 149 FOREST HILL DRIVE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,801.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,171.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030781744     MORTGAGORS: BROWN                BRIAN
                               BROWN                KIM
    REGION CODE    ADDRESS   : 108 ROSE SKY COURT
        01         CITY      :    CARY
                   STATE/ZIP : NC  27513
    MORTGAGE AMOUNT :   249,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,831.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030781751     MORTGAGORS: CARDENAS             JAIME
                               CARDENAS             ANA
    REGION CODE    ADDRESS   : 860 GLASGOW CIRCLE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   281,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,816.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,086.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 78.05500
    ---------------------------------------------------------------
0   0030781777     MORTGAGORS: SECOR                DAVID
                               SECOR                JAN
    REGION CODE    ADDRESS   : 2000 ASHTON DRIVE
        01         CITY      :    GREENSBORO
                   STATE/ZIP : NC  27410
    MORTGAGE AMOUNT :   281,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,051.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,014.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,360,450.00
                               P & I AMT:      9,936.28
                               UPB AMT:   1,359,869.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          108
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030781801     MORTGAGORS: IODICE               DONALD

    REGION CODE    ADDRESS   : 10 LEE STREET #2609 E
        01         CITY      :    BALTIMORE
                   STATE/ZIP : MD  21202
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,838.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 75.20600
    ---------------------------------------------------------------
0   0030781884     MORTGAGORS: OTT                  WILLIAM
                               OTT                  JANET
    REGION CODE    ADDRESS   : 7903 ALAMAR CIRCLE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77095
    MORTGAGE AMOUNT :   331,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,154.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,405.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/26
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.66216
    ---------------------------------------------------------------
0   0030781926     MORTGAGORS: STARCZEWSKI          DANIEL

    REGION CODE    ADDRESS   : 20935 DECORA DRIVE
        01         CITY      :    CORNELIUS
                   STATE/ZIP : NC  28031
    MORTGAGE AMOUNT :   235,720.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,720.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,709.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ---------------------------------------------------------------
0   0030781934     MORTGAGORS: POTTS                WALTER
                               POTTS                LINDA
    REGION CODE    ADDRESS   : 8004 HIGH HOLLOW DRIVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78750
    MORTGAGE AMOUNT :   259,340.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,156.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,857.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99900
    ---------------------------------------------------------------
0   0030782015     MORTGAGORS: CARRUTHERS           STEPHEN
                               CARRUTHERS           SHERYL
    REGION CODE    ADDRESS   : 15 COLD SPRING RD
        01         CITY      :    MONROE
                   STATE/ZIP : CT  06468
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,661.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.80400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,344,810.00
                               P & I AMT:      9,872.30
                               UPB AMT:   1,341,531.99

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          109
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030782023     MORTGAGORS: THOR                 DAVID
                               THOR                 MAURA
    REGION CODE    ADDRESS   : 24 SADDLE RIDGE RD
        01         CITY      :    DOVER
                   STATE/ZIP : MA  02030
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,620.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,993.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 58.69700
    ---------------------------------------------------------------
0   0030782031     MORTGAGORS: WONG                 DAVID
                               ARNOLD               LISA
    REGION CODE    ADDRESS   : 4772 COPPERFIELD CIRCLE
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,470.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030782049     MORTGAGORS: TAHARA               MASAAKI
                               TAHARA               DENISE
    REGION CODE    ADDRESS   : 347 OLD COLONY ROAD
        01         CITY      :    HARTSDALE
                   STATE/ZIP : NY  10530
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,636.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.07400
    ---------------------------------------------------------------
0   0030782106     MORTGAGORS: MCCAFFERY            MARK
                               MCCAFFERY            GERALDINE
    REGION CODE    ADDRESS   : 344 FAIRMONT AVENUE
        01         CITY      :    CHATHAM
                   STATE/ZIP : NJ  07928
    MORTGAGE AMOUNT :   312,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,605.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,377.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030782122     MORTGAGORS: JACOBSON             MICHAEL
                               JACOBSON             DEBBIE
    REGION CODE    ADDRESS   : 21780 MARIGOT DRIVE
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33428
    MORTGAGE AMOUNT :   311,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,084.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,314.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.98600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,414,300.00
                               P & I AMT:     10,463.23
                               UPB AMT:   1,412,416.87

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          110
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030782163     MORTGAGORS: WIITA                THOMAS
                               WIITA                KATHRYN
    REGION CODE    ADDRESS   : 2620 SOUTHEAST BELLE VISTA LOOP
        01         CITY      :    VANCOUVER
                   STATE/ZIP : WA  98683
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,611.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,197.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030782171     MORTGAGORS: HABBERSTAD           ERIK
                               HABBERSTAD           CYNTHIA
    REGION CODE    ADDRESS   : 2 MILEMORE DRIVE
        01         CITY      :    FORT SALONGA
                   STATE/ZIP : NY  11768
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,671.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 60.24000
    ---------------------------------------------------------------
0   0030782189     MORTGAGORS: HEYDT                ALEXIS
                               LONG                 CURTIS
    REGION CODE    ADDRESS   : 145 STRAWBERRY HILL AVENUE
        01         CITY      :    NORWALK
                   STATE/ZIP : CT  06851
    MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,667.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030782197     MORTGAGORS: FURRY                MICHAEL
                               FURRY                JOAN
    REGION CODE    ADDRESS   : 219 MARIGOLD AVENUE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,304.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,380.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030782205     MORTGAGORS: PULOS                JOHN
                               PULOS                LINDA
    REGION CODE    ADDRESS   : 33240 GLEN DRIVE # 11
        01         CITY      :    SIOUX CITY
                   STATE/ZIP : IA  51108
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,681.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,938.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 82.25800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,493,250.00
                               P & I AMT:     11,171.61
                               UPB AMT:   1,490,936.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          111
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030782213     MORTGAGORS: MOORE                MICHAEL
                               MOORE                MARYLOU
    REGION CODE    ADDRESS   : 1663 HIDDEN CREEK LANE
        01         CITY      :    BELVIDERE
                   STATE/ZIP : IL  61008
    MORTGAGE AMOUNT :   472,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    471,113.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,587.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030782221     MORTGAGORS: TERRY                BRENT
                               TERRY                BENET
    REGION CODE    ADDRESS   : 456 JILL COURT
        01         CITY      :    INCLINE VILLAGE
                   STATE/ZIP : NV  89451
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,682.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,863.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 57.01100
    ---------------------------------------------------------------
0   0030782239     MORTGAGORS: GINSBURG             ROBERT
                               GINSBURG             MARGARET
    REGION CODE    ADDRESS   : 13040 NORTH A-1-A
        01         CITY      :    VERO BEACH
                   STATE/ZIP : FL  32963
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,705.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 50.88400
    ---------------------------------------------------------------
0   0030782254     MORTGAGORS: ROGOZE               JAMES
                               ROGOZE               JANET
    REGION CODE    ADDRESS   : 11 OLD FARM ROAD
        01         CITY      :    HOPKINTON
                   STATE/ZIP : MA  01748
    MORTGAGE AMOUNT :   370,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,804.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,816.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030782288     MORTGAGORS: SPELMAN              THOMAS
                               SPELMAN              CHERLY
    REGION CODE    ADDRESS   : 4309 LAKEWAY BOULEVARD
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78734
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,779.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,320.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.72700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,640,500.00
                               P & I AMT:     12,314.89
                               UPB AMT:   1,638,086.11

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          112
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030782304     MORTGAGORS: CIMINO               MICHAEL
                               CIMINO               JANETTE
    REGION CODE    ADDRESS   : 421 WEMBLEY COURT
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80906
    MORTGAGE AMOUNT :   335,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,415.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,541.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.97607
    ---------------------------------------------------------------
0   0030782338     MORTGAGORS: ALWEISS              ALAN
                               ALWEISS              LINDA
    REGION CODE    ADDRESS   : 1041 GARRIDO DRIVE
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93010
    MORTGAGE AMOUNT :   326,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,280.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,395.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.63400
    ---------------------------------------------------------------
0   0030782353     MORTGAGORS: TINSKY               ELLEN

    REGION CODE    ADDRESS   : 409 AMELIA STREET
        01         CITY      :    KEY WEST
                   STATE/ZIP : FL  33040
    MORTGAGE AMOUNT :   237,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,444.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,764.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030782395     MORTGAGORS: MCGUIRE              MARK
                               MCGUIRE              LUCY
    REGION CODE    ADDRESS   : 2708 MOHAWK CIRCLE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   235,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,745.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98900
    ---------------------------------------------------------------
0   0030782437     MORTGAGORS: CHING                DAVID
                               CHING                JOCELYN
    REGION CODE    ADDRESS   : 5024 GOLDEN ARROW DRIVE
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   341,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,965.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,473.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.37600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,476,050.00
                               P & I AMT:     10,921.29
                               UPB AMT:   1,475,206.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          113
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030782510     MORTGAGORS: ROBINSON             RICHARD
                               ROBINSON             BLYTHE
    REGION CODE    ADDRESS   : 25 SQUIRREL ROAD
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,569.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 53.33300
    ---------------------------------------------------------------
0   0030782528     MORTGAGORS: SHADD                FREDRICK
                               SHADD                MARY
    REGION CODE    ADDRESS   : 9 WINDEMERE
        01         CITY      :    LEANDER
                   STATE/ZIP : TX  78641
    MORTGAGE AMOUNT :   226,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,695.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,658.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 59.47300
    ---------------------------------------------------------------
0   0030782536     MORTGAGORS: GORDON               RAYMOND

    REGION CODE    ADDRESS   : 165 FOREST STREET
        01         CITY      :    SHERBORN
                   STATE/ZIP : MA  01770
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,640.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 31.90100
    ---------------------------------------------------------------
0   0030782544     MORTGAGORS: ZELHOF               RONALD
                               ZELHOF               CARLA
    REGION CODE    ADDRESS   : 6350 SW 114TH STREET
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33156
    MORTGAGE AMOUNT :   226,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,718.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,717.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030782551     MORTGAGORS: BOMBINO              JULIE

    REGION CODE    ADDRESS   : 4970 EGGERS DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   271,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,861.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,061.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,303,200.00
                               P & I AMT:      9,670.62
                               UPB AMT:   1,301,485.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          114
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030782569     MORTGAGORS: DOUGLASS             CLIFTON
                               DOUGLASS             BETH
    REGION CODE    ADDRESS   : 606 GARRATY ROAD
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78209
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,546.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 71.11100
    ---------------------------------------------------------------
0   0030782585     MORTGAGORS: NIEDER               TIMOTHY
                               NIEDER               VICTORIA
    REGION CODE    ADDRESS   : 1005 S. HAMLIN
        01         CITY      :    PARK RIDGE
                   STATE/ZIP : IL  60068
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,164.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 74.57386
    ---------------------------------------------------------------
0   0030782593     MORTGAGORS: POYTHRESS            TERRY
                               POYTHRESS            CAROL
    REGION CODE    ADDRESS   : 304 POND BLUFF WAY
        01         CITY      :    CARY
                   STATE/ZIP : NC  27513
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,585.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 59.52300
    ---------------------------------------------------------------
0   0030782601     MORTGAGORS: GRAVES               ERIC
                               GRAVES               LORI
    REGION CODE    ADDRESS   : 8531 HARBINGER COURT
        01         CITY      :    MONTGOMERY
                   STATE/ZIP : AL  36117
    MORTGAGE AMOUNT :   231,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,311.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 78.24300
    ---------------------------------------------------------------
0   0030782619     MORTGAGORS: BERKELEY             VINCENT
                               BERKELEY             SHIRLEY
    REGION CODE    ADDRESS   : 5780 SW 130TH TERRACE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33156
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,351.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,935.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 57.82300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,539,100.00
                               P & I AMT:     11,135.50
                               UPB AMT:   1,536,958.98

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          115
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030782635     MORTGAGORS: ARVANITES            WILLIAM
                               FOSTER               NAOMI
    REGION CODE    ADDRESS   : 175 ARLINGTON AVENUE
        01         CITY      :    PROVIDENCE
                   STATE/ZIP : RI  02906
    MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,435.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030782809     MORTGAGORS: PETERSEN             DOUGLAS
                               PETERSEN             LORI
    REGION CODE    ADDRESS   : 1845 PARLIAMENT CIRCLE
        01         CITY      :    CARMICHAEL
                   STATE/ZIP : CA  95608
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,536.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,524.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030782817     MORTGAGORS: MC GARTLAND          MARTIN
                               MC GARTLAND          LORI
    REGION CODE    ADDRESS   : 311 ROSSI COURT
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,809.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,083.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.02800
    ---------------------------------------------------------------
0   0030782858     MORTGAGORS: TOBERG               JEFF
                               SMITH                DELORES
    REGION CODE    ADDRESS   : 16675 SAN ANDRES STREET
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   218,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,260.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,640.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030782932     MORTGAGORS: BURGESS              WILLIAM
                               BURGESS              CAROL
    REGION CODE    ADDRESS   : 430 RAGWEED VALLEY RD
        01         CITY      :    ROYAL
                   STATE/ZIP : AR  71968
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,674.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.69600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,321,200.00
                               P & I AMT:      9,608.24
                               UPB AMT:   1,319,716.79

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          116
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030782940     MORTGAGORS: DAWSON               RACHEL
                               DAWSON               ODIE
    REGION CODE    ADDRESS   : 5006 83RD STREET SOUTHWEST
        01         CITY      :    LAKEWOOD
                   STATE/ZIP : WA  98498
    MORTGAGE AMOUNT :   224,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,141.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,606.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.99100
    ---------------------------------------------------------------
0   0030782965     MORTGAGORS: KANEVSKY             ALEKSANDER
                               KANEVSKY             ZHANNA
    REGION CODE    ADDRESS   : 108 FINLAY STREET
        01         CITY      :    STATEN ISLAND
                   STATE/ZIP : NY  10307
    MORTGAGE AMOUNT :   255,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,304.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,010.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 89.83800
    ---------------------------------------------------------------
0   0030782981     MORTGAGORS: SAUNDERS             KEITH
                               SAUNDERS             NETTIE
    REGION CODE    ADDRESS   : 941 S. MAPLE STREET
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85206
    MORTGAGE AMOUNT :   270,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,445.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,154.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030783005     MORTGAGORS: BROWN                MICHAEL
                               BROWN                KAREN
    REGION CODE    ADDRESS   : 305 ROYCE WOODS CT
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60565
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,006.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,581.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.07800
    ---------------------------------------------------------------
0   0030783021     MORTGAGORS: DEFRIESE             ALICE
                               PEMBERTON            MARK
    REGION CODE    ADDRESS   : 4182 E. LA ESPALDA
        01         CITY      :    TUCSON
                   STATE/ZIP : AZ  85718
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,571.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,247.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 71.26400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,416,650.00
                               P & I AMT:     10,600.90
                               UPB AMT:   1,414,470.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          117
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030783039     MORTGAGORS: SALTZMAN             CHARLES
                               NYGAARD              INGRID
    REGION CODE    ADDRESS   : 211 BLACK SPRINGS CIRCLE
        01         CITY      :    IOWA CITY
                   STATE/ZIP : IA  52246
    MORTGAGE AMOUNT :   339,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,031.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,461.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 67.90000
    ---------------------------------------------------------------
0   0030783054     MORTGAGORS: CRAVENS              BEN
                               CRAVENS              SUSAN
    REGION CODE    ADDRESS   : 5932 BAYOU GLEN RD
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77057
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,360.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.76700
    ---------------------------------------------------------------
0   0030783070     MORTGAGORS: WESTHUSING           NANCY

    REGION CODE    ADDRESS   : 11 BLUFF VIEW POINT
        01         CITY      :    OSAGE BEACH
                   STATE/ZIP : MO  65065
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,710.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 61.05200
    ---------------------------------------------------------------
0   0030783088     MORTGAGORS: KRUSZ                WILLIAM
                               KRUSZ                EVELYN
    REGION CODE    ADDRESS   : 6630 PEMBERTON DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75230
    MORTGAGE AMOUNT :   232,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,323.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,605.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.78400
    ---------------------------------------------------------------
0   0030783096     MORTGAGORS: NATHANSON            PHILIP
                               NATHANSON            SHARYN
    REGION CODE    ADDRESS   : 365 LAKEMONT CIRCLE
        01         CITY      :    FRANKLIN
                   STATE/ZIP : TN  37067
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,664.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,573.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.22500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,329,000.00
                               P & I AMT:      9,553.28
                               UPB AMT:   1,327,090.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          118
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030783112     MORTGAGORS: FOGARTY              KEVIN
                               FOGARTY              DEBORAH
    REGION CODE    ADDRESS   : 2707 MANDALAY BEACH
        01         CITY      :    WANTAGH
                   STATE/ZIP : NY  11793
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,594.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,641.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030783138     MORTGAGORS: SPADONI              ROBERT
                               SPADONI              TINA
    REGION CODE    ADDRESS   : 1822 KELLY COURT
        01         CITY      :    DARIEN
                   STATE/ZIP : IL  60559
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,513.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,854.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 70.37000
    ---------------------------------------------------------------
0   0030783153     MORTGAGORS: MILLER               BRUCE
                               DARGO                LISA
    REGION CODE    ADDRESS   : 13900 OLD ROVER MILL RD
        01         CITY      :    WEST FRIENDSHIP
                   STATE/ZIP : MD  21794
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,662.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030783179     MORTGAGORS: FELDY                SCOTT

    REGION CODE    ADDRESS   : 9030 1ST AVE
        01         CITY      :    KENOSHA
                   STATE/ZIP : WI  53143
    MORTGAGE AMOUNT :   221,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,094.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,605.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030783195     MORTGAGORS: KESNER               BRAD
                               KESNER               STACY
    REGION CODE    ADDRESS   : 4300 SHERMAN OAKS AVENUE
        01         CITY      :    SHERMAN OAKS
                   STATE/ZIP : CA  91403
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,838.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 78.78700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,313,400.00
                               P & I AMT:      9,789.23
                               UPB AMT:   1,311,703.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          119
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030783203     MORTGAGORS: GARRISON             BENJAMIN
                               GARRISON             CATHI
    REGION CODE    ADDRESS   : 143 WEBER HILL ROAD
        01         CITY      :    CARMEL
                   STATE/ZIP : NY  10512
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,676.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,696.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030783211     MORTGAGORS: KOEPSEL              WILLIAM
                               KOEPSEL              MARIA
    REGION CODE    ADDRESS   : 306 GOLDENWEST STREET
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,824.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,065.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 76.38800
    ---------------------------------------------------------------
0   0030783229     MORTGAGORS: WAKAI                ALBERT
                               WAKAI                TINA
    REGION CODE    ADDRESS   : 3 MYERS COURT
        01         CITY      :    HILLSBOROUGH
                   STATE/ZIP : NJ  08853
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,630.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,249.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030783245     MORTGAGORS: GARRIOTT             JOHN
                               GARRIOTT             MARY ANN
    REGION CODE    ADDRESS   : 1303A THE SEA CREST
        01         CITY      :    HILTON HEAD ISLAND
                   STATE/ZIP : SC  29928
    MORTGAGE AMOUNT :   290,160.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,615.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,205.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030783260     MORTGAGORS: REINOSO              CAROL

    REGION CODE    ADDRESS   : 20754 N.W. 41TH AVENUE ROAD
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33055
    MORTGAGE AMOUNT :    54,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     53,930.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       405.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 73.97200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,149,160.00
                               P & I AMT:      8,623.57
                               UPB AMT:   1,147,678.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          120
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030783294     MORTGAGORS: HEBBLETHWAITE        MICHAEL
                               HEBBLETHWAITE        MARCIA
    REGION CODE    ADDRESS   : 2632 28TH AVENUE WEST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98199
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,814.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030783328     MORTGAGORS: COLOSIMO             ANGELO
                               COLOSIMO             LYNETTE
    REGION CODE    ADDRESS   : 808 SQUIRE LAKE DRIVE
        01         CITY      :    VILLA HILLS
                   STATE/ZIP : KY  41017
    MORTGAGE AMOUNT :   483,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    482,667.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,502.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.90300
    ---------------------------------------------------------------
0   0030783377     MORTGAGORS: GRANT                JORDON

    REGION CODE    ADDRESS   : 377 HIGHLAND AVENUE
        01         CITY      :    NORWALK
                   STATE/ZIP : CT  06854
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,861.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,753.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030783385     MORTGAGORS: STONEY               ARCHIE
                               STONEY               NANCY
    REGION CODE    ADDRESS   : 104 RIVERSIDE DRIVE
        01         CITY      :    SUFFOLK
                   STATE/ZIP : VA  23435
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,352.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.93474
    ---------------------------------------------------------------
0   0030783393     MORTGAGORS: WRIGHT               SUMNER
                               WRIGHT               LILLIAN
    REGION CODE    ADDRESS   : 124 RICHMOND  HILL
        01         CITY      :    WILLIAMSBURG
                   STATE/ZIP : VA  23185
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,723.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,464.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.98000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,554,000.00
                               P & I AMT:     11,496.18
                               UPB AMT:   1,551,419.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          121
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030783468     MORTGAGORS: DWINELLS             ERIC
                               DWINELLS             WENDY
    REGION CODE    ADDRESS   : 301 HARVARD ROAD
        01         CITY      :    BOLTON
                   STATE/ZIP : MA  01740
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,838.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 85.74490
    ---------------------------------------------------------------
0   0030783518     MORTGAGORS: YOUNG                CHIH-HONG
                               YOUNG                RULING
    REGION CODE    ADDRESS   : 5106 EAST CRESCENT DRIVE
        01         CITY      :    ANAHEIM HILLS
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,664.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,668.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 35.71428
    ---------------------------------------------------------------
0   0030783534     MORTGAGORS: BEDINGER             FRANK
                               BEDINGER             HOLLY
    REGION CODE    ADDRESS   : 2854 WYNGATE ROAD
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30305
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,724.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,900.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.79600
    ---------------------------------------------------------------
0   0030783559     MORTGAGORS: TIDDES               JOHN
                               TIDDES               PATRICIA
    REGION CODE    ADDRESS   : 11070 S.W. 38 DRIVE
        01         CITY      :    DAVIE
                   STATE/ZIP : FL  33328
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,850.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.86300
    ---------------------------------------------------------------
0   0030783625     MORTGAGORS: RATCHFORD            ANDREW
                               RATCHFORD            KELLY
    REGION CODE    ADDRESS   : 908 CAMINO RICARDO
        01         CITY      :    MORAGA
                   STATE/ZIP : CA  94556
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,765.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,293.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,698,000.00
                               P & I AMT:     12,381.36
                               UPB AMT:   1,696,844.48

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          122
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030783658     MORTGAGORS: WILSON               GLORIA
                               WILSON               DAVID
    REGION CODE    ADDRESS   : 1 LAUREL DRIVE
        01         CITY      :    NEWTON
                   STATE/ZIP : NJ  07860
    MORTGAGE AMOUNT :   219,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,646.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 76.91200
    ---------------------------------------------------------------
0   0030783740     MORTGAGORS: BEAL                 NICHOLAS
                               BEAL                 CARINA
    REGION CODE    ADDRESS   : 6911 AZALEA DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,273.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,381.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030783831     MORTGAGORS: CONNELLY             TIMOTHY

    REGION CODE    ADDRESS   : 7135 EAST LA CUMBRE DRIVE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92869
    MORTGAGE AMOUNT :   277,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,663.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99145
    ---------------------------------------------------------------
0   0030783864     MORTGAGORS: OPOLINSKY            LEE

    REGION CODE    ADDRESS   : 1 SPINNAKER STREET UNIT 12
        01         CITY      :    MARINA DEL REY
                   STATE/ZIP : CA  96029
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,714.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,118.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 62.96200
    ---------------------------------------------------------------
0   0030784003     MORTGAGORS: RAPHAEL              RODNEY

    REGION CODE    ADDRESS   : 200 HARBOR DRIVE #1501
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92101
    MORTGAGE AMOUNT :   336,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,648.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,587,150.00
                               P & I AMT:     11,833.93
                               UPB AMT:   1,586,452.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          123
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030784037     MORTGAGORS: SWAIN                JONATHAN
                               SWAIN                MARY
    REGION CODE    ADDRESS   : 8104 MOONSTONE CIRCLE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89128
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,900.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030784052     MORTGAGORS: BORNOWSKI            MARK
                               BORNOWSKI            MARIA
    REGION CODE    ADDRESS   : 6331 SW FLOWER STREET
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97221
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,852.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,670.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030784094     MORTGAGORS: CAMPOS               ROMANA
                               CAMPOS               PHILLIP
    REGION CODE    ADDRESS   : 2525 GREENVALLEY ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   256,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,123.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,858.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.92900
    ---------------------------------------------------------------
0   0030784102     MORTGAGORS: DONNELLY             ANDREW

    REGION CODE    ADDRESS   : 1114 D N STAFFORD STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22201
    MORTGAGE AMOUNT :   223,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,138.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,580.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98567
    ---------------------------------------------------------------
0   0030784110     MORTGAGORS: NYLAND               CHRISTOPHER
                               NYLAND               MARGARET
    REGION CODE    ADDRESS   : 1433 BUENA VISTA AVENUE
        01         CITY      :    MC LEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   272,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,626.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,049.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,377,400.00
                               P & I AMT:     10,059.23
                               UPB AMT:   1,376,740.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          124
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030784128     MORTGAGORS: GOODE WINSLOW        DORIS

    REGION CODE    ADDRESS   : 5773 VICTOR DRIVE
        01         CITY      :    ELDERSBURG
                   STATE/ZIP : MD  21784
    MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,860.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.78200
    ---------------------------------------------------------------
0   0030784219     MORTGAGORS: STEVENSON            KEVIN
                               STEVENSON            CHRISTINE
    REGION CODE    ADDRESS   : 730 MOUTON STREET
        01         CITY      :    BATON ROUGE
                   STATE/ZIP : LA  70806
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,819.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.44444
    ---------------------------------------------------------------
0   0030784250     MORTGAGORS: LOWENSTEIN           THOMAS
                               HOLDEN               PATRICIA
    REGION CODE    ADDRESS   : 173 MONTE VISTA DRIVE
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94559
    MORTGAGE AMOUNT :   239,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,031.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,713.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030784284     MORTGAGORS: SIMS                 CHRISTOPHER
                               SIMS                 M
    REGION CODE    ADDRESS   : 9519 WEST STANHOPE ROAD
        01         CITY      :    KENSINGTON
                   STATE/ZIP : MD  20895
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,788.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030784300     MORTGAGORS: NADENDLA             SESHAGIRI
                               GHANTA               LAKSHMI
    REGION CODE    ADDRESS   : 410 MARLEY RUN
        01         CITY      :    HUNTINGTOWN
                   STATE/ZIP : MD  20639
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,684.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.47900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,245,200.00
                               P & I AMT:      8,954.71
                               UPB AMT:   1,244,499.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          125
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030784342     MORTGAGORS: GOLDFOGEL            JEFFREY
                               GOLDFOGEL            DEBRA
    REGION CODE    ADDRESS   : 7000 E PRENTICE
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : CO  80111
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    450,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,223.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 53.57100
    ---------------------------------------------------------------
0   0030784433     MORTGAGORS: BROWN                KAREN

    REGION CODE    ADDRESS   : 836 EAST BIRCH AVE
        01         CITY      :    WHITEFISH BAY
                   STATE/ZIP : WI  53217
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 92.15600
    ---------------------------------------------------------------
0   0030784474     MORTGAGORS: FRIEDMAN             MARTHA
                               FRIEDMAN             CARL
    REGION CODE    ADDRESS   : 3630 FAIR OAKS PL
        01         CITY      :    LONGBOAT KEY
                   STATE/ZIP : FL  34228
    MORTGAGE AMOUNT :   595,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    594,580.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,262.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
0   0030784631     MORTGAGORS: BROCK                DEBRA

    REGION CODE    ADDRESS   : 719 FIRST COTTON DRIVE
        01         CITY      :    POWDER SPRINGS
                   STATE/ZIP : GA  30073
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,816.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,079.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ---------------------------------------------------------------
0   0030784656     MORTGAGORS: SAUNDERS             DAN
                               SAUNDERS             NANCY
    REGION CODE    ADDRESS   : 434 WARREN AVENUE
        01         CITY      :    CINCINNATI
                   STATE/ZIP : OH  45220
    MORTGAGE AMOUNT :   244,448.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,695.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,879.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,804,448.00
                               P & I AMT:     13,169.46
                               UPB AMT:   1,803,092.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          126
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030784698     MORTGAGORS: GUERIN               CHRISTOPHER
                               GUERIN               SHARON
    REGION CODE    ADDRESS   : 10245 BERKSHIRE LANE
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21042
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,966.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030784730     MORTGAGORS: BAUTISTA             ERLENDA

    REGION CODE    ADDRESS   : 15 ROUNDTOP ROAD
        01         CITY      :    YONKERS
                   STATE/ZIP : NY  10710
    MORTGAGE AMOUNT :   295,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,411.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,220.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.84800
    ---------------------------------------------------------------
0   0030784755     MORTGAGORS: MASSAQUOI            HANS

    REGION CODE    ADDRESS   : 4450 BANCROFT DRIVE
        01         CITY      :    NEW ORLEANS
                   STATE/ZIP : LA  70122
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,668.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030784771     MORTGAGORS: CODEGA               JEFFREY
                               CODEGA               BARBARA
    REGION CODE    ADDRESS   : 1520 NIXON AVENUE
        01         CITY      :    RENO
                   STATE/ZIP : NV  89509
    MORTGAGE AMOUNT :   588,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    587,605.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,314.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030784813     MORTGAGORS: COMBS                FREDERICK
                               COMBS                LINDA
    REGION CODE    ADDRESS   : 10009 TRAVERSE WAY
        01         CITY      :    FORT WASHINGTON
                   STATE/ZIP : MD  20744
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,845.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,818.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.98300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,761,600.00
                               P & I AMT:     12,988.11
                               UPB AMT:   1,760,862.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          127
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030784821     MORTGAGORS: PETTY                GILBERT
                               PETTY                BETTY
    REGION CODE    ADDRESS   : 9 STERLING PLACE
        01         CITY      :    RANCHO MIRAGE
                   STATE/ZIP : CA  92270
    MORTGAGE AMOUNT :   239,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,835.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,732.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 59.30500
    ---------------------------------------------------------------
0   0030784862     MORTGAGORS: UTT                  JAMES
                               UTT                  CATHERINE
    REGION CODE    ADDRESS   : 527 ACORN PARK DRIVE
        01         CITY      :    ACTON
                   STATE/ZIP : MA  01718
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,436.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030784912     MORTGAGORS: SWARTZ               JAMES
                               SWARTZ               ELIZABETH
    REGION CODE    ADDRESS   : 7449 LEWIS ROAD
        01         CITY      :    OLMSTED TOWNSHIP
                   STATE/ZIP : OH  44138
    MORTGAGE AMOUNT :   126,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    126,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       935.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030784938     MORTGAGORS: KROUPA               ALICIA
                               KROUPA               DELBERT
    REGION CODE    ADDRESS   : 1115 S 113TH PLAZA
        01         CITY      :    OMAHA
                   STATE/ZIP : NE  68114
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,621.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,986.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030784961     MORTGAGORS: SULLIVAN             KEVIN
                               SULLIVAN             ANNEMIEKE
    REGION CODE    ADDRESS   : 3402 ROYAL WOOD DR
        01         CITY      :    CRYSTAL LAKE
                   STATE/ZIP : IL  60014
    MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,884.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,866.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,229,400.00
                               P & I AMT:      8,958.10
                               UPB AMT:   1,228,341.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          128
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030784995     MORTGAGORS: GARCIA               LIONEL
                               GARCIA               NAIDA
    REGION CODE    ADDRESS   : 2306 TODVILLE ROAD
        01         CITY      :    SEABROOK
                   STATE/ZIP : TX  77586
    MORTGAGE AMOUNT :   305,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,299.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 55.49000
    ---------------------------------------------------------------
0   0030785000     MORTGAGORS: MACHIN               WILSON

    REGION CODE    ADDRESS   : 13460 NATICK DR
        01         CITY      :    MANASSAS
                   STATE/ZIP : VA  20112
    MORTGAGE AMOUNT :   249,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,143.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,919.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030785026     MORTGAGORS: BREESE               ANNICK
                               BREESE               ROBERT
    REGION CODE    ADDRESS   : 783 ROBINHOOD ROAD
        01         CITY      :    ROSEMONT
                   STATE/ZIP : PA  19010
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,003.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,925.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030785059     MORTGAGORS: FINCHER              SUZANNE

    REGION CODE    ADDRESS   : 1110 ROSEDALE DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30306
    MORTGAGE AMOUNT :   265,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,867.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,921.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.66000
    ---------------------------------------------------------------
0   0030785133     MORTGAGORS: TITOMIROV            ALEXANDER

    REGION CODE    ADDRESS   : 5631 OAK PLACE
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,797.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.03200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,336,850.00
                               P & I AMT:      9,856.81
                               UPB AMT:   1,333,312.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          129
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030785174     MORTGAGORS: LIND                 ERIC
                               LIND                 KATHLEEN
    REGION CODE    ADDRESS   : 2758 SW ENGLISH COURT
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97201
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,968.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,926.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030785182     MORTGAGORS: SORIANO              EDWARD
                               SORIANO              MARGARET
    REGION CODE    ADDRESS   : 2 STANWYCK RD
        01         CITY      :    MT LAUREL
                   STATE/ZIP : NJ  08054
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,258.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.78700
    ---------------------------------------------------------------
0   0030785190     MORTGAGORS: MOIR                 PETER
                               MOIR                 ELIZABETH
    REGION CODE    ADDRESS   : 6817 GOLF DRIVE
        01         CITY      :    UNIVERSITY PARK
                   STATE/ZIP : TX  75205
    MORTGAGE AMOUNT :   446,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    446,584.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,201.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.48300
    ---------------------------------------------------------------
0   0030785232     MORTGAGORS: WOJCIK               EWA
                               BRAYNE               MICHAEL
    REGION CODE    ADDRESS   : 1441 PARRISH COURT
        01         CITY      :    DOWNERS GROVE
                   STATE/ZIP : IL  60515
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030785265     MORTGAGORS: CASALETTO            ROBERT
                               CASALETTO            LYDIE
    REGION CODE    ADDRESS   : 17 SUMMER STREET
        01         CITY      :    DANVERS
                   STATE/ZIP : MA  01923
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,462.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,096.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,520,400.00
                               P & I AMT:     11,106.10
                               UPB AMT:   1,518,274.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          130
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030785273     MORTGAGORS: JARRARD              RUDYARD
                               JARRARD              GAY
    REGION CODE    ADDRESS   : 137 EAGLES CLUB DRIVE
        01         CITY      :    STOCKBRIDGE
                   STATE/ZIP : GA  30281
    MORTGAGE AMOUNT :   272,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,261.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,025.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ---------------------------------------------------------------
0   0030785299     MORTGAGORS: RANCE                GREIG
                               RANCE                SUSAN
    REGION CODE    ADDRESS   : 4 MAPLEWOOD LANE
        01         CITY      :    WILTON
                   STATE/ZIP : CT  06897
    MORTGAGE AMOUNT :   580,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    578,466.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,306.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 60.10300
    ---------------------------------------------------------------
0   0030785331     MORTGAGORS: COWLEY               JAMES
                               COWLEY               LESLIE
    REGION CODE    ADDRESS   : 1982 KIDD CIRCLE
        01         CITY      :    PARK CITY
                   STATE/ZIP : UT  84098
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,724.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,900.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 61.53846
    ---------------------------------------------------------------
0   0030785349     MORTGAGORS: MASINTER             PAUL
                               MASINTER-WILLIAMS    AUDREY
    REGION CODE    ADDRESS   : 1820 OCTAVIA STREET
        01         CITY      :    NEW ORLEANS
                   STATE/ZIP : LA  70115
    MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,326.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,971.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030785356     MORTGAGORS: DRISKILL             RONALD
                               DRISKILL             PATRICIA
    REGION CODE    ADDRESS   : 110 WILDWIND PLACE
        01         CITY      :    LYNCHBURG
                   STATE/ZIP : VA  24053
    MORTGAGE AMOUNT :   221,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,301.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,626.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,739,900.00
                               P & I AMT:     12,829.66
                               UPB AMT:   1,737,080.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          131
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030785372     MORTGAGORS: SHEA                 RICHARD
                               SHEA                 JENNIFER
    REGION CODE    ADDRESS   : 10 EMMA DRIVE
        01         CITY      :    HOPKINTON
                   STATE/ZIP : MA  01748
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,408.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030785380     MORTGAGORS: SOUZA                MELVIN

    REGION CODE    ADDRESS   : 1430 46TH STREET
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95819
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,516.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,537.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.91600
    ---------------------------------------------------------------
0   0030785398     MORTGAGORS: RANDOLL              WILLIAM

    REGION CODE    ADDRESS   : 7516 HIGH AVENUE
        01         CITY      :    LA JOLLA
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,829.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030785414     MORTGAGORS: BANNAN               RICHARD
                               BANNAN               PAMELA
    REGION CODE    ADDRESS   : 1546 BRIARCLIFF RD
        01         CITY      :    ARNOLD
                   STATE/ZIP : MD  21012
    MORTGAGE AMOUNT :   343,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,149.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,486.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.60000
    ---------------------------------------------------------------
0   0030785430     MORTGAGORS: HURLEY               RONALD

    REGION CODE    ADDRESS   : 7444 125TH STREET
        01         CITY      :    NORTH SEMINOLE
                   STATE/ZIP : FL  34642
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,533.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 76.66600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,435,000.00
                               P & I AMT:     10,356.51
                               UPB AMT:   1,431,437.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          132
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030785455     MORTGAGORS: GRIMES               MICHAEL
                               GRIMES               DIXIE
    REGION CODE    ADDRESS   : 3 WATERFORD CIRCLE
        01         CITY      :    THE WOODLANDS
                   STATE/ZIP : TX  77381
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,275.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,435.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030785463     MORTGAGORS: GRAY                 JANETTE

    REGION CODE    ADDRESS   : 1028 CYPRESS WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92103
    MORTGAGE AMOUNT :   279,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,833.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,073.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.88500
    ---------------------------------------------------------------
0   0030785489     MORTGAGORS: WOLF                 ADAM
                               HACKER-WOLF          SUSAN
    REGION CODE    ADDRESS   : 48 HAMPTON ROAD
        01         CITY      :    WESTWOOD
                   STATE/ZIP : MA  02090
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,467.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 72.45100
    ---------------------------------------------------------------
0   0030785497     MORTGAGORS: DICHELE              ERNEST
                               DICHELE              ANNE
    REGION CODE    ADDRESS   : 8 ISHMAEL ROAD
        01         CITY      :    NANTUCKET
                   STATE/ZIP : MA  02554
    MORTGAGE AMOUNT :   222,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,730.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,706.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 72.31200
    ---------------------------------------------------------------
0   0030785513     MORTGAGORS: KAHAN WILSON         RONDA
                               WILSON               NEIL
    REGION CODE    ADDRESS   : 24 FINNEGAN WAY
        01         CITY      :    NEWBURYPORT
                   STATE/ZIP : MA  01950
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,518.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 69.44400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,354,200.00
                               P & I AMT:     10,023.84
                               UPB AMT:   1,351,824.42

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          133
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030785547     MORTGAGORS: SCHOOLCRAFT          ROBERT
                               SCHOOLCRAFT          KATHLEEN
    REGION CODE    ADDRESS   : 25369 GOLD HILLS DR
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   287,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,550.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,060.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ---------------------------------------------------------------
0   0030785554     MORTGAGORS: TJADEN               BRUCE
                               TJADEN               HEIDI
    REGION CODE    ADDRESS   : 1166 LINDEN CIRCLE
        01         CITY      :    WICHITA
                   STATE/ZIP : KS  67206
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,025.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,450.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030785562     MORTGAGORS: INGRAM               MARK
                               INGRAM               MARGUERIETE
    REGION CODE    ADDRESS   : 48 OAKWOOD ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02160
    MORTGAGE AMOUNT :   264,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,352.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,965.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 74.77400
    ---------------------------------------------------------------
0   0030785570     MORTGAGORS: VEST                 RICK
                               VEST                 SANDRA
    REGION CODE    ADDRESS   : 2542 SUNRISE
        01         CITY      :    BARNHART
                   STATE/ZIP : MO  63012
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,479.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 67.63100
    ---------------------------------------------------------------
0   0030785588     MORTGAGORS: MARKS                RICHARD
                               MARKS                LAUREN
    REGION CODE    ADDRESS   : 7 NATHAN STONE ROAD
        01         CITY      :    SOUTHBOROUGH
                   STATE/ZIP : MA  01722
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,650.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 73.68400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,431,250.00
                               P & I AMT:     10,489.56
                               UPB AMT:   1,429,057.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          134
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030785596     MORTGAGORS: RICHARDS             ANDREW
                               RICHARDS             ELIZABETH
    REGION CODE    ADDRESS   : 106 WHEATLAND RD
        01         CITY      :    LEWISBERRY
                   STATE/ZIP : PA  17339
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,283.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,154.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030785604     MORTGAGORS: BAKHTIARI            AFSANEH

    REGION CODE    ADDRESS   : 23172 GAINFORD STREET
        01         CITY      :    WOODLAND HILLS
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   208,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    207,450.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,544.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030785638     MORTGAGORS: VARCADIPANE          ANTHONY
                               VARCADIPANE          THERESA
    REGION CODE    ADDRESS   : 2118 MIDDLE AVENUE
        01         CITY      :    PT. PLEASANT
                   STATE/ZIP : NJ  08742
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030785711     MORTGAGORS: KNIGHT               TIMOTHY

    REGION CODE    ADDRESS   : 1204 NORTH PITT STREET
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,788.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.59600
    ---------------------------------------------------------------
0   0030785729     MORTGAGORS: FRANCKOWIAK          WAYNE
                               FRANCKOWIAK          YOLANDA
    REGION CODE    ADDRESS   : 109 COLDREN DRIVE
        01         CITY      :    PROSPECT HEIGHTS
                   STATE/ZIP : IL  60070
    MORTGAGE AMOUNT :   268,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,946.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.50000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,360,500.00
                               P & I AMT:      9,886.81
                               UPB AMT:   1,359,021.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          135
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030785794     MORTGAGORS: HEINEN               PETER
                               HIRA                 NEELE
    REGION CODE    ADDRESS   : 14673 78TH AVENUE NORTH
        01         CITY      :    MAPLE GROVE
                   STATE/ZIP : MN  55311
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,815.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,017.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 68.75000
    ---------------------------------------------------------------
0   0030785836     MORTGAGORS: GERSTENFELD          JACK
                               GERSTENFELD          LESLIE
    REGION CODE    ADDRESS   : 47105 GLENAIRE COURT
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   245,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,485.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ---------------------------------------------------------------
0   0030785885     MORTGAGORS: SOLIMINE             SUSAN
                               SOLIMINE             JOHN
    REGION CODE    ADDRESS   : 2695 MATTOX CREEK DRIVE
        01         CITY      :    OAKTON
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   199,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,559.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,430.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.96200
    ---------------------------------------------------------------
0   0030785919     MORTGAGORS: LYLES                KEVIN
                               FORD-LYLES           SALLY
    REGION CODE    ADDRESS   : 5339 LAKE SHORE AVENUE
        01         CITY      :    WESTERVILLE
                   STATE/ZIP : OH  43082
    MORTGAGE AMOUNT :   431,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    431,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,087.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.36300
    ---------------------------------------------------------------
0   0030785927     MORTGAGORS: KROST                JACK
                               KROST                MARGARET
    REGION CODE    ADDRESS   : 2225 WHARTON LANE
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28270
    MORTGAGE AMOUNT :   285,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,537.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,998.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,437,100.00
                               P & I AMT:     10,336.77
                               UPB AMT:   1,436,397.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          136
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030785943     MORTGAGORS: KISZA                ALAN

    REGION CODE    ADDRESS   : 295 KINNELON ROAD
        01         CITY      :    KINNELON
                   STATE/ZIP : NJ  07405
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,392.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 65.34600
    ---------------------------------------------------------------
0   0030786032     MORTGAGORS: WILLIAMS             ARTHUR
                               WILLIAMS             MARY
    REGION CODE    ADDRESS   : 250 DUBOIS DRIVE
        01         CITY      :    MEMPHIS
                   STATE/ZIP : TN  38109
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,778.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,221.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030786057     MORTGAGORS: YO                   ALBERT
                               YO                   CHRISTOPHER
    REGION CODE    ADDRESS   : 1955 ROSE AVENUE
        01         CITY      :    SAN MARINO
                   STATE/ZIP : CA  91108
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,047.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030786156     MORTGAGORS: SALZGEBER            COE
                               CLARY                ELLEN
    REGION CODE    ADDRESS   : 2900 LINCOLN AVENUE
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :   230,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,689.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.96000
    ---------------------------------------------------------------
0   0030786172     MORTGAGORS: CARLSON              GLENN
                               CARLSON              BEVERLY
    REGION CODE    ADDRESS   : 25359 GOLD HILLS DRIVE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   299,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,116.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99850
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,438,300.00
                               P & I AMT:     10,467.57
                               UPB AMT:   1,438,078.53

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          137
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030786222     MORTGAGORS: APOSTOLAKOS          ARTHUR
                               APOSTOLAKOS          KATHRYN
    REGION CODE    ADDRESS   : 6350 N SNOWVIEW DR
        01         CITY      :    PARK CITY
                   STATE/ZIP : UT  84098
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,662.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.45200
    ---------------------------------------------------------------
0   0030786271     MORTGAGORS: MC WILLIAMS          RICHARD
                               MC WILLIAMS          BECKIE
    REGION CODE    ADDRESS   : 3601 GLASSOW CIRCLE
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   333,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,376.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,447.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030786289     MORTGAGORS: ROGERS               DONALD
                               ROGERS               DEBORAH
    REGION CODE    ADDRESS   : 14832 CORTLAND HEIGHTS RD
        01         CITY      :    WOODBRIDGE
                   STATE/ZIP : VA  22193
    MORTGAGE AMOUNT :   246,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,976.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ---------------------------------------------------------------
0   0030786313     MORTGAGORS: HANDEL               JOSEPH
                               HANDEL               MARY
    REGION CODE    ADDRESS   : 1133 CHATEAU COURT
        01         CITY      :    LODI
                   STATE/ZIP : CA  95242
    MORTGAGE AMOUNT :   262,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,902.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.99642
    ---------------------------------------------------------------
0   0030786347     MORTGAGORS: PAUL                 LAWRENCE
                               PAUL                 JULIE
    REGION CODE    ADDRESS   : 16929 ESCALON DRIVE
        01         CITY      :    ENCINO
                   STATE/ZIP : CA  91436
    MORTGAGE AMOUNT :   311,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,010.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,229.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,385,450.00
                               P & I AMT:     10,006.15
                               UPB AMT:   1,384,812.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          138
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030786388     MORTGAGORS: EGLEY                PHIL
                               EGLEY                TERESA
    REGION CODE    ADDRESS   : 12401 GLENLIVET WAY
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27613
    MORTGAGE AMOUNT :   243,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,040.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.92500
    ---------------------------------------------------------------
0   0030786396     MORTGAGORS: KOON                 WILLIAM

    REGION CODE    ADDRESS   : 18632 GOLD STREET
        01         CITY      :    OMAHA
                   STATE/ZIP : NE  68130
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.71500
    ---------------------------------------------------------------
0   0030786610     MORTGAGORS: TIRADO               DANA
                               TRIADO               SUZANNE
    REGION CODE    ADDRESS   : 9417 S. LAKE SPARROW DR
        01         CITY      :    HIGHLANDS RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   234,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,734.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,717.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 84.98400
    ---------------------------------------------------------------
0   0030786628     MORTGAGORS: CICERO               GREG
                               CICERO               JENNIFER
    REGION CODE    ADDRESS   : 3340 INGLESIDE ROAD
        01         CITY      :    SHAKER HEIGHTS
                   STATE/ZIP : OH  44122
    MORTGAGE AMOUNT :   159,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    159,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,139.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98500
    ---------------------------------------------------------------
0   0030786677     MORTGAGORS: STEINMETZ            SCOTT
                               STEINMETZ            LISA
    REGION CODE    ADDRESS   : 8606 NORTHFIELDS CIRCLE
        01         CITY      :    LUTHERVILLE
                   STATE/ZIP : MD  21093
    MORTGAGE AMOUNT :   319,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,285.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.18600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,179,350.00
                               P & I AMT:      8,591.95
                               UPB AMT:   1,178,875.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          139
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030786800     MORTGAGORS: HATTON               R.
                               HATTON               TONI
    REGION CODE    ADDRESS   : 7 CANTERBURY LANE
        01         CITY      :    CLINTON TWP
                   STATE/ZIP : NJ  08809
    MORTGAGE AMOUNT :   303,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,225.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030786818     MORTGAGORS: GONZALES             ROSENDO
                               GONZALES             PILAR
    REGION CODE    ADDRESS   : 14513 VELLEUX DR
        01         CITY      :    ORLANDO
                   STATE/ZIP : FL  32837
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,675.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,053.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.85900
    ---------------------------------------------------------------
0   0030786834     MORTGAGORS: O'NEILL              WILLIAM
                               O'NEILL              JUNELLA
    REGION CODE    ADDRESS   : 4 QUICKS LANE
        01         CITY      :    KATONAH
                   STATE/ZIP : NY  10536
    MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,745.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,672.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 44.60500
    ---------------------------------------------------------------
0   0030786842     MORTGAGORS: ALBERT               STEVE
                               ALBERT               LINDA
    REGION CODE    ADDRESS   : 109 DATONIA STREET
        01         CITY      :    BELLAIRE
                   STATE/ZIP : TX  77401
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,502.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,610.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.00000
    ---------------------------------------------------------------
0   0030786875     MORTGAGORS: RIESER               RICK
                               RIESER               LORI
    REGION CODE    ADDRESS   : 2232 RAWLINGS PLACE
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92506
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,822.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,417,300.00
                               P & I AMT:     10,580.61
                               UPB AMT:   1,416,045.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          140
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030786891     MORTGAGORS: GO                   RHODORA
                               GO                   GRACIE
    REGION CODE    ADDRESS   : 3013 DAHLGREN AVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  97066
    MORTGAGE AMOUNT :   272,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,616.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,001.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030786990     MORTGAGORS: MEDINA               CARLOS
                               MEDINA               MARGARITA
    REGION CODE    ADDRESS   : 6016 FORT HUNT RD
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22307
    MORTGAGE AMOUNT :   254,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,311.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,779.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.82800
    ---------------------------------------------------------------
0   0030787030     MORTGAGORS: WERNER               MICHAEL
                               WERNER               MARCIA
    REGION CODE    ADDRESS   : 6727 WINTERS HILL COURT
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30360
    MORTGAGE AMOUNT :   218,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,349.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,584.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030787071     MORTGAGORS: WOOD                 BURL
                               WOOD                 LINDA
    REGION CODE    ADDRESS   : 1234 COUNTY ROAD 88
        01         CITY      :    CELINA
                   STATE/ZIP : TX  75009
    MORTGAGE AMOUNT :   479,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,461.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,437.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ---------------------------------------------------------------
0   0030787212     MORTGAGORS: QUINN                R.

    REGION CODE    ADDRESS   : 109 PARKER STREET
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02159
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,568.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,575,600.00
                               P & I AMT:     11,371.02
                               UPB AMT:   1,574,739.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          141
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030787261     MORTGAGORS: SURHOFF              PAUL
                               SUROFF               SHARON
    REGION CODE    ADDRESS   : 200 FAIRFEILD LANE
        01         CITY      :    HILLSBOROUGH
                   STATE/ZIP : NJ  08502
    MORTGAGE AMOUNT :   294,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,002.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,158.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.94500
    ---------------------------------------------------------------
0   0030787329     MORTGAGORS: KULLUK               JOHN
                               KULLUK               CAROL
    REGION CODE    ADDRESS   : 5404 LA CRECENTA AVE
        01         CITY      :    LA CRECENTA
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   301,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,287.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,159.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030787386     MORTGAGORS: FLYNN                JAMES
                               FLYNN                ROBIN
    REGION CODE    ADDRESS   : 1075 PEARL STREET
        01         CITY      :    PHILLIPSBURG
                   STATE/ZIP : NJ  08855
    MORTGAGE AMOUNT :   142,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    142,399.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,020.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030787402     MORTGAGORS: FURUBAYASHI          CANDACE

    REGION CODE    ADDRESS   : 1054 AULOA ROAD # B
        01         CITY      :    KAILUA
                   STATE/ZIP : HI  96734
    MORTGAGE AMOUNT :   514,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    513,272.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,682.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030787436     MORTGAGORS: GOFMAN               ALEXANDRE
                               GOFMAN               ANNA
    REGION CODE    ADDRESS   : 187 BAY 31ST ST
        01         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11214
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,538.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,146.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 89.48500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,652,200.00
                               P & I AMT:     12,168.79
                               UPB AMT:   1,650,499.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          142
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030787451     MORTGAGORS: BOROVAY              GARY
                               BOROVAY              DEBORAH
    REGION CODE    ADDRESS   : 29725 QUAIL RUN DRIVE
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   281,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,406.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030787469     MORTGAGORS: REYNALDO             SALVADOR

    REGION CODE    ADDRESS   : 15223 FISHER ISLAND DR # 15223
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33109
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,588.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,800.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030787485     MORTGAGORS: MCCRACKEN            DONALD
                               MCCRACKEN            GENA
    REGION CODE    ADDRESS   : 620 CAMBRIDGE MANOR LANE
        01         CITY      :    COPPELL
                   STATE/ZIP : TX  75019
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,595.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,374.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030787493     MORTGAGORS: ROSENTHAL            CHRIS
                               ROSENTHAL            KAREN
    REGION CODE    ADDRESS   : 67 OAKRIDGE ROAD
        01         CITY      :    VERONA
                   STATE/ZIP : NJ  07044
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,311.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,990.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030787501     MORTGAGORS: TAYLOR               FRANK
                               TAYLOR               JEANETTE
    REGION CODE    ADDRESS   : 30502 VIA LA CRESTA RANCHO
        01         CITY      :    PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,642.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,438.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 59.04700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,538,100.00
                               P & I AMT:     11,645.55
                               UPB AMT:   1,536,543.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          143
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030787550     MORTGAGORS: GREEN                RICHARD
                               GREEN                KRISTY
    REGION CODE    ADDRESS   : 8390 LAS LAGUNAS LANE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89129
    MORTGAGE AMOUNT :   298,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,009.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,240.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.98949
    ---------------------------------------------------------------
0   0030787568     MORTGAGORS: DAVIES               JAMES
                               DAVIES               SANDRA
    REGION CODE    ADDRESS   : 11751 SPRINGBORO RD
        01         CITY      :    BROOKSTON
                   STATE/ZIP : IN  46923
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,676.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,045.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030787584     MORTGAGORS: HALLAIAN             FRANK
                               HALLAIAN             CHRISTINE
    REGION CODE    ADDRESS   : 7354 N. VAN NESS BLVD
        01         CITY      :    FRESNO
                   STATE/ZIP : CA  93711
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,385.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,606.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 53.33300
    ---------------------------------------------------------------
0   0030787600     MORTGAGORS: CAREY                WAYNE
                               BURCHILL             LINDA
    REGION CODE    ADDRESS   : 629 N.FRANKLIN AVENUE
        01         CITY      :    RIVER FOREST
                   STATE/ZIP : IL  60305
    MORTGAGE AMOUNT :   277,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,636.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,056.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.14200
    ---------------------------------------------------------------
0   0030787642     MORTGAGORS: CRUGNALE             ITALO
                               CRUGNALE             FILIPPA
    REGION CODE    ADDRESS   : 12 STONEWOOD DR
        01         CITY      :    CANTON
                   STATE/ZIP : MA  02021
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,632.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,003.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,594,200.00
                               P & I AMT:     11,951.57
                               UPB AMT:   1,592,340.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          144
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030787667     MORTGAGORS: HOOPER               C
                               HOOPER               JACQUELINE
    REGION CODE    ADDRESS   : 7203 LUCERN COURT
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28277
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,779.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,320.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 87.67100
    ---------------------------------------------------------------
0   0030787782     MORTGAGORS: FRANK                BRIAN
                               FRANK                MICHELE
    REGION CODE    ADDRESS   : 2666 CLUB MESA PLACE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92627
    MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030787832     MORTGAGORS: DURHAM               WILLIAM

    REGION CODE    ADDRESS   : 1678 DONCASTER DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30309
    MORTGAGE AMOUNT :   266,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,012.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,907.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.98500
    ---------------------------------------------------------------
0   0030787857     MORTGAGORS: RANDALL              GLENN

    REGION CODE    ADDRESS   : 8 SALERMO
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   412,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,523.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,028.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030787865     MORTGAGORS: MOORE                DAVID
                               MOORE                SONYA
    REGION CODE    ADDRESS   : 47-525 VIA MONTANA
        01         CITY      :    LA QUINTA
                   STATE/ZIP : CA  92253
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,728.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,444.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,679,750.00
                               P & I AMT:     12,408.88
                               UPB AMT:   1,678,793.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          145
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030787915     MORTGAGORS: ROSENBLUTH           JAMES
                               ROSENBLUTH           MARVIN
    REGION CODE    ADDRESS   : 8040 KIDWELL TOWN COURT
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22182
    MORTGAGE AMOUNT :   244,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,077.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,749.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99000
    ---------------------------------------------------------------
0   0030787923     MORTGAGORS: WARD                 JEFFREY
                               WARD                 ELLEN
    REGION CODE    ADDRESS   : 3366 SUFFOLK DOWNS
        01         CITY      :    STOW
                   STATE/ZIP : OH  44224
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.58000
    ---------------------------------------------------------------
0   0030787964     MORTGAGORS: ALDRIDGE             RICHARD

    REGION CODE    ADDRESS   : 8509 SAN FERNANDO WAY
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75218
    MORTGAGE AMOUNT :   263,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030788046     MORTGAGORS: BYKOWSKY             JOHN
                               KRUGER               PATRICIA
    REGION CODE    ADDRESS   : 184 BELLAIR ROAD
        01         CITY      :    RIDGEWOOD
                   STATE/ZIP : NJ  07450
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 64.51600
    ---------------------------------------------------------------
0   0030788079     MORTGAGORS: GODIN                STEVEN
                               GODIN                DEIRDRE
    REGION CODE    ADDRESS   : 20 LANCE ROAD
        01         CITY      :    LEBANON
                   STATE/ZIP : NJ  08833
    MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,285.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,439.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 77.29400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,490,950.00
                               P & I AMT:     10,776.81
                               UPB AMT:   1,490,562.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          146
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030788087     MORTGAGORS: STALER               TERRY

    REGION CODE    ADDRESS   : 509 HILLSBOROUGH STREET
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,821.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.27000
    ---------------------------------------------------------------
0   0030788137     MORTGAGORS: SCHRAGIN             BRUCE

    REGION CODE    ADDRESS   : 10470 RIVERSIDE DRIVE #304
        01         CITY      :    LOS ANGELES TOLUCA LAKE A
                   STATE/ZIP : CA  91602
    MORTGAGE AMOUNT :    99,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,686.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       749.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030788178     MORTGAGORS: HEWITT               DEBORAH

    REGION CODE    ADDRESS   : TRACTS 92 & 93 CIMARRON TRAIL
        01         CITY      :    ALTO
                   STATE/ZIP : NM  88312
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,790.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,204.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.45100
    ---------------------------------------------------------------
0   0030788210     MORTGAGORS: IRELAND              KEVIN
                               DAVIS                STEVEN
    REGION CODE    ADDRESS   : 1006 MCLYNN AVENUE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30306
    MORTGAGE AMOUNT :   291,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,139.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.89000
    ---------------------------------------------------------------
0   0030788228     MORTGAGORS: SHADDID              STEVE
                               SHADDID              MARGARET
    REGION CODE    ADDRESS   : 935 CLINTON PLACE
        01         CITY      :    RIVER FOREST
                   STATE/ZIP : IL  60305
    MORTGAGE AMOUNT :   373,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,769.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.36100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,328,350.00
                               P & I AMT:      9,747.98
                               UPB AMT:   1,327,898.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          147
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030788251     MORTGAGORS: SMITH                THOMAS
                               SMITH                SUSANNE
    REGION CODE    ADDRESS   : 12029 N. 80TH PL
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,726.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,888.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/22
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.12800
    ---------------------------------------------------------------
0   0030788285     MORTGAGORS: RUGGLESS             RONALD
                               MCDANIEL             CRAIG
    REGION CODE    ADDRESS   : 4116 STONEBRIDGE DR
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75204
    MORTGAGE AMOUNT :   258,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030788293     MORTGAGORS: SEGAL                JONATHAN
                               SEGAL                WENDY
    REGION CODE    ADDRESS   : 602 INDIA STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92101
    MORTGAGE AMOUNT :   392,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,297.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,950.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 66.01600
    ---------------------------------------------------------------
0   0030788368     MORTGAGORS: GANDHI               MAHENDRA
                               GANDHI               BHARTI
    REGION CODE    ADDRESS   : 1764 STIFEL LANE
        01         CITY      :    ST. LOUIS
                   STATE/ZIP : MO  63017
    MORTGAGE AMOUNT :   511,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    510,590.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,842.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 74.13000
    ---------------------------------------------------------------
0   0030788384     MORTGAGORS: VANFLEET             BRUCE
                               VANFLEET             LISA
    REGION CODE    ADDRESS   : 6 HICKORY LANE
        01         CITY      :    SCITUATE
                   STATE/ZIP : MA  02066
    MORTGAGE AMOUNT :   268,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,071.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,681,500.00
                               P & I AMT:     12,505.61
                               UPB AMT:   1,679,085.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          148
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030788392     MORTGAGORS: DE LA ROCHA          CASTULO
                               GARCIA-DE LA ROCHA   BEATRIZ
    REGION CODE    ADDRESS   : 901 PICAACHO
        01         CITY      :    LA HABRA HEIGHTS
                   STATE/ZIP : CA  90631
    MORTGAGE AMOUNT :   510,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    510,266.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,791.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 70.42700
    ---------------------------------------------------------------
0   0030788418     MORTGAGORS: STOLL                BRIAN
                               STOLL                ROBIN
    REGION CODE    ADDRESS   : 52 HUCKLEBERRY ROAD
        01         CITY      :    HOPKINTON
                   STATE/ZIP : MA  01748
    MORTGAGE AMOUNT :   229,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,558.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,720.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 73.87000
    ---------------------------------------------------------------
0   0030788426     MORTGAGORS: TRAGESER             JAY
                               TRAGESER             EDIE
    REGION CODE    ADDRESS   : 15 DEVONSHIRE PLACE
        01         CITY      :    ANDOVER
                   STATE/ZIP : MA  01810
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,586.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,017.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 63.54700
    ---------------------------------------------------------------
0   0030788442     MORTGAGORS: MULQUEENEY           PATRICK
                               MULQUEENEY           KRISTIN
    REGION CODE    ADDRESS   : 11 OCEAN CREST ROAD
        01         CITY      :    GLENEDEN BEACH
                   STATE/ZIP : OR  97388
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,377.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,017.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.37000
    ---------------------------------------------------------------
0   0030788483     MORTGAGORS: RHODES               WILLIAM
                               RHODES               KIMBERLY
    REGION CODE    ADDRESS   : 361 SPRING MILL ROAD
        01         CITY      :    VILANOVA
                   STATE/ZIP : PA  19805
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,105.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,592.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.83100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,689,600.00
                               P & I AMT:     12,138.29
                               UPB AMT:   1,686,893.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          149
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030788509     MORTGAGORS: KETTER               DANIEL
                               KETTER               LINDA
    REGION CODE    ADDRESS   : 2909 ELIZABETH CHAMPION CRT
        01         CITY      :    WILLIAMSBURG
                   STATE/ZIP : VA  23185
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,973.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 71.11100
    ---------------------------------------------------------------
0   0030788517     MORTGAGORS: VALLE                CHERI

    REGION CODE    ADDRESS   : 55 PARRELL AVENUE
        01         CITY      :    FOOTHILL RANCH AREA
                   STATE/ZIP : CA  92610
    MORTGAGE AMOUNT :   203,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    203,160.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,474.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030788616     MORTGAGORS: LOHR                 CAROL
                               LOHR                 KENNETH
    REGION CODE    ADDRESS   : 1533 HWY 24
        01         CITY      :    NEWPORT
                   STATE/ZIP : NC  28570
    MORTGAGE AMOUNT :   153,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    153,692.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,129.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030788665     MORTGAGORS: HOGG                 LYLE
                               HOGG                 GRETCHEN
    REGION CODE    ADDRESS   : 11346 WOODBROOK LANE
        01         CITY      :    RESTON
                   STATE/ZIP : VA  20194
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,141.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,923.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   11/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 63.32500
    ---------------------------------------------------------------
0   0030788707     MORTGAGORS: EHRLICH              NATHANIEL

    REGION CODE    ADDRESS   : 1237 GRENOX STREET
        01         CITY      :    WYNNEWOOD
                   STATE/ZIP : PA  19096
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,198.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,236,200.00
                               P & I AMT:      8,916.57
                               UPB AMT:   1,233,165.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          150
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030788723     MORTGAGORS: THOMPSON             GARY
                               BASKIN               LESLIE
    REGION CODE    ADDRESS   : 1357 ARBORDALE ROAD
        01         CITY      :    WYNNEWOOD
                   STATE/ZIP : PA  19096
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.69900
    ---------------------------------------------------------------
0   0030788756     MORTGAGORS: HEARN                ERIC

    REGION CODE    ADDRESS   : 411 BROOK RD
        01         CITY      :    BARNESVILLE
                   STATE/ZIP : GA  30204
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,467.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030788772     MORTGAGORS: GONSENHAUSER         MARK

    REGION CODE    ADDRESS   : 3036 LYNNDALE ROAD
        01         CITY      :    VIRGINIA BEACH
                   STATE/ZIP : VA  23452
    MORTGAGE AMOUNT :   485,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    484,346.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,558.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 68.79400
    ---------------------------------------------------------------
0   0030788780     MORTGAGORS: YANG                 XIANJIE
                               GOLIGER              JEFFREY
    REGION CODE    ADDRESS   : 4037 COOGAN CIRCLE
        01         CITY      :    CULVER CITY
                   STATE/ZIP : CA  90232
    MORTGAGE AMOUNT :   351,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,776.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,636.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030788798     MORTGAGORS: GLEASON              WILLIAM
                               GLEASON              PATRICIA
    REGION CODE    ADDRESS   : 542 MARINE AVENUE
        01         CITY      :    MANHATTEN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   468,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    467,669.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,352.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,825,000.00
                               P & I AMT:     13,280.35
                               UPB AMT:   1,823,260.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          151
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030788822     MORTGAGORS: KORNMAN              LAWRENCE

    REGION CODE    ADDRESS   : 318 FAIRWAY DRIVE
        01         CITY      :    NEW ORLEANS
                   STATE/ZIP : LA  70124
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    550,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,180.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.71000
    ---------------------------------------------------------------
0   0030788905     MORTGAGORS: MOTTER               DAVID
                               MOTTER               PAIGE
    REGION CODE    ADDRESS   : 237 WEST LIVINGSTON PLACE
        01         CITY      :    METAIRIE
                   STATE/ZIP : LA  70005
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,787.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/26
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030788970     MORTGAGORS: SANNA                LOUIS
                               SANNA                ROSELLEN
    REGION CODE    ADDRESS   : 25355 OUTLOOK DRIVE
        01         CITY      :    CARMEL VALLEY
                   STATE/ZIP : CA  93923
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,521.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030788996     MORTGAGORS: CLAWSON              STEPHEN
                               CLAWSON              ROBIN
    REGION CODE    ADDRESS   : 359 STAFFORD COURT
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : IL  60045
    MORTGAGE AMOUNT :   321,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,012.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,355.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 66.87500
    ---------------------------------------------------------------
0   0030789002     MORTGAGORS: HOGAN                EDWARD
                               HOGAN                LUCINDA
    REGION CODE    ADDRESS   : 5409 COLCHESTER MEADOW LANE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22030
    MORTGAGE AMOUNT :   257,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,466.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,842.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,720,200.00
                               P & I AMT:     12,578.29
                               UPB AMT:   1,716,266.95

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          152
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030789028     MORTGAGORS: SCHMANSKI            TIMOTHY
                               SCHMANSKI            MARIA
    REGION CODE    ADDRESS   : 389 S. 320 WEST LINDON
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84042
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,692.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 73.17000
    ---------------------------------------------------------------
0   0030789036     MORTGAGORS: KILPELA              MICHAEL
                               KILPELA              MELANIE
    REGION CODE    ADDRESS   : 4958 CHERRY BLOSSOM CIRCLE
        01         CITY      :    WEST BLOOMFIELD
                   STATE/ZIP : MI  48324
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,565.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,633.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 77.94000
    ---------------------------------------------------------------
0   0030789044     MORTGAGORS: FILDERMAN            PETER
                               FILDERMAN            MADELINE
    REGION CODE    ADDRESS   : 5108 JERICHO ROAD
        01         CITY      :    COLUMBIA
                   STATE/ZIP : MD  21044
    MORTGAGE AMOUNT :   344,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,223.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,499.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99300
    ---------------------------------------------------------------
0   0030789093     MORTGAGORS: STERNER              DAVID
                               STERNER              HOLLY
    REGION CODE    ADDRESS   : 1344 MEGAN DR
        01         CITY      :    STATE COLLEGE
                   STATE/ZIP : PA  16803
    MORTGAGE AMOUNT :   285,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,583.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,168.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030789119     MORTGAGORS: KATSKEE              JERRY
                               KATSKEE              SINDIE
    REGION CODE    ADDRESS   : 12815 FRANKLIN STREET
        01         CITY      :    OMAHA
                   STATE/ZIP : NE  68154
    MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,893.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,001.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/17
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,333,750.00
                               P & I AMT:     10,105.40
                               UPB AMT:   1,330,958.98

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          153
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030789127     MORTGAGORS: WOLF                 ALAN
                               WOLF                 JANICE
    REGION CODE    ADDRESS   : 0151 SPRINGRIDGE DRIVE
        01         CITY      :    GLENWOOD SPRINGS
                   STATE/ZIP : CO  81601
    MORTGAGE AMOUNT :   233,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,043.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,612.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 58.35000
    ---------------------------------------------------------------
0   0030789135     MORTGAGORS: MEIER                WERNER
                               MEIER                SHARON
    REGION CODE    ADDRESS   : 31 BEDFORD STREET
        01         CITY      :    BURLINGTON
                   STATE/ZIP : MA  01803
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,683.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.36700
    ---------------------------------------------------------------
0   0030789143     MORTGAGORS: MELILLO              JOHN
                               MELILLO              LISA
    REGION CODE    ADDRESS   : 14 HIGHLAND DR
        01         CITY      :    FLEETWOOD
                   STATE/ZIP : PA  19522
    MORTGAGE AMOUNT :   218,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,558.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,600.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.99500
    ---------------------------------------------------------------
0   0030789234     MORTGAGORS: SWANK                DARRELL

    REGION CODE    ADDRESS   : 808 N GATEWOOD COURT
        01         CITY      :    WICHITA
                   STATE/ZIP : KS  67206
    MORTGAGE AMOUNT :   228,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,467.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,619.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030789309     MORTGAGORS: GOLSHAN              NASSER
                               ESFANDIARI           MAHTASH
    REGION CODE    ADDRESS   : 16405 WEST SUNSET BOULEVARD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,746.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,668.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.22900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,283,350.00
                               P & I AMT:      9,224.79
                               UPB AMT:   1,281,500.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          154
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030789382     MORTGAGORS: MOECKEL              LARRY
                               MOECKEL              GERALDINE
    REGION CODE    ADDRESS   : 11482 EAST CHRISTMAS CHOLLA DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   153,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    153,191.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,098.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.97700
    ---------------------------------------------------------------
0   0030789408     MORTGAGORS: YAMANI               VENKATA
                               YAMANI               BRAHMI
    REGION CODE    ADDRESS   : 3 PIENZA
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   305,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,744.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.98500
    ---------------------------------------------------------------
0   0030789416     MORTGAGORS: KERBS                LARRY
                               KERBS                MARY
    REGION CODE    ADDRESS   : 1444 SEA RIDGE DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,810.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,993.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 62.50000
    ---------------------------------------------------------------
0   0030789531     MORTGAGORS: CHRISTIAN            GEORGE
                               CHRISTIAN            SANDRA
    REGION CODE    ADDRESS   : 17010 VISCOUNT COURT
        01         CITY      :    MONUMENT
                   STATE/ZIP : CO  80132
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,802.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 69.66200
    ---------------------------------------------------------------
0   0030789606     MORTGAGORS: MURNIGHAN            FRANCIS
                               MURNIGHAN            HANNAH
    REGION CODE    ADDRESS   : 1121 WEST LILL STREET
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60651
    MORTGAGE AMOUNT :   303,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,228.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 69.82700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,348,000.00
                               P & I AMT:      9,894.89
                               UPB AMT:   1,347,299.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          155
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030789614     MORTGAGORS: EDENFIELD            GREGORY
                               EDENFIELD            SUSAN
    REGION CODE    ADDRESS   : 205 WESTBURY CT
        01         CITY      :    WARNER ROBINS
                   STATE/ZIP : GA  31088
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,624.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030789622     MORTGAGORS: HODGES               TIMOTHY
                               HODGES               VICTORIA
    REGION CODE    ADDRESS   : 9 GROUSE RUN RD
        01         CITY      :    LEXINGTON
                   STATE/ZIP : VA  24450
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,522.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,604.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.20200
    ---------------------------------------------------------------
0   0030789648     MORTGAGORS: MOHAN                JAMES
                               BARTON-MOHAN         JENNIFER
    REGION CODE    ADDRESS   : 8845 E NOEL LN
        01         CITY      :    ROGERSVILLE
                   STATE/ZIP : MO  65742
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,325.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,629.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 77.77700
    ---------------------------------------------------------------
0   0030789663     MORTGAGORS: PETERSON             ROBERT
                               PETERSON             CLAIRE
    REGION CODE    ADDRESS   : 1721 MACAO COURT
        01         CITY      :    MARCO ISLAND
                   STATE/ZIP : FL  33937
    MORTGAGE AMOUNT :   223,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,938.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 78.42100
    ---------------------------------------------------------------
0   0030789689     MORTGAGORS: SCHWAB               BUDD
                               SCHWAB               ANN
    REGION CODE    ADDRESS   : 4655 FLODIN'S COURT
        01         CITY      :    FOREST RANCH
                   STATE/ZIP : CA  94942
    MORTGAGE AMOUNT :   233,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,172.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,255,100.00
                               P & I AMT:      9,353.31
                               UPB AMT:   1,252,959.37

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          156
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030789697     MORTGAGORS: BARR                 VINCE
                               BARR                 WRENELL
    REGION CODE    ADDRESS   : 220 SUN DIAL ROAD
        01         CITY      :    MADISON
                   STATE/ZIP : MS  39110
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,632.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 77.92200
    ---------------------------------------------------------------
0   0030789705     MORTGAGORS: ROSE                 LAURA

    REGION CODE    ADDRESS   : 558 A RT 4
        01         CITY      :    MARTINSBURG
                   STATE/ZIP : WV  25401
    MORTGAGE AMOUNT :   227,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,747.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,828.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030789770     MORTGAGORS: SMITS                DIRK
                               SMITS                KATHRYN
    REGION CODE    ADDRESS   : 12441 WOODBRIDGE ST
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   239,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,993.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,775.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.90600
    ---------------------------------------------------------------
0   0030789903     MORTGAGORS: SHEPPY               RICHARD
                               SHEPPY               GENEVIEVE
    REGION CODE    ADDRESS   : 23410 LAS ENCINOS WAY
        01         CITY      :    WOODLAND HILLS
                   STATE/ZIP : CA  91367
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030789929     MORTGAGORS: ROCHA                LYNN

    REGION CODE    ADDRESS   : 5351 SILVER POINT WAY #431
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95138
    MORTGAGE AMOUNT :   227,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,648.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,261,800.00
                               P & I AMT:      9,403.68
                               UPB AMT:   1,259,774.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          157
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030789952     MORTGAGORS: SHEFFIELD            WILLIAM
                               SHEFFIELD            LESLIE
    REGION CODE    ADDRESS   : 26341 CALLE ROBERTO
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   399,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,893.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 63.13200
    ---------------------------------------------------------------
0   0030789978     MORTGAGORS: BROWN                TODD
                               BROWN                J.
    REGION CODE    ADDRESS   : 4169 PHEASANT HILL COVE NORTH
        01         CITY      :    LAKELAND
                   STATE/ZIP : TN  38002
    MORTGAGE AMOUNT :   223,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,621.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030790034     MORTGAGORS: DUNCAN               KURT
                               DUNCAN               KRISTIE
    REGION CODE    ADDRESS   : 6754 GENTRY OAKS PLACE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95138
    MORTGAGE AMOUNT :   255,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,876.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ---------------------------------------------------------------
0   0030790042     MORTGAGORS: HENRI                GEORGE
                               HENRI                MELINDA
    REGION CODE    ADDRESS   : 4 EAST EDEN ELM CIRCLE
        01         CITY      :    THE WOODLANDS
                   STATE/ZIP : TX  77381
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,823.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030790091     MORTGAGORS: SUSKIN               MITCHELL
                               KAMO                 CHERILYN
    REGION CODE    ADDRESS   : 4380 LEMP AVENUE
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.66600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,370,350.00
                               P & I AMT:      9,958.23
                               UPB AMT:   1,370,173.82

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          158
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030790109     MORTGAGORS: ZOELLMER             RUDOLPH

    REGION CODE    ADDRESS   : 1841 GRACE AVENUE
        01         CITY      :    REDDING
                   STATE/ZIP : CA  96001
    MORTGAGE AMOUNT :    60,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     59,959.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       440.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030790174     MORTGAGORS: DEHM                 GREGORY
                               DEHM                 MARISA
    REGION CODE    ADDRESS   : 1101 N STAGE COACH
        01         CITY      :    FALLBROOK
                   STATE/ZIP : CA  92048
    MORTGAGE AMOUNT :   435,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,191.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 67.96800
    ---------------------------------------------------------------
0   0030790190     MORTGAGORS: SULLIVAN             MATTHEW
                               SULLIVAN             TARA
    REGION CODE    ADDRESS   : 3 HARVESTWOOD LANE
        01         CITY      :    MANSFIELD
                   STATE/ZIP : MA  02048
    MORTGAGE AMOUNT :   250,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,945.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,793.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99000
    ---------------------------------------------------------------
0   0030790224     MORTGAGORS: ROBESON              RAY
                               ROBESON              AMY
    REGION CODE    ADDRESS   : 14780 OAKLINE ROAD
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,593.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030790257     MORTGAGORS: GAROFALO             PATRICK
                               GAROFALO             ELIZABETH
    REGION CODE    ADDRESS   : 4430 FAIRWAY COURT
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91632
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,541.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,656.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.71264
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,628,050.00
                               P & I AMT:     11,789.84
                               UPB AMT:   1,627,040.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          159
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030790265     MORTGAGORS: ZUCCA                DAVID
                               ZUCCA                NICOLE
    REGION CODE    ADDRESS   : 1561 WESTMOOR ROAD
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   221,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,443.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,587.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030790281     MORTGAGORS: THORSELL             JON
                               THORSELL             JENNIFER
    REGION CODE    ADDRESS   : 1 SANTA LUCIA
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,806.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,460.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030790299     MORTGAGORS: COLE                 THEODORE
                               COLE                 PAMELA
    REGION CODE    ADDRESS   : 10874 EAST COSMOS CIRCLE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   271,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 81.24900
    ---------------------------------------------------------------
0   0030790307     MORTGAGORS: REEDER               STEVEN
                               REEDER               KAREN
    REGION CODE    ADDRESS   : 1749 EAST MINTON CIRCLE
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85203
    MORTGAGE AMOUNT :   373,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,780.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,805.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030790323     MORTGAGORS: CALDWELL             WORSHAM
                               CALDWELL             LESLIE
    REGION CODE    ADDRESS   : 315 WESTGATE AVENUE
        01         CITY      :    UNIVERSITY CITY
                   STATE/ZIP : MO  63130
    MORTGAGE AMOUNT :   231,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,733.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 82.50000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,417,500.00
                               P & I AMT:     10,615.71
                               UPB AMT:   1,416,163.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          160
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030790349     MORTGAGORS: TORAL                FRANK

    REGION CODE    ADDRESS   : 16315 MARIPOSA CI N SW 70 S
        01         CITY      :    PEMBROKE PINES
                   STATE/ZIP : FL  33331
    MORTGAGE AMOUNT :   188,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    187,759.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,412.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.85100
    ---------------------------------------------------------------
0   0030790380     MORTGAGORS: PALMER               JIM
                               PALMER               BARBARA
    REGION CODE    ADDRESS   : 103 EUREKA CANYON ROAD
        01         CITY      :    WATSONVILLE
                   STATE/ZIP : CA  95076
    MORTGAGE AMOUNT :   273,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,399.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,056.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030790521     MORTGAGORS: MCMAHON              WILLIAM
                               SUTER-MCMAHON        SANDRA
    REGION CODE    ADDRESS   : 12801 WEST ANTELOPE DRIVE
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80127
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,859.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030790596     MORTGAGORS: TOTH                 JAMES

    REGION CODE    ADDRESS   : 3345 CONFEDERATE DRIVE
        01         CITY      :    MARBLEHEAD
                   STATE/ZIP : OH  43440
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,824.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030790729     MORTGAGORS: SOUHRADA             THOMAS
                               SOUHRADA             MARY
    REGION CODE    ADDRESS   : 6 ISLAND VIEW DRIVE
        01         CITY      :    NOYACK
                   STATE/ZIP : NY  11963
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.83000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,251,250.00
                               P & I AMT:      9,263.15
                               UPB AMT:   1,250,483.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          161
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030790745     MORTGAGORS: NIELSON              DELL
                               NIELSON              PENNY
    REGION CODE    ADDRESS   : 8916 LA MANGA AVENUE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89117
    MORTGAGE AMOUNT :   272,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,480.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.83000
    ---------------------------------------------------------------
0   0030790869     MORTGAGORS: SCANLON              JOHN
                               HORTON               GAIL
    REGION CODE    ADDRESS   : 2248 NORTH EUCLID AVENUE
        01         CITY      :    UPLAND
                   STATE/ZIP : CA  91784
    MORTGAGE AMOUNT :   608,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    607,592.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,461.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 64.00000
    ---------------------------------------------------------------
0   0030790877     MORTGAGORS: OSCAL                RAFAEL
                               OSCAL                MARIA
    REGION CODE    ADDRESS   : 11279 PRIMROSE AVENUE
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   233,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,750.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.99600
    ---------------------------------------------------------------
0   0030790901     MORTGAGORS: LEGGE                MICHAEL
                               LEGGE                CINDY
    REGION CODE    ADDRESS   : 1736 CRYSTAL VIEW CIRCLE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91320
    MORTGAGE AMOUNT :   319,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ---------------------------------------------------------------
0   0030790927     MORTGAGORS: CIRIGNANO            CHRISTOPHER
                               CIRIGNANO            LOURDES
    REGION CODE    ADDRESS   : 31672 VIA COYOTE
        01         CITY      :    COTO DE CAZA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,783.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,283.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 82.89400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,749,450.00
                               P & I AMT:     12,839.05
                               UPB AMT:   1,748,506.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          162
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030790992     MORTGAGORS: OWEN                 ROBERT
                               OWEN                 JANIS
    REGION CODE    ADDRESS   : 1177 WESTBROOK DRIVE
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92506
    MORTGAGE AMOUNT :   258,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,239.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,964.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030791008     MORTGAGORS: FISHER               JIM
                               FISHER               ELIZABETH
    REGION CODE    ADDRESS   : 1700 HEMLOCK COURT
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   243,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,777.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,747.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99900
    ---------------------------------------------------------------
0   0030791032     MORTGAGORS: DAVIS                MARY

    REGION CODE    ADDRESS   : 8577 FRANKLIN AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90069
    MORTGAGE AMOUNT :   610,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    610,100.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,532.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 72.67857
    ---------------------------------------------------------------
0   0030791172     MORTGAGORS: FERREE               ALAN
                               FERREE               LISA
    REGION CODE    ADDRESS   : 15 MAHOGANY RUN
        01         CITY      :    COTO DE CAZA AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,937.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030791222     MORTGAGORS: NGUYEN               TRI-DZUNG
                               NGUYEN               DENISE
    REGION CODE    ADDRESS   : 3115 DAISY PLACE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22031
    MORTGAGE AMOUNT :   267,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,917.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,644,550.00
                               P & I AMT:     12,099.65
                               UPB AMT:   1,643,817.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          163
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030791271     MORTGAGORS: BOEDECKER            JAMES
                               BOEDECKER            JEAN
    REGION CODE    ADDRESS   : 965 WEST CALIFORNIA AVENUE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,724.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,689.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030791289     MORTGAGORS: FEINBERG             HOWARD

    REGION CODE    ADDRESS   : 1410 NORTHERST 103RD STREET
        01         CITY      :    MIAMI SHORES
                   STATE/ZIP : FL  33138
    MORTGAGE AMOUNT :   301,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,261.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 69.19500
    ---------------------------------------------------------------
0   0030791297     MORTGAGORS: SPERRY               DAVID
                               SPERRY               BILLA
    REGION CODE    ADDRESS   : 14724 31ST DRIVE SE
        01         CITY      :    MILL CREEK
                   STATE/ZIP : WA  98012
    MORTGAGE AMOUNT :   260,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,674.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,914.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99000
    ---------------------------------------------------------------
0   0030791396     MORTGAGORS: ROACH                EDWARD
                               ROACH                LAURA
    REGION CODE    ADDRESS   : 1319 WESTMONT CIRCLE
        01         CITY      :    SOUTHLAKE
                   STATE/ZIP : TX  76092
    MORTGAGE AMOUNT :   347,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,566.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,552.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.17900
    ---------------------------------------------------------------
0   0030791438     MORTGAGORS: SHELBERG             MARK
                               YOUNG                CYNTHIA
    REGION CODE    ADDRESS   : 43220 LINDSAY MARIE COURT
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   236,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,924.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.85900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,525,750.00
                               P & I AMT:     11,067.83
                               UPB AMT:   1,524,891.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          164
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030791461     MORTGAGORS: FISHER               GEORGE
                               FISHER               ELIZABETH
    REGION CODE    ADDRESS   : 7 THOREAU CIRCLE
        01         CITY      :    BEVERLY
                   STATE/ZIP : MA  01915
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,782.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.49300
    ---------------------------------------------------------------
0   0030791487     MORTGAGORS: HAWORTH              CHARLES
                               HAWORTH              KAREN
    REGION CODE    ADDRESS   : 3304 DURBIN PLACE
        01         CITY      :    FALLS CHURCH
                   STATE/ZIP : VA  22041
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,573.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.64100
    ---------------------------------------------------------------
0   0030791552     MORTGAGORS: AMOS                 CHRISTOPHER
                               GROOME               CHADI
    REGION CODE    ADDRESS   : 11313 RIDERMARK ROW
        01         CITY      :    COLUMBIA
                   STATE/ZIP : MD  21044
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,490.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,579.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030791586     MORTGAGORS: IKEDA                JON

    REGION CODE    ADDRESS   : 255 EAST SAN ANTONIO DRIVE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90807
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,835.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030791826     MORTGAGORS: CRANFILL             VICTOR
                               CRANFILL             LISA
    REGION CODE    ADDRESS   : 7247 DOGWOOD CREEK LANE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75252
    MORTGAGE AMOUNT :   239,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,376,300.00
                               P & I AMT:      9,923.60
                               UPB AMT:   1,375,408.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          165
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030791842     MORTGAGORS: ROACH                ANDREW
                               ROACH                SUSAN
    REGION CODE    ADDRESS   : 752 PARADISO COURT
        01         CITY      :    SOQUEL
                   STATE/ZIP : CA  95073
    MORTGAGE AMOUNT :   316,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,432.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030791891     MORTGAGORS: BARRY                MICHAEL
                               YOUNG                PAMELA
    REGION CODE    ADDRESS   : 23 LEDGEWOOD DRIVE
        01         CITY      :    LAS FLORES
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   315,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,285.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.99700
    ---------------------------------------------------------------
0   0030791982     MORTGAGORS: SHIELDS              TIMOTHY
                               SHIELDS              TAMMY
    REGION CODE    ADDRESS   : 634 TREMONT AVENUE
        01         CITY      :    WESTFIELD
                   STATE/ZIP : NJ  07090
    MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    520,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,815.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030792139     MORTGAGORS: BUSCH                JAMES
                               BUSCH                DIANE
    REGION CODE    ADDRESS   : 10124 ORCAS AVE
        01         CITY      :    SUNLAND
                   STATE/ZIP : CA  91040
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,830.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,849.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030792220     MORTGAGORS: HUGHES               CAROLYN

    REGION CODE    ADDRESS   : 59 EUCALYPTUS KNOLL
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,602.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,681,600.00
                               P & I AMT:     12,374.56
                               UPB AMT:   1,681,033.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          166
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030792337     MORTGAGORS: MANN                 RAYMOND
                               MANN                 KATHRYN
    REGION CODE    ADDRESS   : 4335 PENHURST PLACE
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80906
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,613.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,030.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030792345     MORTGAGORS: BLENUS               STEPHEN
                               PATERNO              LAWRENCE
    REGION CODE    ADDRESS   : 741 EAST MIDDLE TURNPIKE
        01         CITY      :    MANCHESTER
                   STATE/ZIP : CT  06040
    MORTGAGE AMOUNT :   139,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    139,321.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,048.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030792394     MORTGAGORS: SINGH                RANBIR
                               KAUR                 DELJEET
    REGION CODE    ADDRESS   : 15425 SNOWHILL ROAD
        01         CITY      :    CENTREVILLE
                   STATE/ZIP : VA  22020
    MORTGAGE AMOUNT :   285,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,103.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,068.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030792444     MORTGAGORS: HOMRA                CHARLES
                               HOMRA                LORI
    REGION CODE    ADDRESS   : 8148 BLUE JAY LANE
        01         CITY      :    JACKSONVILLE
                   STATE/ZIP : FL  32256
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,852.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,614.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030792501     MORTGAGORS: MCINNES              JOHN
                               MCINNES              JENNIE
    REGION CODE    ADDRESS   : 1175 SUMMIT DRIVE
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,673.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,444.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 47.50000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,399,800.00
                               P & I AMT:     10,205.20
                               UPB AMT:   1,398,563.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          167
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030792519     MORTGAGORS: ZEHNDER              DANIEL
                               ZEHNDER              PAMELA
    REGION CODE    ADDRESS   : 9132 LAWTON PINE AVENUE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89129
    MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,083.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,962.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030792527     MORTGAGORS: KAUFMAN              ANDREW
                               KAUFMAN              SUSAN
    REGION CODE    ADDRESS   : 133 COUNTRY CLUB DRIVE
        01         CITY      :    MOORESTOWN
                   STATE/ZIP : NJ  08057
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,504.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 62.40130
    ---------------------------------------------------------------
0   0030792550     MORTGAGORS: TABBERSON            JEAN

    REGION CODE    ADDRESS   : 214 KENTFORD AVENUE
        01         CITY      :    BEACH HAVEN
                   STATE/ZIP : NJ  08008
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,651.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,120.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030792600     MORTGAGORS: CUSHING              THOMAS
                               CUSHING              JANE
    REGION CODE    ADDRESS   : 12 HILLSIDE TERRACE
        01         CITY      :    OCEAN
                   STATE/ZIP : NJ  07712
    MORTGAGE AMOUNT :   232,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,494.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,728.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030792709     MORTGAGORS: FLECKER              JEFFREY
                               FLECKER              TONI
    REGION CODE    ADDRESS   : 15426 WYEPORT ROAD
        01         CITY      :    RAMONA
                   STATE/ZIP : CA  92065
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,841.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,863.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,371,050.00
                               P & I AMT:     10,182.41
                               UPB AMT:   1,369,575.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          168
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030793202     MORTGAGORS: LAMBERT              PATRICIA

    REGION CODE    ADDRESS   : 7200 LUCERN COURT
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28277
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,820.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,966.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 93.05500
    ---------------------------------------------------------------
0   0030793343     MORTGAGORS: BERTSCH              VINCENT
                               BERTSCH              KRISTEEN
    REGION CODE    ADDRESS   : 2497 INCLINE DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.17073
    ---------------------------------------------------------------
0   0030793350     MORTGAGORS: BARALDI              PAUL
                               BARALDI              LORI
    REGION CODE    ADDRESS   : 15803 DAWSON RIDGE DRIVE
        01         CITY      :    TAMPA
                   STATE/ZIP : FL  33647
    MORTGAGE AMOUNT :   214,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,852.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,551.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 86.99100
    ---------------------------------------------------------------
0   0030793384     MORTGAGORS: FALS                 DELIA

    REGION CODE    ADDRESS   : 5847 SW 82ND STREET
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33143
    MORTGAGE AMOUNT :   214,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,852.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,551.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.62700
    ---------------------------------------------------------------
0   0030793657     MORTGAGORS: GUSTAFSON            GERALD
                               GUSTAFSON            KIM
    REGION CODE    ADDRESS   : 17060 DUCK LANE
        01         CITY      :    HAYMARKET
                   STATE/ZIP : VA  22165
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.33900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,296,000.00
                               P & I AMT:      9,446.98
                               UPB AMT:   1,295,525.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          169
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030793764     MORTGAGORS: FINLEYSON            CLARENCE

    REGION CODE    ADDRESS   : 1206 THE SEA CREST
        01         CITY      :    HILTON HEAD ISLAND
                   STATE/ZIP : SC  29928
    MORTGAGE AMOUNT :   303,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,630.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,304.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030793772     MORTGAGORS: DOLINSEK             JOHN
                               KENT                 KATHY
    REGION CODE    ADDRESS   : 3223 OAK FARM LANE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95401
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,585.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,259.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030793822     MORTGAGORS: DAVIS                PAMELA

    REGION CODE    ADDRESS   : 2087 HIDDEN LANE
        01         CITY      :    ADDISON TOWNSHIP
                   STATE/ZIP : MI  48367
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,421.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030793830     MORTGAGORS: LAFLEUR              CAROLYN

    REGION CODE    ADDRESS   : 925 LABURNUM LANE
        01         CITY      :    CHELTENHAM TOWNSHIP
                   STATE/ZIP : PA  19095
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,017.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,847.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030793921     MORTGAGORS: WAYMAN               NORMAN

    REGION CODE    ADDRESS   : 0552 COUNTY ROAD 110
        01         CITY      :    GLENWOOD SPRINGS
                   STATE/ZIP : CO  81601
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,257.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,422,200.00
                               P & I AMT:     10,474.13
                               UPB AMT:   1,418,654.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          170
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030793988     MORTGAGORS: JONES                LUTHER
                               JONES                LINDA
    REGION CODE    ADDRESS   : 1671 EAST BRAEMERE ROAD
        01         CITY      :    BOISE
                   STATE/ZIP : ID  83702
    MORTGAGE AMOUNT :   265,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.99600
    ---------------------------------------------------------------
0   0030794044     MORTGAGORS: GOLDSMITH            LEONARD
                               GOLDSMITH            ANITA
    REGION CODE    ADDRESS   : 5 RUNNING BROOK COURT
        01         CITY      :    OWINGS MILL
                   STATE/ZIP : MD  21117
    MORTGAGE AMOUNT :   309,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,392.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,436.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030794069     MORTGAGORS: LILLARD              MILES
                               LILLARD              CHERYL
    REGION CODE    ADDRESS   : 50 CROCUS LILLARD
        01         CITY      :    DURANGO
                   STATE/ZIP : CO  81303
    MORTGAGE AMOUNT :   278,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,631.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,143.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 79.65700
    ---------------------------------------------------------------
0   0030794077     MORTGAGORS: LIM                  ANTHONY
                               LIM                  CYNTHIA
    REGION CODE    ADDRESS   : 2601 CAMINO LENADA
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   192,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    191,747.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,425.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030794119     MORTGAGORS: WALLACE              GEORGE
                               WALLACE              JANA
    REGION CODE    ADDRESS   : 10 BRENTANO DRIVE
        01         CITY      :    COTO DE CAZA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   464,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    463,688.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,404.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,509,950.00
                               P & I AMT:     11,381.38
                               UPB AMT:   1,508,860.02

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          171
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030794127     MORTGAGORS: SCHIFFBAUER          GREGG
                               SCHIFFBAUER          MARGARET
    REGION CODE    ADDRESS   : 823 RISING STAR DRIVE
        01         CITY      :    HENDERSON
                   STATE/ZIP : NV  89014
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,870.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030794135     MORTGAGORS: STILTNER             MICHAEL
                               STILTNER             STEFANIE
    REGION CODE    ADDRESS   : 43867 LUDLUM COURT
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  22011
    MORTGAGE AMOUNT :   237,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,486.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.99100
    ---------------------------------------------------------------
0   0030794143     MORTGAGORS: MARLAN               JESSE
                               MARLIN               GINGER
    REGION CODE    ADDRESS   : 11669 PENTWELL ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,869.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030794176     MORTGAGORS: HSU                  TE
                               HSU                  CHYOU
    REGION CODE    ADDRESS   : 19933 HAYDEN SPRINGS ROAD
        01         CITY      :    WALNUT
                   STATE/ZIP : CA  91789
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030794309     MORTGAGORS: CIVITELLO            MICHAEL
                               CIVITELLO            JACQUELINE
    REGION CODE    ADDRESS   : 20 HIGHVIEW ROAD
        01         CITY      :    UPPER UWCHLAN TWSP
                   STATE/ZIP : PA  19335
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,822.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,260,850.00
                               P & I AMT:      9,179.29
                               UPB AMT:   1,260,179.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          172
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030794317     MORTGAGORS: HUEY                 MARY
                               HUEY                 LANG
    REGION CODE    ADDRESS   : 1488 27TH AENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94122
    MORTGAGE AMOUNT :   294,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,197.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,134.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030794325     MORTGAGORS: YAMAGUCHI            NORIMI
                               YAMAGUCHI            HEIDI
    REGION CODE    ADDRESS   : 187 MONTE CARLO WAY
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   319,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,724.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.88700
    ---------------------------------------------------------------
0   0030794333     MORTGAGORS: AVERY                ROBERT
                               AVERY                KRISTINE
    REGION CODE    ADDRESS   : 80 CENTURY LANE
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94952
    MORTGAGE AMOUNT :   338,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,616.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,456.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030794341     MORTGAGORS: ROBINSON             JOHN
                               ROBINSON             RITA
    REGION CODE    ADDRESS   : 10900 NEW ENGLAND DRIVE
        01         CITY      :    CLINTON
                   STATE/ZIP : MD  20735
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,284.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,535.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030794358     MORTGAGORS: KINGSFORD            AARON
                               KINGSFORD            LILLIAN
    REGION CODE    ADDRESS   : 1670 JEBB ROAD
        01         CITY      :    WYOMING
                   STATE/ZIP : DE  19934
    MORTGAGE AMOUNT :   251,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,097.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,931.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 74.88800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,541,950.00
                               P & I AMT:     11,351.08
                               UPB AMT:   1,540,920.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          173
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030794366     MORTGAGORS: WILSON               PAUL
                               WILSON               JUDITH
    REGION CODE    ADDRESS   : 1947 BLACK ROCK LANE
        01         CITY      :    TREDYFRIN TWSP
                   STATE/ZIP : PA  79301
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,768.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.14200
    ---------------------------------------------------------------
0   0030794663     MORTGAGORS: BARRETT              EDWARD

    REGION CODE    ADDRESS   : 360 ELIZABETH RD.
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78269
    MORTGAGE AMOUNT :   588,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    588,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,263.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
0   0030794721     MORTGAGORS: FRANKLIN             DIRK
                               FRANKLIN             GWEN
    REGION CODE    ADDRESS   : 101 FAIRVIEW PLAZA
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   386,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,747.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,866.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 59.38461
    ---------------------------------------------------------------
0   0030794895     MORTGAGORS: FRIZZELL             KIM
                               FRIZZELL             MARY
    REGION CODE    ADDRESS   : 23176 FRANCE CIRCLE
        01         CITY      :    LAKEVILLE
                   STATE/ZIP : MN  55044
    MORTGAGE AMOUNT :   239,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,493.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,801.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.97000
    ---------------------------------------------------------------
0   0030794903     MORTGAGORS: MILES                HAROLD
                               MILES                KIM
    REGION CODE    ADDRESS   : 10 ROYAL WALK
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77069
    MORTGAGE AMOUNT :   223,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,699.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,636.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.92800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,756,800.00
                               P & I AMT:     12,832.23
                               UPB AMT:   1,755,708.75

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          174
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030794929     MORTGAGORS: BOWMAN               JEFFREY
                               BOWMAN               GAIL
    REGION CODE    ADDRESS   : 57 PARKWAY DRIVE
        01         CITY      :    RYE
                   STATE/ZIP : NY  10580
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,644.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,937.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030794937     MORTGAGORS: TAYLOR               JAMES
                               SWAN                 MARGARET
    REGION CODE    ADDRESS   : 2701 PELICAN BAY COURT
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   236,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,740.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,752.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 89.99200
    ---------------------------------------------------------------
0   0030794960     MORTGAGORS: SCHIAPPA             BERNARD
                               SCHIAPPA             SONJA
    REGION CODE    ADDRESS   : 15807 CAMINITO CANTARAS
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   384,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,641.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,824.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.99400
    ---------------------------------------------------------------
0   0030794978     MORTGAGORS: MARTIN               WILLIAM
                               MARTIN               SUSAN
    REGION CODE    ADDRESS   : 1140 WEST GORRIE DRIVE
        01         CITY      :    ST GEORGE ISLAND
                   STATE/ZIP : FL  32328
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,808.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 71.68400
    ---------------------------------------------------------------
0   0030794986     MORTGAGORS: HUBBARD              TRENT
                               HUBBARD              ANGELA
    REGION CODE    ADDRESS   : 4206 CLEARWATER COURT
        01         CITY      :    MISSOURI CITY
                   STATE/ZIP : TX  77478
    MORTGAGE AMOUNT :   244,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,689.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,818.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.99600
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,429,800.00
                               P & I AMT:     10,585.86
                               UPB AMT:   1,428,524.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          175
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030795058     MORTGAGORS: VANDERHEYDEN         BRIAN

    REGION CODE    ADDRESS   : 6502 LOST COVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78746
    MORTGAGE AMOUNT :   225,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,675.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.39300
    ---------------------------------------------------------------
0   0030795132     MORTGAGORS: DEORA                SUCHETA
                               DEORA                AJIT
    REGION CODE    ADDRESS   : 45365 RUTHERFORD TERRACE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    519,232.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,957.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   07/01/25
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 54.16600
    ---------------------------------------------------------------
0   0030795140     MORTGAGORS: SHIH                 JINBIAO
                               SHIH                 WEI CHIH
    REGION CODE    ADDRESS   : 19838 MOON SHADOW CIRCLE
        01         CITY      :    WALNUT
                   STATE/ZIP : CA  91789
    MORTGAGE AMOUNT :   339,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,972.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,488.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030795322     MORTGAGORS: MONTANEZ             STEVEN

    REGION CODE    ADDRESS   : 49 GREENMEADOW AVENUE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   237,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ---------------------------------------------------------------
0   0030795397     MORTGAGORS: WATSON               JAN

    REGION CODE    ADDRESS   : 6001 N 38TH PLACE
        01         CITY      :    PARADISE VALLEY
                   STATE/ZIP : AZ  85253
    MORTGAGE AMOUNT :   333,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,782.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,472.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,655,200.00
                               P & I AMT:     12,398.56
                               UPB AMT:   1,653,986.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          176
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030795595     MORTGAGORS: JOMPHE               BERNARD
                               JOMPHE               MARA
    REGION CODE    ADDRESS   : 25 MOUNT JOY DRIVE
        01         CITY      :    TEWKSBURY
                   STATE/ZIP : MA  01876
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,934.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 84.37500
    ---------------------------------------------------------------
0   0030795678     MORTGAGORS: SANCHEZ              DANIEL
                               SANCHEZ              KAREN
    REGION CODE    ADDRESS   : 23306 W. SUMMERGLEN PLACE
        01         CITY      :    VALENCIA AREA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,820.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,892.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030795736     MORTGAGORS: PURVIS               DONALD
                               PURVIS               SHERRY
    REGION CODE    ADDRESS   : 5426 THORNAPPLE LANE
        01         CITY      :    ACWORTH
                   STATE/ZIP : GA  30101
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,731.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030795793     MORTGAGORS: CASEY                JARED
                               CASEY                SHEILA
    REGION CODE    ADDRESS   : 3503 VERANO WAY
        01         CITY      :    CAMERON PARK
                   STATE/ZIP : CA  95682
    MORTGAGE AMOUNT :   241,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,860.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.59200
    ---------------------------------------------------------------
0   0030795827     MORTGAGORS: RADICH               NED
                               RADICH               KATHY
    REGION CODE    ADDRESS   : 1443 EAST STARPASS DRIVE
        01         CITY      :    FRESNO
                   STATE/ZIP : CA  93720
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,399.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,486.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/26
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,458,900.00
                               P & I AMT:     10,904.93
                               UPB AMT:   1,458,120.31

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          177
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030795835     MORTGAGORS: CLARK                CHAD
                               CLARK                DONNA
    REGION CODE    ADDRESS   : 1136 MANSFIELD COURT
        01         CITY      :    TRACY
                   STATE/ZIP : CA  95376
    MORTGAGE AMOUNT :   226,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,155.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,700.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.98300
    ---------------------------------------------------------------
0   0030795868     MORTGAGORS: MARTIN               HAROLD
                               MARTIN               JANICE
    REGION CODE    ADDRESS   : 41242 LEEWARD RD
        01         CITY      :    SEA RANCH
                   STATE/ZIP : CA  95497
    MORTGAGE AMOUNT :   275,148.04  OPTION TO CONVERT :
    UNPAID BALANCE :    274,801.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,150.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/26
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 74.36400
    ---------------------------------------------------------------
0   0030796080     MORTGAGORS: BAILEY               JAMES
                               BAILEY               LESA
    REGION CODE    ADDRESS   : 3403 QUEENSBURY WAY EAST
        01         CITY      :    COLLEYVILLE
                   STATE/ZIP : TX  76034
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030796171     MORTGAGORS: RUPF                 WERNER
                               RUPF                 PHUONG
    REGION CODE    ADDRESS   : 794 EDALE DRIVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,792.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,274.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 57.40700
    ---------------------------------------------------------------
0   0030796270     MORTGAGORS: MC GOVERN            TERRENCE

    REGION CODE    ADDRESS   : 5008 ELK RIDGE DRIVE
        01         CITY      :    RANCHOS PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,469,448.04
                               P & I AMT:     10,839.27
                               UPB AMT:   1,468,748.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          178
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030796460     MORTGAGORS: WINROW               HAROLD
                               WINROW               GLORIA
    REGION CODE    ADDRESS   : 97 MAPLE TERRACE
        01         CITY      :    PARK RIDGE
                   STATE/ZIP : NJ  07656
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,192.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030796486     MORTGAGORS: HOBBS                DAVID
                               HOBBS                LYNDA
    REGION CODE    ADDRESS   : 17 CRESTVIEW
        01         CITY      :    LAS FLORES
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,595.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 88.03500
    ---------------------------------------------------------------
0   0030796510     MORTGAGORS: STEMPER              JACK
                               STEMPER              MARILYN
    REGION CODE    ADDRESS   : 16 BRENA
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92693
    MORTGAGE AMOUNT :   304,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 77.45500
    ---------------------------------------------------------------
0   0030796528     MORTGAGORS: SEBERG               KEVIN

    REGION CODE    ADDRESS   : 2121 COLINA VISTA COURT
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92627
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 86.10100
    ---------------------------------------------------------------
0   0030796585     MORTGAGORS: POLLOCK              CHARLES
                               POLLOCK              BOBBI
    REGION CODE    ADDRESS   : 20 RED TAIL HAWK
        01         CITY      :    PAWLEYS ISLAND
                   STATE/ZIP : SC  29585
    MORTGAGE AMOUNT :   241,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,138.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,439,700.00
                               P & I AMT:     10,686.57
                               UPB AMT:   1,439,538.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          179
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030796601     MORTGAGORS: HAMILTON             JOEL
                               HAMILTON             MURIELLE
    REGION CODE    ADDRESS   : 1269 CHAUTAUQUA BOULEVARD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   281,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,263.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 33.09400
    ---------------------------------------------------------------
0   0030796775     MORTGAGORS: WATTS                RAYMOND
                               WATTS                MARTHA
    REGION CODE    ADDRESS   : 3292 MONTE VERDE LANE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   265,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,212.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,901.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.98700
    ---------------------------------------------------------------
0   0030796825     MORTGAGORS: OBNIAL               LINO
                               OBNIAL               TERESITA
    REGION CODE    ADDRESS   : 35 LARKSPUR DRIVE
        01         CITY      :    DAYTON
                   STATE/ZIP : NJ  08810
    MORTGAGE AMOUNT :   235,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,357.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,810.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 94.33600
    ---------------------------------------------------------------
0   0030796841     MORTGAGORS: CUNANAN              DANILO
                               CUNANAN              THELMA
    REGION CODE    ADDRESS   : 1921 SAINT ANDREWS COURT
        01         CITY      :    OXNARD
                   STATE/ZIP : CA  93030
    MORTGAGE AMOUNT :   262,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,232.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,971.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030796940     MORTGAGORS: LAWRENCE             DAVID
                               LOVELACE-LAWRENCE    LESLI
    REGION CODE    ADDRESS   : 326 VINEWOOD LANE
        01         CITY      :    POWELL
                   STATE/ZIP : OH  43065
    MORTGAGE AMOUNT :   329,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,447.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,374,200.00
                               P & I AMT:     10,394.16
                               UPB AMT:   1,373,702.22

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          180
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030797138     MORTGAGORS: KAPHAN               MITCHELL
                               KAPHAN               ROBIN
    REGION CODE    ADDRESS   : 575 PINEBROOK BOULEVARD
        01         CITY      :    NEW ROCHELLE
                   STATE/ZIP : NY  10804
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,538.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 62.50000
    ---------------------------------------------------------------
0   0030797153     MORTGAGORS: KOONCE               PAUL
                               KOONCE               TAMMY
    REGION CODE    ADDRESS   : 455 HOLLOW DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77024
    MORTGAGE AMOUNT :   512,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    511,292.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,712.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030797161     MORTGAGORS: DUDMAN               BRYAN
                               DUDMAN               KAREN
    REGION CODE    ADDRESS   : 192 APRIL WATERS NORTH
        01         CITY      :    MONTGOMERY
                   STATE/ZIP : TX  77356
    MORTGAGE AMOUNT :   561,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    560,843.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,120.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030797179     MORTGAGORS: JONES                BRADLEY
                               JONES                LORI
    REGION CODE    ADDRESS   : 1617 NORTH CEDARCREST DRIVE
        01         CITY      :    BREA
                   STATE/ZIP : CA  92621
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030797971     MORTGAGORS: WEAVER               HENRY
                               WEAVER               MONICA
    REGION CODE    ADDRESS   : 9126 MC BRIDE RIVER AVENUE
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   275,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,997.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,096,600.00
                               P & I AMT:     15,207.41
                               UPB AMT:   2,095,136.80

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          181
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030798078     MORTGAGORS: PETERSON             THOMAS
                               PETERSON             JOANNA
    REGION CODE    ADDRESS   : 27 RANCHO JURUPA PLACE
        01         CITY      :    POMONA
                   STATE/ZIP : CA  91766
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,983.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030798359     MORTGAGORS: TRACY                JEFFREY
                               TRACY                PATRICIA
    REGION CODE    ADDRESS   : 12 TIDEMARK
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,524.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030798656     MORTGAGORS: HUNTER               KEITH
                               HUNTER               KIMBERLY
    REGION CODE    ADDRESS   : 12540 TANNERS COURT
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28262
    MORTGAGE AMOUNT :   132,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    131,909.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       957.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 84.07600
    ---------------------------------------------------------------
0   0030798730     MORTGAGORS: COX                  STEPHEN

    REGION CODE    ADDRESS   : 10003 HUNT CLIFF DRIVE
        01         CITY      :    RIVERVIEW
                   STATE/ZIP : FL  33569
    MORTGAGE AMOUNT :   198,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    198,559.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,423.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.98100
    ---------------------------------------------------------------
0   0030799100     MORTGAGORS: SANFORD              JOHN
                               SANFORD              ANDREA
    REGION CODE    ADDRESS   : 6049 PRINCETON AVENUE NE
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98115
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,283.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,253,700.00
                               P & I AMT:      9,172.07
                               UPB AMT:   1,253,468.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          182
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030799183     MORTGAGORS: POWELL               JAMES

    REGION CODE    ADDRESS   : 2032 GRANT AVENUE
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94596
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,928.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030799738     MORTGAGORS: TREAT                RICHARD
                               SCANLON              JOHN
    REGION CODE    ADDRESS   : 385 FLINT AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90814
    MORTGAGE AMOUNT :   322,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,367.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 88.41000
    ---------------------------------------------------------------
0   0030799761     MORTGAGORS: MOREHART             JAMES
                               MOREHART             TAMMY
    REGION CODE    ADDRESS   : 4705 VANDERHILL ROAD
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   240,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,192.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,784.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030799779     MORTGAGORS: PAEK                 JONG-MAN
                               PAEK                 CHI
    REGION CODE    ADDRESS   : 582 22ND AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94121
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,838.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,900.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.06200
    ---------------------------------------------------------------
0   0030799787     MORTGAGORS: ZAGER                SCOTT

    REGION CODE    ADDRESS   : 413 MARIPOSA DRIVE
        01         CITY      :    VENTURA
                   STATE/ZIP : CA  93001
    MORTGAGE AMOUNT :   452,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    451,704.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,356.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,534,050.00
                               P & I AMT:     11,337.94
                               UPB AMT:   1,533,435.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          183
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030799811     MORTGAGORS: ARMSTRONG            MIKE
                               ARMSTRONG            LAURA
    REGION CODE    ADDRESS   : 3200 DURAND DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90068
    MORTGAGE AMOUNT :   512,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    511,656.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,756.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030799829     MORTGAGORS: ROBSON               GARY
                               ROBSON               KATHRYN
    REGION CODE    ADDRESS   : 27879 PALOMARES ROAD
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,520.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,817.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030799845     MORTGAGORS: MARECI               JAMES
                               MARECI               LORIE
    REGION CODE    ADDRESS   : 25101 PASEO ARBOLEDA
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   245,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,997.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,863.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 87.55300
    ---------------------------------------------------------------
0   0030799878     MORTGAGORS: YUE                  WILLIAM

    REGION CODE    ADDRESS   : 2231 LOUISE AVENUE
        01         CITY      :    ARCADIA
                   STATE/ZIP : CA  91006
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,825.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,907.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.78700
    ---------------------------------------------------------------
0   0030800403     MORTGAGORS: KEMP                 HAVLIN
                               KEMP                 DOROTHY
    REGION CODE    ADDRESS   : 1416 NW MAYFIELD ROAD
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97229
    MORTGAGE AMOUNT :   286,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,678,800.00
                               P & I AMT:     12,473.60
                               UPB AMT:   1,677,649.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          184
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030800536     MORTGAGORS: THORBY               ANDREW
                               THORBY               LYNN
    REGION CODE    ADDRESS   : 5231 SHADYWOOD LANE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75209
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,668.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 76.92300
    ---------------------------------------------------------------
0   0030800577     MORTGAGORS: MARAIS               CHARLES
                               MARAIS               LISA
    REGION CODE    ADDRESS   : 10511 RIVERVIEW DRIVE E
        01         CITY      :    EDEN PRAIRIE
                   STATE/ZIP : MN  55347
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,641.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030800676     MORTGAGORS: ANDERSON             ERIC
                               ANDERSON             DAWN
    REGION CODE    ADDRESS   : N3935 DUBLIN WAY
        01         CITY      :    APPLETON
                   STATE/ZIP : WI  54915
    MORTGAGE AMOUNT :    74,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     74,299.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       545.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 68.25600
    ---------------------------------------------------------------
0   0030800924     MORTGAGORS: WESLEY               SHIRLEY

    REGION CODE    ADDRESS   : 5839 W. 300 NORTH
        01         CITY      :    MT COMFORT
                   STATE/ZIP : IN  46140
    MORTGAGE AMOUNT :    50,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     50,512.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       398.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 70.27700
    ---------------------------------------------------------------
0   0030800981     MORTGAGORS: THOMPSON             RODNEY

    REGION CODE    ADDRESS   : 101 NORTH SUTER STREET
        01         CITY      :    GIBSONBURG
                   STATE/ZIP : OH  43431
    MORTGAGE AMOUNT :    43,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     43,445.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       330.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 72.50000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,028,500.00
                               P & I AMT:      7,585.03
                               UPB AMT:   1,028,257.12

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          185
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030800999     MORTGAGORS: ROGERS               TERRY
                               ROGERS               CATHERINE
    REGION CODE    ADDRESS   : 9643 SOUTH 835 EAST
        01         CITY      :    SANDY
                   STATE/ZIP : UT  84094
    MORTGAGE AMOUNT :    72,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     71,895.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       534.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 62.06800
    ---------------------------------------------------------------
0   0030801013     MORTGAGORS: KIELY                WILLIAM

    REGION CODE    ADDRESS   : 421 HARVARD ST # B
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77007
    MORTGAGE AMOUNT :    87,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :     87,558.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       621.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 63.70200
    ---------------------------------------------------------------
0   0030801054     MORTGAGORS: DONALSON             MARK
                               DONALSON             ERIN
    REGION CODE    ADDRESS   : 11 HUMBOLDT STREET
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   326,475.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,475.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,481.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030801088     MORTGAGORS: PALACZ               MARK
                               PALACZ               C.
    REGION CODE    ADDRESS   : 1351 LASSEN AVENUE
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   242,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,825.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.99800
    ---------------------------------------------------------------
0   0030801450     MORTGAGORS: WELLS                HOWARD
                               WELLS                JOYCE
    REGION CODE    ADDRESS   : 4794 PARKWICK DRIVE
        01         CITY      :    COLUMBUS
                   STATE/ZIP : OH  43228
    MORTGAGE AMOUNT :   105,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    105,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       755.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     834,625.00
                               P & I AMT:      6,217.81
                               UPB AMT:     834,329.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          186
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030801617     MORTGAGORS: MARTIN               WILLIAM

    REGION CODE    ADDRESS   : 4050 OCEAN DRIVE OH-103
        01         CITY      :    RIVIERA BEACH
                   STATE/ZIP : FL  33404
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,835.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030801872     MORTGAGORS: LAUFER               CHAIM

    REGION CODE    ADDRESS   : 1443 57TH STREET
        01         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11219
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,075.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030801963     MORTGAGORS: COHEN                ROBERT
                               COHEN                DIANE
    REGION CODE    ADDRESS   : 374 CHAPPAQUA ROAD
        01         CITY      :    BRIARCLIFF MANOR
                   STATE/ZIP : NY  10510
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030802128     MORTGAGORS: BLACK                DANE
                               BLACEK               MARIANNE
    REGION CODE    ADDRESS   : 452 E LAKE RIM LANE
        01         CITY      :    BIOSE
                   STATE/ZIP : ID  83716
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,670.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030802292     MORTGAGORS: KUSNIERZ             WLADYSLAWA

    REGION CODE    ADDRESS   : 4850 N LINDER AVENUE #1-B
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60630
    MORTGAGE AMOUNT :    52,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     51,891.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       377.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 50.98000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,137,000.00
                               P & I AMT:      8,602.54
                               UPB AMT:   1,136,891.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          187
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030802649     MORTGAGORS: BOYTER               MARK
                               BOYTER               ELIZABETH
    REGION CODE    ADDRESS   : 955 W. HEATHER AVENUE
        01         CITY      :    GILBERT
                   STATE/ZIP : AZ  85233
    MORTGAGE AMOUNT :   123,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    122,763.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       902.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.98400
    ---------------------------------------------------------------
0   0030802888     MORTGAGORS: DAVARPANAH           HAMID
                               KERMANI              MINA
    REGION CODE    ADDRESS   : 4233 ALEMAN DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91356
    MORTGAGE AMOUNT :   337,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,161.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,417.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.97300
    ---------------------------------------------------------------
0   0030802896     MORTGAGORS: MESA                 JUAN
                               WHENNEN              DOREEN
    REGION CODE    ADDRESS   : 2226 SUMMERWIND CIRCLE
        01         CITY      :    HENDERSON
                   STATE/ZIP : NV  89012
    MORTGAGE AMOUNT :   220,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,952.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,615.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99500
    ---------------------------------------------------------------
0   0030802904     MORTGAGORS: ESMOND               JERRY
                               DICKERSON-ESMOND     ROBERTA
    REGION CODE    ADDRESS   : 3112 APPLEGATE TERRACE
        01         CITY      :    BOWIE
                   STATE/ZIP : MD  20716
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,388.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,595.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 93.65600
    ---------------------------------------------------------------
0   0030802953     MORTGAGORS: FLORES               IGNACIO
                               FLORES               CONCEPCION
    REGION CODE    ADDRESS   : 2977 TAPER AVENUE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95051
    MORTGAGE AMOUNT :   271,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,413.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,969.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,172,100.00
                               P & I AMT:      8,499.18
                               UPB AMT:   1,170,679.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          188
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030802961     MORTGAGORS: REYNOLDS             JOHN
                               REYNOLDS             CAROL
    REGION CODE    ADDRESS   : 2077 NORTHEAST SAWDUST HILL ROAD
        01         CITY      :    POULSBO
                   STATE/ZIP : WA  98370
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,829.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 69.35065
    ---------------------------------------------------------------
0   0030802979     MORTGAGORS: WHITHORNE            JAMES
                               WHITHORNE            KATHLEEN
    REGION CODE    ADDRESS   : 25 PEMBROKE LANE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,761.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,710.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 77.65900
    ---------------------------------------------------------------
0   0030802987     MORTGAGORS: SEBAALY              PETER

    REGION CODE    ADDRESS   : 4510 MOUNTAINGATE
        01         CITY      :    RENO
                   STATE/ZIP : NV  89509
    MORTGAGE AMOUNT :   316,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,287.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,322.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 76.17300
    ---------------------------------------------------------------
0   0030803001     MORTGAGORS: JOHNSON              PAUL
                               JOHNSON              RENEE
    REGION CODE    ADDRESS   : 44952 ROBSON ROAD
        01         CITY      :    VAN BUREN TOWNSHIP
                   STATE/ZIP : MI  48111
    MORTGAGE AMOUNT :   116,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    115,858.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       891.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 68.23500
    ---------------------------------------------------------------
0   0030803068     MORTGAGORS: EYZAGUIRRE           ALAN

    REGION CODE    ADDRESS   : 460 35TH AVENUE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95062
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,809.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,934.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,334,500.00
                               P & I AMT:      9,864.63
                               UPB AMT:   1,333,546.82

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          189
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030803233     MORTGAGORS: COHN                 DANIEL
                               FERNANDEZ-COHN       CYNTHIA
    REGION CODE    ADDRESS   : 2604 LA PALOMA LANE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95062
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,327.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030803258     MORTGAGORS: NELSON               CHRISTOPHER
                               NELSON               JENNA
    REGION CODE    ADDRESS   : 750 GRIFFITH PARK DRIVE
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91506
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,812.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,979.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.13000
    ---------------------------------------------------------------
0   0030803266     MORTGAGORS: COWGILL              DENNIS
                               COWGILL              GISELLE
    REGION CODE    ADDRESS   : 1530 DE LA VINA STREET
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93101
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,849.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030803423     MORTGAGORS: WALKER               JOHN
                               WALKER               DIANE
    REGION CODE    ADDRESS   : 4706 HARBOR COVE CT
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   322,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,383.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,367.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ---------------------------------------------------------------
0   0030803472     MORTGAGORS: GRAY                 WILLIAM
                               GRAY                 PATRICIA
    REGION CODE    ADDRESS   : 22241 NORTH 41ST STREET
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85024
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,692.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.14200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,317,100.00
                               P & I AMT:      9,682.70
                               UPB AMT:   1,316,065.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          190
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030803480     MORTGAGORS: FOSTER               JACQUELINE

    REGION CODE    ADDRESS   : 1448 CARMINE WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95131
    MORTGAGE AMOUNT :   289,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,519.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 89.69000
    ---------------------------------------------------------------
0   0030803571     MORTGAGORS: JAKSHA               STEVEN
                               JAKSHA               ANDREA
    REGION CODE    ADDRESS   : 13618 TORREY HILL CT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,824.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,065.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 37.93100
    ---------------------------------------------------------------
0   0030803589     MORTGAGORS: FEIS                 DANIEL
                               FEIS                 CINDY
    REGION CODE    ADDRESS   : 10985 HISKEY LANE
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   255,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,978.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,872.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.98600
    ---------------------------------------------------------------
0   0030803605     MORTGAGORS: NOTTINGHAM           DOROTHY

    REGION CODE    ADDRESS   : 2246 1/2 BUENA CREEK ROAD
        01         CITY      :    VISTA
                   STATE/ZIP : CA  92084
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,779.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,320.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030803621     MORTGAGORS: DONYAIE              MARJANEH

    REGION CODE    ADDRESS   : 4100 MONET AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   224,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,645.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,629.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,364,650.00
                               P & I AMT:     10,090.32
                               UPB AMT:   1,363,748.43

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          191
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030803639     MORTGAGORS: MEHROTRA             BHOLA
                               MEHROTRA             RATI
    REGION CODE    ADDRESS   : 17990 ARROYO LANE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   335,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,975.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,459.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030803647     MORTGAGORS: VERGNETTI            PAUL
                               VERGNETTI            DEBORAH
    REGION CODE    ADDRESS   : 19967 ALEXANDRA'S GROVE DRIVE
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,853.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,786.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99325
    ---------------------------------------------------------------
0   0030803662     MORTGAGORS: CASEY                JERALD
                               CASEY                JANE
    REGION CODE    ADDRESS   : 25813 PLANTING FIELD DRIVE
        01         CITY      :    SOUTH RIDING
                   STATE/ZIP : VA  20152
    MORTGAGE AMOUNT :   307,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,177.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030803688     MORTGAGORS: HALLUM               ALTON

    REGION CODE    ADDRESS   : 2561 BROOKDALE DRIVE N.W.
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30305
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,831.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 71.01400
    ---------------------------------------------------------------
0   0030803704     MORTGAGORS: SWARTZBAUGH          SCOTT
                               SWARTZBAUGH          KELLY
    REGION CODE    ADDRESS   : 16 OAKHURST ROAD
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   283,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,960.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,077.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.96900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,405,750.00
                               P & I AMT:     10,275.60
                               UPB AMT:   1,404,797.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          192
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030803712     MORTGAGORS: TING                 BENNETT
                               TING                 EDUARDINE
    REGION CODE    ADDRESS   : 4 POPPY LANE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,731.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,722.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030803720     MORTGAGORS: HICKMAN              MATTHEW
                               HICKMAN              KATHERINE
    REGION CODE    ADDRESS   : 4235 SW PATRICK PLACE
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97201
    MORTGAGE AMOUNT :   267,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,474.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,987.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99100
    ---------------------------------------------------------------
0   0030803738     MORTGAGORS: CONLEY               TIMOTHY
                               CONLEY               JOAN
    REGION CODE    ADDRESS   : 201 BROOKE ACRES DRIVE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,664.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,668.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 51.28200
    ---------------------------------------------------------------
0   0030803779     MORTGAGORS: MENASCO              MATTHEW
                               MENASCO              SHIRLEY
    REGION CODE    ADDRESS   : 2435 VINEYARD
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94947
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,806.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,283.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030803787     MORTGAGORS: NEVELS               EDWARD
                               NEVELS               ROBYN
    REGION CODE    ADDRESS   : 1125 WESTVIEW DRIVE
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   286,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,202.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,076.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,738,050.00
                               P & I AMT:     12,738.95
                               UPB AMT:   1,736,880.26

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          193
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030803811     MORTGAGORS: WILES                RUSSELL
                               WILES                DEBORAH
    REGION CODE    ADDRESS   : 21307 ROLLING OAKS DRIVE
        01         CITY      :    FAIRBONE
                   STATE/ZIP : AL  36532
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,786.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030803829     MORTGAGORS: CORNELIUS            WILLIAM
                               CORNELIUS            DARLA
    REGION CODE    ADDRESS   : 13215 WATER OAK PARK CIRCLE
        01         CITY      :    CYPRESS
                   STATE/ZIP : TX  77429
    MORTGAGE AMOUNT :   239,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,485.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,737.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 71.75100
    ---------------------------------------------------------------
0   0030803837     MORTGAGORS: KAMMLER              FREDERICK
                               KAMMLER              SUSAN
    REGION CODE    ADDRESS   : 67 SHAGBARK DRIVE
        01         CITY      :    NEW CANAAN
                   STATE/ZIP : CT  06840
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,619.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 47.54000
    ---------------------------------------------------------------
0   0030803845     MORTGAGORS: BERNARD              MARK
                               BERNARD              KAY
    REGION CODE    ADDRESS   : 19222 AUTUMN GARDEN
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78258
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,846.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030803852     MORTGAGORS: HATCH                DAVID
                               HATCH                SANDRA
    REGION CODE    ADDRESS   : 2646 BAYSHORE DRIVE
        01         CITY      :    SAN LEON
                   STATE/ZIP : TX  77539
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,779.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,320.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,377,650.00
                               P & I AMT:     10,027.88
                               UPB AMT:   1,376,517.38

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          194
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030803860     MORTGAGORS: KAM                  KEITH
                               KAM                  WENDY
    REGION CODE    ADDRESS   : 2723 SOUTH SOMERSET PLACE
        01         CITY      :    ROWLAND HEIGHTS
                   STATE/ZIP : CA  91748
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,688.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030803878     MORTGAGORS: VILAR                ROLANDO
                               VILAR                MARIA
    REGION CODE    ADDRESS   : 20 LEROY STREET
        01         CITY      :    PLEASANTVILLE
                   STATE/ZIP : NY  10570
    MORTGAGE AMOUNT :   323,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,794.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,426.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.97200
    ---------------------------------------------------------------
0   0030803886     MORTGAGORS: BRADLEY              JAMES
                               BRADLEY              SUDINE
    REGION CODE    ADDRESS   : 8965 COTTONGRASS STREET
        01         CITY      :    WALDORF
                   STATE/ZIP : MD  20603
    MORTGAGE AMOUNT :   257,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,585.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,936.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.98900
    ---------------------------------------------------------------
0   0030803894     MORTGAGORS: HARDIE               CATHERINE
                               HARDIE               MARK
    REGION CODE    ADDRESS   : 19708 OLNEY MILL ROAD
        01         CITY      :    BROOKEVILLE
                   STATE/ZIP : MD  20833
    MORTGAGE AMOUNT :   227,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,889.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,626.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.80100
    ---------------------------------------------------------------
0   0030803902     MORTGAGORS: CASTORENA            FERNANDO
                               CASTORENA            TERESA
    REGION CODE    ADDRESS   : 9892 VOYAGER CIRCLE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   220,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,709.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,659.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.98900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,284,650.00
                               P & I AMT:      9,617.20
                               UPB AMT:   1,283,667.31

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          195
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030803910     MORTGAGORS: ATKINSON             DONALD
                               ATKINSON             DELIA
    REGION CODE    ADDRESS   : 2291 SOUTH AUGUSTA DRIVE
        01         CITY      :    ST. GEORGE
                   STATE/ZIP : UT  84790
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,600.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,432.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030803928     MORTGAGORS: KUHN                 CAMERON
                               HADDAWAY             CATHERINE
    REGION CODE    ADDRESS   : 50 FOREST STREET
        01         CITY      :    WINDEMERE
                   STATE/ZIP : FL  34786
    MORTGAGE AMOUNT :   366,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    366,268.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,723.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030803936     MORTGAGORS: LAGES                JUDITH

    REGION CODE    ADDRESS   : 9668 COLINADE DR
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80124
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,426.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,993.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98700
    ---------------------------------------------------------------
0   0030803944     MORTGAGORS: AGUSTIN              GENEROSA

    REGION CODE    ADDRESS   : 2794 W. BLOOMFIELD OAKS DR
        01         CITY      :    WEST BLOOMFIELD
                   STATE/ZIP : MI  48324
    MORTGAGE AMOUNT :   244,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,871.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,791.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.98600
    ---------------------------------------------------------------
0   0030803951     MORTGAGORS: ADAMS                JOHN
                               ADAMS                SYLVIA
    REGION CODE    ADDRESS   : 505 CANDLEWOOD HILL ROAD
        01         CITY      :    HIGGANUM
                   STATE/ZIP : CT  06441
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,636.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.44444
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,455,950.00
                               P & I AMT:     10,710.62
                               UPB AMT:   1,453,804.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          196
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030803969     MORTGAGORS: INGWALSON            DANA
                               INGWALSON            MICHELE
    REGION CODE    ADDRESS   : 8212 CASTLEBERRY DR
        01         CITY      :    WOODSTOCK
                   STATE/ZIP : IL  60098
    MORTGAGE AMOUNT :   236,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,407.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,717.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.67200
    ---------------------------------------------------------------
0   0030803977     MORTGAGORS: KLINE                DAVID
                               EFFRON-KLINE         DANI
    REGION CODE    ADDRESS   : 6 MAPLEWOOD LANE
        01         CITY      :    EAST HILLS
                   STATE/ZIP : NY  11756
    MORTGAGE AMOUNT :   530,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    529,249.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,796.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 67.94800
    ---------------------------------------------------------------
0   0030803985     MORTGAGORS: STENZEL              ANDREW
                               STENZEL              LAURA
    REGION CODE    ADDRESS   : 7642 WATFORD DR
        01         CITY      :    WEST BLOOMFIELD
                   STATE/ZIP : MI  48322
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,788.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,233.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030803993     MORTGAGORS: TERRY                JOHN
                               TERRY                BRENDA
    REGION CODE    ADDRESS   : 3417 MAPLELEAF LANE
        01         CITY      :    RICHARDSON
                   STATE/ZIP : TX  75082
    MORTGAGE AMOUNT :   221,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,263.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.98300
    ---------------------------------------------------------------
0   0030804009     MORTGAGORS: FEDDERLY             BRADLEY
                               FEDDERLY             SHARON
    REGION CODE    ADDRESS   : 7901 N. MOHAWK RD
        01         CITY      :    FOX POINT
                   STATE/ZIP : WI  53217
    MORTGAGE AMOUNT :   277,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,331.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,133.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,574,250.00
                               P & I AMT:     11,528.87
                               UPB AMT:   1,572,040.62

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          197
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030804017     MORTGAGORS: ZIMMER               JOHN
                               ZIMMER               LEIGH
    REGION CODE    ADDRESS   : 26339 WILDERNESS WAY
        01         CITY      :    PEWAUKEE
                   STATE/ZIP : WI  53072
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,522.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,667.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030804025     MORTGAGORS: LEBATARD             DANIEL

    REGION CODE    ADDRESS   : 12832 NW 23 ST
        01         CITY      :    PEMBROKE PINES
                   STATE/ZIP : FL  33028
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,686.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.86800
    ---------------------------------------------------------------
0   0030804033     MORTGAGORS: GRIMES               MARY

    REGION CODE    ADDRESS   : 7036 W. MERCER WAY
        01         CITY      :    MERCER ISLAND
                   STATE/ZIP : WA  98040
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,805.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,291.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 56.48100
    ---------------------------------------------------------------
0   0030804041     MORTGAGORS: STRITTMATTER         DONALD
                               STRITTMATTER         CAROLYN
    REGION CODE    ADDRESS   : 40 KENILWORTH ROAD
        01         CITY      :    RIDGEWOOD
                   STATE/ZIP : NJ  07450
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,200.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,686.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.38500
    ---------------------------------------------------------------
0   0030804058     MORTGAGORS: RUSSO                JOSEPH
                               RUSSO                PATRICIA
    REGION CODE    ADDRESS   : 4 RYER LANE
        01         CITY      :    MIDDLETON
                   STATE/ZIP : MA  01949
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,632.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,078.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 68.29200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,435,000.00
                               P & I AMT:     10,565.16
                               UPB AMT:   1,432,847.31

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          198
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030804066     MORTGAGORS: CARTER               BILL

    REGION CODE    ADDRESS   : 10660 CEDAR NILES BLVD.
        01         CITY      :    OLATHE
                   STATE/ZIP : KS  66061
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,670.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,797.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 57.51100
    ---------------------------------------------------------------
0   0030804074     MORTGAGORS: JORDAN               JEFF
                               JORDAN               JEANETTE
    REGION CODE    ADDRESS   : 205 ERIN LANE
        01         CITY      :    NORTHBROOK
                   STATE/ZIP : IL  60062
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,695.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,788.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 59.50000
    ---------------------------------------------------------------
0   0030804082     MORTGAGORS: SCHREIBER            JONATHAN
                               SCHREIBER            VALDA
    REGION CODE    ADDRESS   : 8 LUFKIN POINT LANE
        01         CITY      :    ESSEX
                   STATE/ZIP : MA  01929
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,226.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,604.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.77500
    ---------------------------------------------------------------
0   0030804108     MORTGAGORS: SUSSMAN              ROBERT
                               SUSSMAN              LESLIE
    REGION CODE    ADDRESS   : 7 TERENCE DRIVE
        01         CITY      :    MANALAPAN
                   STATE/ZIP : NJ  07726
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,859.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,997.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 89.96400
    ---------------------------------------------------------------
0   0030804116     MORTGAGORS: JACOBS               WENDY

    REGION CODE    ADDRESS   : 2 CHAUNCY LANE
        01         CITY      :    CAMBRIDGE
                   STATE/ZIP : MA  02138
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,469.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 65.50000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,351,000.00
                               P & I AMT:     10,110.14
                               UPB AMT:   1,348,919.98

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          199
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030804124     MORTGAGORS: LANGTON              TODD

    REGION CODE    ADDRESS   : 151 CONCORD RD
        01         CITY      :    CARLISLE
                   STATE/ZIP : MA  01742
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,657.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030804140     MORTGAGORS: BUTLER               HARRIS
                               BUTLER               RITA
    REGION CODE    ADDRESS   : 1610 WEST 13700 SOUTH
        01         CITY      :    RIVERTON
                   STATE/ZIP : UT  84065
    MORTGAGE AMOUNT :   223,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,914.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,676.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030804165     MORTGAGORS: DANIELSON            ARDEN

    REGION CODE    ADDRESS   : 520 SE COLUMBIA RIVER DR.
        01         CITY      :    VANCOUVER
                   STATE/ZIP : WA  98661
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,393.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030804173     MORTGAGORS: HAYGOOD              STEVEN
                               HAYGOOD              MARY
    REGION CODE    ADDRESS   : 6845 FARMBROOK DR
        01         CITY      :    CINCINNATI
                   STATE/ZIP : OH  45230
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,804.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/26
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030804181     MORTGAGORS: DUVAL                LOUIS
                               DUVAL                MURIEL
    REGION CODE    ADDRESS   : N. VULTURE MINE ROAD
        01         CITY      :    WICKENBURG
                   STATE/ZIP : AZ  85390
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,424.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,934.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 47.36800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,269,450.00
                               P & I AMT:      9,310.22
                               UPB AMT:   1,267,194.14

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          200
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030804231     MORTGAGORS: STACHEL              DAVID
                               STACHEL              NINA
    REGION CODE    ADDRESS   : 6299 MEADOWSWEET AVEENUE N.W.
        01         CITY      :    CANTON
                   STATE/ZIP : OH  44718
    MORTGAGE AMOUNT :   231,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,430.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,701.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ---------------------------------------------------------------
0   0030804264     MORTGAGORS: FEDORCHAK            JACK
                               FEDORCHAK            SUSAN
    REGION CODE    ADDRESS   : 5027 CHERRY BLOSSOM CIRCLE
        01         CITY      :    WEST BLOOMFIELD
                   STATE/ZIP : MI  48382
    MORTGAGE AMOUNT :   267,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,849.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,983.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.26700
    ---------------------------------------------------------------
0   0030804280     MORTGAGORS: LUCIANI              DONALD
                               LUCIANI              LESLIE
    REGION CODE    ADDRESS   : 160 PLEASANT ST
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : MI  48009
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,489.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,990.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ---------------------------------------------------------------
0   0030804306     MORTGAGORS: STORRAR              SUSAN

    REGION CODE    ADDRESS   : 505 REGENT LANE
        01         CITY      :    WOODLAND PARK
                   STATE/ZIP : CO  80863
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,348.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030804330     MORTGAGORS: SILVA                JOSEPH
                               SILVA                CATHERINE
    REGION CODE    ADDRESS   : 6 AQUA TERRACE
        01         CITY      :    HOPEWELL
                   STATE/ZIP : NJ  08560
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,816.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,280,600.00
                               P & I AMT:      9,534.12
                               UPB AMT:   1,278,933.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          201
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030804355     MORTGAGORS: MARTIN               RICHARD
                               MARTIN               VICKI
    REGION CODE    ADDRESS   : 11021 STONEBROOK DRIVE
        01         CITY      :    MANASSAS
                   STATE/ZIP : VA  22111
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,596.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.90900
    ---------------------------------------------------------------
0   0030804546     MORTGAGORS: CRICKERBERGER        WILLIAM
                               CRICKERBERGER        EVELYN
    REGION CODE    ADDRESS   : 13300 BALMORAL FOREST COURT
        01         CITY      :    CLIFTON
                   STATE/ZIP : VA  20124
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,698.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,301.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.26087
    ---------------------------------------------------------------
0   0030804868     MORTGAGORS: HICKS                RANDALL
                               HICKS                JEANNETTE
    REGION CODE    ADDRESS   : 6062 SUN VIEW ROAD
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92686
    MORTGAGE AMOUNT :   294,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,826.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030804884     MORTGAGORS: HWA                  JOHN
                               HWA                  LOUISA
    REGION CODE    ADDRESS   : 503 LOWER VINTNERS CIRCLE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94538
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    389,751.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,929.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/17
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 73.17073
    ---------------------------------------------------------------
0   0030804900     MORTGAGORS: MILON                LAURA

    REGION CODE    ADDRESS   : 749 MAGNOLIA AVENUE
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   236,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,641.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,737.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,670,800.00
                               P & I AMT:     12,457.45
                               UPB AMT:   1,669,512.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          202
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030804918     MORTGAGORS: CHUGH                ANIL
                               CHUGH                KANCHAN
    REGION CODE    ADDRESS   : 11936 DORAL AVENUE
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91326
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,325.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030804942     MORTGAGORS: THOMPSON             RANDI
                               MORELAND             RONALD
    REGION CODE    ADDRESS   : 2830 HADDINGTON DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   488,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,655.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,496.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.71428
    ---------------------------------------------------------------
0   0030804959     MORTGAGORS: ROTHMAN              JEFFREY

    REGION CODE    ADDRESS   : 956 WHIMBREL COURT
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   269,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,954.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ---------------------------------------------------------------
0   0030805006     MORTGAGORS: HAGGERTY             JOHN
                               HAGGERTY             CAROL
    REGION CODE    ADDRESS   : 20362 GLASGOW DRIVE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,781.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,768.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 55.38400
    ---------------------------------------------------------------
0   0030805022     MORTGAGORS: REUBEN               JAMES
                               REUBEN               CARMEN
    REGION CODE    ADDRESS   : 11610 TAYLORCREST ROAD
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77024
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,832.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,827.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.32835
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,614,100.00
                               P & I AMT:     11,819.19
                               UPB AMT:   1,613,195.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          203
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030805030     MORTGAGORS: ABRAHAM              DANIEL
                               ABRAHAM              SUSAN
    REGION CODE    ADDRESS   : 35065 EL DORADO
        01         CITY      :    LAKE ELSINORE
                   STATE/ZIP : CA  92530
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,844.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,900.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 89.28500
    ---------------------------------------------------------------
0   0030805105     MORTGAGORS: POTTER               RICHARD
                               POTTER               BARBARA
    REGION CODE    ADDRESS   : 1730 LASUEN ROAD
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93103
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,683.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,335.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030805139     MORTGAGORS: VERGARA              ANTHONY
                               VERGARA              NICOLE
    REGION CODE    ADDRESS   : 2232 VIA ACALONES
        01         CITY      :    PALOS VERDES ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,779.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,320.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 66.94560
    ---------------------------------------------------------------
0   0030805147     MORTGAGORS: BAUTISTA             RICHARD
                               BAUTISTA             STEPHANIE
    REGION CODE    ADDRESS   : 2048 WEST CRESTWOOD STREET
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   278,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,008.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,017.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.74193
    ---------------------------------------------------------------
0   0030805154     MORTGAGORS: NELSON               PAUL
                               NELSON               KATHERYN
    REGION CODE    ADDRESS   : 18181 ALLEGHENY DRIVE
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,841.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 71.47058
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,551,200.00
                               P & I AMT:     11,377.15
                               UPB AMT:   1,550,157.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          204
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030805196     MORTGAGORS: NEFF                 ROBERT
                               NEFF                 NANCY
    REGION CODE    ADDRESS   : 315 EMERSON STREET
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   269,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,951.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 67.46800
    ---------------------------------------------------------------
0   0030805212     MORTGAGORS: INGALLS              PHILIP
                               CANDLISH             ELIZABETH
    REGION CODE    ADDRESS   : 282 CHATTANOOGA STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   251,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,072.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,799.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030805279     MORTGAGORS: LINTHICUM            CHARLES
                               REID                 PATRICIA
    REGION CODE    ADDRESS   : 58 LOWELL PLACE
        01         CITY      :    BONNY DOON
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,323.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,859.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030805303     MORTGAGORS: JAFFE                PAUL
                               FISHBURN             ELLEN
    REGION CODE    ADDRESS   : 11034 PEAKS PIKE ROAD
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,742.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,614.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.19230
    ---------------------------------------------------------------
0   0030805329     MORTGAGORS: MEHIDI               ABDELKADER
                               MEHIDI               MARIA
    REGION CODE    ADDRESS   : 369 SAN LUIS WAY
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94945
    MORTGAGE AMOUNT :   228,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,638.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,639.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,370,750.00
                               P & I AMT:      9,865.75
                               UPB AMT:   1,369,977.04

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          205
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030805345     MORTGAGORS: SHELDON              RICHARD
                               SHELDON              SHARYN
    REGION CODE    ADDRESS   : 15 PINE PLACE
        01         CITY      :    HARRINGTON PARK
                   STATE/ZIP : NJ  07640
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,838.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030805352     MORTGAGORS: MAKINO               MASAHARU
                               FUJII                AKEMI
    REGION CODE    ADDRESS   : 19753 ALPINE CREST ROAD
        01         CITY      :    WALNUT
                   STATE/ZIP : CA  91789
    MORTGAGE AMOUNT :   384,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,231.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,823.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 69.95400
    ---------------------------------------------------------------
0   0030805360     MORTGAGORS: REASONER             ROBERT
                               REASONER             NANETTE
    REGION CODE    ADDRESS   : 245 NORTH CENTRAL AVENUE
        01         CITY      :    RAMSEY
                   STATE/ZIP : NJ  07446
    MORTGAGE AMOUNT :   294,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,326.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,290.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030805378     MORTGAGORS: SANTISO              GUILLERMO
                               SANTISO              CLARA
    REGION CODE    ADDRESS   : 10847 TUXFORD STREET
        01         CITY      :    SUN VALLEY AREA
                   STATE/ZIP : CA  91352
    MORTGAGE AMOUNT :   335,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,136.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,519.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 71.35106
    ---------------------------------------------------------------
0   0030805394     MORTGAGORS: SALJOUGHIAN          MANOUCHEHR
                               MOSHREFZADEH         PEYMAN
    REGION CODE    ADDRESS   : 44 WANDEL DRIVE
        01         CITY      :    MORAGA
                   STATE/ZIP : CA  94556
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,811.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,310.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 71.52900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,558,600.00
                               P & I AMT:     11,704.79
                               UPB AMT:   1,557,344.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          206
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030805410     MORTGAGORS: ORTH                 STEVEN
                               ORTH                 CONSTANCE
    REGION CODE    ADDRESS   : 5895 FELICIA AVE
        01         CITY      :    LIVER MORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   247,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,025.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.23400
    ---------------------------------------------------------------
0   0030805428     MORTGAGORS: CRUSE                BRYANT
                               CRUSE                ANN
    REGION CODE    ADDRESS   : 3510 DEEP LANDING RD
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : MD  20639
    MORTGAGE AMOUNT :   281,365.62  OPTION TO CONVERT :
    UNPAID BALANCE :    277,625.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,171.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/19
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 72.14500
    ---------------------------------------------------------------
0   0030805436     MORTGAGORS: BENNER               CAROL
                               BENNER               CHARLES
    REGION CODE    ADDRESS   : 2333 CHESTNUT HILL AVE
        01         CITY      :    FALLS CHURCH
                   STATE/ZIP : VA  22043
    MORTGAGE AMOUNT :   240,289.23  OPTION TO CONVERT :
    UNPAID BALANCE :    238,411.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,954.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   07/01/22
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 73.25800
    ---------------------------------------------------------------
0   0030805451     MORTGAGORS: GLIVINGS             RUDOLPH
                               GLIVINGS             DOROTHY
    REGION CODE    ADDRESS   : 6508 CLAREMORE AVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92120
    MORTGAGE AMOUNT :   220,671.21  OPTION TO CONVERT :
    UNPAID BALANCE :    218,028.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,651.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   06/05/21
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 76.62100
    ---------------------------------------------------------------
0   0030805485     MORTGAGORS: WEBBER               CHARLES
                               WEBBER               DIANE
    REGION CODE    ADDRESS   : 10611 MOORE STREET
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22030
    MORTGAGE AMOUNT :   226,968.46  OPTION TO CONVERT :
    UNPAID BALANCE :    223,861.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/23
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 72.28295
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,216,494.52
                               P & I AMT:      9,300.07
                               UPB AMT:   1,204,952.47

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          207
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030805519     MORTGAGORS: MIKSZAN              DAVID
                               MIKSZAN              KATHLEEN
    REGION CODE    ADDRESS   : 10989 SHADOW LANE
        01         CITY      :    COLUMBIA
                   STATE/ZIP : MD  21044
    MORTGAGE AMOUNT :   268,360.38  OPTION TO CONVERT :
    UNPAID BALANCE :    264,624.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,082.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/22
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 70.62100
    ---------------------------------------------------------------
0   0030805527     MORTGAGORS: ALEXANDER            DAVID
                               ALEXANDER            ALICE
    REGION CODE    ADDRESS   : 10188 RED SPRUCE ROAD
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22032
    MORTGAGE AMOUNT :   236,725.26  OPTION TO CONVERT :
    UNPAID BALANCE :    233,505.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,832.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   06/01/19
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 76.85885
    ---------------------------------------------------------------
0   0030805691     MORTGAGORS: VANCE                DAVID
                               VANCE                MICHELE
    REGION CODE    ADDRESS   : 10706 RIVER OAKS DRIVE
        01         CITY      :    FRISCO
                   STATE/ZIP : TX  75035
    MORTGAGE AMOUNT :   130,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    130,012.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       954.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.97000
    ---------------------------------------------------------------
0   0030805733     MORTGAGORS: ZIRAK                VALODIA
                               ZIRAK                SWEETLANA
    REGION CODE    ADDRESS   : 1230 GINGERWOOD DRIVE
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   237,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,436.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030805774     MORTGAGORS: SOHN                 YOUNG
                               SOHN                 SAM
    REGION CODE    ADDRESS   : 320 HILGARD AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90024
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,664.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,668.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 55.55500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,372,785.64
                               P & I AMT:     10,260.52
                               UPB AMT:   1,365,243.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          208
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030805782     MORTGAGORS: REED                 LONNIE
                               REED                 PAMELA
    REGION CODE    ADDRESS   : 8272 DANCY CIRCLE
        01         CITY      :    HUNTINGDON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,834.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030805790     MORTGAGORS: HIRSCHKOFF           EUGENE
                               HIRSCHKOFF           BARBARA
    REGION CODE    ADDRESS   : 3365 CALLE MARGARITA
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,777.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 34.88300
    ---------------------------------------------------------------
0   0030805808     MORTGAGORS: FRECHETTE            STEPHEN

    REGION CODE    ADDRESS   : 303 HICKORYWOOD BOULEVARD
        01         CITY      :    MORRISVILLE
                   STATE/ZIP : NC  27560
    MORTGAGE AMOUNT :   249,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,690.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,877.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030806046     MORTGAGORS: RAMIREZ              ERNESTO
                               RAMIREZ              MARIA
    REGION CODE    ADDRESS   : 92 NORTH WATER STREET
        01         CITY      :    GREENWICH
                   STATE/ZIP : CT  06831
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,824.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,399.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 89.73200
    ---------------------------------------------------------------
0   0030806061     MORTGAGORS: LINNENKAMP           DAVID
                               LINNENKAMP           CHERRI
    REGION CODE    ADDRESS   : 26317 NE 54 PL
        01         CITY      :    REDMOND
                   STATE/ZIP : WA  98053
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,834.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,676.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,328,850.00
                               P & I AMT:      9,790.71
                               UPB AMT:   1,327,962.22

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          209
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030806095     MORTGAGORS: OSTER                JOHN

    REGION CODE    ADDRESS   : 2021 BASELINE DRIVE
        01         CITY      :    GRAND JUNCTION
                   STATE/ZIP : CO  81503
    MORTGAGE AMOUNT :   254,362.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,191.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,866.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99981
    ---------------------------------------------------------------
0   0030806178     MORTGAGORS: EDWARDS              JAMES
                               EDWARDS              KIMBERLY
    REGION CODE    ADDRESS   : 5650 WARNER COURT
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : MD  20639
    MORTGAGE AMOUNT :   235,853.94  OPTION TO CONVERT :
    UNPAID BALANCE :    232,743.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   01/01/20
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 70.19400
    ---------------------------------------------------------------
0   0030806251     MORTGAGORS: TODD                 DOUGLAS
                               TODD                 ELISA
    REGION CODE    ADDRESS   : 4 SWEETWOOD DRIVE
        01         CITY      :    RANDOLPH
                   STATE/ZIP : NJ  07869
    MORTGAGE AMOUNT :   289,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,096.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030806533     MORTGAGORS: SMITH                RICHARD
                               SYKORA               JAN
    REGION CODE    ADDRESS   : 1901 ALAMEDA TERRACE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92103
    MORTGAGE AMOUNT :   277,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,331.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,133.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030806541     MORTGAGORS: COLE                 JAMES
                               COLE                 CATHERINE
    REGION CODE    ADDRESS   : 5578 AVENIDA ADOBE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 86.60100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,321,915.94
                               P & I AMT:      9,860.63
                               UPB AMT:   1,318,466.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          210
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030806582     MORTGAGORS: MELTON               MARK
                               MELTON               KIMBERELY
    REGION CODE    ADDRESS   : 1709 JUMPER COURT
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22182
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,818.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,713.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.52564
    ---------------------------------------------------------------
0   0030806608     MORTGAGORS: LAIRD                DONNA
                               LAIRD                JOSEPH
    REGION CODE    ADDRESS   : 3392 ST. MICHAEL DR
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   502,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    502,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,683.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.68254
    ---------------------------------------------------------------
0   0030806772     MORTGAGORS: KIPNIS               GARY
                               KIPNIS               SVETLANA
    REGION CODE    ADDRESS   : 651 DUNHOLME WAY
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   396,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,720.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,836.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030806822     MORTGAGORS: SFRIJAN              CEZAR
                               SFRIJAN              ELENA
    REGION CODE    ADDRESS   : 1840 CROWDER AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030807317     MORTGAGORS: TROOP                ALAN
                               TROOP                TRACEY
    REGION CODE    ADDRESS   : 60 ROYAL SAINT GEORGE ROAD
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   649,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,491.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,656.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 71.42307
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   2,040,450.00
                               P & I AMT:     14,663.02
                               UPB AMT:   2,039,529.94

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          211
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030807879     MORTGAGORS: WILLIS               RAYMOND

    REGION CODE    ADDRESS   : 2961 MEADOW GREEN DRIVE
        01         CITY      :    FARMERS BRANCH
                   STATE/ZIP : TX  75234
    MORTGAGE AMOUNT :    91,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     91,140.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       677.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030807911     MORTGAGORS: VUKOVIC              MIO

    REGION CODE    ADDRESS   : 3407 LOWRY ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90027
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,273.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,476.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030807929     MORTGAGORS: JOSHI                ANIL
                               JOSHI                MONIKA
    REGION CODE    ADDRESS   : 3021 OBISDIAN COURT
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   260,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,125.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,909.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030807952     MORTGAGORS: SHANDLING            ADRIAN
                               SHANDLING            GILLIGAN
    REGION CODE    ADDRESS   : 18852 ROCKINGHORSE LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   606,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    605,822.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,343.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ---------------------------------------------------------------
0   0030808331     MORTGAGORS: BOOTH                MICHAEL
                               BOOTH                MARY
    REGION CODE    ADDRESS   : 2202 MCCULLOUGH STREET
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78703
    MORTGAGE AMOUNT :   256,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,884.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,552,050.00
                               P & I AMT:     11,291.17
                               UPB AMT:   1,551,161.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          212
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030808364     MORTGAGORS: KOHLHAGEN            GERALD
                               KOHLHAGEN            LINDA
    REGION CODE    ADDRESS   : 28481 SHRIKE DRIVE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,801.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,088.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030808372     MORTGAGORS: FINNEY               RICHARD
                               NAKAHAMA             NOELLE
    REGION CODE    ADDRESS   : 3013 OBSIDIAN COURT
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   224,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,749.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.99500
    ---------------------------------------------------------------
0   0030808414     MORTGAGORS: LOHMAN               GARY
                               LOHMAN               DIANE
    REGION CODE    ADDRESS   : 4911 175 ST SE
        01         CITY      :    BOTHELL
                   STATE/ZIP : WA  98012
    MORTGAGE AMOUNT :   301,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,186.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030808455     MORTGAGORS: TURNER               ERIC
                               TURNER               CYNTHIA
    REGION CODE    ADDRESS   : 14572 TERRACE HILL LANE
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   233,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,454.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,775.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.99700
    ---------------------------------------------------------------
0   0030808471     MORTGAGORS: SCHULZE              DOUGLAS
                               SCHULZE              LISA
    REGION CODE    ADDRESS   : 12306 NORTHEAST 165TH STREET
        01         CITY      :    BOTHELL
                   STATE/ZIP : WA  98011
    MORTGAGE AMOUNT :   225,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,294.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,634.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.98200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,273,450.00
                               P & I AMT:      9,334.73
                               UPB AMT:   1,272,800.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          213
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030808505     MORTGAGORS: MCFADIN              DAWN
                               MCFADIN              KEVIN
    REGION CODE    ADDRESS   : 3116 CIRCLE HILL ROAD
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22305
    MORTGAGE AMOUNT :   233,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,776.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,635.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ---------------------------------------------------------------
0   0030808596     MORTGAGORS: MULHOLLAND           ROBERT
                               HARDESTY             DOROTHY
    REGION CODE    ADDRESS   : 2230 BIG RANCH ROAD
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,587.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,350.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.72700
    ---------------------------------------------------------------
0   0030809388     MORTGAGORS: YOO                  JAE
                               YOO                  JUNG
    REGION CODE    ADDRESS   : 11 VIA PORTO GRANDE
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,597.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,402.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ---------------------------------------------------------------
0   0030809396     MORTGAGORS: CLARK                ROBERT
                               MEAD                 B.
    REGION CODE    ADDRESS   : 826 VIA RANCHO PARKWAY
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92029
    MORTGAGE AMOUNT :   246,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,796.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,877.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 94.98100
    ---------------------------------------------------------------
0   0030809404     MORTGAGORS: GODFREY              GREG
                               GODFREY              MARGARET
    REGION CODE    ADDRESS   : 7778 WOODSHOLE COURT
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92506
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,850.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,908,900.00
                               P & I AMT:     13,958.71
                               UPB AMT:   1,907,608.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          214
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030809503     MORTGAGORS: LARAMY               JAMES

    REGION CODE    ADDRESS   : 3632 EAST LINCOLN AVENUE
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95818
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,836.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 62.50000
    ---------------------------------------------------------------
0   0030809537     MORTGAGORS: HILL                 KENNETH
                               SAVARY               PRISCILLA
    REGION CODE    ADDRESS   : 13321 HIDDEN VALLEY DR
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20904
    MORTGAGE AMOUNT :   218,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,357.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,622.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030809552     MORTGAGORS: POMERANTZ            STEVEN
                               TANDY-POMERANTZ      KAREN
    REGION CODE    ADDRESS   : 5010 GLEN PARK ROAD
        01         CITY      :    ANNADALE
                   STATE/ZIP : VA  22033
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,774.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,554.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 73.97800
    ---------------------------------------------------------------
0   0030809560     MORTGAGORS: ANATO                JOSEPH
                               ANTAO                KALIKA
    REGION CODE    ADDRESS   : 12 WOODED LANE
        01         CITY      :    ALLEN
                   STATE/ZIP : TX  75013
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,683.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,209.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030809602     MORTGAGORS: ASTLEFORD            RICHARD
                               ASTLEFORD            SHARON
    REGION CODE    ADDRESS   : 9154 BAY POINT DR
        01         CITY      :    ORLANDO
                   STATE/ZIP : FL  32819
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,771.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 66.01900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,600,500.00
                               P & I AMT:     11,737.13
                               UPB AMT:   1,599,424.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          215
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030809610     MORTGAGORS: HILL                 AARON
                               HILL                 PAMELA
    REGION CODE    ADDRESS   : 8000 LAKE HAVEN DRIVE
        01         CITY      :    MECHANICSVILLE
                   STATE/ZIP : VA  23111
    MORTGAGE AMOUNT :   236,089.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,926.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99990
    ---------------------------------------------------------------
0   0030809701     MORTGAGORS: COYNE                DAVID

    REGION CODE    ADDRESS   : 2 HAMMER HOOK DRIVE
        01         CITY      :    HANOVER
                   STATE/ZIP : MA  02339
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,838.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 89.68600
    ---------------------------------------------------------------
0   0030809735     MORTGAGORS: CAMACHO              RAUL
                               CAMACHO              AIDA
    REGION CODE    ADDRESS   : 11405 FOOTHILL AVENUE NO. 5
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,835.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,839.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   02/01/26
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 70.17543
    ---------------------------------------------------------------
0   0030809776     MORTGAGORS: BUI                  DIEMPHI

    REGION CODE    ADDRESS   : 4303 HOLLOWSTONE COURT
        01         CITY      :    CHANTILLY
                   STATE/ZIP : VA  20151
    MORTGAGE AMOUNT :   289,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,560.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,151.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.98200
    ---------------------------------------------------------------
0   0030809800     MORTGAGORS: BLUNDELL             DEL
                               BLUNDELL             SANDRA
    REGION CODE    ADDRESS   : 3212 LANGLEY DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75025
    MORTGAGE AMOUNT :   288,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,615.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,169.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,314,639.00
                               P & I AMT:      9,848.73
                               UPB AMT:   1,313,776.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          216
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030809826     MORTGAGORS: CARTWRIGHT           DERRICK
                               CARTWRIGHT           LAUREN
    REGION CODE    ADDRESS   : 13082 PORTOFINO DRIVE
        01         CITY      :    DEL MAR
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   230,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,670.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030810634     MORTGAGORS: LARSON               DOUGLAS
                               LARSON               PATRCIA
    REGION CODE    ADDRESS   : 370 FONTONETT AVENUE
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,610.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030810717     MORTGAGORS: COHEN                JON
                               BRADLEY              SHANNON
    REGION CODE    ADDRESS   : 368 STAFFORD AVENUE
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92007
    MORTGAGE AMOUNT :   281,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,806.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,037.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.15400
    ---------------------------------------------------------------
0   0030810733     MORTGAGORS: STOWERS              MARK
                               STOWERS              MELINDA
    REGION CODE    ADDRESS   : 6623 SOUTH BENECIA DRIVE
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84121
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,704.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030810766     MORTGAGORS: BECHTOLD             RONALD
                               MC PEEK-BECHTOLD     COLLEEN
    REGION CODE    ADDRESS   : 2656 COMSTOCK CIRCLE
        01         CITY      :    BELMONT
                   STATE/ZIP : CA  94002
    MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    415,706.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,980.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,647,400.00
                               P & I AMT:     12,003.09
                               UPB AMT:   1,646,913.01

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          217
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030810790     MORTGAGORS: PTUCHA               GREGORY
                               DEERING              ROBERTA
    REGION CODE    ADDRESS   : 3408 I STREET
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95816
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,611.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030810808     MORTGAGORS: AGUILERA             GILL
                               AGUILERA             WENDY
    REGION CODE    ADDRESS   : 2411 VIA MERO
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,827.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030810816     MORTGAGORS: SARKAR               SHANTANU
                               SARKAR               SAMITA
    REGION CODE    ADDRESS   : 32 CALLE CABRILLO
        01         CITY      :    FOOTHILL RANCH
                   STATE/ZIP : CA  92610
    MORTGAGE AMOUNT :   231,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,821.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 79.28000
    ---------------------------------------------------------------
0   0030810832     MORTGAGORS: TRINH                DAVIS
                               TRINH                DANA
    REGION CODE    ADDRESS   : 2363 FLICKINGER ROAD
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95131
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,794.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99353
    ---------------------------------------------------------------
0   0030810873     MORTGAGORS: PINEDA               ANDRES
                               PINEDA               LINDA
    REGION CODE    ADDRESS   : 18321 CHURCHILL LANE
        01         CITY      :    VILLA PARK
                   STATE/ZIP : CA  92861
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,771.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,407.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,288,000.00
                               P & I AMT:      9,462.11
                               UPB AMT:   1,287,771.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          218
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030810907     MORTGAGORS: CAMPBELL             DENNIS

    REGION CODE    ADDRESS   : 440 RUBY STREET
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   296,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,198.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030810923     MORTGAGORS: QUERIDO              CHARLES
                               QUERIDO              PATRICIA
    REGION CODE    ADDRESS   : 660 WEST TERRYLYNN PLACE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90807
    MORTGAGE AMOUNT :   218,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,660.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030810949     MORTGAGORS: HALL                 R
                               HALL                 SUSAN
    REGION CODE    ADDRESS   : 21800 FEATHER AVENUE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,789.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030810980     MORTGAGORS: BURKE                SCOTT
                               BURKE                LUCILA
    REGION CODE    ADDRESS   : 575 PABLO COURT
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.64400
    ---------------------------------------------------------------
0   0030811228     MORTGAGORS: KNISLEY              ERIC
                               KNISLEY              DONNA
    REGION CODE    ADDRESS   : 2845 WINDMILL RANCH ROAD
        01         CITY      :    FT. LAUDERDALE
                   STATE/ZIP : FL  33331
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,717.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,972.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 53.94700
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,412,600.00
                               P & I AMT:     10,264.15
                               UPB AMT:   1,412,317.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          219
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030811236     MORTGAGORS: WARDEN               JOHN
                               WARDEN               MARJORIE
    REGION CODE    ADDRESS   : 225 HUNTER TRAIL
        01         CITY      :    PIKE ROAD
                   STATE/ZIP : AL  36064
    MORTGAGE AMOUNT :   340,067.03  OPTION TO CONVERT :
    UNPAID BALANCE :    338,867.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,680.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/23
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 84.59300
    ---------------------------------------------------------------
0   0030811616     MORTGAGORS: SIMON                STEVEN
                               SIMON                ELIZABETH
    REGION CODE    ADDRESS   : 22 FOREST HILL ROAD
        01         CITY      :    WAYLAND
                   STATE/ZIP : MA  01778
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,703.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,008.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 49.26600
    ---------------------------------------------------------------
0   0030811905     MORTGAGORS: BLACK                STEPHEN
                               BLACK                CATHERINE
    REGION CODE    ADDRESS   : 4128 RANDOLPH STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92103
    MORTGAGE AMOUNT :   351,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,770.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,606.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030811913     MORTGAGORS: RICASA-BAGAPORO      ARLIE
                               BAGAPORO             EDELFONSO
    REGION CODE    ADDRESS   : 1785 SUNNY CREST LANE
        01         CITY      :    BONITA
                   STATE/ZIP : CA  91902
    MORTGAGE AMOUNT :   235,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,453.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030811921     MORTGAGORS: KICKHOFEL            ROBERT
                               KICKHOFEL            NINA
    REGION CODE    ADDRESS   : 2604 META DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95130
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,566,667.03
                               P & I AMT:     11,778.18
                               UPB AMT:   1,564,794.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          220
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030811947     MORTGAGORS: JAMES                JOHN
                               ROBERTSON            DIANE
    REGION CODE    ADDRESS   : PRIV. R/W OFF VSR 643
        01         CITY      :    DIGGS
                   STATE/ZIP : VA  23109
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,821.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030811962     MORTGAGORS: PICKERING            ERIK
                               PICKERING            TRACI
    REGION CODE    ADDRESS   : 481 CHURCHILL PARK DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95136
    MORTGAGE AMOUNT :   267,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,965.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030811996     MORTGAGORS: NGUYEN               AI
                               COLLINS              M
    REGION CODE    ADDRESS   : 3420 FLEETWOOD DRIVE
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   214,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,556.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.15672
    ---------------------------------------------------------------
0   0030812002     MORTGAGORS: COLE                 EVELYN

    REGION CODE    ADDRESS   : 2264 MAXIMILIAN DRIVE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,951.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030812028     MORTGAGORS: WIEDMEIER            BRET
                               WIEDMEIER            CHRISTINE
    REGION CODE    ADDRESS   : 1510 RIDGEWOOD ROAD
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   294,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,137.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,423,300.00
                               P & I AMT:     10,432.59
                               UPB AMT:   1,423,300.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          221
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030812036     MORTGAGORS: NORDSTROM            JEFF
                               NORDSTROM            TANIA
    REGION CODE    ADDRESS   : 9804 WISH AVENUE
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91325
    MORTGAGE AMOUNT :   275,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030812051     MORTGAGORS: MCCOLLOUGH           BRIAN
                               MCCOLLOUGH           HEATHER
    REGION CODE    ADDRESS   : 5411 VALLECITO AVENUE
        01         CITY      :    WESTMINSTER
                   STATE/ZIP : CA  92683
    MORTGAGE AMOUNT :   231,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,721.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030812069     MORTGAGORS: LEE                  THOMAS
                               LEE                  LAURIE
    REGION CODE    ADDRESS   : 7034 HEARTLAND WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   309,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,216.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ---------------------------------------------------------------
0   0030812085     MORTGAGORS: HEMPHILL             MARK
                               HEMPHILL             ELINE
    REGION CODE    ADDRESS   : 2080 LADERA VISTA DRIVE
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92631
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 55.61704
    ---------------------------------------------------------------
0   0030812093     MORTGAGORS: WOLGAT               ROBERT

    REGION CODE    ADDRESS   : 3080 MIDDLEFIELD ROAD
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,921.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.60274
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,382,100.00
                               P & I AMT:     10,010.93
                               UPB AMT:   1,382,100.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          222
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030812119     MORTGAGORS: PETTERSEN            ERIC
                               PETTERSEN            JANET
    REGION CODE    ADDRESS   : 2 COUNTRY GLEN ROAD
        01         CITY      :    FALLBROOK
                   STATE/ZIP : CA  92028
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,209.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 56.00000
    ---------------------------------------------------------------
0   0030812127     MORTGAGORS: FAHN                 JEFFREY
                               FAHN                 JENNIFER
    REGION CODE    ADDRESS   : 5355 CARMENTO DRIVE
        01         CITY      :    AGOURA AREA
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,863.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 87.11864
    ---------------------------------------------------------------
0   0030812176     MORTGAGORS: GRISSOM              OZELL

    REGION CODE    ADDRESS   : 721 WEST KEATS COURT
        01         CITY      :    UPLAND
                   STATE/ZIP : CA  91784
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,816.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,163.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030812192     MORTGAGORS: ABUGOV               RENEE

    REGION CODE    ADDRESS   : 7539 GREYSTONE DRIVE
        01         CITY      :    WEST HILLS
                   STATE/ZIP : CA  91304
    MORTGAGE AMOUNT :   267,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,962.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 73.28767
    ---------------------------------------------------------------
0   0030812200     MORTGAGORS: GUTIERREZ            DARRELL
                               GUTIERREZ            SHERRY
    REGION CODE    ADDRESS   : 157 HERLONG AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95123
    MORTGAGE AMOUNT :   221,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,586.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,481,900.00
                               P & I AMT:     10,785.57
                               UPB AMT:   1,481,716.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          223
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030812234     MORTGAGORS: FALIVENE             FRANCIS
                               FALIVENE             THERESA
    REGION CODE    ADDRESS   : 35 WILSON AVE
        01         CITY      :    EAST HANOVER TOWNSHIP
                   STATE/ZIP : NJ  07936
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,938.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 78.46100
    ---------------------------------------------------------------
0   0030813190     MORTGAGORS: MOSSMAN              MICHAEL

    REGION CODE    ADDRESS   : 4537 EAST ENCANTO STREET
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85205
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,803.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.63700
    ---------------------------------------------------------------
0   0030813216     MORTGAGORS: KIM                  DANIEL
                               KIM                  VIVIAN
    REGION CODE    ADDRESS   : 414 NATLIE LANE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   398,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,632.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,926.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ---------------------------------------------------------------
0   0030813224     MORTGAGORS: READING              WILLIAM

    REGION CODE    ADDRESS   : 11208 COLONIAL COUNTRY LANE
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28277
    MORTGAGE AMOUNT :   348,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,509.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,528.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030813232     MORTGAGORS: BELL                 J
                               BELL                 NANCY
    REGION CODE    ADDRESS   : 5146 FOXBRIAR TRAIL
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28269
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,841.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,667.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.86100
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,532,650.00
                               P & I AMT:     11,289.01
                               UPB AMT:   1,531,787.80

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          224
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030813240     MORTGAGORS: TURNER               MARK
                               TURNER               SUSAN
    REGION CODE    ADDRESS   : 486 VIA SORRENTO
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   259,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,516.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,860.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.17600
    ---------------------------------------------------------------
0   0030813257     MORTGAGORS: BOJRAB               PETER
                               BOJRAB               KAREN
    REGION CODE    ADDRESS   : 11730 LINDEN GROVE DRIVE
        01         CITY      :    FORT WAYNE
                   STATE/ZIP : IN  46845
    MORTGAGE AMOUNT :   430,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    429,725.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,230.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.92500
    ---------------------------------------------------------------
0   0030813265     MORTGAGORS: SHANKMAN             MICHAEL
                               SHANKMAN             KAREN
    REGION CODE    ADDRESS   : 406 NATALIE LANE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   317,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,787.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,326.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.14000
    ---------------------------------------------------------------
0   0030813554     MORTGAGORS: NAGATA               TUKUZO
                               NAGATA               HISAKO
    REGION CODE    ADDRESS   : 1400 MARINA DEL RAY COURT
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89117
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 65.93406
    ---------------------------------------------------------------
0   0030813570     MORTGAGORS: LAM                  DAT
                               LAM                  THAO
    REGION CODE    ADDRESS   : 17056 GREENLEAF STREET
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   260,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,979.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 84.30420
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,567,200.00
                               P & I AMT:     11,650.79
                               UPB AMT:   1,566,529.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          225
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030813588     MORTGAGORS: SUMIKAWA             KEN
                               SUMIKAWA             DENISE
    REGION CODE    ADDRESS   : 2693 COVEY WAY
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   388,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,813.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030813596     MORTGAGORS: ANASTASI             PASCAL
                               ANASTASI             ANNE
    REGION CODE    ADDRESS   : 2022 UNIVERSITY WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95128
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,116.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ---------------------------------------------------------------
0   0030813646     MORTGAGORS: LAI                  RAYMUND
                               YEUNG                LINDA
    REGION CODE    ADDRESS   : 34383 MIMOSA TERRACE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94555
    MORTGAGE AMOUNT :   231,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,676.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030814271     MORTGAGORS: MCADOO               EUGENE
                               MCADOO               DAPHNE
    REGION CODE    ADDRESS   : 5115 ESCALON AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90043
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,837.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.46153
    ---------------------------------------------------------------
0   0030814321     MORTGAGORS: KERR                 WILLIAM
                               KERR                 DEBORAH
    REGION CODE    ADDRESS   : 1141 TOURMALINE ST
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92109
    MORTGAGE AMOUNT :   284,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,868.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,133.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,418,250.00
                               P & I AMT:     10,387.48
                               UPB AMT:   1,417,906.53

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          226
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030814347     MORTGAGORS: PENDHARKAR           VIVEK
                               PENDHARKAR           GAURI
    REGION CODE    ADDRESS   : 1365 SUNRISE COURT
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94024
    MORTGAGE AMOUNT :   478,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    478,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,512.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 71.99248
    ---------------------------------------------------------------
0   0030814370     MORTGAGORS: CORRAO               ANDREA
                               MANAKA               ROYAL
    REGION CODE    ADDRESS   : 3423 ASHLEY PARK DRIVE
        01         CITY      :    JAMUL
                   STATE/ZIP : CA  91935
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    600,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,507.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 64.86486
    ---------------------------------------------------------------
0   0030814388     MORTGAGORS: LEE                  DALTON
                               LEE                  LAURA
    REGION CODE    ADDRESS   : 2298 MONARCH RIDGE CIRCLE
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92019
    MORTGAGE AMOUNT :   239,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,835.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,732.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.09600
    ---------------------------------------------------------------
0   0030814396     MORTGAGORS: HEILVEIL             IRA
                               HEILVEIL             MARSHA
    REGION CODE    ADDRESS   : 12745 TREE BRANCH ROAD
        01         CITY      :    OJAI
                   STATE/ZIP : CA  93023
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,945.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 71.78000
    ---------------------------------------------------------------
0   0030814412     MORTGAGORS: YOST                 WILLIAM
                               YOST                 ROSEMARIE
    REGION CODE    ADDRESS   : 7013 SHERIDAN CIRCLE
        01         CITY      :    URBANDALE
                   STATE/ZIP : IA  50322
    MORTGAGE AMOUNT :   248,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,780.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 86.28472
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,828,250.00
                               P & I AMT:     13,479.05
                               UPB AMT:   1,828,085.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          227
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030815211     MORTGAGORS: KAPLAN               LOUIS
                               KAPLAN               JOANNE
    REGION CODE    ADDRESS   : 3699 TORREY VIEW COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   335,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,274.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,461.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ---------------------------------------------------------------
0   0030815286     MORTGAGORS: PONCE                MONICA
                               MARTIN               KEVIN
    REGION CODE    ADDRESS   : 8036 BARNDANCE COURT
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89121
    MORTGAGE AMOUNT :   238,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,944.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,767.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 87.50700
    ---------------------------------------------------------------
0   0030815294     MORTGAGORS: STRULL               WILLIAM
                               ARONOFF              DEBORAH
    REGION CODE    ADDRESS   : 70 MONTEREY DRIVE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   649,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,712.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.26200
    ---------------------------------------------------------------
0   0030815310     MORTGAGORS: LUCATORTO            LANE
                               LUCATORTO            KIMBERLY
    REGION CODE    ADDRESS   : 105 N. VALLEY RD
        01         CITY      :    BARRINGTON
                   STATE/ZIP : IL  60010
    MORTGAGE AMOUNT :   240,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,538.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,766.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.99800
    ---------------------------------------------------------------
0   0030815336     MORTGAGORS: YARDUMIAN            GARY
                               YARDUMIAN            VALERIE
    REGION CODE    ADDRESS   : 5920 FLAMBEAU ROAD
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,760.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,435.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,804,250.00
                               P & I AMT:     13,144.26
                               UPB AMT:   1,803,467.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          228
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030815666     MORTGAGORS: HANKINSON            OLIVER
                               HANKINSON            KAREN
    REGION CODE    ADDRESS   : 2279 MANNING AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   346,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,767.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,538.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030815765     MORTGAGORS: SOLOMON              DANIEL
                               SOLOMON              CHRISTINA
    REGION CODE    ADDRESS   : 14 CATALINA POINT ROAD
        01         CITY      :    CHICO
                   STATE/ZIP : CA  95928
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,138.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030815781     MORTGAGORS: SILVER               PAUL
                               SILVER               LISA
    REGION CODE    ADDRESS   : 14234 MARGATE STREET
        01         CITY      :    SHERMAN OAKS
                   STATE/ZIP : CA  91401
    MORTGAGE AMOUNT :   242,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,945.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,818.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030815807     MORTGAGORS: BROUCEK              GERALD

    REGION CODE    ADDRESS   : 285 GLENRIDGE ROAD
        01         CITY      :    KEY BISCAYNE
                   STATE/ZIP : FL  33149
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,113.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030815815     MORTGAGORS: MIRAFTABI            ARMIN

    REGION CODE    ADDRESS   : 563 COSTIGAN CIRCLE
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,838.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,404,100.00
                               P & I AMT:     10,370.34
                               UPB AMT:   1,403,552.42

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          229
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030815831     MORTGAGORS: UZETA                OSCAR
                               UZETA                GEORGINA
    REGION CODE    ADDRESS   : 4826 TREMEZZO DRIVE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,151.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 79.97400
    ---------------------------------------------------------------
0   0030815849     MORTGAGORS: OFOHA                BENJAMIN
                               OFOHA                JULIE
    REGION CODE    ADDRESS   : 16339 WILLOWMIST COURT
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   218,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,967.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,677.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 89.98800
    ---------------------------------------------------------------
0   0030815872     MORTGAGORS: TRUITT               STEVEN
                               TRUITT               PATRICIA
    REGION CODE    ADDRESS   : 138 RED OAK LANE
        01         CITY      :    FLOWER MOUND
                   STATE/ZIP : TX  75028
    MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,273.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,572.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030815955     MORTGAGORS: ALICEA               DAVID
                               ALICEA               MARJORIE
    REGION CODE    ADDRESS   : 7315 ARBOR GLEN PLACE
        01         CITY      :    CONCORD TWP.
                   STATE/ZIP : OH  44060
    MORTGAGE AMOUNT :   250,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,228.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,818.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ---------------------------------------------------------------
0   0030815997     MORTGAGORS: HAGEN                DAVID
                               HAGEN                BETTY
    REGION CODE    ADDRESS   : 3281 GILBERTSON ROAD
        01         CITY      :    DEFOREST
                   STATE/ZIP : WI  53532
    MORTGAGE AMOUNT :   351,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,850.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,639.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 84.04300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,449,650.00
                               P & I AMT:     10,858.10
                               UPB AMT:   1,448,320.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          230
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030816029     MORTGAGORS: FUDGE                JEFFREY
                               FUDGE                SONYA
    REGION CODE    ADDRESS   : 310 SAND MYRTLE TRAIL
        01         CITY      :    DESTIN
                   STATE/ZIP : FL  32541
    MORTGAGE AMOUNT :   278,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,261.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,142.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 79.98800
    ---------------------------------------------------------------
0   0030816433     MORTGAGORS: ANDERSON, M.D.       MICHAEL
                               ANDERSON             MARGARET
    REGION CODE    ADDRESS   : 190 GREY FOX RUN
        01         CITY      :    BENTLEYVILLE
                   STATE/ZIP : OH  44022
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,463.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 50.00000
    ---------------------------------------------------------------
0   0030816474     MORTGAGORS: GREGG                DAVID
                               GREGG                CAREN
    REGION CODE    ADDRESS   : 700 NORTH PONDEROSA DRIVE
        01         CITY      :    HARTLAND
                   STATE/ZIP : WI  53029
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,677.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,522.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030816482     MORTGAGORS: ACCOLA               JAMES
                               ACCOLA               JENNIFER
    REGION CODE    ADDRESS   : 6130 WEATHERWOOD
        01         CITY      :    CROSS PLAINS
                   STATE/ZIP : WI  53528
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,836.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.36508
    ---------------------------------------------------------------
0   0030816557     MORTGAGORS: DAWSON               DEAN
                               RANKIN               SUSANNAH
    REGION CODE    ADDRESS   : 31 POND VIEW AVENUE
        01         CITY      :    JAMAICA PLAIN
                   STATE/ZIP : MA  02130
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,722.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,820.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,507,600.00
                               P & I AMT:     11,285.02
                               UPB AMT:   1,505,961.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          231
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030816599     MORTGAGORS: HOFFMAN              STEPHEN
                               VASQUEZ              DEANA
    REGION CODE    ADDRESS   : 1504 COUNTRY VISTAS LANE
        01         CITY      :    BONITA
                   STATE/ZIP : CA  91910
    MORTGAGE AMOUNT :   332,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,407.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030816607     MORTGAGORS: PHILLIPS             ANTHONY
                               PHILLIPS             JENNIFER
    REGION CODE    ADDRESS   : 1517 SNOWBERRY LANE
        01         CITY      :    DOWNERS GROVE
                   STATE/ZIP : IL  60515
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030816623     MORTGAGORS: CHIARA               CARL
                               OCASIO               ELBA
    REGION CODE    ADDRESS   : 2274-2276 FULTON STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94117
    MORTGAGE AMOUNT :   328,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,381.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.97200
    ---------------------------------------------------------------
0   0030816771     MORTGAGORS: TOTAH                JAMES

    REGION CODE    ADDRESS   : 1801 YOLANDA CIRCLE
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 74.47900
    ---------------------------------------------------------------
0   0030817571     MORTGAGORS: SALISBURY            DAVID

    REGION CODE    ADDRESS   : 451 LOWELL PLACE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,451,500.00
                               P & I AMT:     10,569.55
                               UPB AMT:   1,451,500.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          232
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030817589     MORTGAGORS: WONG                 HIM
                               LEONG                DIANE
    REGION CODE    ADDRESS   : 2071 18TH AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94116
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030817597     MORTGAGORS: WONG                 JOSE
                               WONG                 PEARL
    REGION CODE    ADDRESS   : 883 SPINOSA DRIVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,610.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030817605     MORTGAGORS: KLEIN                JOEL
                               KLEIN                NANCY MAE
    REGION CODE    ADDRESS   : 814 AMHERST AVE # 301
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   295,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,001.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,166.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030817613     MORTGAGORS: NELSON               ANDREW
                               NELSON               CAROL
    REGION CODE    ADDRESS   : 32003 RIVER DRIVE
        01         CITY      :    HARPERS FERRY
                   STATE/ZIP : WV  25425
    MORTGAGE AMOUNT :   295,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,219.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.92389
    ---------------------------------------------------------------
0   0030817621     MORTGAGORS: LEIJTEN              PAUL
                               LEIJTEN-HILTZ        D.
    REGION CODE    ADDRESS   : 79 WEST SHORE DRIVE
        01         CITY      :    HOPEWELL
                   STATE/ZIP : NJ  08560
    MORTGAGE AMOUNT :   337,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,577.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/22
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.43500
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,532,200.00
                               P & I AMT:     11,321.39
                               UPB AMT:   1,532,001.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          233
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030817902     MORTGAGORS: BLACKSTON            DORIS
                               BLACKSTON            ROY
    REGION CODE    ADDRESS   : 407 KOSSUTH STREET
        01         CITY      :    SIDNEY
                   STATE/ZIP : OH  45365
    MORTGAGE AMOUNT :    70,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     70,754.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       531.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030819064     MORTGAGORS: CORTE                PAUL

    REGION CODE    ADDRESS   : 60512 NINE MILE ROAD
        01         CITY      :    SOUTH LYON
                   STATE/ZIP : MI  48178
    MORTGAGE AMOUNT :   105,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    105,536.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       811.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030819361     MORTGAGORS: BIBLER               DAVID
                               BIBLER               VIRGINIA
    REGION CODE    ADDRESS   : 1106 BUCKLAND AVENUE
        01         CITY      :    FREMONT
                   STATE/ZIP : OH  43420
    MORTGAGE AMOUNT :    64,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     63,961.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       492.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 75.29400
    ---------------------------------------------------------------
0   0030819551     MORTGAGORS: WENDORF              ANGELA

    REGION CODE    ADDRESS   : 808 ALMA AVENUE
        01         CITY      :    KANNAPOLIS
                   STATE/ZIP : NC  28081
    MORTGAGE AMOUNT :    38,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     38,777.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       301.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030819676     MORTGAGORS: LIU                  KE-TIEN
                               LIU                  SHU-LEN
    REGION CODE    ADDRESS   : 3566 SOUTH DARTMOUTH LANE
        01         CITY      :    ROWLAND HEIGHTS
                   STATE/ZIP : CA  91748
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,065.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.71000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:     554,200.00
                               P & I AMT:      4,203.77
                               UPB AMT:     554,029.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          234
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030819700     MORTGAGORS: KITZMILLER           KENNETH

    REGION CODE    ADDRESS   : 918 HIGH COUNTRY DRIVE
        01         CITY      :    GLENDORA
                   STATE/ZIP : CA  91740
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.19047
    ---------------------------------------------------------------
0   0030819767     MORTGAGORS: COX                  BRIAN
                               COX                  ELIZABETH
    REGION CODE    ADDRESS   : 18958 MELLON DRIVE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   323,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,788.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,398.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 60.94339
    ---------------------------------------------------------------
0   0030819783     MORTGAGORS: HSIA                 DANIEL

    REGION CODE    ADDRESS   : 14113 RECUERDO DRIVE
        01         CITY      :    DEL MAR
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.18797
    ---------------------------------------------------------------
0   0030819817     MORTGAGORS: MULLER               KURT
                               MULLER               IRENE
    REGION CODE    ADDRESS   : 31304 FLOWERIDGE DRIVE
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,639.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030819999     MORTGAGORS: FOSS                 DAWN
                               FOSS                 JOSEPH
    REGION CODE    ADDRESS   : 12308 CLEGHORN ROAD
        01         CITY      :    COCKEYSVILLE
                   STATE/ZIP : MD  21030
    MORTGAGE AMOUNT :   491,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    491,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,560.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.74000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,878,000.00
                               P & I AMT:     13,664.57
                               UPB AMT:   1,877,788.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          235
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030820138     MORTGAGORS: MC CARY              RICHARD
                               MC CARY              JUDITH
    REGION CODE    ADDRESS   : 39941 CHARLESTOWN PIKE
        01         CITY      :    WATERFORD
                   STATE/ZIP : VA  22190
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,772.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,392.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.33300
    ---------------------------------------------------------------
0   0030820237     MORTGAGORS: PACULA               JOSEPH
                               PACULA               ROSALIE
    REGION CODE    ADDRESS   : 5035 CAMINTO EXQUISITO
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   300,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,608.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,259.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030820260     MORTGAGORS: HARPER               LARRY

    REGION CODE    ADDRESS   : 3287 PALATINO WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   259,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,906.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030820278     MORTGAGORS: MARCHITELLI          DENNIS
                               MARCHITELLI          GABRIELA
    REGION CODE    ADDRESS   : 338 COTTSWOLD PLACE
        01         CITY      :    RIVA
                   STATE/ZIP : MD  21140
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,034.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030820286     MORTGAGORS: MOONEY               WILLIAM
                               SPRINGET             CRISTIN
    REGION CODE    ADDRESS   : 5207 BELVOIR DRIVE
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20816
    MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.72400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,435,850.00
                               P & I AMT:     10,420.17
                               UPB AMT:   1,435,431.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          236
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030820294     MORTGAGORS: MARKS                DAVID
                               MARKS                KIM
    REGION CODE    ADDRESS   : 4621 DICKINSON WAY
        01         CITY      :    BUCKINGHAM
                   STATE/ZIP : PA  18901
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,993.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 67.73300
    ---------------------------------------------------------------
0   0030820302     MORTGAGORS: SIMNITT              JOHN
                               SIMNITT              CHERYL
    REGION CODE    ADDRESS   : 4300 FRAGA ROAD
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,818.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,914.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030820369     MORTGAGORS: ELCHINOFF            BRIAN
                               ELCHINOFF            KRISTIN
    REGION CODE    ADDRESS   : 166 PATRICIA LANE
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,795.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.79798
    ---------------------------------------------------------------
0   0030820377     MORTGAGORS: LEYKAMM              FRANK
                               DUNN                 LOUIS
    REGION CODE    ADDRESS   : 284 TOPAZ WAY
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94131
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 86.18421
    ---------------------------------------------------------------
0   0030820385     MORTGAGORS: GOPINATH             ASHOK
                               GULLAPALLI           SRILATHA
    REGION CODE    ADDRESS   : 10 CHAPPARAL COURT
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   312,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,321.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,508,600.00
                               P & I AMT:     10,993.28
                               UPB AMT:   1,508,418.32

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          237
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030820419     MORTGAGORS: VAN CLEAVE           WILLIAM
                               VAN CLEAVE           SYDNIE
    REGION CODE    ADDRESS   : 2950 EAST DUNNE AVENUE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,127.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.32400
    ---------------------------------------------------------------
0   0030820427     MORTGAGORS: JARRAR               HOMAN
                               JARRAR               HAIFA
    REGION CODE    ADDRESS   : 857 WINDSOR HILLS CIRCLE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95123
    MORTGAGE AMOUNT :   242,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,823.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 79.98774
    ---------------------------------------------------------------
0   0030820443     MORTGAGORS: LESAR                MICHAEL

    REGION CODE    ADDRESS   : 1298 KOTTENBERG AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ---------------------------------------------------------------
0   0030820468     MORTGAGORS: NOECKER              DAVE
                               ANDERSON             STARLA
    REGION CODE    ADDRESS   : 585 GARLAND WAY
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : CA  94513
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030821102     MORTGAGORS: CARTWRIGHT           ROBERT
                               BARCLAY              LYNN
    REGION CODE    ADDRESS   : 350 S. LONGFELLOW AVENUE
        01         CITY      :    TUCSON
                   STATE/ZIP : AZ  85711
    MORTGAGE AMOUNT :    92,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     91,941.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       691.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,126,750.00
                               P & I AMT:      8,282.56
                               UPB AMT:   1,126,691.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          238
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030821326     MORTGAGORS: VON LOCKNER          ALEXANDER
                               VON LOCKNER          DOMINIQUE
    REGION CODE    ADDRESS   : 9335 LINDANTE DRIVE
        01         CITY      :    WHITTIER
                   STATE/ZIP : CA  90603
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.32800
    ---------------------------------------------------------------
0   0030821433     MORTGAGORS: JONES                RALPH
                               QUIOCHO              HELEN
    REGION CODE    ADDRESS   : 838 VIA PACHECO
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93012
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,900.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 77.08333
    ---------------------------------------------------------------
0   0030821482     MORTGAGORS: MILEY                GARY
                               MILEY                MICHELLE
    REGION CODE    ADDRESS   : 1541 TOSCANINI DRIVE
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   251,720.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,720.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.90000
    ---------------------------------------------------------------
0   0030821565     MORTGAGORS: HULAK                PAUL
                               HULAK                SUSAN
    REGION CODE    ADDRESS   : 9822 NORTH HEATHER DRIVE
        01         CITY      :    FRESNO
                   STATE/ZIP : CA  93720
    MORTGAGE AMOUNT :   241,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.96268
    ---------------------------------------------------------------
0   0030821573     MORTGAGORS: POPE                 WILLIAM
                               POPE                 JOYCE
    REGION CODE    ADDRESS   : 26692 ALAMANDA
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92691
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 84.26200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,308,820.00
                               P & I AMT:      9,598.28
                               UPB AMT:   1,308,820.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          239
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030822217     MORTGAGORS: LAMM                 TOM
                               LAMM                 MARGARET
    REGION CODE    ADDRESS   : 725 E. HEARTSTRONG ST
        01         CITY      :    SUPERIOR
                   STATE/ZIP : CO  80027
    MORTGAGE AMOUNT :   259,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,684.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,952.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 60.43000
    ---------------------------------------------------------------
0   0030822241     MORTGAGORS: GRASSO               BARBARA

    REGION CODE    ADDRESS   : 3068 S LAKERIDGE TR
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80302
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,811.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,138.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030822274     MORTGAGORS: HOOKER               THOMAS
                               HOOKER               LAURA
    REGION CODE    ADDRESS   : 3965 EAST PINEDALE COURT
        01         CITY      :    HIGHLANDS RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   344,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,919.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,525.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ---------------------------------------------------------------
0   0030822381     MORTGAGORS: SMITH                GREGG
                               LUSK                 KAREN
    REGION CODE    ADDRESS   : 4905 BRANCH MILL CIRCLE
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : AL  35223
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,837.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030822407     MORTGAGORS: GUERRA               JUAN
                               GUERRA               NYDIA
    REGION CODE    ADDRESS   : 11802 NW 12TH DR
        01         CITY      :    CORAL SPRINGS
                   STATE/ZIP : FL  33071
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,668.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 71.32900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,368,000.00
                               P & I AMT:     10,067.14
                               UPB AMT:   1,366,921.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          240
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030822449     MORTGAGORS: LEGG                 LONNIE

    REGION CODE    ADDRESS   : 5367 PINE VALLEY COURT
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80301
    MORTGAGE AMOUNT :   388,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    387,752.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,914.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030822472     MORTGAGORS: FLYNN                ARTHUR
                               FLYNN                MARIE
    REGION CODE    ADDRESS   : 7 GEORGIAN LANE
        01         CITY      :    DARIEN
                   STATE/ZIP : CT  06820
    MORTGAGE AMOUNT :   386,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,493.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,866.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030822514     MORTGAGORS: OBERMEIER            MICHAEL
                               OBERMEIER            MARY
    REGION CODE    ADDRESS   : 8441 S. RIVER TERRACE DR
        01         CITY      :    FRANKLIN
                   STATE/ZIP : WI  53132
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,611.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,197.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030822548     MORTGAGORS: CRANDALL             ROBERT
                               CRANDALL             JUDITH
    REGION CODE    ADDRESS   : 4873 WINDRIFT WAY
        01         CITY      :    CARMEL
                   STATE/ZIP : IN  46033
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,308.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,598.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 58.33300
    ---------------------------------------------------------------
0   0030822621     MORTGAGORS: STENHOUSE            HOWARD
                               NGUYEN               KIM
    REGION CODE    ADDRESS   : 3280 MONTE VERDE LANE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   289,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98900
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,709,950.00
                               P & I AMT:     12,679.83
                               UPB AMT:   1,708,115.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          241
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030824114     MORTGAGORS: SILL                 ROGER
                               SILL                 SUSANNE
    REGION CODE    ADDRESS   : 10760 RIDGEVIEW WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95127
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,610.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030824189     MORTGAGORS: KAN                  ANDREW
                               LEUNG                ALICE
    REGION CODE    ADDRESS   : 157 DENSLOWE DRIVE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94132
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,948.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.05345
    ---------------------------------------------------------------
0   0030824197     MORTGAGORS: GARDNER              ROBERT
                               GARDNER              AMILYN
    REGION CODE    ADDRESS   : 150 SOUTH 300 WEST
        01         CITY      :    LINDON
                   STATE/ZIP : UT  84042
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,838.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.61100
    ---------------------------------------------------------------
0   0030824247     MORTGAGORS: RICHMAN              SID
                               HEGYESI-RICHMAN      BEATRIX
    REGION CODE    ADDRESS   : 1526-1528 S CAMDEN AVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90025
    MORTGAGE AMOUNT :   338,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,167.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,453.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030824262     MORTGAGORS: HISHIKAWA            SCOTT
                               HISHIKAWA            KAZUKO
    REGION CODE    ADDRESS   : 11841 SOUTHEAST 75TH PLACE
        01         CITY      :    NEW CASTLE
                   STATE/ZIP : WA  98056
    MORTGAGE AMOUNT :   237,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,741.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,461,300.00
                               P & I AMT:     10,592.52
                               UPB AMT:   1,461,067.12

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          242
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030824288     MORTGAGORS: PERRONE              MARCIEL
                               PERRONE              JOSEPH
    REGION CODE    ADDRESS   : 4614 PARK COURT
        01         CITY      :    BELLAIRE
                   STATE/ZIP : TX  77401
    MORTGAGE AMOUNT :   239,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,035.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030824320     MORTGAGORS: KESSLER              RANDOLPH
                               NARMAURA-KESSLER     DAWN
    REGION CODE    ADDRESS   : 4656 SOUTH OGDEN STREET
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : CO  80110
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,747.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,758.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030824767     MORTGAGORS: PARISE               JOHN
                               HASSAN               MARGO
    REGION CODE    ADDRESS   : 84 ELBROOK DRIVE
        01         CITY      :    ALLENDALE
                   STATE/ZIP : NJ  07401
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,652.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 88.88888
    ---------------------------------------------------------------
0   0030824973     MORTGAGORS: KING                 EMANUEL
                               KING                 MARCELLA
    REGION CODE    ADDRESS   : 5738 BALDWIN AVE
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92509
    MORTGAGE AMOUNT :   233,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030824999     MORTGAGORS: SCHNEIDER            THOMAS
                               SCHNEIDER            CHRISTINE
    REGION CODE    ADDRESS   : 6713 GREENE ROAD
        01         CITY      :    WOODRIDGE
                   STATE/ZIP : IL  60517
    MORTGAGE AMOUNT :   239,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 67.40800
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,407,600.00
                               P & I AMT:     10,348.47
                               UPB AMT:   1,405,835.48

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          243
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030825012     MORTGAGORS: SALERA               ROBERT
                               SALERA               KATHERINE
    REGION CODE    ADDRESS   : 18 GREENBRIER COURT
        01         CITY      :    HALF MOON BAY
                   STATE/ZIP : CA  94019
    MORTGAGE AMOUNT :   412,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,951.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030825079     MORTGAGORS: SMICK                THEODORE

    REGION CODE    ADDRESS   : 31 LUFKIN POINT ROAD
        01         CITY      :    ESSEX
                   STATE/ZIP : MA  01929
    MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,582.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,449.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 67.91600
    ---------------------------------------------------------------
0   0030825178     MORTGAGORS: WHITEMAN             THOMAS
                               MOLCHAN              SUSAN
    REGION CODE    ADDRESS   : 8723 RIDGE ROAD
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,764.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,300.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.14800
    ---------------------------------------------------------------
0   0030825186     MORTGAGORS: GREEN                MARY

    REGION CODE    ADDRESS   : 38669 RYANS WAY
        01         CITY      :    PALM DESERT
                   STATE/ZIP : CA  92211
    MORTGAGE AMOUNT :   375,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,366.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,854.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 78.94800
    ---------------------------------------------------------------
0   0030825202     MORTGAGORS: GRANT                PETER
                               GRANT                TAMMY
    REGION CODE    ADDRESS   : 22859 ST. GEORGE CIRCLE
        01         CITY      :    SOUTH LYON
                   STATE/ZIP : MI  48178
    MORTGAGE AMOUNT :   304,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,879.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,284.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 84.47200
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,742,700.00
                               P & I AMT:     12,840.53
                               UPB AMT:   1,741,593.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          244
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030825236     MORTGAGORS: THOMPSON             CATHERINE

    REGION CODE    ADDRESS   : 6639 EAST SLEEPY OWL WAY
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85262
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    225,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.82941
    ---------------------------------------------------------------
0   0030825244     MORTGAGORS: CASTILLO             JERRY
                               CASTILLO             PAULA
    REGION CODE    ADDRESS   : 6621 RALEIGH COURT
        01         CITY      :    ARVADA
                   STATE/ZIP : CO  80003
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.04700
    ---------------------------------------------------------------
0   0030825269     MORTGAGORS: MC CARTHY            KEVIN
                               MC CARTHY            DEBRA
    REGION CODE    ADDRESS   : 1625 VIA MACHADO
        01         CITY      :    PALOS VERDES ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,170.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030825293     MORTGAGORS: ANAWALT              DONN
                               ANAWALT              RHONDA
    REGION CODE    ADDRESS   : 440 ALABAMA ST
        01         CITY      :    SAN GABRIEL
                   STATE/ZIP : CA  91775
    MORTGAGE AMOUNT :   241,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,831.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 70.65300
    ---------------------------------------------------------------
0   0030825319     MORTGAGORS: LITTLE               DONALD

    REGION CODE    ADDRESS   : 9100 RIVERSIDE DRIVE
        01         CITY      :    FORT WASHINGTON
                   STATE/ZIP : MD  20744
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 61.36300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,433,000.00
                               P & I AMT:     10,395.24
                               UPB AMT:   1,433,000.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          245
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030825392     MORTGAGORS: LOEB                 DAVID
                               LOEB                 KATHARINE
    REGION CODE    ADDRESS   : 1 SAN DIEGO ROAD
        01         CITY      :    PONTE VEDRA BEACH
                   STATE/ZIP : FL  32082
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 29.12600
    ---------------------------------------------------------------
0   0030825400     MORTGAGORS: CHOW                 MAGGIE
                               PUTNAM               CHRISTIAN
    REGION CODE    ADDRESS   : 2 LAVAGETTO COURT
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94502
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 76.00000
    ---------------------------------------------------------------
0   0030825640     MORTGAGORS: RANADE               PRADEEP
                               RANADE               MADHURI
    REGION CODE    ADDRESS   : 5521 SENECA PLACE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.55500
    ---------------------------------------------------------------
0   0030825715     MORTGAGORS: STEFFENS             GERALD
                               STEFFENS             TAMAYO
    REGION CODE    ADDRESS   : 901 OAK RD
        01         CITY      :    SKY FOREST
                   STATE/ZIP : CA  92385
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,839.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030825749     MORTGAGORS: WHITE                BRUCE
                               WHITE                VIRGINIA
    REGION CODE    ADDRESS   : 25 OLD STURBRIDGE ROAD
        01         CITY      :    ARNOLD
                   STATE/ZIP : MD  21012
    MORTGAGE AMOUNT :   252,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,830.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,412,400.00
                               P & I AMT:     10,451.93
                               UPB AMT:   1,412,400.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          246
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030825806     MORTGAGORS: OLZEY                W.D.
                               OLZEY                LINDA
    REGION CODE    ADDRESS   : 5520 AREZZO DR
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95138
    MORTGAGE AMOUNT :   439,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,071.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.00500
    ---------------------------------------------------------------
0   0030825830     MORTGAGORS: ANDERSON             STEPHANIE
                               MUFF                 NORMAN
    REGION CODE    ADDRESS   : 18-20 LAUREL STREET
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,366.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030825871     MORTGAGORS: CHENG                JENNIFER
                               GOULD                TIMOTHY
    REGION CODE    ADDRESS   : 24518 WOODWARD AVE
        01         CITY      :    LOMITA
                   STATE/ZIP : CA  90717
    MORTGAGE AMOUNT :   246,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,876.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,762.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030825921     MORTGAGORS: DEXHEIMER            JAMES
                               NELSON               JEANNE
    REGION CODE    ADDRESS   : 8006 MCCONNELL AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,998.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030825954     MORTGAGORS: LEMIEUX              RAYMOND
                               LEMIEUX              LUCIA
    REGION CODE    ADDRESS   : 1381 CALLE FIDELIDAD
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   238,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,294.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,504,800.00
                               P & I AMT:     10,969.74
                               UPB AMT:   1,504,470.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          247
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030826002     MORTGAGORS: HAWKINS              ALFRED
                               HAWKINS              MONICA
    REGION CODE    ADDRESS   : 4055 WOODSTOCK ROAD
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94542
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,177.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030826051     MORTGAGORS: KANG                 WEI
                               GAO                  LISHENG
    REGION CODE    ADDRESS   : 2777 MIRA BELLA CIRCLE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,301.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.28300
    ---------------------------------------------------------------
0   0030826093     MORTGAGORS: ROUDE                CARL
                               ROUDE                STEPHANIE
    REGION CODE    ADDRESS   : 33 SANTA VICTORIA AISLE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   229,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,683.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.96800
    ---------------------------------------------------------------
0   0030826119     MORTGAGORS: STAMOS               JAMES
                               STAMOS               MARYELLEN
    REGION CODE    ADDRESS   : 13361 ARGONNE DRIVE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,253.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 46.87500
    ---------------------------------------------------------------
0   0030826127     MORTGAGORS: KITCHENS             CLARENCE
                               KITCHENS             TERRY
    REGION CODE    ADDRESS   : 7915 HOLLINGTON PLACE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   267,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,411,400.00
                               P & I AMT:     10,313.62
                               UPB AMT:   1,411,400.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          248
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030826135     MORTGAGORS: WOHLERS              CHRISTOPHER
                               TRASK                JOANNE
    REGION CODE    ADDRESS   : 37 WESTRIDGE DRIVE
        01         CITY      :    LAKE OSWEGO
                   STATE/ZIP : OR  97034
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,960.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030826150     MORTGAGORS: PARSONS              MARK
                               PARSONS              DEHLIA
    REGION CODE    ADDRESS   : 2107 BRANCH CREEK STREET
        01         CITY      :    BAKERSFIELD
                   STATE/ZIP : CA  93312
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,915.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
0   0030826242     MORTGAGORS: SILVERA              DANNY

    REGION CODE    ADDRESS   : 3311 ALMA AVENUE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,435.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030826648     MORTGAGORS: LOPEZ                GREG
                               LOPEZ                GAIL
    REGION CODE    ADDRESS   : 1619 VIA TULIPAN
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,730.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 78.98305
    ---------------------------------------------------------------
0   0030826804     MORTGAGORS: KATZ                 DANIEL

    REGION CODE    ADDRESS   : 1660 CASA GRANDE STREET
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91104
    MORTGAGE AMOUNT :   230,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,670.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,316,400.00
                               P & I AMT:      9,711.31
                               UPB AMT:   1,316,400.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          249
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030826820     MORTGAGORS: CAMPBELL             REED
                               CAMPBELL             BETTY
    REGION CODE    ADDRESS   : 552 LARK HAVEN CIRCLE
        01         CITY      :    PRESCOTT
                   STATE/ZIP : AZ  86303
    MORTGAGE AMOUNT :   268,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,902.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ---------------------------------------------------------------
0   0030826895     MORTGAGORS: ROOSA                STEVEN
                               ROOSA                KELLY
    REGION CODE    ADDRESS   : 0603 COLOROW RD
        01         CITY      :    EDWARDS
                   STATE/ZIP : CO  81632
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,756.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 35.71400
    ---------------------------------------------------------------
0   0030827471     MORTGAGORS: LUKE                 CHRISTOPHER
                               LUKE                 BARBARA
    REGION CODE    ADDRESS   : 1827 CARMELITA DRIVE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,364.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ---------------------------------------------------------------
0   0030827547     MORTGAGORS: MCKIRGAN             KEVIN

    REGION CODE    ADDRESS   : 13101 TWO FARM DRIVE
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20904
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,581.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,847.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ---------------------------------------------------------------
0   0030827554     MORTGAGORS: DEWITT               BLAKE
                               DEWITT               BARBARA
    REGION CODE    ADDRESS   : 3048 WEST 12TH LANE
        01         CITY      :    YUMA
                   STATE/ZIP : AZ  85364
    MORTGAGE AMOUNT :   255,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,830.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.99552
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                               LOAN AMT:   1,606,050.00
                               P & I AMT:     11,700.72
                               UPB AMT:   1,605,881.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.             EXHIBIT C
    ISSUE DATE: 04/01/97
    P.O. BOX 5260              TMS AG0004970430  00 01 03 04
                                PAGE:          250
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ---------------------------------------------------------------
0   0030827596     MORTGAGORS: SU                   JEN-YEU
                               SU                   KO- CHIEN
    REGION CODE    ADDRESS   : 1553 NORTH PARKER CANYON ROAD
        01         CITY      :    WALNUT
                   STATE/ZIP : CA  91789
    MORTGAGE AMOUNT :   289,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,251.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 68.11764
    ---------------------------------------------------------------
0   0892975616     MORTGAGORS: MELTON               BELINDA

    REGION CODE    ADDRESS   : 2444    AQUASANTA
        03         CITY      :    TUSTIN
                   STATE/ZIP : CA  92680
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,805.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,971.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/24
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.33300
    ---------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    2
                               LOAN AMT:     571,500.00
                               P & I AMT:      4,223.49
                               UPB AMT:     562,305.79
0                   TOTAL      NUM OF LOANS: 1247
                               LOAN AMT: 351,047,470.59
                               P & I AMT:  2,585,792.86
                               UPB AMT: 350,700,978.51

                             EXHIBIT D

                  FORM OF SERVICER'S CERTIFICATE


                     ________________,  ______
                           (month)      (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                           Series 1997-4


           Pursuant to the Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

      A.  Mortgage Loan Information:

           (1) Aggregate Scheduled Monthly
                 Payments:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (2) Aggregate Monthly Payments
                 received and Monthly Advances
                 made this Month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (3)   Aggregate Principal Prepayments
                  in part received and applied
                  in the applicable Prepayment
                  Period:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (4) Aggregate Principal Prepayments
                 in full received in
                 the applicable Prepayment
                 Period:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (5) Aggregate Insurance Proceeds
                 (including purchases of
                 Mortgage Loans by primary
                 mortgage insurers) for
                 prior month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (6) Aggregate Liquidation
                 Proceeds for prior month:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (7) Aggregate Purchase Prices for
                 Defaulted and Modified
                 Mortgage Loans:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (8) Aggregate Purchase Prices
                 (and substitution adjustments)
                 for Defective Mortgage Loans:
                     (a) Principal                       $________
                     (b) Interest                        $________
                     (c) Total                           $________

           (9) Pool Scheduled Principal
                 Balance:                                $________

          (10) Available Funds:                          $________

          (11) Realized Losses for
                 prior month:                            $________

          (12) Aggregate Realized
                 Losses and Debt
                 Service Reductions:
                     (a) Deficient Valuations            $________
                     (b) Special Hazard
                           Losses                        $________
                     (c) Fraud Losses                    $________
                     (d) Excess Bankruptcy
                           Losses                        $________
                     (e) Excess Special
                           Hazard Losses                 $________
                     (f) Excess Fraud
                           Losses                        $________
                     (g) Debt Service
                           Reductions                    $________

          (13) Compensating Interest Payment:            $________

          (14) Accrued Certificate Interest,
                Unpaid Class Interest Shortfalls
                 and Pay-out Rate:

                Class A1      $__________      $__________    ____%
                Class A2      $__________      $__________    ____%
                Class A3      $__________      $__________    ____%
                Class A4      $__________      $__________    ____%
                Class A5      $__________      $__________    ____%
                Class A6      $__________      $__________    ____%
                Class A7      $__________      $__________    ____%
                Class A8      $__________      $__________    ____%
                Class A9      $__________      $__________    ____%
                Class A10     $__________      $__________    ____%
                Class A11     $__________      $__________    ____%
                Class A12     $__________      $__________    ____%
                Class M       $__________      $__________    ____%
                Class B1      $__________      $__________    ____%
                Class B2      $__________      $__________    ____%
                Class B3      $__________      $__________    ____%
                Class B4      $__________      $__________    ____%
                Class B5      $__________      $__________    ____%
                Class R       $__________      $__________    ____%
                Class S       $__________      $__________    ____%

          (15) Accrual Amount

                Class A7 Certificates               $__________

          (16) Principal distribu-
                 table:

                Class A1       $__________
                Class A2       $__________
                Class A3       $__________
                Class A4       $__________
                Class A5       $__________
                Class A6       $__________
                Class A7       $__________
                Class A8       $__________
                Class A9       $__________
                Class A10      $__________
                Class A11      $__________
                Class A12      $__________
                Class PO       $__________
                Class M        $__________
                Class B1       $__________
                Class B2       $__________
                Class B3       $__________
                Class B4       $__________
                Class B5       $__________
                Class R        $__________

          (17) Additional distributions to
                 the Class R Certificate
                 pursuant to Section 4.01(b):  $_____________

          (18) Certificate Interest Rate of:

                 Class S Certificates          _____________%

      B.  Other Amounts:

           1. Senior Percentage for such
                Distribution Date:             _____________%

           2. Group I Senior Percentage
                for such Distribution Date:    _____________%

           3. Group II Senior Percentage
                for such Distribution Date:    _____________%

           4. Group I Scheduled Distribution
                Percentage:                    _____________%

           5. Group II Scheduled Distribution
                Percentage:                    _____________%

           6. Senior Prepayment Percentage
                for such Distribution Date:    _____________%

           7. Group I Senior Prepayment
                Percentage for such
                Distribution Date:             _____________%

           8. Group II Senior Prepayment
                Percentage for such
                Distribution Date:             _____________%

           9. Junior Percentage
                for such Distribution Date:    _____________%

           10. Junior Prepayment Percentage
                for such Distribution Date:    _____________%

           11. Subordinate Certificate
                Writedown Amount for
                such Distribution Date:         $_____________

          12. Prepayment Distribution
                Triggers satisfied:            Yes        No

                Class B1                       ____      ____
                Class B2                       ____      ____
                Class B3                       ____      ____
                Class B4                       ____      ____
                Class B5                       ____      ____


Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                             EXHIBIT E

       FORM OF TRANSFER CERTIFICATE AS TO ERISA MATTERS FOR
             DEFINITIVE ERISA-RESTRICTED CERTIFICATES



State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
Boston, Massachusetts   02110


      [NAME OF OFFICER] ______________________ hereby certifies that:

      1. That he [she] is [title of officer] _________________ of [name of Investor] _______________________________________ (the
"Investor"), a ________________________ [description of type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he [she] makes this affidavit.

      2. The Investor (i) is not, and on ________________ [insert date of transfer of Certificate to Investor] will not be, and on such date will not be investing the funds of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Code or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the Investor's acquisition and holding or any ERISA-Restricted Certificate.

      3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee and GE Capital Mortgage Services, Inc., dated as of April 1, 1997, no transfer of any ERISA-Restricted Certificate shall be permitted to be made to any person unless the Trustee has received (i) a certificate from such transferee to the effect that (x) such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code (a "Plan") and is not using the assets of any such employee benefit or other plan to acquire any such Certificate or (y) such transferee is an insurance company investing assets of its general account and the Exemptions apply to such transferee's acquisition and holding of any such Certificate or (ii) an opinion of counsel satisfactory to the Trustee to the effect that the purchase and holding of any such Certificate will not constitute or result in the assets of the Trust Fund created by the Agreement being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the

Trustee or the Company to any obligation in addition to those undertaken in the Agreement (provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of any such Certificate by a Plan or a Person that is purchasing or holding any such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code).

      [4. The ERISA-Restricted Certificates shall be registered in the name of ______________________________________________ as nominee for the Investor.]

      IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] __________________ and its corporate seal to be hereunder attached, attested by its [Assistant] Secretary, this ____ day of _________, 199_.



                              ______________________________
                              [name of Investor]


                              By:___________________________
                                 Name:
                                 Title:


      The undersigned hereby acknowledges that it is holding and will hold the ERISA-Restricted Certificates at the exclusive direction of and as nominee of the Investor named above.


_____________________________
[name of nominee]


By:__________________________
   Name:
   Title:

                             EXHIBIT F

         FORM OF RESIDUAL CERTIFICATE TRANSFEREE AFFIDAVIT



STATE OF             )
                     ) ss.:
COUNTY OF            )

           [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

           1. That he [she] is [title of officer] ___________ _____________ of [name of Purchaser] ________________________
_________________ (the "Purchaser"), a _______________________
[description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

           2.   That the Purchaser's Taxpayer Identification
Number is [           ].

           3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined below) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. As used herein, "Residual Certificate" means any Certificate designated as a "Class R Certificate" of GE Capital Mortgage Services, Inc.'s REMIC Multi-Class Pass-Through Certificates, Series 1997-4.

           4. That the Purchaser is not, and on __________ [insert date of transfer of Residual Certificate to Purchaser] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

           5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc., dated as of April 1, 1997, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

           6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

           7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

           8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

           9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

           10. That the Purchaser (i) is not a Non-U.S. Person or
(ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

           11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

           12. That the Purchaser consents to the designation of the Company as its agent to act as "tax matters person" of the Trust Fund, as applicable, pursuant to the Pooling and Servicing
Agreement.

           IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 19__.



                          _________________________________
                          [name of Purchaser]


                          By:______________________________
                             Name:
                             Title:


           Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


           Subscribed and sworn before me this _____ day of __________, 19__.


NOTARY PUBLIC


______________________________


COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 19__.

                             EXHIBIT G

         [LETTER FROM TRANSFEROR OF RESIDUAL CERTIFICATE]

                        ____________________
                               Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

           Re:  GE Capital Mortgage Services, Inc.
                REMIC Multi-Class Pass-Through
                Certificates, Series 1997-4

Ladies and Gentlemen:
           _______________________ (the "Transferor") has
reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                               Very truly yours,


                               _______________________________
                               Name:
                               Title:

                             EXHIBIT H

                 ADDITIONAL SERVICER COMPENSATION



QUALIFIED ADMINISTRATIVE EXPENSES
(Conventional, Non-Conforming Loans)


Assumption Fees                           $550 - $800

Late Charges                              Per Loan Documents

Appraisal/Inspection Fees                 Reasonable and Customary
                                          Charges

Partial Release Fees                      $300

Easements                                 $150

Insufficient Funds Charges                $15

Document Requests
(copies of loan file documents,
additional pay-off quotations,
amortization schedules, payment
histories)                                $0

Modification Fees                         Reasonable and Customary
                                          Charges

                             EXHIBIT I

                   FORM OF INVESTMENT LETTER FOR
                DEFINITIVE RESTRICTED CERTIFICATES



                                                   _________________
                                                         Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

                Re: GE Capital Mortgage Services, Inc.
                    REMIC Multi-Class Pass Through
                    Certificates, Series 1997-4

Ladies and Gentlemen:

      1. The undersigned, a [title of officer] _______________ of [name of Investor] _________________________________________ (the
"Investor"), a ____________________________ [description of type of entity] duly organized and existing under the laws of the [State of __________________] [United States], hereby certifies as follows:

      2. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. (the "Company"), dated as of April 1, 1997 (the "Agreement"), no transfer of a Restricted Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or is made in accordance with the Securities Act and such laws.

      3. The Investor understands that (a) the Restricted Certificates have not been and will not be registered or qualified under the Securities Act, or the securities laws of any state, (b) neither the Company nor the Trustee is required, and neither intends, to so register or qualify the Restricted Certificates, (c) the Restricted Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) such sale is exempt from the requirements of the Securities Act, (d) the Agreement contains restrictions regarding the transfer of the Restricted Certificates and (e) the Restricted Certificates will bear a legend to the foregoing effect.

      4. The Investor is acquiring the Restricted Certificates for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Restricted Certificates in any manner that would violate the Securities Act or any applicable state securities laws.

      5. The investor (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Restricted Certificates, such that it is capable of evaluating the merits and risks of investment in the Restricted Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) promulgated pursuant to the Securities Act.

      6. The Investor will not authorize nor has it authorized any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Restricted Certificate, any interest in any Restricted Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Restricted Certificate, any interest in any Restricted Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Restricted Certificate, any interest in any Restricted Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action that would constitute a distribution of any Restricted Certificate under the Securities Act, that would render the disposition of any Restricted Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Investor nor anyone acting on its behalf has offered the Restricted Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Restricted Certificates. The Investor will not sell or otherwise transfer any of the Restricted Certificates, except in compliance with the provisions of the Agreement.

      7. If an Investor in a Restricted Certificate sells or otherwise transfers any such Certificate to a transferee other than a "qualified institutional buyer" under Rule 144A of the Securities Act, such Investor will obtain (a) from any subsequent purchaser the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this paragraph or (b) an opinion of counsel in form and substance satisfactory to the Trustee pursuant to the Agreement.

      8. The Investor hereby indemnifies the Trustee and the Company against any liability that may result if the Investor's transfer of a Restricted Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Trustee and the Company shall survive the termination of the Agreement.

      [9. The Restricted Certificates shall be registered in the name of _____________________________ as nominee for the
Investor.]

           IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] _____________ this _____ day of __________, 19__.


                          _________________________________
                          [name of Investor]


                          By:______________________________
                             Name:
                             Title:


      The undersigned hereby acknowledges that it is holding and will hold the Restricted Certificates at the exclusive direction of and as nominee of the Investor named above.

_____________________________
[name of nominee]


By:__________________________
   Name:
   Title:

                             EXHIBIT J

                FORM OF DISTRIBUTION DATE STATEMENT


                     ________________, ______
                          (month)      (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                           Series 1997-4

           Pursuant to the Pooling and Servicing Agreement dated as of April 1, 1997 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

           The amounts below are for a Single Certificate of $1,000:

           (1) Amount of distribution
                 allocable to principal:

                     Class A1                       $__________
                     Class A2                       $__________
                     Class A3                       $__________
                     Class A4                       $__________
                     Class A5                       $__________
                     Class A6                       $__________
                     Class A7                       $__________
                     Class A8                       $__________
                     Class A9                       $__________
                     Class A10                      $__________
                     Class A11                      $__________
                     Class A12                      $__________
                     Class PO                       $__________
                     Class M                        $__________
                     Class B1                       $__________
                     Class B2                       $__________
                     Class B3                       $__________
                     Class B4                       $__________
                     Class B5                       $__________
                     Class R                        $__________

           (2) Aggregate principal prepayments
                 included in distribution:

                     Class A1                       $__________
                     Class A2                       $__________
                     Class A3                       $__________
                     Class A4                       $__________
                     Class A5                       $__________
                     Class A6                       $__________
                     Class A7                       $__________
                     Class A8                       $__________
                     Class A9                       $__________
                     Class A10                      $__________
                     Class A11                      $__________
                     Class A12                      $__________
                     Class PO                       $__________
                     Class M                        $__________
                     Class B1                       $__________
                     Class B2                       $__________
                     Class B3                       $__________
                     Class B4                       $__________
                     Class B5                       $__________
                     Class R                        $__________

           (3) Amount of distribution
                allocable to interest;
                Pay-out Rate:

                     Class A1      $__________      ____%
                     Class A2      $__________      ____%
                     Class A3      $__________      ____%
                     Class A4      $__________      ____%
                     Class A5      $__________      ____%
                     Class A6      $__________      ____%
                     Class A7      $__________      ____%
                     Class A8      $__________      ____%
                     Class A9      $__________      ____%
                     Class A10     $__________      ____%
                     Class A11     $__________      ____%
                     Class A12     $__________      ____%
                     Class M       $__________      ____%
                     Class B1      $__________      ____%
                     Class B2      $__________      ____%
                     Class B3      $__________      ____%
                     Class B4      $__________      ____%
                     Class B5      $__________      ____%
                     Class R       $__________      ____%
                     Class S       $__________      ____%

           (4) Accrual Amount
                     Class A7 Certificates               $__________

           (5) Servicing Compensation:                   $__________

           The amounts below are for the aggregate of all
Certificates:

           (6) Pool Scheduled Principal
                 Balance; number of
                 Mortgage Loans:          $__________     __________

           (7) Class Certificate Principal
                 Balance (or Notional Principal
                 Balance) of each Class;
                 Certificate Principal Balance
                 (or Notional Principal Balance)
                 of Single Certificate of each
                 Class:

                                                      Single
                                                    Certificate
                  Class           Balance             Balance

                Class A1       $__________          $__________
                Class A2       $__________          $__________
                Class A3       $__________          $__________
                Class A4       $__________          $__________
                Class A5       $__________          $__________
                Class A6       $__________          $__________
                Class A7       $__________          $__________
                Class A8       $__________          $__________
                Class A9       $__________          $__________
                Class A10      $__________          $__________
                Class A11      $__________          $__________
                Class A12      $__________          $__________
                Class PO       $__________          $__________
                Class M        $__________          $__________
                Class B1       $__________          $__________
                Class B2       $__________          $__________
                Class B3       $__________          $__________
                Class B4       $__________          $__________
                Class B5       $__________          $__________
                Class R        $__________          $__________

                Class S        $__________          $__________

           (8) Book value of real estate acquired on behalf of Certificate-holders; number of related Mortgage
                  Loans:

                                          $----------    ----------

          (9) Aggregate Scheduled Principal
                 Balance and number of
                 delinquent Mortgage Loans:

           30-59 days delinquent          $__________    __________
           60-89 days delinquent          $__________    __________
           90 or more days delinquent     $__________    __________
           In foreclosure                 $__________    __________

          (10) Aggregate Scheduled
                 Principal Balance and
                 number of replaced
                 Mortgage Loans:          $__________    __________

          (11) Aggregate Scheduled
                Principal Balance and
                 number of modified
                 Mortgage Loans:          $__________    __________

          (12) Certificate Interest Rate of:
                 Class S Certificates                    __________%

          (13) Senior Percentage for such
                 Distribution Date:                      __________%

          (14) Group I Senior Percentage
                 for such Distribution Date:             __________%

          (15) Group II Senior Percentage
                 for such Distribution Date:             __________%

          (16) Group I Scheduled
                 Distribution Percentage:                __________%

          (17) Group II Scheduled
                 Distribution Percentage:                __________%

          (18) Senior Prepayment Percentage
                 for such Distribution Date:             __________%

          (19) Group I Senior Prepayment
                 Percentage for such
                 Distribution Date:                      __________%

          (20) Group II Senior Prepayment
                 Percentage for such
                 Distribution Date:                      __________%

          (21) Junior Percentage for
                 such Distribution Date:                 __________%

          (22) Junior Prepayment Percentage
                 for such Distribution Date:             __________%


Capitalized terms used in this Statement shall have the same meanings as in the Agreement.

                             EXHIBIT K

                    FORM OF SPECIAL SERVICING
                   AND COLLATERAL FUND AGREEMENT


      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the
"Agreement") is made and entered into as of ____________________, 199_, between GE Capital Mortgage Services, Inc. (the "Company") and _____________________________ (the "Purchaser").

                       PRELIMINARY STATEMENT

      ___________________________ or an affiliate thereof is the holder of the entire interest in REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B_ (the "Class B_ Certificates"). The Class B_ Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of ________ 1, 199_ between the Company (in its capacity as servicer thereunder, the "Servicer") and State Street Bank and Trust Company as Trustee.

      ____________________________ or an affiliate thereof
intends to resell all of the Class B_ Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company, as Servicer, will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      [The parties hereto have further agreed that the Purchaser will have no rights, and the Company will have no obligations under this Agreement until the Class Certificate Principal Balance of the REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B5 (the "Class B5 Certificates") has been reduced to zero, and any Special Servicing and Collateral Fund Agreement in respect of such Class between the Company and the Purchaser has been terminated.]

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser upon the acquisition by the Purchaser of the Class B_ Certificates.

                             ARTICLE I
                            DEFINITIONS

      Section 1.01.  Defined Terms.  Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday of (ii) a day on which banking institutions in New York City or Boston, Massachusetts are required or authorized by law or executive order to be closed.

      Collateral Fund: The fund established and maintained pursuant to Section 3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category, (iii) federal funds, certificates of deposit, time deposits and banker's acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category, (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency, and (v) other obligations or securities that are acceptable to each Rating Agency as a Collateral Fund Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates and, for each of the preceding clauses, the maturity thereof shall be not later than the earlier to occur of
(A) 30 days from the date of the related investment and (B) the Business Day preceding the next succeeding Distribution Date.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and, upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits prior to such date pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02. Definitions Incorporated by Reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing
Agreement.

                            ARTICLE II

                   SPECIAL SERVICING PROCEDURES

      Section 2.01.  Reports and Notices.

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Servicer shall provide to the Purchaser the following notices and reports:

           (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, as Servicer, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are
      (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Company to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Company from the related primary servicer which has been approved by the Company.

      (b) If requested by the Purchaser, the Company shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i) or
(a)(ii) which has been given to the Purchaser, provided, that (1) the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Company shall respond within five Business Days orally or in writing by facsimile transmission.

      (c) In addition to the foregoing, the Company shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

      Section 2.02.  Purchaser's Election to Delay Foreclosure
Proceedings.

      (a) The Purchaser shall be deemed to direct the Company that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under
Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Company may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

      (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). The Purchaser shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24-hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure within such 24-hour period; provided, however, that the Purchaser will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall (i) not be confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. However, if the Company's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Company with a copy of such Current Appraisal.

      (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Trustee for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan as the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure or (ii) the beginning of the related Excess Period, as the case may be.

      (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Company for all related Monthly Advances and Liquidation Expenses thereafter made by the Company as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company or the Trustee may withdraw the additional amount from the Collateral Fund to reimburse the Company. In the event that the Mortgage Loan is brought current by the mortgagor, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when, following such election, the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Company shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective, unless the Purchaser shall have purchased the related Mortgage Loan promptly following (and in any event not later than the third Business Day after) the end of such 6-month period in the manner provided in the following two sentences, and the Company shall be entitled to proceed with the Commencement of Foreclosure. Any purchase of such Mortgage Loan by the Purchaser pursuant to the preceding sentence shall be at a purchase price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest at the Mortgage Rate from the date last paid by the mortgagor. Such purchase price shall be deposited by the Purchaser into the Collateral Fund in immediately available funds on the Business Day which is the date of purchase and the Purchaser shall instruct the Trustee (with notice to the Company) to withdraw such amount therefrom on such Business Day and remit the same to the Trust Fund for application as Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. Following such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this Agreement and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and unreimbursed Monthly Advances related to the extended foreclosure period), and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e) and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      Section 2.03.  Purchaser's Election to Commence Foreclosure
Proceedings.

      (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

      (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Purchaser. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection.
The Company shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the

Company believes there is a breach of representations or warranties by the Company, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company has or expects to have the right under the Pooling and Servicing Agreement to purchase the defaulted Mortgage Loan and intends to exercise such right or (iv) the Company reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Company supplies the Purchaser with information supporting such belief) or (v) the same is prohibited by or is otherwise inconsistent with the provisions of the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

      (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Liquidation Expenses in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) above and after reimbursement to the Servicer for all related Monthly Advances) in respect of such Mortgage Loan shall be released to the Purchaser.

      Section 2.04.  Termination.

      (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate on the earliest to occur of the following: (i) at such time as the Class Certificate Principal Balance of the Class B_ Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Company's actual loss experience with respect to the Mortgage Loans in the related pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO properties or (y) the aggregate amount that the Company estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the then-current Class Certificate Principal Balance of the Class B_ Certificates, or
(iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B_ Certificates [or in the Class B5 Certificates] (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate immediately upon (x) the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Days' notice or (y) the occurrence of any event that results in the Purchaser becoming an "affiliate" of the Trustee within the meaning of the Prohibited Transaction Exemption (as defined in the Pooling and Servicing Agreement).

      (b) The Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Purchaser has exercised its rights under Section
2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

      Section 2.05. Notification. The Purchaser shall promptly notify the Trustee and the Company if such Purchaser becomes aware of any discussions, plans or events that might lead to such Person's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee, provided that the contents of any such notification shall be kept confidential by the parties to this Agreement.

                            ARTICLE III

                COLLATERAL FUND; SECURITY INTEREST

      Section 3.01. Collateral Fund. Upon payment by the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall request the Trustee to establish and maintain with the Trustee a segregated account entitled "REMIC Multi-Class Pass-Through Certificates 199_-__ Collateral Fund, for the benefit of GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company on behalf of Certificateholders, as secured parties" (the "Collateral Fund"). Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of such secured parties, until withdrawn from the Collateral Fund pursuant to the Section 2.02 or 2.03 hereof.

      Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon (after giving effect to all withdrawals therefrom permitted under this Agreement).

      The Purchaser shall not take or direct the Company or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Purchaser
(i) take or cause the Trustee or the Company to take any action that could cause any REMIC established under the Pooling and Servicing Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or (ii) cause the Trustee or the Company to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

      Section 3.02. Collateral Fund Permitted Investments. The Company shall, at the written direction of the Purchaser, direct the Trustee to invest the funds in the Collateral Fund in the name of the Trustee in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Company shall direct the Trustee select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

      All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be promptly deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) direct the Trustee to distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

      Section 3.03. Grant of Security Interest. In order to secure the obligations of the Purchaser hereunder to the Company and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Purchaser hereby grants to the Company and to the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

      The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Company and the Trustee on behalf of the Certificateholders. The Purchaser shall take all actions requested by the Company or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

      Section 3.04. Collateral Shortfalls. In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                            ARTICLE IV

                     MISCELLANEOUS PROVISIONS

      Section 4.01. Amendment. This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

      Section 4.02. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 4.03. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 4.04. Notices. All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

      (a) in the case of the Company, with respect to notices pursuant to Sections 2.02 and 2.03 hereto,

           GE Capital Mortgage Services, Inc.
           2000 West Loop South
           Suite 1917
           Houston, Texas 77027
           Attention: Mark Pendergrass
           Telephone: (713) 964-4207
           Facsimile: (713) 964-4100

with respect to all other notices pursuant to this Agreement,

           GE Capital Mortgage Services, Inc.
           Three Executive Campus
           Cherry Hill, New Jersey  08002

           Attention:  General Counsel
           Telephone:  (609) 661-6515
           Facsimile:  (609) 661-6875

or such other address as may hereafter be furnished in writing by the Company, or

      (b) in the case of the Purchaser, with respect to notices pursuant to Section 2.01,

           ________________________________
           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

           with respect to all other notices pursuant to this Agreement,

           ________________________________
           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

or such other address as may hereafter be furnished in writing by the Purchaser, or

      (c)  in the case of the Trustee,

           State Street Bank and Trust Company
           Corporate Trust Department
           Two International Place, Fifth Floor
           Boston, Massachusetts  02110
           Attention:  Karen Beard
           Telephone:  (617) 664-5465
           Facsimile:  (617) 664-5367

      Section 4.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 4.06. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

      Section 4.07. Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 4.08. Third Party Beneficiaries. The Trustee on behalf of Certificateholders is the intended third party beneficiary of this Agreement.

      Section 4.09. Confidentiality. The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Section 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

      Section 4.10. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company against any and all losses, claims, damages or liabilities to which it may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon actions taken by the Company in accordance with the provisions of this Agreement and which actions conflict or are alleged to conflict with the Company's obligations under the Pooling and Servicing Agreement. The Purchaser hereby agrees to reimburse the Company on demand for the reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

      [Section 4.11. Delayed Effectiveness. The Purchaser agrees that, notwithstanding any other provision of this Agreement, the Purchaser shall have no rights hereunder, and the Company shall have no obligations hereunder, until the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero and any Special Servicing and Collateral Fund Agreement between the Company and the Purchaser relating to such Class B5 Certificates has been terminated.]

      IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:_______________________________
                                  Name:
                                  Title:


                              [PURCHASER]



                               By:_______________________________
                                  Name:
                                  Title:

Acknowledged and agreed to:

STATE STREET BANK AND TRUST COMPANY, as Trustee



By:____________________________
   Name:
   Title:

                             EXHIBIT L



             FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT


State of New Jersey       )
                          )    ss.
County of Camden          )


           GE Capital Mortgage Services, Inc. (the "Company") by its undersigned authorized representative, being duly sworn, hereby certifies as follows:

           1. Pursuant to a Pooling and Servicing Agreement dated as of ________ 1, 199_ (the "Agreement"), between the Company, as seller, and State Street Bank and Trust Company, as trustee (together with its successors, the "Trustee"), relating to the Company's REMIC Multi-Class Pass-Through Certificates, Series 199_-__, the Company has assigned all of its right, title and interest in the mortgage loan(s) described below (the "Designated Loan(s)") to the Trustee.

                (a)  Loan Number: ______________________
                     Maker:_____________________________
                     Original Principal
                     Amount:____________________________
                     Maturity Date:_____________________

                [(b) Loan Number:_______________________
                     Maker:_____________________________
                     Original Principal
                     Amount:____________________________
                     Maturity Date:_____________________

           2. The Company has provided to the Trustee certain representations and warranties in Section 2.03 of the Agreement as to the ownership, assignment and enforceability of the Designated Loan(s) and the related promissory notes or other instruments evidencing the Designated Loan(s).

           3.   [The Designated Loan] [Each of the Designated
Loans] is evidenced by a promissory note, executed by its [respective] maker as indicated above (the "Mortgage Notes(s)").

           4. The Company is the current holder of the indebtedness evidenced by the Mortgage Note(s), the indebtedness evidenced by the Mortgage Note(s) has not been pledged or otherwise hypothecated, and the Company has not granted to any person (other than the Trustee pursuant to the Agreement) any interest in the indebtedness evidenced by the Mortgage Note(s).

           5. After diligent search, the Company has been unable to locate the Mortgage Note(s) and believes [it] [them] to be lost. [A true and correct photocopy] [[True and correct photocopies] of the Mortgage Note(s) [is] [are] attached hereto as Exhibit A.]

           6. If at any time the Company locates [any of] the Mortgage Note(s), it shall endorse such Mortgage Note(s) for transfer to the Trustee, without recourse, and shall promptly deliver the Mortgage Note(s), as endorsed, to the Trustee.

           7. In the event that the unavailability of any Mortgage Note to the Trustee results in a breach of any representations or warranties of the Company set forth in the Agreement, the Trustee shall have the rights and remedies (if any) set forth in the Agreement, subject to the provisions thereof. In addition, the Company covenants and agrees to indemnify the Trustee and the Trust Fund from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Trustee) arising from the Company's failure to have delivered any Mortgage Note to the Trustee, including without limitation any thereof arising from any action to enforce the indebtedness evidenced by such Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of such Mortgage Note.

           This affidavit is given in connection with the Company's execution of the Agreement. The Trustee's rights and remedies set forth herein and in the Agreement shall constitute the sole and exclusive remedies of the Trustee or its successors and assigns arising out of or relating to the absence or loss of the Mortgage Note(s) or the Company's failure to deliver the same.

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:________________________________
                                  Name:
                                  Title:


Sworn to before me this
____ day of ________, 199_




_______________________________
Notary Public